Exhibit 10.1.3

SCHEDULES AND EXHIBITS

AMENDED AND RESTATED CREDIT AGREEMENT

DATED AS OF MAY 24, 2007

SCHEDULE 1.01

MANDATORY COST FORMULAE

1.	The Mandatory Cost (to the extent applicable) is an addition to the interest rate to compensate Lenders for the cost of compliance with:

(a)	the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions); or

(b)	the requirements of the European Central Bank.

2.

On the first day of each Interest Period (or as soon as possible thereafter) the Administrative Agent shall calculate, as a percentage rate, a rate (the “Additional Cost Rate”) for each Lender, in accordance with the paragraphs set out below. The Mandatory Cost will be calculated by the Administrative Agent as a weighted average of the Lenders’ Additional Cost Rates (weighted in proportion to the percentage participation of each Lender in the relevant Loan) and will be expressed as a percentage rate per annum. The Administrative Agent will, at the request of the Company or any Lender, deliver to the Company or such Lender as the case may be, a statement setting forth the calculation of any Mandatory Cost.

3.

The Additional Cost Rate for any Lender lending from a Lending Office in a Participating Member State will be the percentage notified by that Lender to the Administrative Agent. This percentage will be certified by such Lender in its notice to the Administrative Agent to be its reasonable determination of the cost (expressed as a percentage of such Lender’s participation in all Loans made from such Lending Office) of complying with the minimum reserve requirements of the European Central Bank in respect of Loans made from that Lending Office.

4.	The Additional Cost Rate for any Lender lending from a Lending Office in the United Kingdom will be calculated by the Administrative Agent as follows:

(a)	in relation to any Loan in Sterling:

AB+C(B-D)+E x 0.01	per cent per annum
100 - (A+C)

(b)	in relation to any Loan in any currency other than Sterling:

E x 0.01	per cent per annum
300

Where:

“A”

is the percentage of Eligible Liabilities (assuming these to be in excess of any stated minimum) which that Lender is from time to time required to maintain as an interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements.

“B”

is the percentage rate of interest (excluding the Applicable Rate, the Mandatory Cost and any interest charged on overdue amounts pursuant to the first sentence of Section 2.09(b) and, in the case of interest (other than on overdue amounts) charged at the Default Rate, without counting any increase in interest rate effected by the charging of the Default Rate) payable for the relevant Interest Period of such Loan.

“C”	is the percentage (if any) of Eligible Liabilities which that Lender is required from time to time to maintain as interest bearing Special Deposits with the Bank of England.

“D”	is the percentage rate per annum payable by the Bank of England to the Administrative Agent on interest bearing Special Deposits.

“E”

is designed to compensate Lenders for amounts payable under the Fees Rules and is calculated by the Administrative Agent as being the average of the most recent rates of charge supplied by the Lenders to the Administrative Agent pursuant to paragraph 7 below and expressed in pounds per £1,000,000.

5.	For the purposes of this Schedule:

(a)	“Eligible Liabilities” and “Special Deposits” have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;

(b)

“Fees Rules” means the rules on periodic fees contained in the FSA Supervision Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits;

(c)

“Fee Tariffs” means the fee tariffs specified in the Fees Rules under the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Rules but taking into account any applicable discount rate); and

(d)	“Tariff Base” has the meaning given to it in, and will be calculated in accordance with, the Fees Rules.

6.

In application of the above formulae, A, B, C and D will be included in the formulae as percentages (i.e. 5% will be included in the formula as 5 and not as 0.05). A negative result obtained by subtracting D from B shall be taken as zero. The resulting figures shall be rounded to four decimal places.

7.

If requested by the Administrative Agent or the Company, each Lender with a Lending Office in the United Kingdom or a Participating Member State shall, as soon as practicable after publication by the Financial Services Authority, supply to the Administrative Agent and the Company, the rate of charge payable by such Lender to the Financial Services Authority pursuant to the Fees Rules in respect of the relevant financial year of the Financial Services Authority (calculated for this purpose by such Lender as being the average of the Fee Tariffs applicable to such Lender for that financial year) and expressed in pounds per £1,000,000 of the Tariff Base of such Lender.

8.

Each Lender shall supply any information required by the Administrative Agent for the purpose of calculating its Additional Cost Rate. In particular, but without limitation, each Lender shall supply the following information in writing on or prior to the date on which it becomes a Lender:

(a)	the jurisdiction of the Lending Office out of which it is making available its participation in the relevant Loan; and

(b)	any other information that the Administrative Agent may reasonably require for such purpose.

Each Lender shall promptly notify the Administrative Agent in writing of any change to the information provided by it pursuant to this paragraph.

9.

The percentages of each Lender for the purpose of A and C above and the rates of charge of each Lender for the purpose of E above shall be determined by the Administrative Agent based upon the information supplied to it pursuant to paragraphs 7 and 8 above and on the assumption that, unless a Lender notifies the Administrative Agent to the contrary, each Lender’s obligations in relation to cash ratio deposits and Special Deposits are the same as those of a typical bank from its jurisdiction of incorporation with a Lending Office in the same jurisdiction as its Lender’s Lending Office.

10.

The Administrative Agent shall have no liability to any Person if such determination results in an Additional Cost Rate which over- or under-compensates any Lender and shall be entitled to assume that the information provided by any Lender pursuant to paragraphs 3, 7 and 8 above is true and correct in all respects.

11.

The Administrative Agent shall distribute the additional amounts received as a result of the Mandatory Cost to the Lenders on the basis of the Additional Cost Rate for each Lender based on the information provided by each Lender pursuant to paragraphs 3, 7 and 8 above.

12.

Any determination by the Administrative Agent pursuant to this Schedule in relation to a formula, the Mandatory Cost, an Additional Cost Rate or any amount payable to a Lender shall, in the absence of manifest error, be conclusive and binding on all parties hereto.

13.

The Administrative Agent may from time to time, after consultation with the Company and the Lenders, determine and notify to all parties any amendments which are required to be made to this Schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all parties hereto.

SCHEDULE 1.02(a)

UNRESTRICTED SUBSIDIARIES

Anvil International LLC

SCHEDULE 2.01

COMMITMENTS AND

PRO RATA SHARES

Lender	Revolving Credit Commitment	Pro Rata Revolving Share

Bank of America, N.A.	$30,000,000.00	10.0%

JPMorgan Chase Bank, N.A.	$30,000,000.00	10.0%

Citicorp USA, Inc.	$21,333,333.30	7.1%

Calyon New York Branch	$21,333,333.30	7.1%

SunTrust Bank	$21,333,333.30	7.1%

Raymond James Bank, FSB	$18,000,000.00	6.0%

Fifth Third Bank	$16,666,666.70	5.6%

North Fork Business Capital Corp.	$16,666,666.70	5.6%

Comerica Bank	$14,000,000.00	4.7%

Carolina First Bank	$14,000,000.00	4.7%

KBC Bank, N.A.	$14,000,000.00	4.7%

PNC Bank, National Association	$14,000,000.00	4.7%

TD BankNorth, N.A.	$14,000,000.00	4.7%

The Royal Bank of Scotland, PLC	$14,000,000.00	4.7%

The Bank of New York	$14,000,000.00	4.7%

Israel Discount Bank of New York	$9,333,333.30	3.1%

KeyBank National Association	$8,666,666.70	2.9%

The Northern Trust Company	$6,666,666.70	2.2%

Firstrust Bank	$2,000,000.00	0.7%

Total	$300,000,000.00	100.0%

Lender	Term Loan A Commitment	Pro Rata Revolving Share

Bank of America, N.A.	$15,000,000.00	10.0%

JPMorgan Chase Bank, N.A.	$15,000,000.00	10.0%

Citicorp USA, Inc.	$10,666,666.70	7.1%

Calyon New York Branch	$10,666,666.70	7.1%

SunTrust Bank	$10,666,666.70	7.1%

Raymond James Bank, FSB	$9,000,000.00	6.0%

Fifth Third Bank	$8,333,333.30	5.6%

North Fork Business Capital Corp.	$8,333,333.30	5.6%

Comerica Bank	$7,000,000.00	4.7%

Carolina First Bank	$7,000,000.00	4.7%

KBC Bank, N.A.	$7,000,000.00	4.7%

PNC Bank, National Association	$7,000,000.00	4.7%

TD BankNorth, N.A.	$7,000,000.00	4.7%

The Royal Bank of Scotland, PLC	$7,000,000.00	4.7%

The Bank of New York	$7,000,000.00	4.7%

Israel Discount Bank of New York	$4,666,666.70	3.1%

KeyBank National Association	$4,333,333.30	2.9%

The Northern Trust Company	$3,333,333.30	2.2%

Firstrust Bank	$1,000,000.00	0.7%

Total	$150,000,000.00	100.0%

Lender	Term Loan B Commitment	Pro Rata Revolving Share

Bank of America, N.A.	$565,000,000.00	100.0%

Total	$565,000,000.00	100.0%

SCHEDULE 3.01

MORTGAGED PROPERTIES

Debtor	Property Address
Anvil International, LP

Maricopa County, Arizona

—     3131 West Thomas Road, Phoenix, Arizona

Bullock County, Georgia

—     11021 Clito Road, Statesboro, Georgia

Hennepin County, Minnesota

—     1201 West 96th Street, Bloomington, Minnesota

Lancaster County, Pennsylvania

—     1411 Lancaster Avenue, Columbia, Pennsylvania

Franklin County, Pennsylvania

—     9170 Molly Pitcher, Highway South, Greencastle, Pennsylvania

—     330 E. 9th Street, Waynesboro, Pennsylvania

Chester County, Tennessee

—     2875/2870/2010 Old Jackson Road, Henderson, Tennessee

Harris County, Texas

—     6999 Old Clinton Road, Houston, Texas

Gregg County, Texas

—     305 Simms Street, Longview, Texas

Henry Pratt Company, LLC	Kane County, Illinois — 401 S. Highland Avenue, Aurora, Illinois Lee County, Illinois — 900 Depot Street, Dixon, Illinois
Hersey Meters Co., LLC	Rowan County, North Carolina — 10210 Statesville Boulevard, Cleveland, North Carolina
James Jones Company, LLC	Los Angeles County, California — 4127 Temple City Boulevard, El Monte, California
J.B. Smith Mfg Co., LLC	Harris County, Texas — 6618 Navigation Boulevard, Houston, Texas
Mueller Co., Ltd.

Macon County, Illinois

—     1226 E. Garfield Street, Decatur, Illinois

—     500 West Eldorado Street, Decatur, Illinois

Hamilton County, Tennessee

—     1401 Mueller Avenue, Chattanooga, Tennessee

Bradley County, Tennessee

—     620 Industrial Drive, SW, Cleveland, Tennessee

—     155 Enterprise Drive, Cleveland, Tennessee

Debtor	Property Address
United States Pipe and Foundry Company, LLC

Jefferson County, Alabama

—     2023 St. Louis Avenue, Bessemer, Alabama

—     3301 1st Avenue North, N. Birmingham, Alabama

Alameda County, California

—     1295 Whipple Road, Union City, California

Burlington County, New Jersey

—     1101 E. Pearl Street, Burlington, New Jersey

SCHEDULE 3.03

INFORMATION REGARDING COLLATERAL

I.	II.	III.	IV.
Name	Jurisdiction of Formation/ Form of Equity/I.D. Number	Address of Chief Executive Office	Collateral Locations (and Type of Collateral) [1]
Mueller Water Products, Inc.	Delaware Corporation #4033400	1200 Abernathy Rd. Suite 1200 Atlanta, GA 30328	None
Mueller Group, LLC	Delaware Limited Liability Company #3067786	1200 Abernathy Rd. Suite 1200 Atlanta, GA 30328	500 W. Eldorado Street Decatur, IL 62522 (primary books and records, fixtures)
Anvil 1, LLC	Delaware Limited Liability Company #4100970	1200 Abernathy Rd. Suite 1200 Atlanta, GA 30328	None
Anvil 2, LLC	Delaware Limited Liability Company #4100931	1200 Abernathy Rd. Suite 1200 Atlanta, GA 30328	None
Anvil International, LP	Delaware Limited Partnership #3067111	1200 Abernathy Rd. Suite 1200 Atlanta, GA 30328

3131 West Thomas Road

Phoenix, AZ 85017-5303;

11021 Clito Road

Statesboro, GA 30549;

1201 West 96th Street

Bloomington, MN 55431-2605;

1411 Lancaster Avenue

Columbia, PA 17512-1939;

330 E. 9th St.

Waynesboro, PA 17268-2064;

2875/2870/2010 Old Jackson Rd.

Henderson, TN 38340-3657;

9170 Molly Pitcher

Highway South

1 Type of Collateral at each location consists of fixtures, machinery, equipment and inventory unless specifically noted otherwise.

I.	II.	III.	IV.
Name	Jurisdiction of Formation/ Form of Equity/I.D. Number	Address of Chief Executive Office	Collateral Locations (and Type of Collateral) [1]

Greencastle, Pennsylvania

6999 Old Clinton Road

Houston, TX 77020-7547;

305 Simms St.

Longview, TX 75604-5058;

375 Gentry Drive,

Aurora, OH 42202-7540;

160 Frenchtown Road

North Kingstown, RI;

14103 Borate Street,

Santa Fe Springs, CA 90670-5342;

750 Central Avenue

University Park, IL;

1385 Greg Street, Suite 105

Sparks, NV 89431-6042

1313 and 1421 Avenue R

Buildings III and IV,

Grand Prairie, TX 75050-1604

319 Circle of Progress

Pottstown, PA 19464-3811

350 Circle of Progress

Pottstown, PA 19464-3811

398 Circle of Progress

Pottstown, PA 19464-3811

2485 Northline Road

Taylor, MI

1930 Warren Street

N. Kansas City, MO

Suite 190

6300, 6310, 6320 Rothway

Houston, TX

110 Corporate Drive, Suite 10

Portsmouth, NH

(primary books and records, fixtures)

I.	II.	III.	IV.
Name	Jurisdiction of Formation/ Form of Equity/I.D. Number	Address of Chief Executive Office	Collateral Locations (and Type of Collateral) [1]
AnvilStar, LLC	Delaware Limited Liability Company #3749592	1200 Abernathy Rd. Suite 1200 Atlanta, GA 30328	None
Fast Fabricators, LLC	Delaware Limited Liability Company #4254549	1200 Abernathy Rd. Suite 1200 Atlanta, GA 30328

6 Northwood Drive

Bloomfield, CT

3387 Plumas-Arboga Road

Marysville, CA 95901

15467 Valencia Avenue

Fontana, CA 92335

8 East Newberry Road

Bloomfield, CT 06002

1518 SW 12th Avenue

Ocala, FL 34474

1534 North Industrial Road

Ottawa, KS 66067

164 Hamilton Court

Louisville KY 40229

200 Rhawn Street

Delanco, NJ 08075

4729 NW Front Avenue

Portland, OR 97210

1622 Two Notch Road

Lexington, SC 29073

800 Burlington Road

Saginaw, TX 79764

Lot 12A, Kerr’s Edgar Subdivision

Saginaw, TX

11622 Lucky Hill Road

Remington, VA 22734

I.	II.	III.	IV.
Name	Jurisdiction of Formation/ Form of Equity/I.D. Number	Address of Chief Executive Office	Collateral Locations (and Type of Collateral) [1]
Henry Pratt Company, LLC	Delaware Limited Liability Company #2198696	1200 Abernathy Rd. Suite 1200 Atlanta, GA 30328	401 S. Highland Avenue Aurora, IL 60506-5580 900 Depot Street Dixon, IL 61021-3549 255 Highland Aurora, IL 60506 403 Conkey Street Hammond, IN 46324
Henry Pratt International, LLC.	Delaware Limited Liability Company #3624310	1200 Abernathy Rd. Suite 1200 Atlanta, GA 30328	None
Hersey Meters Co., LLC	Delaware Limited Liability Company #3078050	1200 Abernathy Rd. Suite 1200 Atlanta, GA 30328	10230 Statesville Blvd. Cleveland, NC 27013-8103
Hunt Industries, LLC	Delaware Limited Liability Company #41000929	1200 Abernathy Rd. Suite 1200 Atlanta, GA 30328	2351 South Church Street Murfreesboro, TN 37130-5548
Hydro Gate, LLC	Delaware Limited Liability Company #3463120	1200 Abernathy Rd. Suite 1200 Atlanta, GA 30328	3888 E. 45th Ave., #120 Denver, CO 80216 1900 Billy Mitchell Blvd. Suite A Brownsville, TX 78521
James Jones Company, LLC	Delaware Limited Liability Company #4101154	1200 Abernathy Rd. Suite 1200 Atlanta, GA 30328	4127 Temple City Boulevard El Monte, CA 91731-1029 1470 South Vintage Avenue Ontario CA 91761
J.B. Smith Mfg Co., LLC	Delaware Limited Liability Company #4101104	1200 Abernathy Rd. Suite 1200 Atlanta, GA 30328	6618 Navigation Blvd. Houston, TX 77011-1342
MCO 1, LLC	Alabama limited liability	1200 Abernathy Road Suite 1200	None

I.	II.	III.	IV.
Name	Jurisdiction of Formation/ Form of Equity/I.D. Number	Address of Chief Executive Office	Collateral Locations (and Type of Collateral) [1]
	company #474-135	Atlanta, GA 30328
MCO 2, LLC	Alabama limited liability company #474-134	1200 Abernathy Road Suite 1200 Atlanta, GA 30328	None
Milliken Valve, LLC	Delaware Limited Liability Company #3615102	1200 Abernathy Rd. Suite 1200 Atlanta, GA 30328	2625 Brodhead Road Bethlehem, PA 18020-8914
Mueller Co. Ltd.	Alabama Limited Partnership #504-532	1200 Abernathy Rd. Suite 1200 Atlanta, GA 30328

500 W. Eldorado Street

Decatur, IL 62522

(primary books and records, fixtures)

1226 E. Garfield Street

Decatur, IL 62526-4923

455 Douglas Avenue

Suite 1155

Altamonte Springs, FL

1401 Mueller Avenue

Chattanooga, TN 37406-1344

620 Industrial Dr. SW

Cleveland, TN 37311-8096

5111 Highway 431

Albertville, AL 35950

956 Industrial Boulevard

Albertville, AL 35950-8730

1315 Industrial Blvd.

Boaz, AL 35957

3351 FM 802

Brownsville, TX 78526-2834

1165 Park Avenue

Murfreesboro, TN 37130

155 Enterprise Drive

Cleveland, TN 37311

20 Thurber Blvd.

Smithfield, RI

I.	II.	III.	IV.
Name	Jurisdiction of Formation/ Form of Equity/I.D. Number	Address of Chief Executive Office	Collateral Locations (and Type of Collateral) [1]
Mueller Group Co-Issuer, Inc.	Delaware corporation #4033401	1200 Abernathy Rd. Suite 1200 Atlanta, GA 30328	None
Mueller Service California, Inc.	Delaware corporation #4238113	1200 Abernathy Rd. Suite 1200 Atlanta, GA 30328	None
Mueller Service Co., LLC	Delaware Limited Liability Company #2131785	1200 Abernathy Rd. Suite 1200 Atlanta, GA 30328	2004 Wood Court Suite 3 Plant City, FL 33563 10424 W. McNab Road, B-7 Tamarac, FL 33321
Mueller International, Inc.	Delaware Corporation #3437273	1200 Abernathy Rd. Suite 1200 Atlanta, GA 30328	500 W. Eldorado Street Decatur, IL 62522 (primary books and records, fixtures)
Mueller International, L.L.C.	Delaware Limited Liability Company #3459509	1200 Abernathy Rd. Suite 1200 Atlanta, GA 30328	500 W. Eldorado Street Decatur, IL 62522 (primary books and records, fixtures)
Mueller International Finance, Inc.	Delaware Corporation #3459441	1200 Abernathy Rd. Suite 1200 Atlanta, GA 30328	500 W. Eldorado Street Decatur, IL 62522 (primary books and records, fixtures)
Mueller International Finance, L.L.C.	Delaware Limited Liability Company #3459504	1200 Abernathy Rd. Suite 1200 Atlanta, GA 30328	500 W. Eldorado Street Decatur, IL 62522 (primary books and records, fixtures)
Mueller Financial Services, LLC	Delaware Limited	1200 Abernathy Rd. Suite 1200	500 W. Eldorado Street Decatur, IL 62522

I.	II.	III.	IV.
Name	Jurisdiction of Formation/ Form of Equity/I.D. Number	Address of Chief Executive Office	Collateral Locations (and Type of Collateral) [1]
	Liability Company #4037311	Atlanta, GA 30328
United States Pipe and Foundry Company, LLC	Alabama Limited Liability Company # 469-166	1200 Abernathy Rd. Suite 1200 Atlanta, GA 30328

3300 First Avenue North

Birmingham, AL 35222

2023 St. Louis Avenue

Bessemer, AL 35020

1101 East Pearl Street

Burlington, NJ 08016

1295 Whipple Road

Union City, CA 94587

3000 – 30 Avenue North

Birmingham, AL 35207

1801 SW First Avenue

Ft. Lauderdale, FL 33315

55 W. 6th Street

Alexandria, IN 46001

21778 Highview Avenue

Lakeville, MN 55044

12th Street Yard

Kansas City, MO 64108

9850 Havana Street

Irondale, CO 80640

4295 Kearney Street

Denver, CO 80216

1820 S. 35th Avenue

Phoenix, AZ 85009

13560 Whittram Avenue

Fontana, CA 92335

SCHEDULE 5.01

GOOD STANDING AND

FOREIGN QUALIFICATION JURISDICTIONS

Loan Party	State of Formation/ Good Standing Jurisdiction	State(s) of Foreign Qualification
Borrower
Mueller Water Products, Inc.	Delaware	Florida, Georgia
Other Loan Parties
Anvil 1, LLC	Delaware	Florida, Massachusetts, Ohio, Oregon, Texas
Anvil 2, LLC	Delaware	None
Anvil International, LP	Delaware

Arizona, California,

Colorado, Florida,

Georgia, Illinois,

Indiana, Louisiana,

Massachusetts,

Michigan,

Minnesota,

Missouri, North

Carolina, New

Hampshire, New

Jersey, Nevada,

Ohio, Oklahoma,

Pennsylvania,

Rhode Island

Tennessee

Texas

AnvilStar, LLC	Delaware	Texas
Fast Fabricators, LLC	Delaware	Oregon, Texas, South Carolina, Connecticut, Florida, Kansas, California, New Jersey, Kentucky, Virginia
Henry Pratt Company, LLC	Delaware	Illinois, Indiana, New Jersey, Pennsylvania, Texas, Virginia
Henry Pratt International, LLC	Delaware	None

Loan Party	State of Formation/ Good Standing Jurisdiction	State(s) of Foreign Qualification
Hersey Meters Co., LLC	Delaware	California, Hawaii, Maryland, North Carolina
Hunt Industries, LLC	Delaware	Tennessee
Hydro Gate, LLC	Delaware	Colorado, Illinois
J.B. Smith Mfg Co., LLC	Delaware	Texas
James Jones Company, LLC	Delaware	California, Texas
MCO 1, LLC	Alabama	Florida, Texas
MCO 2, LLC	Alabama	None
Milliken Valve, LLC	Delaware	Pennsylvania
Mueller Co. Ltd.	Alabama	California, Florida, Georgia, Illinois, Maryland, Pennsylvania, Tennessee, Texas
Mueller Financial Services, LLC	Delaware	None
Mueller Group Co-Issuer, Inc.	Delaware	None
Mueller Group, LLC	Delaware	Illinois, New Hampshire, Rhode Island, Texas
Mueller International Finance, Inc.	Delaware	New Hampshire
Mueller International Finance, L.L.C.	Delaware	New Hampshire
Mueller International, Inc.	Delaware	New Hampshire
Mueller International, L.L.C.	Delaware	New Hampshire
Mueller Service California, Inc.	Delaware	California
Mueller Service Co., LLC	Delaware	Arizona, Florida

Loan Party	State of Formation/ Good Standing Jurisdiction	State(s) of Foreign Qualification
United States Pipe and Foundry Company, LLC	Alabama

Arizona, California,

Colorado, Florida,

Georgia, Hawaii,

Illinois, Indiana,

Kansas,

Massachusetts,

Maryland,

Michigan,

Minnesota,

Missouri,

Mississippi, North

Carolina, New

Jersey, New York,

Ohio, Oklahoma,

Oregon,

Pennsylvania, South

Carolina, Texas,

Washington

SCHEDULE 6.06

LITIGATION

—

In September 2004, Cajun Forge Company, Inc. brought an adversary proceeding against Anvil International, LP. claiming damages in a Chapter 11 bankruptcy proceeding in connection with a March 2003 lease of a forging facility in Fort Worth, Texas.

—

The City of Banning and approximately 40 other California municipalities filed their first amended complaint on May 31, 2006 in California Superior Court, County of Los Angeles, in which they alleged common law fraud against Mueller Co. Ltd., James Jones Company, LLC (a Mueller subsidiary) and Watts Water Technologies, Inc. with respect to waterworks parts sold to developers between 1989 and 1998. We believe Tyco International and its affiliates is obligated to defend and indemnify James Jones Company, LLC and Mueller Co. Ltd.

—

There was a false claims action filed in June 1997 in the California Superior Court, County of Los Angeles on behalf of many California municipalities against James Jones Company, LLC, Mueller Co. Ltd. and Tyco International. We believe Tyco International and its affiliates is obligated to defend and indemnify James Jones Company, LLC and Mueller Co. Ltd.

—

Mueller Canada, Ltd. filed an ‘intent-to-use’ design application with respect to Mueller Flow Control’s Trademark with the Canadian Intellectual Property Office on November 7, 2002. Opposition against the application was filed by Mueller Industries, Inc., an unaffiliated United States corporation, based on the technicality that Mueller Canada, Ltd. in fact used the trademark and design prior to the application date, making the ‘intent-to-use’ application the wrong form.

—

Mueller Industries has filed oppositions to the application of Mueller International, Inc., the subsidiary that owns most of the Mueller trademarks, to register “Mueller Water Products” as a trademark in the U.S. Patent and Trademark Office on the basis that the proposed registration is overbroad and would cause confusion if granted. Mueller Industries has voluntarily suspended its opposition until September 2007, on the understanding that representatives of Mueller Water Products, Inc. would attempt to resolve the issue.

—

United States and Pipe Foundry Company, LLC (“U.S. Pipe”) and Walter Industries, Inc. are defendants in a civil action for contribution and cost recovery by Solutia Inc. and Pharmacia Corp. with respect to costs incurred and to be incurred in performing responsive activities mandated by the EPA at the “Anniston, Alabama PCB and Lead Sites.” Plaintiffs allege that U.S. Pipe and 16 other defendants used foundry sand to collect industrial oils containing PCBs for disposal and discharged by the defendants.

—

Isaiah Evans et al. filed a purported civil class action on April 8, 2005 against Walter, U.S. Pipe and 17 other foundries in the Anniston, Alabama area alleging negligence, breach of duty to warn, nuisance, trespass, wantonness and outrage in the creation and disposal of foundry sand alleged to contain lead and PCBs, among other substances. The plaintiffs are seeking real property and personal injury damages.

—

Andrews, et al. brought a purported class action on behalf of hourly employees who work in the melting and casting departments of U.S. Pipe’s Bessemer and North Birmingham Pipe Plants. The action alleges that U.S. Pipe has failed to compensate the employees for the time they spend “donning and doffing” certain protective clothing.

—

Sloss Industries Corporation, U.S. Pipe and Mueller Co. Ltd. have received a letter from attorneys representing a purported group of residents of the North Birmingham area of Jefferson County, Alabama alleging Personal Injury, Property Damage, Nuisance and Trespass involving air quality and health claims relating to coke oven emissions and coal tar.

—

Mueller Water Products, Inc. and its subsidiaries are parties to a number of cases involving the failure of meters made by RAMAR after they were installed. RAMAR is insolvent and the Company’s Hersey Meters Co., LLC subsidiary has offered to replace the defective meters in settlement of those claims.

—

In April 1992, Anvil International, LP was informed that it was the position of GMP Local 376 (Columbia Plant) that a provision of the collective bargaining agreement with that union relating to the Pension Plan for Hourly Employees violated the accrual and anti-cutback rules under ERISA and the Code.

—

Anvil International, LP is a defendant in a product liability lawsuit filed by Roberts Starks against Charles T. O’Neal, Fesco Ltd. and others in connection with bodily injury sustained in 2001. We believe Tyco International and its affiliates is obligated to defend and indemnify Anvil International.

—	See also Schedule 6.09.

SCHEDULE 6.09

ENVIRONMENTAL MATTERS

The Federal Comprehensive Environmental Response, Compensation and Liability Act (CERCLA) generally imposes liability, which may be joint and several and is without regard to fault or the legality of waste generation or disposal, on certain classes of persons, including owners and operators of sites at which hazardous substances are released into the environment (or pose a threat of such release), persons that disposed or arranged for the disposal of hazardous substances at such sites, and persons who owned or operated such sites at the time of such disposal. CERCLA authorizes the Environmental Protection Agency (EPA), the states and, in some circumstances, private entities to take actions in response to public health or environmental threats and to seek to recover the costs they incur from the same classes of persons. Certain governmental authorities can also seek recovery for damages to natural resources. Currently, United States Pipe and Foundry Company, LLC (“U.S. Pipe”) has been identified as a potentially responsible party (PRP) by the EPA under CERCLA with respect to cleanup of hazardous substances at a superfund site located in Anniston, Alabama, and U.S. Pipe is among many PRP’s at the site, a significant number of which are substantial companies.

The PRP’s have negotiated an Administrative Order of Consent (ACO) with the EPA. Based on these negotiations, management estimated the Borrower’s share of liability for cleanup, after allocation among several PRP’s, would be approximately $4.0 million, which was accrued in 2004. In the fourth quarter of 2006, U.S. Pipe and Phelps Dodge (a co-signer of the ACO) agreed that Phelps Dodge would assume U.S. Pipe’s obligations and liabilities relating to the ACO. As a result, the Borrower recognized a pre-tax benefit related to the settlement of this obligation, which was not material to the Borrower’s financial statements. Phelps Dodge had previously entered into similar agreements with all other signatories to the ACO.

Solutia, Inc and Pharmacia Corporation filed suit against U.S. Pipe and Walter on January 5, 2003 for contribution and cost recovery by Solutia with respect to costs incurred and to be incurred by Solutia in performing remediation of polychlorinated biphenyls (PCBs) and heavy metals mandated by EPA in Anniston, Alabama with respect to the ACO described above. The ACO provides protection against contribution claims by third parties, such as Solutia. Management believes that the likelihood of liability in the contribution litigation is remote. The Magistrate has entered an Order staying discovery in this matter. A defense Motion for Summary judgment is pending.

The Borrower’s U.S. Pipe subsidiary has been named in a purported civil class action case originally filed on April 8, 2005 in the Circuit Court of Calhoun County, Alabama, and removed to the U.S. District Court for the Northern District of Alabama under the Class Action Fairness Act. The putative plaintiffs in the case filed an amended complaint with the U.S. District Court on December 15, 2006. The case was filed against U.S. Pipe and other foundries in the Anniston, Alabama area alleging state law tort claims (negligence, failure to warn, wantonness, nuisance, trespass and outrage) arising from creation and disposal of “foundry sand” alleged to contain harmful levels of PCBs and other toxins, including arsenic, cadmium, chromium, lead and zinc. The plaintiffs are seeking damages for real and personal property damage and for other unspecified personal injury. Management believes this matter is still in early stages of litigation and no substantial discovery has taken place. In addition, management believes that both procedural and substantive defenses would likely be available should this class action be allowed to proceed. At present, management has no reasonable basis to form a view with respect to the probability of liability in this matter.

The Borrower and U.S. Pipe recently received a letter from attorneys representing a purported group of residents of the North Birmingham area of Jefferson County, Alabama alleging personal injury, property damage, nuisance, and trespass involving the release of toxic emissions into the North Birmingham environment causing injury. The Borrower may be named in this potential litigation because of its ownership interests in U.S. Pipe. The allegations against U. S. Pipe result from the use of coal tar products and their emissions into the North Birmingham environment. U.S. Pipe has implemented an Administrative Consent Order (ACO) for its Burlington, New Jersey plant that was required under the New Jersey Environmental Cleanup Responsibility Act (now known as the Industrial Site Recovery Act). The ACO required soil and ground water cleanup. U.S. Pipe has completed, and has received final approval for the soil cleanup required by the ACO. U.S. Pipe is continuing to address ground water issues at this site. Further remediation could be required. These remediation costs are expected to be minimal. Long term ground water monitoring will be required to verify natural attenuation. It is not known how long ground water monitoring will be required. Management does not believe monitoring or further cleanup costs, if any, will have a material adverse effect on the financial condition or results of operations of the Borrower and its subsidiaries

The Borrower’s Anvil segment entered into a Consent Order with the Georgia Department of Natural Resources regarding alleged hazardous waste violations at Anvil’s former foundry facility in Statesboro, Georgia. Pursuant to the Consent Order, Anvil agreed to pay a monetary fine of $50,000 and pay an additional $50,000 to fund a supplemental environmental project. Anvil has also agreed to perform various investigatory and remedial actions at the foundry and its landfill. The total costs are estimated to be between $1.2 million and $1.4 million. The Borrower maintains an adequate reserve to cover these estimated costs.

Although the Borrower now produces a small amount of no-lead brass products, most of the Borrower’s brass valve products contain approximately 5.0% lead. Environmental advocacy groups, relying on standards established by California’s Proposition 65, are seeking to eliminate or reduce the content of lead in water infrastructure products offered for sale in California. Some of the Borrower’s subsidiaries have entered into settlement agreements with these environmental advocacy groups to modify products or offer substitutes for sale in California. Legislation to substantially restrict lead content in water infrastructure products has been introduced in the United States Congress. Congress or state jurisdictions other than California may enact legislation similar to Proposition 65 to restrict the content of lead in water products, which could require the Borrower to incur additional capital expenses to modify production. We undertook a capital project to implement a no-lead brass production line that required the Borrower to incur approximately $8.0 million in incremental capital spending, which was spent during the year ended September 30, 2006. Also, we began implementation of a project to consolidate our two existing brass foundries into one facility that required the Borrower to incur approximately $11.2 million in incremental spending, of which $5.8 million was spent during the year ended September 30, 2006. The foundry consolidation project is expected to be completed during 2007.

Under the terms of the agreement whereby Tyco International Ltd. (“Tyco”) sold the Mueller and Anvil businesses in August 1999 to prior owners (the “August 1999 Tyco Transaction”), Tyco agreed to indemnify the Borrower’s predecessor-in-interest (“Predecessor Mueller”), and, by legal succession, the Borrower and its affiliates, for all “Excluded Liabilities”. Excluded Liabilities include, among other things, substantially all environmental liabilities relating to the time prior to the August 1999 Tyco Transaction. The indemnity survives indefinitely, is not subject to any deductibles or caps, and continues with respect to the Borrower’s current operations, other than those operations acquired since the August 1999 Tyco Transaction, including the operations of the U.S. Pipe segment. If Tyco ever becomes financially unable to, or otherwise fails to comply with the terms of the indemnity, the Borrower may be responsible for the Tyco-indemnified obligations. In addition, Tyco’s indemnity does not cover environmental liabilities to the extent caused by the Borrower or Predecessor Mueller or the operation of the Borrower’s business after the August 1999 Tyco Transaction, nor does it cover environmental liabilities arising with respect to businesses or sites acquired after the August 1999 Tyco Transaction.

SCHEDULE 6.11

PROPOSED TAX ASSESSMENTS

—	The Borrower is joint and severally liable for any federal income tax liabilities of Walter Industries, Inc. for periods prior to its spin off from Walter Industries, Inc.

—

The Borrower is currently under audit by the Internal Revenue Service for a three day tax year preceding its acquisition by Walter Industries, Inc., namely October 1, 2005 through October 3, 2005. No adjustments have been proposed to date.

—	The Borrower is currently under audit by the Illinois Department of Revenue for the periods September 30, 2002 through December 31, 2005. No adjustments have been proposed to date.

SCHEDULE 6.12

ERISA COMPLIANCE

The Mueller Water Products Retirement Savings Plan has not yet applied to the Internal Revenue Service for a favorable determination letter, but expects to make such application within the next few months.

SCHEDULE 6.13(a)

SUBSIDIARIES

Mueller Water Products, Inc., a Delaware corporation

—	Anvil 1, LLC, a Delaware limited liability company

—	Anvil 2, LLC, a Delaware limited liability company

—	Anvil International LLC, a Delaware limited liability company

—	Anvil International, LP, a Delaware limited partnership (formerly Anvil International, Inc., a Delaware corporation)

—	AnvilStar, LLC, a Delaware limited liability company

—	Fast Fabricators, LLC, a Delaware limited liability company

—	Henry Pratt Company, LLC, a Delaware limited liability company (formerly Henry Pratt Company, a Delaware corporation)

—	Henry Pratt International, LLC, a Delaware limited liability company (formerly Henry Pratt International Ltd., a Delaware corporation)

—	Hersey Meters Co., LLC, a Delaware limited liability company (formerly Hersey Meters Co., a Delaware corporation)

—	Hunt Industries, LLC, a Delaware limited liability company (formerly Hunt Industries, Inc., a Tennessee corporation)

—	Hydro Gate, LLC, a Delaware limited liability company (formerly Hydro Gate Acquisition Corp., a Delaware corporation)

—	James Jones Company, LLC, a Delaware limited liability company (formerly James Jones Company, a California corporation)

—	J.B. Smith Mfg Co., LLC, a Delaware limited liability company (formerly J.B. Smith Mfg Co., an Oklahoma corporation)

—	MCO 1, LLC, an Alabama limited liability company

—	MCO 2, LLC, an Alabama limited liability company

—	Jingmen Pratt Valve Co., Ltd., a Peoples Republic of China limited liability company

—	Milliken Valve, LLC, a Delaware limited liability company (formerly Milliken Acquisition Corp., a Delaware corporation)

—	Mueller Canada Holdings Corp., a Canada corporation

—	Mueller Canada Ltd., a Canada corporation

—	Mueller Co. Ltd., an Alabama limited partnership (formerly Mueller Co., an Illinois corporation)

—	Mueller Financial Services, LLC, a Delaware limited liability company

—	Mueller Group Co-Issuer, Inc., a Delaware corporation

—	Mueller Group, LLC, a Delaware limited liability company

—	Mueller International Finance, Inc., a Delaware corporation

—	Mueller International Finance, L.L.C., a Delaware limited liability company

—	Mueller International, Inc., a Delaware corporation

—	Mueller International, L.L.C., a Delaware limited liability company

—	Mueller Service California, Inc., a Delaware corporation

—	Mueller Service Co., LLC, a Delaware limited liability company (formerly Mueller Service Co., a Delaware corporation)

—	United States Pipe and Foundry Company, LLC, an Alabama limited liability company

SCHEDULE 6.13(b)

OTHER EQUITY INVESTMENTS

None.

SCHEDULE 8.01

EXISTING LIENS

Debtor	Secured Party	Filing Office	File Date	Filing Number	Brief Description of Collateral
Anvil International, Inc.	CIT Technology Financing Services, Inc.	Delaware Secretary of State	02-27-07	40560666	Office equipment leased for financed
Anvil International, Inc.	Inter-Tel Leasing, Inc.	Delaware Secretary of State	06-14-05	51830943	Telephone systems
Mueller Company	Hyundai-Kia Machine America Corp.	Alabama Secretary of State	06-09-06	06-0516051	Specified equipment
Mueller Group, LLC	Dell Financial Service L.P.	Delaware Secretary of State	01-24-07	2007 0300441	Computer equipment pursuant to lease
United States Pipe & Foundry Company, Inc.	Pechiney World Trade (U.S.A.), Inc.	Alabama Secretary of State	01-22-98	1998-02923	Specified equipment
			11-21-02		Continuation Statement
United States Pipe & Foundry Company, Inc.	Pechiney World Trade (U.S.A.), Inc.	Alabama Secretary of State	07-14-98	1998-29941	Specified equipment
			04-17-03		Continuation Statement
United States Pipe & Foundry, Inc., Bailor	Carbide Industries LLC, Bailee	Alabama Secretary of State	11-12-02	02-014197	Specified materials
United States Pipe & Foundry Company, Inc.	Thompson Tractor Co., Inc.	Alabama Secretary of State	02-18-03	03-0145509	Specified equipment
United States Pipe & Foundry Company, Inc.	Thompson Tractor Co., Inc.	Alabama Secretary of State	04-29-03	03-0350974	Specified equipment
United States Pipe and Foundry Company, Incorporated	General Machinery Company Incorporated	Alabama Secretary of State	06-16-03	03-0503318	Specified equipment
United States Pipe and Foundry Company, Incorporated	General Machinery Company Incorporated	Alabama Secretary of State	07-23-03	03-0618158	Specified equipment

Debtor	Secured Party	Filing Office	File Date	Filing Number	Brief Description of Collateral
United States Pipe and Foundry Company, Incorporated	General Machinery Company Incorporated	Alabama Secretary of State	07-23-03	03-0618164	Specified equipment
United States Pipe and Foundry Company, Inc.	H&K Equipment, Inc.	Alabama Secretary of State	05-04-04	04-0352351	Specified equipment pursuant to Lease
	PNC Leasing, Inc.		06-17-04		Assignment to PNC Leasing, Inc.
United States Pipe & Foundry Company, Inc.	Thompson Tractor Co., Inc.	Alabama Secretary of State	05-13-05	05-0365847	Specified equipment
United States Pipe & Foundry Company, Inc.	Thompson Tractor Co., Inc.	Alabama Secretary of State	08-18-05	05-0629884	Specified equipment
United States Pipe & Foundry Company, Inc.	Thompson Tractor Co., Inc.	Alabama Secretary of State	11-22-05	06-0009556	Specified equipment
United States Pipe & Foundry Company, Inc.	Thompson Tractor Co., Inc.	Alabama Secretary of State	11-28-05	06-0019543	Specified equipment
United States Pipe & Foundry Company, Inc.	Thompson Tractor Co., Inc.	Alabama Secretary of State	01-30-06	06-0159292	Specified equipment
United States Pipe & Foundry Company, Inc.	Thompson Tractor Co., Inc.	Alabama Secretary of State	05-24-06	06-0469095	Specified equipment
United States Pipe & Foundry Company, Inc.	Thompson Tractor Co., Inc.	Alabama Secretary of State	04-25-07	07-0373599	Specified equipment

SCHEDULE 8.02

EXISTING INVESTMENTS

See Schedule 8.03.

SCHEDULE 8.03

EXISTING INDEBTEDNESS

Mueller Group, LLC 10% Senior Subordinated Notes Due 2012

Mueller Water Products, Inc. 14.75% Senior Discount Notes Due 2014

Master Lease Agreement between Gelco Corporation and Mueller Group, LLC dated August 9, 2002

Mueller Water Products, Inc. 7 3/8% Senior Subordinated Notes Due 2017 (to be issued on May 24, 2007)

Intercompany Indebtedness:

Borrower	Lender	Loan Amount
Mueller Co. Ltd.	Mueller International Finance, Inc.	US$ 42,052,408.60
Mueller Canada Holdings Corp.	Mueller Co. Ltd.	C$ 38,000,000.00
Mueller Canada Ltd.	Mueller Canada Holdings Corp.	C$ 38,000,000.00
Mueller Co. Ltd.	Mueller International Finance, Inc.	US$ 520,000,000.00
Anvil International, LP	Mueller International Finance, Inc.	US$ 50,000,000.00

Surety Bonds (see Schedule 8.03 Attachments 1 and 2)

SCHEDULE 11.02

ADMINISTRATIVE AGENT’S OFFICE;

CERTAIN ADDRESSES FOR NOTICES

BORROWER:

MUELLER WATER PRODUCTS, INC.

1200 Abernathy Road, Suite 1200

Atlanta, Georgia 30328

Attention:	Walter A. Smith, Treasurer
Telephone:	770.206.4248
Telecopier:	770.206.4270
E-Mail:	wsmith@muellercompany.com
Website Address: www.muellerwaterproducts.com

With a copy to:

MUELLER WATER PRODUCTS, INC. 1200 Abernathy Road, Suite 1200 Atlanta, Georgia 30328
Attention:	Robert Barker, General Counsel
Telephone:	770.206.4232
Telecopier:	770.206.4260
E-Mail:	rbarker@muellercompany.com

ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A.

Administrative Agent’s Office (for payments and Requests for Credit Extensions):

101 N. Tryon Street, NC1-001-04-39

Charlotte, North Carolina 28255

Attention:	Libby Garver
Telephone:	704.386.8451
Telecopier:	704.409.0004
E-Mail:	elizabeth.garver@bankofamerica.com

Bank of America, N.A.

New York, New York

Account No. (for Dollars):	1366212250600
Reference:	Mueller Water Products, Inc.
Attention:	Credit Services
ABA#:	026009593

Account No. (for Euro):	65280019
Reference:	Mueller Water Products, Inc.
Attention:	Credit Services
Swift Address:	BOFAGB22

Account No. (for Sterling):	65280027
Reference:	Mueller Water Products, Inc.
Attention:	Credit Services
London Sort Code:	16-50-50
Swift Address:	BOFAGB22

Account No. (for Yen):	606490661046
Reference:	Mueller Water Products, Inc.
Attention:	Credit Services
Swift Address:	BOFAJPJX

Other Notices as Administrative Agent:

101 N. Tryon Street, NC1-001-15-14

Charlotte, North Carolina 28255

Attention:	Cindy K. Fisher, Agency Management Officer
Telephone:	704.387.5452
Telecopier:	704.409.0180
E-Mail:	cindy.fisher@bankofamerica.com

L/C ISSUER:

BANK OF AMERICA, N.A. Trade Operations 333 S. Beaudry Avenue, VA9-703-19-23 Los Angeles, California 90017
Attention:	Sandra Leon, Vice President
Telephone:	213.345.5231
Telecopier:	213.345.0265
Electronic Mail: sandra.leon@bankofamerica.com

SWING LINE LENDER:

BANK OF AMERICA, N.A. 101 N. Tryon Street, NC1-001-15-04 Charlotte, North Carolina 28255
Attention:	Libby Garver
Telephone:	704.386.8451
Telecopier:	704.409.0004
Electronic Mail: elizabeth.garver@bankofamerica.com

Bank of America, NA. New York, New York
Account No.:	1366250600
Reference:	Mueller Water Products, Inc.
Attention:	Credit Services
ABA#:	026009593

EXHIBIT A-1

FORM OF REVOLVING LOAN NOTICE

Date:                     ,

To:	Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Credit Agreement, dated as of May     , 2007 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), among Mueller Water Products, Inc., a Delaware corporation (the “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

The undersigned hereby requests (select one):

☐  A Borrowing of Revolving Loans

☐  A conversion or continuation of Revolving Loans

1.	On (a Business Day).

2.	In the amount of .

3.	In the following currency: .

4.	Comprised of .

                                           [Type of Revolving Loan requested]

5.	For Eurodollar Rate Loans: with an Interest Period of months.

The Revolving Loan Borrowing, if any, requested herein complies with the provisos to the first sentence of Section 2.02 of the Agreement.

In connection with any Borrowing requested hereunder, the matters set forth in Section 5.02(a), (b), (d) and (e) of the Agreement are true, correct and complete as of the date hereof.

MUELLER WATER PRODUCTS, INC.

By:

Name:

Title:

A-1-1

Form of Revolving Loan Notice

EXHIBIT A-2

FORM OF TERM LOAN INTEREST RATE SELECTION NOTICE

Date:                     ,

To:	Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Credit Agreement, dated as of May     , 2007 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), among Mueller Water Products, Inc., a Delaware corporation (the “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

The Borrower through its Responsible Officer hereby gives notice to the Administrative Agent of the following with respect to the ☐ [Term Loan A] ☐ [Term Loan B]:

☐  An election of a subsequent Interest Period for Eurodollar Rate Segment(s)

☐  A conversion of Eurodollar Rate Segment(s) into a Base Rate Segment(s)

☐  A conversion of Base Rate Segment(s) into Eurodollar Rate Segment(s)

Type of Segment	Interest Period(1)	Aggregate Amount(2)	Date of Segment(3)
(check one)

Base Rate Segment

Eurodollar Rate Segment

On                             , 20     (a Business Day).

MUELLER WATER PRODUCTS, INC.

By:

Name:

Title:

(1)	For any Eurodollar Rate Segment, one, two, three or six months, except as otherwise provided in Credit Agreement.
(2)	Must be $5,000,000 or if greater an integral multiple of $1,000,000.

A-2-1

Form of Term Loan Notice

(3)	At least three (3) Business Days later if a Eurodollar Rate Segment

A-2-2

Form of Term Loan Notice

EXHIBIT B

FORM OF SWING LINE LOAN NOTICE

Date:             ,

To:	Bank of America, N.A., as Swing Line Lender

Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Credit Agreement, dated as of May __, 2007 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), among Mueller Water Products, Inc., a Delaware corporation (the “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

The undersigned hereby requests a Swing Line Loan:

1.	On (a Business Day).

2.	In the amount of $ .

3.	In the following currency: .

The Swing Line Borrowing requested herein complies with the requirements of the provisos to the first sentence of Section 2.05(a) of the Agreement.

MUELLER WATER PRODUCTS, INC.

By:

Name:

Title:

B-1

Form of Swing Line Loan Notice

EXHIBIT C-1

FORM OF

TERM LOAN A NOTE

May     , 2007

FOR VALUE RECEIVED, the undersigned (the “Borrower”) hereby promises to pay to                                          or registered assigns (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each Term Loan A from time to time made by the Lender to the Borrower under that certain Amended and Restated Credit Agreement, dated as of May     , 2007 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), among the Borrower, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

The Borrower promises to pay interest on the unpaid principal amount of each Term Loan A from the date of such Term Loan A until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. Except as otherwise provided in Section 2.05(f) of the Agreement with respect to Swing Line Loans, all payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

This Term Loan A Note (the “Note”) is one of the Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Note is also entitled to the benefits of the Guaranty and is secured by the Collateral. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Term Loan A Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Term Loan A Loans and payments with respect thereto.

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

C-1-1

Form of Term Loan A Note

THIS TERM LOAN A NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

MUELLER WATER PRODUCTS, INC.

By:

Name:

Title:

C-1-2

Form of Term Loan A Note

TERM LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Loan Made	Amount of Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

C-1-3

Form of Term Loan A Note

EXHIBIT C-2

FORM OF

REVOLVING LOAN NOTE

May     , 2007

FOR VALUE RECEIVED, the undersigned (the “Borrower”) hereby promises to pay to                                          or registered assigns (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each Revolving Loan from time to time made by the Lender to the Borrower under that certain Amended and Restated Credit Agreement, dated as of May     , 2007 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), among the Borrower, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

The Borrower promises to pay interest on the unpaid principal amount of each Revolving Loan from the date of such Revolving Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. Except as otherwise provided in Section 2.05(f) of the Agreement with respect to Swing Line Loans, all payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

This Revolving Loan Note is one of the Revolving Loan Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Revolving Loan Note is also entitled to the benefits of the Guaranty and is secured by the Collateral. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Revolving Loan Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Revolving Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Revolving Loan Note and endorse thereon the date, amount and maturity of its Revolving Loans and payments with respect thereto.

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Revolving Loan Note.

C-2-1

Form of Revolving Loan Note

THIS REVOLVING LOAN NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

MUELLER WATER PRODUCTS, INC.

By:

Name:

Title:

C-2-2

Form of Revolving Loan Note

REVOLVING LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Loan Made	Amount of Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

C-2-3

Form of Revolving Loan Note

EXHIBIT C-3

FORM OF

TERM LOAN B NOTE

May     , 2007

FOR VALUE RECEIVED, the undersigned (the “Borrower”) hereby promises to pay to                                          or registered assigns (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each Term Loan B from time to time made by the Lender to the Borrower under that certain Amended and Restated Credit Agreement, dated as of May     , 2007 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), among the Borrower, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

The Borrower promises to pay interest on the unpaid principal amount of each Term Loan B from the date of such Term Loan B until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. Except as otherwise provided in Section 2.05(f) of the Agreement with respect to Swing Line Loans, all payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

This Term Loan B Note (the “Note”) is one of the Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Note is also entitled to the benefits of the Guaranty and is secured by the Collateral. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Term Loan B Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Term Loan B Loans and payments with respect thereto.

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

C-3-1

Form of Term Loan B Note

THIS TERM LOAN B NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

MUELLER WATER PRODUCTS, INC.

By:

Name:

Title:

C-3-2

Form of Term Loan B Note

TERM LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Loan Made	Amount of Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

C-3-3

Form of Term Loan B Note

EXHIBIT D

FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date:                     ,

To:	Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Credit Agreement, dated as of May __, 2007 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), among Mueller Water Products, Inc., a Delaware corporation (the “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the                                          of the Borrower, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of the Borrower, and that:

[Use following paragraph 1 for fiscal year-end financial statements]

1. Attached hereto as Schedule 1 are the year-end audited financial statements required by Section 7.01(a) of the Agreement for the fiscal year of the Borrower ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.

[Use following paragraph 1 for fiscal quarter-end financial statements]

1.        Attached hereto as Schedule 1 are the unaudited financial statements required by Section 7.01(b) of the Agreement for the fiscal quarter of the Borrower ended as of the above date. Such financial statements fairly present the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

2.        The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Borrower during the accounting period covered by the attached financial statements.

3.        A review of the activities of the Borrower during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Borrower performed and observed all its Obligations under the Loan Documents, and

Form of Compliance Certificate

[select one:]

[to the best knowledge of the undersigned during such fiscal period, the Borrower performed and observed each covenant and condition of the Loan Documents applicable to it, and no Default has occurred and is continuing.]

—or—

[the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]

4.        The representations and warranties of the Borrower contained in Article VI of the Agreement, and any representations and warranties of any Loan Party that are contained in any document furnished at any time under or in connection with the Loan Documents, are true and correct on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Compliance Certificate, the representations and warranties contained in subsections (a) and (b) of Section 6.05 of the Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 7.01 of the Agreement, including the statements in connection with which this Compliance Certificate is delivered.

5.        The financial covenant analyses and information set forth on Schedule 2 attached hereto are true and accurate on and as of the date of this Certificate.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of                     ,         .

MUELLER WATER PRODUCTS, INC.

By:

Name:

Title:

Form of Compliance Certificate

For the Quarter/Year ended                                          (“Statement Date”)

SCHEDULE 2

to the Compliance Certificate

($ in 000’s)

I.	Section 8.12(a) – Consolidated Leverage Ratio.

A.	Consolidated Funded Indebtedness at Statement Date:		$

B.	Cash Equivalents of the Borrower and the Restricted Subsidiaries on a consolidated basis at Statement Date:		$

C.	Line I.A – Line I.B:		$

D.	Consolidated EBITDA with respect to the Borrower and its Restricted Subsidiaries, on a consolidated basis, for four consecutive fiscal quarters ending on above Statement Date (“Subject Period”):

	1.	Consolidated Net Income for Subject Period:	$

	2.	Consolidated Interest Charges for Subject Period:	$

	3.	Provision for income taxes for Subject Period:	$

	4.	Depreciation and depletion expenses for Subject Period:	$

	5.	Amortization expenses for Subject Period:	$

	6.	Non-cash charges or expenses (excluding any non-cash charges representing an accrual of, or reserve for, cash charges to be paid within the next twelve months) for Subject Period:	$

	7.	Amounts deducted in determining Consolidated Net Income representing mark-to-market losses related to interest rate hedges that must be recognized currently in net income under Financial Accounting Standards Board Statement 133 for Subject Period:	$

	8.	Amounts added in determining Consolidated Net Income representing mark-to-market gains related to interest rate hedges that must be recognized currently in net income under Financial Accounting Standards Board Statement 133 for Subject Period:	$

	9.	Other non-cash income or gains for Subject Period:	$

	10.	Expenses incurred in connection with the Transactions, for Subject Period:	$

Form of Compliance Certificate

	11.	Amounts representing cash restructuring costs, or cash costs reasonably determined by the Borrower to be associated with facility or product line closures, consolidation or rationalization, for Subject Period, such amount not to exceed (i) $50,0000,000 of such costs in the aggregate incurred from the Closing Date through the last day of the fiscal year of the Borrower ending September 30, 2008, (ii) $25,000,000 of such costs in the aggregate incurred during the fiscal year of the Borrower ending September 30, 2009, (iii) $25,000,000 of such costs in the aggregate incurred during the fiscal year of the Borrower ending September 30, 2010, (iv) $25,000,000 of such costs in the aggregate incurred during the fiscal year of the Borrower ending September 30, 2011, and (v) $25,000,000 of such costs in the aggregate incurred during the fiscal year of the Borrower ending September 30, 2012, provided that any amount not utilized in any fiscal year of the Borrower may be carried forward for use in any succeeding fiscal year until the Term Loan B Maturity Date:	$

	12.	For any Subject Period including a fiscal quarter of the Borrower ending on or prior to December 31, 2006, up to 75% of any amounts deducted in determining Consolidated Net Income representing costs associated with compliance with Sarbanes- Oxley for such Subject Period:	$

	13.	Cash expenditures in Subject Period related to non- cash charges added back to Consolidated Net Income in computing Consolidated EBITDA during any prior periods:	$

E.	Consolidated EBITDA (Lines I.D.1 + 2 + 3 + 4 + 5 + 6 + 7 – 8 – 9 + 10 + 11 + 12[2] – 13):		$

2 Through December 31, 2006.

Form of Compliance Certificate

F.	Consolidated Leverage Ratio (Line I.C ÷ Line I.E): to 1	to 1

Maximum permitted:

Four Fiscal Quarters Ending	Maximum Consolidated Leverage Ratio

Closing Date through September 30, 2008	5.25 to 1.00

December 31, 2008 through September 30, 2009	5.00 to 1.00

December 31, 2009 through September 30, 2010	4.75 to 1.00

December 31, 2010 and each fiscal quarter thereafter	4.50 to 1.00

II.	Section 8.12(b) – Consolidated Interest Charge Coverage Ratio.

A.	Consolidated EBITDA for Subject Period (Line I.E above):	$

B.	Consolidated Cash Interest Charges for Subject Period:	$

C.	Consolidated Interest Coverage Ratio (Line III.A. ÷ Line III.B):	to 1

	Minimum required:	2.50 to 1.00

Form of Compliance Certificate

EXHIBIT E

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each] Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each] Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees] hereunder are several and not joint.] Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below (including, without limitation, the Letters of Credit and the Swing Line Loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1.	Assignor:

2.	Assignee:
[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]]

3.	Borrower:	Mueller Water Products, Inc.

Form of Assignment and Assumption

4.	Administrative Agent:	Bank of America, N.A., as the administrative agent under the Credit Agreement (defined herein).

5.	Credit Agreement:	Amended and Restated Credit Agreement, dated as of May , 2007, among Mueller Water Products, Inc., the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer, and Swing Line Lender

6.	Assigned Interest:

Assignor[s][3]	Assignee[s][4]	Facility Assigned[5]	Aggregate Amount of Commitment/Loans for all Lenders[6]	Amount of Commitment/ Loans Assigned*	Percentage Assigned of Commitment/ Loans[7]	CUSIP Number
			$	$	%

			$	$	%

			$	$	%

[7.	Trade Date:	]

Effective Date:                             , 20     [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Title:

3 List each Assignor, as appropriate.

4 List each Assignee, as appropriate.

5 Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. “Revolving Credit Commitment”, “Term Loan Commitment”, etc.).

6 Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

7 Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

Form of Assignment and Assumption

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Title:

Form of Assignment and Assumption

[Consented to and] Accepted:

BANK OF AMERICA, N.A., as Administrative Agent

By:
Title:

[Consented to:]

MUELLER WATER PRODUCTS, INC.

By:
Title:

Form of Assignment and Assumption

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1.        Representations and Warranties.

1.1.     Assignor.    [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][[the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.     Assignee.    [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 11.06(b)(iii), (v) and (vi) of the Credit Agreement (subject to such consents, if any, as may be required under Section 11.06(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 7.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms

Form of Assignment and Assumption

all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.        Payments.    From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.

3.        General Provisions.    This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

Form of Assignment and Assumption

EXHIBIT F

FORM OF GUARANTY

See attached.

F-1

Form of Guaranty

AMENDED AND RESTATED GUARANTY AGREEMENT

THIS AMENDED AND RESTATED GUARANTY AGREEMENT (this “Guaranty Agreement”), dated as of May 24, 2007, is made by EACH OF THE UNDERSIGNED AND EACH OTHER PERSON WHO SHALL BECOME A PARTY HERETO BY EXECUTION OF A GUARANTY JOINDER AGREEMENT (each a “Guarantor” and collectively the “Guarantors”) in favor of BANK OF AMERICA, N.A., a national banking association organized and existing under the laws of the United States, as administrative agent (in such capacity, the “Administrative Agent”) for each of the lenders (the “Lenders” and collectively with the Administrative Agent and other Persons party to Related Credit Arrangements as more particularly described in Section 19 hereof, the “Secured Parties”) now or hereafter party to the Credit Agreement (as defined below). All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

W I T N E S S E T H:

WHEREAS, Mueller Group, LLC, a Delaware limited liability company (“Mueller Group”), entered into a certain Credit Agreement, dated as of October 3, 2005, with the lenders party thereto (the “Pre-Restatement Lenders”) and Administrative Agent (as amended prior to the date hereof, the “Pre-Restatement Credit Agreement”), pursuant to which the Pre-Restatement Lenders made available a term loan facility and a revolving credit facility with a letter of credit and swing line sublimit for the benefit of Mueller Group; and

WHEREAS, certain Guarantors (other than Mueller Group), as of the date of the Pre-Restatement Credit Agreement, (i) were a direct or indirect Subsidiary of Mueller Group, (ii) materially benefited from the loans made and letters of credit issued thereunder and (iii) guaranteed the obligations of Mueller Group under the Pre-Restatement Credit Agreement pursuant to the terms of that certain Guaranty Agreement dated as of October 3, 2005 (the “Pre-Restatement Guaranty”); and

WHEREAS, Mueller Water Products, Inc., a Delaware corporation (“Mueller Water Products”), (i) owned, as of the date of the Pre-Restatement Credit Agreement, and owns, as of the date hereof, 100%, directly or indirectly, of the ownership interests of Mueller Group, (ii) materially benefited from the loans made and letters of credit issued thereunder and (iii) guaranteed the obligations of Mueller Group under the Pre-Restatement Credit Agreement pursuant to the terms of that certain Guaranty Agreement dated as of October 3, 2005 (the “Parent Guaranty”); and

WHEREAS, Mueller Group and Mueller Water Products have requested that the Administrative Agent and the Lenders amend and restate the Pre-Restatement Credit Agreement to provide, among other things, that Mueller Water Products be made the sole borrower by assignment from Mueller Group (in such capacity, the “Borrower”) pursuant to the terms of that certain Amended and Restated Credit Agreement dated as of May 24, 2007 among the Borrower, the Administrative Agent and the Lenders (as amended, amended and restated, modified, supplemented or replaced from time to time, the “Credit Agreement”) and that the Parent

Guaranty be terminated and all obligations (excluding those obligations and liabilities relating to the Borrower’s Liabilities (as such term is defined in the Parent Guaranty) that expressly survive such termination) of the Borrower thereunder be released; and

WHEREAS, the Secured Parties have agreed to provide to the Borrower certain credit facilities, including a term loan facility and a revolving credit facility with a letter of credit and swing line sublimit, pursuant to the terms of the Credit Agreement; and

WHEREAS, each Guarantor is, directly or indirectly, a Subsidiary of the Borrower and will materially benefit from the Loans made and to be made, and the Letters of Credit and Bankers’ Acceptances issued and to be issued, under the Credit Agreement; and

WHEREAS, each Guarantor is required to enter into this Guaranty Agreement pursuant to the terms of the Credit Agreement; and

WHEREAS, a material part of the consideration given in connection with and as an inducement to the execution and delivery of the Credit Agreement by the Secured Parties was the obligation of the Borrower to cause each Guarantor to enter into this Guaranty Agreement, and the Secured Parties are unwilling to extend and maintain the credit facilities provided under the Loan Documents unless the Guarantors enter into this Guaranty Agreement;

NOW, THEREFORE, in order to induce the Administrative Agent and the Lenders to amend and restate the Pre-Restatement Credit Agreement and to enter into the Credit Agreement and to continue to perform their obligations thereunder, all as provided under the Credit Agreement, THE PARTIES HERETO AGREE that the Pre-Restatement Guaranty is hereby amended and restated by this Guaranty Agreement, with the effect that the Pre-Restatement Guaranty as so amended and restated is hereby continued by this Guaranty Agreement, and this Guaranty Agreement shall constitute neither a release nor novation of any obligation or liability arising under the Pre-Restatement Guaranty, and such obligation shall continue in effect on the terms hereof (except as provided in Section 26), all as follows:

1.        Guaranty.    Each Guarantor hereby jointly and severally, unconditionally, absolutely, continually and irrevocably guarantees to the Administrative Agent for the benefit of the Secured Parties the payment and performance in full of the Borrower’s Liabilities (as defined below). For all purposes of this Guaranty Agreement, “Borrower’s Liabilities” means: (a) the Borrower’s and each Loan Party’s prompt payment in full, when due or declared due and at all such times, of all Obligations and all other amounts pursuant to the terms of the Credit Agreement, the Notes, and all other Loan Documents and all Related Swap Contracts heretofore, now or at any time or times hereafter owing, arising, due or payable from the Borrower to any one or more of the Secured Parties, including principal, interest, premiums and fees (including, but not limited to, loan fees and reasonable fees, charges and disbursements of counsel (such fees, charges and disbursements, the “Attorney Costs”)); and (b) the Borrower’s prompt, full and faithful performance, observance and discharge of each and every agreement, undertaking, covenant and provision to be performed, observed or discharged by the Borrower under the Credit Agreement and all other Loan Documents. The Guarantors’ obligations to the Secured Parties under this Guaranty Agreement are hereinafter collectively referred to as the

“Guarantors’ Obligations” and, with respect to each Guarantor individually, the “Guarantor’s Obligations”. Notwithstanding the foregoing, the liability of each Guarantor individually with respect to its Guarantor’s Obligations shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provisions of any applicable state law.

Each Guarantor agrees that it is jointly and severally, directly and primarily liable (subject to the limitation in the immediately preceding sentence) for the Borrower’s Liabilities.

The Guarantors’ Obligations are secured by various Security Instruments referred to in the Credit Agreement, including without limitation the Pledge Agreement and the Security Agreement.

2.        Payment.    If the Borrower shall default in payment or performance of any of the Borrower’s Liabilities, whether principal, interest, premium, fee (including, but not limited to, loan fees and Attorney Costs), or otherwise, when and as the same shall become due, and after expiration of any applicable grace period, whether according to the terms of the Credit Agreement, by acceleration, or otherwise, or upon the occurrence and during the continuance of any Event of Default under the Credit Agreement, then any or all of the Guarantors will, upon demand thereof by the Administrative Agent, fully pay to the Administrative Agent, for the benefit of the Secured Parties, subject to any restriction on each Guarantor’s Obligations set forth in Section 1 hereof, an amount equal to all the Borrower’s Liabilities then due and owing.

3.        Absolute Rights and Obligations.    This is a guaranty of payment and not of collection. The Guarantors’ Obligations under this Guaranty Agreement shall be joint and several, absolute and unconditional irrespective of, and each Guarantor hereby expressly waives, to the extent permitted by law, any defense (other than a defense of payment and performance) to its obligations under this Guaranty Agreement and all Security Instruments to which it is a party by reason of:

(a)      any lack of legality, validity or enforceability of the Credit Agreement, of any of the Notes, of any other Loan Document, or of any other agreement or instrument creating, providing security for, or otherwise relating to any of the Guarantors’ Obligations, any of the Borrower’s Liabilities, or any other guaranty of any of the Borrower’s Liabilities (the Loan Documents and all such other agreements and instruments being collectively referred to as the “Related Agreements”);

(b)      any action taken under any of the Related Agreements, any exercise of any right or power therein conferred, any failure or omission to enforce any right conferred thereby, or any waiver of any covenant or condition therein provided;

(c)      any acceleration of the maturity of any of the Borrower’s Liabilities, of the Guarantor’s Obligations of any other Guarantor, or of any other obligations or liabilities of any Person under any of the Related Agreements;

(d)      any release, exchange, non-perfection, lapse in perfection, disposal, deterioration in value, or impairment of any security for any of the Borrower’s Liabilities, for any of the Guarantor’s Obligations of any Guarantor, or for any other obligations or liabilities of any Person under any of the Related Agreements;

(e)      except as expressly provided in clause (b) of Section 22, any dissolution of the Borrower or any Guarantor or any other party to a Related Agreement, or the combination or consolidation of the Borrower or any Guarantor or any other party to a Related Agreement into or with another entity or any transfer or disposition of any assets of the Borrower or any Guarantor or any other party to a Related Agreement;

(f)      any extension (including without limitation extensions of time for payment), renewal, amendment, restructuring or restatement of, any acceptance of late or partial payments under, or any change in the amount of any borrowings or any credit facilities available under, the Credit Agreement, any of the Notes or any other Loan Document or any other Related Agreement, in whole or in part;

(g)      the existence, addition, modification, termination, reduction or impairment of value, or release of any other guaranty (or security therefor) of the Borrower’s Liabilities (including without limitation the Guarantor’s Obligations of any other Guarantor and obligations arising under any other Guaranty now or hereafter in effect);

(h)      any waiver of, forbearance or indulgence under, or other consent to any change in or departure from any term or provision contained in the Credit Agreement, any other Loan Document or any other Related Agreement, including without limitation any term pertaining to the payment or performance of any of the Borrower’s Liabilities, any of the Guarantor’s Obligations of any other Guarantor, or any of the obligations or liabilities of any party to any other Related Agreement;

(i)      any other circumstance whatsoever (with or without notice to or knowledge of any Guarantor) which may or might in any manner or to any extent vary the risks of such Guarantor, or might otherwise constitute a legal or equitable defense available to, or discharge of, a surety or a guarantor, including without limitation any right to require or claim that resort be had to the Borrower or any other Loan Party or to any collateral in respect of the Borrower’s Liabilities or Guarantors’ Obligations.

It is the express purpose and intent of the parties hereto that this Guaranty Agreement and the Guarantors’ Obligations hereunder and under each Guaranty Joinder Agreement shall be absolute and unconditional under any and all circumstances and shall not be discharged except by payment as herein provided.

Each Guarantor understands and acknowledges that if the Administrative Agent forecloses judicially or nonjudicially against any real property security for the Borrower’s Liabilities, that foreclosure could impair or destroy any ability that any Guarantor may have to seek reimbursement, contribution or indemnification from the Borrower or others based on any right such Guarantor may have of subrogation, reimbursement, contribution or indemnification for any amounts paid by such Guarantor under this Guaranty Agreement. Each Guarantor further understands and acknowledges that in the absence of this Section 3, such potential impairment or destruction of any Guarantor’s rights, if any, may entitle such Guarantor to assert a defense to this Guaranty Agreement based on Section 580d of the California Code of Civil Procedure as interpreted in Union Bank v. Gradsky, 265 Cal.App.2d 40 (1968). By executing this Guaranty Agreement, each Guarantor freely, irrevocably and unconditionally: (i) waives and relinquishes that defense and agrees that each Guarantor will be fully liable under this Guaranty Agreement even though the Administrative Agent may foreclose judicially or nonjudicially against any real property security for the Borrower’s Liabilities; (ii) agrees that each Guarantor will not assert that defense in any action or proceeding which any Secured Party may commence to enforce this Guaranty Agreement; (iii) acknowledges and agrees that the rights and defenses waived by each Guarantor under this Guaranty Agreement include any right or defense that each Guarantor may have or be entitled to assert based upon or arising out of any one or more of Sections 580a, 580b, 580d or 726 of the California Code of Civil Procedure or Section 2848 of the California Civil Code; and (iv) acknowledges and agrees that the Secured Parties are relying on this waiver in extending credit to the Borrower, and that this waiver is a material part of the consideration which the Secured Parties are receiving for such credit extensions. Without limiting the foregoing, each Guarantor hereby waives all rights and defenses arising out of an election of remedies by any of the Secured Parties, even though that election of remedies, such as a nonjudicial foreclosure with respect to the security held by the Administrative Agent for the Borrower’s Liabilities, has destroyed each Guarantor’s rights of subrogation and reimbursement against the Borrower by the operation of Section 580d of the California Code of Civil Procedure.

Without limiting the generality of the foregoing, to the fullest extent permitted by law, each Guarantor waives any and all other defenses or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating guarantors or sureties, or which may conflict with the terms of this Guaranty Agreement, including any rights and defenses available to any Guarantor by reason of Sections 2787 to 2855, inclusive, of the California Civil Code and any and all benefits that otherwise might be available to any Guarantor under California Civil Code Sections 1432, 2809, 2810, 2815, 2819, 2839, 2845, 2849, 2850, 2899 and 3433.

Each Guarantor waives all rights and defenses that each Guarantor may have in the event that the Borrower’s Liabilities shall be secured by real property. This means, among other things:

(i)      The Secured Parties may collect from any Guarantor without first foreclosing on any real or personal property collateral pledged by the Borrower.

(ii)      If the Administrative Agent forecloses on any real property collateral pledged by the Borrower:

(A)      The amount of the Borrower’s Liabilities may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price.

(B)      The Secured Parties may collect from any Guarantor even if the Administrative Agent, by foreclosing on the real property collateral, has destroyed any right any Guarantor may have to collect from the Borrower.

This Section 3 is an unconditional and irrevocable waiver of any rights and defenses each Guarantor may have in the event that the Borrower’s Liabilities shall be secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d, or 726 of the California Code of Civil Procedure.

Each Guarantor also waives any right or defense it may have at law or equity, including California Code of Civil Procedure Section 580a, to a fair market value hearing or action to determine a deficiency judgment after a foreclosure.

As provided below, this Guaranty Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. The foregoing waivers and provisions of this Guaranty Agreement as to matters of California law are included solely out of an abundance of caution, and shall not be construed to mean that any of the above referenced provisions of California law are in any way applicable to this Guaranty Agreement or the Borrower’s Liabilities.

No provision or waiver in this Guaranty Agreement shall be construed as limiting the generality of any other provision or waiver contained in this Guaranty Agreement.

4.        Currency and Funds of Payment.    If the Administrative Agent so notifies the Guarantor in writing, at Administrative Agent’s sole and absolute discretion, payments under this Guaranty Agreement shall be the Dollar Equivalent of the Guaranteed Obligations or any portion thereof, determined as of the date payment is made. If any claim arising under or related to this Guaranty Agreement is reduced to judgment denominated in a currency (the “Judgment Currency”) other than the currencies in which the Guaranteed Obligations are denominated or the currencies payable hereunder (collectively the “Obligations Currency”), the judgment shall be for the equivalent in the Judgment Currency of the amount of the claim denominated in the Obligations Currency included in the judgment, determined as of the date of judgment. The equivalent of any Obligations Currency amount in any Judgment Currency shall be calculated at the Spot Rate for the purchase of the Obligations Currency with the Judgment Currency quoted by the Administrative Agent in the place of the Administrative Agent’s choice at or about 8:00 a.m. on the date for determination specified above. Each Guarantor shall indemnify the Administrative Agent and the Secured Parties and hold the Administrative Agent and the Secured Parties harmless from and against all loss or damage resulting from any change in exchange rates between the date any claim is reduced to judgment and the date of payment thereof by any Guarantor or any failure of the amount of any such judgment to be calculated as provided in this Section.

5.        Events of Default.    Without limiting the provisions of Section 2 hereof, in the event that there shall occur and be continuing an Event of Default and remedies shall have been exercised or amounts shall have become automatically due and payable, as the case may be, pursuant to Section 9.02 of the Credit Agreement, then notwithstanding any collateral or other security or credit support for the Borrower’s Liabilities, at the Administrative Agent’s election and without notice thereof or demand therefor, the Guarantors’ Obligations shall immediately be and become due and payable.

6.        Subordination.    Until this Guaranty Agreement is terminated in accordance with Section 22 hereof, each Guarantor hereby unconditionally subordinates all present and future debts, liabilities or obligations now or hereafter owing to such Guarantor (a) of the Borrower, to the payment in full of the Borrower’s Liabilities, (b) of every other Guarantor (an “obligated guarantor”), to the payment in full of the Guarantors’ Obligations of such obligated guarantor, and (c) of each other Person now or hereafter constituting a Loan Party, to the payment in full of the obligations of such Loan Party owing to any Secured Party and arising under the Loan Documents or the Related Credit Arrangements. All amounts due under such subordinated debts, liabilities, or obligations shall, upon request by the Administrative Agent after the occurrence and during the continuance of an Event of Default, be collected and paid over forthwith to the Administrative Agent for the benefit of the Secured Parties on account of the Borrower’s Liabilities, the Guarantors’ Obligations, or such other obligations, as applicable, and, after such request and pending such payment, shall be held by such Guarantor as agent and bailee of the Secured Parties separate and apart from all other funds, property and accounts of such Guarantor.

7.        Suits.     Each Guarantor from time to time shall pay to the Administrative Agent for the benefit of the Secured Parties, on demand, at the Administrative Agent’s place of business set forth in the Credit Agreement or such other address as the Administrative Agent shall give notice of to such Guarantor, the Guarantors’ Obligations as they become or are declared due, and in the event such payment is not made forthwith, the Administrative Agent may proceed to suit against any one or more or all of the Guarantors. At the Administrative Agent’s election, one or more and successive or concurrent suits may be brought hereon by the Administrative Agent against any one or more or all of the Guarantors, whether or not suit has been commenced against the Borrower, any other Guarantor, or any other Person and whether or not the Secured Parties have taken or failed to take any other action to collect all or any portion of the Borrower’s Liabilities or have taken or failed to take any actions against any collateral securing payment or performance of all or any portion of the Borrower’s Liabilities, and irrespective of any event, occurrence, or condition described in Section 3 hereof.

8.        Set-Off and Waiver.     Each Guarantor waives any right to assert against any Secured Party as a defense, counterclaim, set-off, recoupment or cross claim in respect of its Guarantor’s Obligations, any defense (legal or equitable) or other claim which such Guarantor may now or at any time hereafter have against the Borrower or any or all of the Secured Parties without waiving any additional defenses, set-offs, counterclaims or other claims otherwise available to such Guarantor. Each Guarantor agrees and hereby authorizes each Secured Party from and after the occurrence of an Event of Default at any time or times with or without prior notice to apply the balances of any deposits or deposit accounts, of any kind, or any interest in any deposits or deposit accounts, now or hereafter pledged, mortgaged, transferred or assigned to such Secured Party or otherwise in the possession or control of such Secured Party for any purpose (other than solely for safekeeping) for the account or benefit of such Guarantor, including any balance of any deposit account or of any credit of such Guarantor with the Secured

Party, whether now existing or hereafter established, or any part thereof to such of the Guarantor’s Obligations to the Secured Parties then due and in such amounts as provided for in the Credit Agreement or otherwise as they may elect. For the purposes of this Section 8, all remittances and property shall be deemed to be in the possession of a Secured Party as soon as the same may be put in transit to it by mail or carrier or by other bailee. Each Secured Party shall notify such Guarantor promptly of any such set-off and the appropriation and application made by such Secured Party; provided that no delay or failure of such notice shall in any way affect the validity, enforceability or finality of any such set-off.

9.        Waiver of Notice; Subrogation.

(a)      Each Guarantor hereby waives to the extent permitted by law notice of the following events or occurrences: (i) acceptance of this Guaranty Agreement; (ii) the Lenders’ heretofore, now or from time to time hereafter making Loans and issuing Letters of Credit and Bankers’ Acceptances and otherwise loaning monies or giving or extending credit to or for the benefit of the Borrower, whether pursuant to the Credit Agreement or the Notes or any other Loan Document or Related Agreement or any amendments, modifications, or supplements thereto, or replacements or extensions thereof; (iii) presentment, demand, default, non-payment, partial payment and protest; and (iv) any other event, condition, or occurrence described in Section 3 hereof. Each Guarantor agrees that each Secured Party may heretofore, now or at any time hereafter do any or all of the foregoing in such manner, upon such terms and at such times as each Secured Party, in its sole and absolute discretion, deems advisable, without in any way or respect impairing, affecting, reducing or releasing such Guarantor from its Guarantor’s Obligations, and each Guarantor hereby consents to each and all of the foregoing events or occurrences.

(b)      Each Guarantor hereby agrees that payment or performance by such Guarantor of its Guarantor’s Obligations under this Guaranty Agreement may be enforced by the Administrative Agent on behalf of the Secured Parties upon demand by the Administrative Agent to such Guarantor without the Administrative Agent being required, such Guarantor expressly waiving to the extent permitted by law any right it may have to require the Administrative Agent, to (i) prosecute collection or seek to enforce or resort to any remedies against the Borrower or any other Guarantor or any other guarantor of the Borrower’s Liabilities, or (ii) seek to enforce or resort to any remedies with respect to any security interests, Liens or encumbrances granted to the Administrative Agent or any Lender or other party to a Related Agreement by the Borrower, any other Guarantor or any other Person on account of the Borrower’s Liabilities or any guaranty thereof, IT BEING EXPRESSLY UNDERSTOOD, ACKNOWLEDGED AND AGREED TO BY SUCH GUARANTOR THAT DEMAND UNDER THIS GUARANTY AGREEMENT MAY BE MADE BY THE ADMINISTRATIVE AGENT, AND THE PROVISIONS HEREOF ENFORCED BY THE ADMINISTRATIVE AGENT, EFFECTIVE AS OF THE FIRST DATE ANY EVENT OF DEFAULT OCCURS AND IS CONTINUING UNDER THE CREDIT AGREEMENT.

(c)      Each Guarantor further agrees with respect to this Guaranty Agreement that it shall have no right of subrogation, reimbursement, contribution or indemnity, nor any right of recourse to security for the Borrower’s Liabilities unless and until all amounts owing to the Administrative Agent and the Lenders by the Borrower on account of the Borrower’s Liabilities are, subject to the reinstatement provisions of Section 13 hereof, paid in full, no Letters of Credit or Bankers’ Acceptances are outstanding and the Revolving Credit Commitments are terminated. If an amount shall be paid to any Guarantor on account of such rights at any time prior to termination of this Guaranty Agreement in accordance with the provisions of Section 22 hereof, such amount shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Administrative Agent, for the benefit of the Secured Parties, to be credited and applied upon the Guarantors’ Obligations, whether matured or unmatured, in accordance with the terms of the Credit Agreement or otherwise as the Secured Parties may elect. The agreements in this subsection shall survive repayment of all of the Guarantors’ Obligations, the termination or expiration of this Guaranty Agreement in any manner, including but not limited to termination in accordance with Section 22 hereof, and occurrence of the Facility Termination Date.

10.      Effectiveness; Enforceability.    This Guaranty Agreement shall be effective as of the date first above written and shall continue in full force and effect until termination in accordance with Section 22 hereof. Any claim or claims that the Secured Parties may at any time hereafter have against a Guarantor under this Guaranty Agreement may be asserted by the Administrative Agent on behalf of the Secured Parties by written notice directed to such Guarantor in accordance with Section 24 hereof.

11.      Representations and Warranties.    Each Guarantor warrants and represents to the Administrative Agent, for the benefit of the Secured Parties, that it is duly authorized to execute and deliver this Guaranty Agreement (or the Guaranty Joinder Agreement to which it is a party, as applicable), and to perform its obligations under this Guaranty Agreement, that this Guaranty Agreement (or the Guaranty Joinder Agreement to which it is a party, as applicable) has been duly executed and delivered on behalf of such Guarantor by its duly authorized representatives; that this Guaranty Agreement (and any Guaranty Joinder Agreement to which such Guarantor is a party) is legal, valid, binding and enforceable against such Guarantor in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles; and that such Guarantor’s execution, delivery and performance of this Guaranty Agreement (and any Guaranty Joinder Agreement to which such Guarantor is a party) do not violate or constitute a breach of any of its Organization Documents, any agreement or instrument to which such Guarantor is a party, or any law, order, regulation, decree or award of any governmental authority or arbitral body to which it or its properties or operations is subject.

12.      Expenses.    Each Guarantor agrees to be jointly and severally liable for the payment of all reasonable fees and expenses, including Attorney Costs, incurred by any Secured Party in connection with the enforcement of this Guaranty Agreement, whether or not suit be brought.

13.      Reinstatement.    Each Guarantor agrees that this Guaranty Agreement shall continue to be effective or be reinstated, as the case may be, at any time payment received by any Secured Party in respect of any Borrower’s Liabilities is rescinded or must be restored upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor (including in connection with a good faith settlement of any pending or threatened avoidance claim).

14.      Attorney-in-Fact.    To the extent permitted by law, each Guarantor hereby appoints the Administrative Agent, for the benefit of the Secured Parties, as such Guarantor’s attorney-in-fact for the purposes of carrying out the provisions of this Guaranty Agreement and taking any action and executing any instrument which the Administrative Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is coupled with an interest and is irrevocable; provided, that the Administrative Agent shall have and may exercise rights under this power of attorney only upon the occurrence and during the continuance of an Event of Default.

15.      Reliance.    Each Guarantor represents and warrants to the Administrative Agent, for the benefit of the Secured Parties, that: (a) such Guarantor has adequate means to obtain on a continuing basis (i) from the Borrower, information concerning the Borrower and the Borrower’s financial condition and affairs and (ii) from other reliable sources, such other information as it deems material in deciding to provide this Guaranty Agreement and any Guaranty Joinder Agreement (“Other Information”), and has full and complete access to the Borrower’s books and records and to such Other Information; (b) such Guarantor is not relying on any Secured Party or its or their employees, directors, agents or other representatives or Affiliates, to provide any such information, now or in the future; (c) such Guarantor has been furnished with and reviewed the terms of the Credit Agreement and such other Loan Documents and Related Agreements as it has requested, is executing this Guaranty Agreement (or the Guaranty Joinder Agreement to which it is a party, as applicable) freely and deliberately, and understands the obligations and financial risk undertaken by providing this Guaranty Agreement (and any Guaranty Joinder Agreement); (d) such Guarantor has relied solely on the Guarantor’s own independent investigation, appraisal and analysis of the Borrower, the Borrower’s financial condition and affairs, the “Other Information”, and such other matters as it deems material in deciding to provide this Guaranty Agreement (and any Guaranty Joinder Agreement) and is fully aware of the same; and (e) such Guarantor has not depended or relied on any Secured Party or its or their employees, directors, agents or other representatives or Affiliates, for any information whatsoever concerning the Borrower or the Borrower’s financial condition and affairs or any other matters material to such Guarantor’s decision to provide this Guaranty Agreement (and any Guaranty Joinder Agreement), or for any counseling, guidance, or special consideration or any promise therefor with respect to such decision. Each Guarantor agrees that no Secured Party has any duty or responsibility whatsoever, now or in the future, to provide to such Guarantor any information concerning the Borrower or the Borrower’s financial condition and affairs, or any Other Information, other than as expressly provided herein, and that, if such Guarantor receives any such information from any Secured Party or its or their employees, directors, agents or other representatives or Affiliates, such Guarantor will independently verify the information and will not rely on any Secured Party or its or their employees, directors, agents or other representatives or Affiliates, with respect to such information.

16.      Rules of Interpretation.    The rules of interpretation contained in Article I of the Credit Agreement shall be applicable to this Guaranty Agreement and each Guaranty Joinder Agreement and are hereby incorporated by reference. All representations and warranties contained herein shall survive the delivery of documents and any extension of credit referred to herein or guaranteed hereby.

17.      Entire Agreement.    This Guaranty Agreement and each Guaranty Joinder Agreement, together with the Credit Agreement and other Loan Documents, constitute and express the entire understanding between the parties hereto with respect to the subject matter hereof, and supersede all prior negotiations, agreements, understandings, inducements, commitments or conditions, express or implied, oral or written, except as herein contained. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof. Except as provided in Section 22, neither this Guaranty Agreement nor any Guaranty Joinder Agreement nor any portion or provision hereof or thereof may be changed, altered, modified, supplemented, discharged, canceled, terminated, or amended orally or in any manner other than as provided in the Credit Agreement.

18.      Binding Agreement; Assignment.    This Guaranty Agreement, each Guaranty Joinder Agreement and the terms, covenants and conditions hereof and thereof, shall be binding upon and inure to the benefit of the parties hereto and thereto, and to their respective heirs, legal representatives, successors and assigns; provided, however, that no Guarantor shall be permitted to assign any of its rights, powers, duties or obligations under this Guaranty Agreement, any Guaranty Joinder Agreement or any other interest herein or therein without the prior written consent of the Administrative Agent. Without limiting the generality of the foregoing sentence of this Section 18, each Guarantor acknowledges and agrees to the assignment and participation provisions of the Credit Agreement, including Article X and Section 11.06 thereof. All references herein to the Administrative Agent shall include any successor thereof.

19.      Related Credit Arrangements.    All obligations of the Borrower under Related Credit Arrangements to which any Lender or its Affiliates are a party shall be deemed to be Borrower’s Liabilities, and each Lender or Affiliate of a Lender party to any such Related Credit Arrangements shall be deemed to be a Secured Party hereunder with respect to such Borrower’s Liabilities; provided, however, that such obligations shall cease to be Borrower’s Liabilities at such time, prior to the Facility Termination Date, as such Person (or Affiliate of such Person) shall cease to be a “Lender” under the Credit Agreement.

No Person who obtains the benefit of this Guaranty Agreement by virtue of the provisions of this Section shall have, prior to the Facility Termination Date, any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Guarantors’ Obligations (including the release or modification of any Guarantors’ Obligations or security therefor) other than in its capacity as a Lender and only to the extent expressly provided in the Loan Documents. Each Secured Party not a party to the Credit Agreement who obtains the benefit of this Guaranty

Agreement by virtue of the provisions of this Section shall be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of the Credit Agreement, and with respect to the actions and omissions of the Administrative Agent hereunder or otherwise relating hereto that do or may affect such Secured Party, the Administrative Agent and each of its Related Parties shall be entitled to all the rights, benefits and immunities conferred under Article X of the Credit Agreement.

20.      Severability.    The provisions of this Guaranty Agreement are independent of and separable from each other. If any provision hereof shall for any reason be held invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of any other provision hereof, but this Guaranty Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein.

21.      Counterparts.    This Guaranty Agreement may be executed in any number of counterparts (including by facsimile) each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Guaranty Agreement to produce or account for more than one such counterpart executed by the Guarantor against whom enforcement is sought. Without limiting the foregoing provisions of this Section 21, the provisions of Section 11.10 of the Credit Agreement shall be applicable to this Guaranty Agreement.

22.      Termination.    Subject to reinstatement pursuant to Section 13 hereof, (a) this Guaranty Agreement and each Guaranty Joinder Agreement, and all of the Guarantors’ Obligations hereunder (excluding those Guarantors’ obligations relating to Borrower’s Liabilities that expressly survive such termination) shall terminate without delivery of any instrument or performance of any act by any party on the Facility Termination Date and (b) with respect to the Guarantor’s Obligations of any Guarantor Disposed of in accordance with the Credit Agreement, the Guarantor’s Obligations of such Guarantor shall terminate upon the consummation of the Disposition of such Guarantor in accordance with the terms of the Credit Agreement.

23.      Remedies Cumulative; Late Payments.    All remedies hereunder are cumulative and are not exclusive of any other rights and remedies of the Administrative Agent or any other Secured Party provided by law or under the Credit Agreement, the other Loan Documents or other applicable agreements or instruments. The making of the Loans and other Credit Extensions pursuant to the Credit Agreement shall be conclusively presumed to have been made or extended, respectively, in reliance upon each Guarantor’s guaranty of the Borrower’s Liabilities pursuant to the terms hereof.

24.      Notices.    Any notice required or permitted hereunder or under any Guaranty Joinder Agreement shall be given, (a) with respect to each Guarantor, at the address of the Borrower indicated in Schedule 11.02 of the Credit Agreement and (b) with respect to the Administrative Agent or any other Secured Party, at the Administrative Agent’s address indicated in Schedule 11.02 of the Credit Agreement. All such addresses may be modified, and all such notices shall be given and shall be effective, as provided in Section 11.02 of the Credit Agreement for the giving and effectiveness of notices and modifications of addresses thereunder.

25.      Joinder.    Each Person who shall at any time execute and deliver to the Administrative Agent a Guaranty Joinder Agreement substantially in the form attached as Exhibit A hereto shall thereupon irrevocably, absolutely and unconditionally become a party hereto and obligated hereunder as a Guarantor, and all references herein and in the other Loan Documents to the Guarantors or to the parties to this Guaranty Agreement shall be deemed to include such Person as a Guarantor hereunder.

26.      Termination of Parent Guaranty.    Effective as of the date hereof, the obligations of each “Guarantor” (as such term is defined in the Parent Guaranty) that is not a party to this Guaranty Agreement (each, a “Released Guarantor”) are hereby canceled in their entirety and each Released Guarantor is hereby released from all obligations and liabilities (excluding those obligations and liabilities relating to the Borrower’s Liabilities (as such term is defined in the Parent Guaranty) that expressly survive such termination) which such Released Guarantor owes to the “Secured Parties” (as such term is defined in the Parent Guaranty) under the Parent Guaranty and the Parent Guaranty is hereby terminated; provided, however, that the release effected hereby shall not in any way limit the obligations and liabilities of the Borrower under the Credit Agreement or any Guarantor hereunder.

27.      Governing Law; Venue; Waiver of Jury Trial.

(a)      THIS GUARANTY AGREEMENT AND EACH GUARANTY JOINDER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE PERFORMED, IN SUCH STATE.

(b)      EACH GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY AGREES AND CONSENTS THAT ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY AGREEMENT OR ANY GUARANTY JOINDER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREIN OR THEREIN MAY BE INSTITUTED IN ANY STATE OR FEDERAL COURT SITTING IN THE COUNTY OF NEW YORK, STATE OF NEW YORK, UNITED STATES OF AMERICA AND, BY THE EXECUTION AND DELIVERY OF THIS GUARANTY AGREEMENT OR A GUARANTY JOINDER AGREEMENT, SUCH GUARANTOR EXPRESSLY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE IN, OR TO THE EXERCISE OF JURISDICTION OVER IT AND ITS PROPERTY BY, ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING, AND EACH GUARANTOR HEREBY IRREVOCABLY SUBMITS GENERALLY AND UNCONDITIONALLY TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING.

(c)      EACH GUARANTOR AGREES THAT SERVICE OF PROCESS MAY BE MADE BY PERSONAL SERVICE OF A COPY OF THE SUMMONS AND COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT,

ACTION OR PROCEEDING, OR BY REGISTERED OR CERTIFIED MAIL (POSTAGE PREPAID) TO THE ADDRESS FOR NOTICES TO SUCH GUARANTOR IN EFFECT PURSUANT TO SECTION 24 HEREOF, OR BY ANY OTHER METHOD OF SERVICE PROVIDED FOR UNDER THE APPLICABLE LAWS IN EFFECT IN THE STATE OF NEW YORK.

(d)      NOTHING CONTAINED IN SUBSECTIONS (b) or (c) HEREOF SHALL PRECLUDE THE ADMINISTRATIVE AGENT FROM BRINGING ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY AGREEMENT OR ANY GUARANTY JOINDER AGREEMENT OR ANY OTHER LOAN DOCUMENT IN THE COURTS OF ANY JURISDICTION WHERE ANY GUARANTOR OR ANY OF SUCH GUARANTOR’S PROPERTY OR ASSETS MAY BE FOUND OR LOCATED.

(e)      IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER OR RELATED TO THIS GUARANTY AGREEMENT OR ANY GUARANTY JOINDER AGREEMENT OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR THAT MAY IN THE FUTURE BE DELIVERED IN CONNECTION THEREWITH, EACH GUARANTOR HEREBY AGREES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THAT ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY AND HEREBY IRREVOCABLY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT ANY SUCH GUARANTOR MAY HAVE TO TRIAL BY JURY IN ANY SUCH ACTION, SUIT OR PROCEEDING.

(f)      EACH GUARANTOR HEREBY EXPRESSLY WAIVES ANY OBJECTION IT MAY HAVE THAT ANY COURT TO WHOSE JURISDICTION IT HAS SUBMITTED PURSUANT TO THE TERMS HEREOF IS AN INCONVENIENT FORUM.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Amended and Restated Guaranty Agreement as of the day and year first written above.

GUARANTORS:

ANVIL 1, LLC
ANVIL 2, LLC
ANVIL INTERNATIONAL, LP
By: Anvil I, LLC, its General Partner
ANVILSTAR, LLC
FAST FABRICATORS, LLC
HENRY PRATT COMPANY, LLC
HENRY PRATT INTERNATIONAL, LLC
HERSEY METERS CO., LLC
HUNT INDUSTRIES, LLC
HYDRO GATE, LLC
JAMES JONES COMPANY, LLC
J.B. SMITH MFG CO., LLC
MCO 1, LLC
MCO 2, LLC
MILLIKEN VALVE, LLC
MUELLER CO. LTD.
By: MCO 1, LLC, its General Partner
MUELLER FINANCIAL SERVICES, LLC
MUELLER GROUP, LLC
MUELLER INTERNATIONAL, INC.
MUELLER INTERNATIONAL, L.L.C.
MUELLER INTERNATIONAL FINANCE, INC.
MUELLER INTERNATIONAL FINANCE, L.L.C.
MUELLER SERVICE CALIFORNIA, INC.
MUELLER SERVICE CO., LLC
UNITED STATES PIPE AND FOUNDRY COMPANY, LLC

By:

Name:	Walter A. Smith
Title:	Vice President

MUELLER GROUP CO-ISSUER, INC.

By:

Name:	Walter A. Smith
Title:	President

ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A., as Administrative Agent for the Lenders

By:

Name:

Title:

EXHIBIT A

Form of Guaranty Joinder Agreement

GUARANTY JOINDER AGREEMENT

THIS GUARANTY JOINDER AGREEMENT (the “Guaranty Joinder Agreement”), dated as of                     , 20     is made by                                         , a                                          (the “Joining Guarantor”), in favor of BANK OF AMERICA, N.A., in its capacity as Administrative Agent (the “Administrative Agent”) under that certain Amended and Restated Credit Agreement (as amended, amended and restated, modified, supplemented or replaced from time to time, the “Credit Agreement”), dated as of May 24, 2007, by and among Mueller Water Products, Inc. (the “Borrower”), the Lenders party thereto and the Administrative Agent. All capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement.

WHEREAS, certain Subsidiaries of the Borrower are party to an Amended and Restated Guaranty Agreement dated as of May 24, 2007 (as in effect on the date hereof, the “Guaranty Agreement”); and

WHEREAS, the Joining Guarantor is a Subsidiary of the Borrower and required by the terms of the Credit Agreement to become a “Guarantor” under the Credit Agreement and be joined as a party to the Guaranty Agreement; and

WHEREAS, the Joining Guarantor will materially benefit directly and indirectly from the credit facilities made available and to be made available to the Borrower by the Lenders under the Credit Agreement; and

NOW, THEREFORE, the Joining Guarantor hereby agrees as follows with the Administrative Agent, for the benefit of the Secured Parties (as defined in the Guaranty Agreement and including any Lender or Affiliate of any Lender party to a Related Credit Arrangement):

1.        Joinder.    The Joining Guarantor hereby irrevocably, absolutely and unconditionally becomes a party to the Guaranty Agreement as a Guarantor and bound by all the terms, conditions, obligations, liabilities and undertakings of each Guarantor or to which each Guarantor is subject thereunder, including without limitation the joint and several, unconditional, absolute, continuing and irrevocable guarantee to the Administrative Agent for the benefit of the Secured Parties of the payment and performance in full of the Borrower’s Liabilities (as defined in the Guaranty Agreement) whether now existing or hereafter arising, all with the same force and effect as if the Joining Guarantor were a signatory to the Guaranty Agreement.

2.        Affirmations.    The Joining Guarantor hereby acknowledges and reaffirms as of the date hereof with respect to itself, its properties and its affairs each of the waivers, representations, warranties, acknowledgements and certifications applicable to any Guarantor contained in the Guaranty Agreement.

3.        Severability.    The provisions of this Guaranty Joinder Agreement are independent of and separable from each other. If any provision hereof shall for any reason be held invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of any other provision hereof, but this Guaranty Joinder Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein.

4.        Counterparts.    This Guaranty Joinder Agreement may be executed in any number of counterparts each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Guaranty Joinder Agreement to produce or account for more than one such counterpart executed by the Joining Guarantor. Without limiting the foregoing provisions of this Section 4, the provisions of Section 11.10 of the Credit Agreement shall be applicable to this Guaranty Joinder Agreement.

5.        Delivery.    The Joining Guarantor hereby irrevocably waives notice of acceptance of this Guaranty Joinder Agreement and acknowledges that the Borrower’s Liabilities are and shall be deemed to be incurred, and credit extensions under the Loan Documents and the Related Credit Arrangements made and maintained, in reliance on this Guaranty Joinder Agreement and the Joining Guarantor’s joinder as a party to the Guaranty Agreement as herein provided.

6.        Governing Law; Venue; Waiver of Jury Trial.    The provisions of Section 27 of the Guaranty Agreement are hereby incorporated by reference as if fully set forth herein.

IN WITNESS WHEREOF, the Joining Guarantor has duly executed and delivered this Guaranty Joinder Agreement as of the day and year first written above.

JOINING GUARANTOR:

By:

Name:

Title:

EXHIBIT G

FORM OF SECURITY AGREEMENT

See attached.

G-1

Form of Security Agreement

AMENDED AND RESTATED SECURITY AGREEMENT

THIS AMENDED AND RESTATED SECURITY AGREEMENT (this “Security Agreement”) is made and entered into as of May 24, 2007 by MUELLER WATER PRODUCTS, INC., a Delaware corporation (“Mueller Water Products” and a “Grantor”), MUELLER GROUP, LLC, a Delaware limited liability company (“Mueller Group”, a “Guarantor” and a “Grantor”), EACH OF THE UNDERSIGNED SUBSIDIARIES OF THE BORROWER AND EACH OTHER PERSON WHO SHALL BECOME A PARTY HERETO BY EXECUTION OF A SECURITY JOINDER AGREEMENT (each a “Guarantor” and, collectively with Mueller Group, the “Guarantors” and, the Guarantors collectively with Mueller Water Products, the “Grantors”), and BANK OF AMERICA, N.A., a national banking association, as Administrative Agent (the “Administrative Agent”) for each of the lenders now or hereafter party to the Credit Agreement (as defined below) (collectively with the Administrative Agent and certain other Persons parties to Related Credit Arrangements as more particularly described in Section 21 hereof, the “Secured Parties”). All capitalized terms used but not otherwise defined herein or pursuant to Section 1 hereof shall have the respective meanings assigned thereto in the Credit Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, Mueller Group entered into a certain Credit Agreement, dated as of October 3, 2005, with the lenders party thereto (the “Pre-Restatement Lenders”) and Administrative Agent (as amended prior hereto, the “Pre-Restatement Credit Agreement”), pursuant to which the Pre-Restatement Lenders made available a term loan facility and a revolving credit facility with a letter of credit and swing line sublimit for the benefit of Mueller Group; and

WHEREAS, as of the date of the Pre-Restatement Credit Agreement, each of certain Guarantors (i) were a direct or indirect Subsidiary of Mueller Group, (ii) materially benefited from the loans made and letters of credit issued thereunder and (iii) as collateral security for payment and performance of the respective obligations and liabilities of Mueller Group under the Pre-Restatement Credit Agreement granted to the Administrative Agent, for the benefit of the Pre-Restatement Lenders, a security interest in certain of its personal property and assets pursuant to the terms of that certain Security Agreement dated as of October 3, 2005 (the “Pre-Restatement Security Agreement”); and

WHEREAS, as of the date of the Pre-Restatement Credit Agreement, Mueller Water Products (i) owned, and, as of the date hereof, Mueller Water Products owns, 100%, directly or indirectly, of the ownership interests of Mueller Group, (ii) materially benefited from the loans made and letters of credit issued thereunder and (iii) as collateral security for payment and performance of the respective obligations and liabilities of Mueller Group under the Pre-Restatement Credit Agreement granted to the Administrative Agent, for the benefit of the Pre-Restatement Lenders, a security interest in certain of its personal property and assets pursuant to the terms of that certain Pre-Restatement Security Agreement; and

WHEREAS, as collateral security for payment and performance of its obligations and liabilities under the Pre-Restatement Credit Agreement, Mueller Group granted to the Administrative Agent, for the benefit of the Pre-Restatement Lenders, a security interest in certain of its personal property and assets pursuant to the terms of that certain Pre-Restatement Security Agreement; and

WHEREAS, Mueller Group and Mueller Water Products have requested that the Administrative Agent and the Lenders amend and restate the Pre-Restatement Credit Agreement to provide, among other things, that Mueller Water Products be made the sole borrower by assignment from Mueller Group (in such capacity, the “Borrower”) pursuant to the terms of that certain Amended and Restated Credit Agreement dated as of May 24, 2007 among the Borrower, the Administrative Agent and the Lenders (as amended, amended and restated, modified, supplemented or replaced from time to time, the “Credit Agreement”); and

WHEREAS, each Subsidiary of the Borrower party hereto will materially benefit from the Loans and other credit facilities made or to be made available under the Credit Agreement, and in connection therewith and pursuant to the terms of the Credit Agreement each Subsidiary of the Borrower party hereto is a party (as signatory or by joinder) to a Guaranty pursuant to which it has guaranteed the full and prompt payment and performance of the Obligations and is required to execute and deliver this Security Agreement; and

WHEREAS, as collateral security for payment and performance of the Obligations and the obligations and liabilities of any Loan Party now existing or hereafter arising under Related Credit Arrangements, the Borrower is willing to grant to the Administrative Agent for the benefit of the Secured Parties a security interest in all of its personal property and assets pursuant to the terms of this Security Agreement; and

WHEREAS, as collateral security for payment and performance by each Guarantor of its Guarantor’s Obligations (as defined in the Guaranty to which such Guarantor is a party), and the payment and performance of its obligations and liabilities (whether now existing or hereafter arising) hereunder or under any of the other Loan Documents to which it is now or hereafter becomes a party, each Guarantor is willing to grant to the Administrative Agent for the benefit of the Secured Parties a security interest in all of its personal property and assets pursuant to the terms of this Security Agreement; and

WHEREAS, each Grantor is required to enter into this Security Agreement pursuant to the terms of the Credit Agreement; and

WHEREAS, the Secured Parties are unwilling to enter into the Loan Documents unless the Borrower and the Guarantors enter into this Security Agreement;

NOW, THEREFORE, in order to induce the Administrative Agent and the Lenders to amend and restate the Pre-Restatement Credit Agreement by entering into the Credit Agreement and to continue to perform their obligations thereunder, all as provided under the Credit Agreement, THE PARTIES HERETO AGREE that the Pre-Restatement Security Agreement is hereby amended and restated by this Security Agreement, with the effect that the Pre-Restatement Security Agreement as so amended and restated is hereby continued by this Pre-Restatement Security Agreement, and this Pre-Restatement Security Agreement shall constitute neither a release nor novation of any obligation or liability arising thereunder, and such obligation shall continue in effect on the terms hereof, all as follows:

1.        Certain Definitions.    Terms used in this Security Agreement, not otherwise expressly defined herein or in the Credit Agreement, and for which meanings are provided in the Uniform Commercial Code of the State of New York (the “UCC”), shall have such meanings.

2.        Grant of Security Interest.    Each Grantor hereby grants as collateral security for the payment, performance and satisfaction of all of the Borrower’s Obligations and its Guarantor’s Obligations (as defined in the Guaranty), as applicable, and the payment and performance of its obligations and liabilities (whether now existing or hereafter arising) hereunder or under any of the other Loan Documents to which it is now or hereafter becomes a party (such obligations and liabilities of the Grantors referred to collectively as the “Secured Obligations”), to the Administrative Agent for the benefit of the Secured Parties a continuing first priority security interest in and to, and collaterally assigns to the Administrative Agent for the benefit of the Secured Parties, all of the following property of such Grantor or in which such Grantor has or may have or acquire an interest or the power to transfer rights therein, whether now owned or existing or hereafter created, acquired or arising and wheresoever located, including the following:

(a)      All accounts, and including accounts receivable, contracts, bills, acceptances, choses in action, accounts constituting as-extracted collateral, and other forms of monetary obligations at any time owing to such Grantor arising out of property sold, leased, licensed, assigned or otherwise disposed of or for services rendered or to be rendered by such Grantor, and all of such Grantor’s rights with respect to any property represented thereby, whether or not delivered, property returned by customers and all rights as an unpaid vendor or lienor, including rights of stoppage in transit and of recovering possession by proceedings including replevin and reclamation (collectively referred to hereinafter as “Accounts”);

(b)      All inventory, including all goods manufactured or acquired for sale or lease, and any piece goods, raw materials, work in process and finished merchandise, as-extracted collateral, component materials, and all supplies, goods, incidentals, office supplies, packaging materials and any and all items used or consumed in the operation of the business of such Grantor or which may contribute to the finished product or to the sale, promotion and shipment thereof, in which such Grantor now or at any time hereafter may have an interest, whether or not the same is in transit or in the constructive, actual or exclusive occupancy or possession of such Grantor or is held by such Grantor or by others for such Grantor’s account (collectively referred to hereinafter as “Inventory”);

(c)      All goods, including all machinery, equipment, parts, supplies, apparatus, appliances, tools, patterns, molds, dies, blueprints, fittings, furniture, furnishings, fixtures and articles of tangible personal property of every description (but specifically excluding any vehicle covered by a certificate of title or ownership), and all computer programs embedded in any of the foregoing and all supporting information relating to such computer programs (collectively referred to hereinafter as “Equipment”);

(d)      All general intangibles, including all rights now or hereafter accruing to such Grantor under contracts, leases, agreements or other instruments, including all contracts or contract rights to perform or receive services, to purchase or sell goods, or to hold or use land or facilities, and to enforce all rights thereunder, all causes of action, corporate or business records, inventions, patents and patent rights, rights in mask works, designs, trade names and trademarks and all goodwill associated therewith, trade secrets, trade processes, copyrights, licenses, permits, franchises, customer lists, computer programs and software, all internet domain names and registration rights thereto, all internet websites and the content thereof, all payment intangibles, all claims under guaranties, tax refund claims, all rights and claims against carriers and shippers, leases, all claims under insurance policies, all interests (other than Pledged Interests (as defined in the Pledge Agreement)) in general and limited partnerships, limited liability companies, and other Persons not constituting securities, security entitlements, securities accounts, commodity contracts and commodity accounts, all rights to indemnification and all other intangible personal property and intellectual property of every kind and nature (collectively referred to hereinafter as “General Intangibles”);

(e)      All chattel paper, including tangible chattel paper, electronic chattel paper, or any hybrid thereof (collectively referred to hereinafter as “Chattel Paper”);

(f)      All investment property, including all securities, security entitlements, securities accounts, commodity contracts and commodity accounts of or maintained for the benefit of such Grantor, but excluding (i) Pledged Interests subject to any Pledge Agreement, (ii) the Subsidiary Securities of any Direct Foreign Subsidiary of such Grantor, or the portion thereof, not pledged as permitted by the Pledge Agreement, (iii) the Subsidiary Securities of any Domestic Subsidiary that is not a Material Subsidiary and is not listed on Schedule I to the Pledge Agreement on the Closing Date and (iv) any other investment property constituting capital stock of any Person not organized under the federal laws of the United States or the laws of any state of the United States or the District of Columbia that, if such Person were a Subsidiary of such Grantor, would not constitute a Material Subsidiary (without regard to the proviso of the definition thereof) (collectively referred to hereinafter as “Investment Property”);

(g)      All instruments, including all promissory notes (collectively referred to hereinafter as “Instruments”);

(h)      All documents, including warehouse receipts, bills of lading and other documents of title;

(i)      All books and records relating to any of the foregoing (including customer data, credit files, ledgers, computer programs, printouts, and other computer materials and records (and all media on which such data, files, programs, materials and records are or may be stored)); and

(j)      All proceeds, products and replacements of, accessions to, and substitutions for, any of the foregoing, including without limitation proceeds of insurance policies insuring any of the foregoing;

EXCLUDING, HOWEVER, from each of the foregoing paragraphs (and from each definition contained therein) (1) any of such property or property rights financed with Indebtedness permitted by Section 8.03(e) of the Credit Agreement and encumbered by a Lien of the provider of such Indebtedness permitted by Section 8.01(j), to the extent and only so long as the agreements creating such Indebtedness or such Lien prohibit any other Lien on such property, (2) motor vehicles and other assets subject to certificates of title the perfection of a security interest in which is excluded from the Uniform Commercial Code in the relevant jurisdiction, (3) any Commercial Tort Claims, (4) any Letter-of-Credit Rights, (5) any of such property (including without limitation deposit accounts and securities accounts) the perfection of a security interest in which control is required under the Uniform Commercial Code in the relevant jurisdiction, and (6) any property that would otherwise constitute a General Intangible to the extent that the grant of a security interest in such property is prohibited by any requirement of law of a Governmental Authority, requires a consent not obtained from any Governmental Authority pursuant to such requirement of law or is prohibited by, or constitutes a breach or default under or results in the termination of or requires any consent not obtained under, any contract, license, permit, agreement, instrument or other document evidencing or giving rise to such property or, in the case of any Investment Property, any applicable shareholder, joint venture or similar agreement, except in each case to the extent that such requirement of law or the term in such contract, license, agreement, instrument or other document or shareholder, joint venture or similar agreement providing for such prohibition, breach, default or termination or requiring such consent is ineffective under applicable law; provided, however, the exclusion in this part (6) shall not apply to Equity Interests in joint venture investments or Subsidiaries acquired or created after the Closing Date unless after reasonable best efforts the relevant Grantor is unable either to avoid the conditions set forth in this part (6) or to obtain consents, waivers or approvals thereof.

All of the property and interests in property described in subsections (a) through (j), subject to the foregoing exclusion, are herein collectively referred to as the “Collateral”.

3.        Perfection.    Each Grantor acknowledges that the Administrative Agent shall file financing statements pursuant to the UCC in order that upon the filing of the same the Administrative Agent, for the benefit of the Secured Parties, shall have a duly perfected security interest in all Collateral in which a security interest can be perfected by the filing of financing statements under applicable law, with the effect that the Liens conferred in favor of the Administrative Agent shall be and remain duly perfected and of first priority subject only, to the extent applicable, to Liens allowed to exist and have priority under Section 8.01 of the Credit Agreement (“Permitted Liens”). All financing statements (including all amendments thereto and continuations thereof), certificates, acknowledgments and other documents and instruments furnished in connection with the creation, enforcement, protection, perfection or priority of the Administrative Agent’s security interest in Collateral, including such items as are described above in this Section 3, are sometimes referred to herein as “Perfection Documents”. The delivery of possession of items of or evidencing Collateral, causing other Persons to execute and deliver Perfection Documents as appropriate, the filing or recordation of Perfection Documents, and the taking of such other actions as may be necessary or advisable in the determination of the Administrative Agent to create, enforce, protect, perfect, or establish or maintain the priority of, the security interest of the Administrative Agent for the benefit of the Secured Parties in the Collateral is sometimes referred to herein as “Perfection Action”.

4.        Maintenance of Security Interest; Further Assurances.

(a)      Each Grantor will from time to time at its own expense deliver specific assignments of Collateral or such other Perfection Documents, and take such other or additional Perfection Action, as may be required by the terms of the Loan Documents or as the Administrative Agent may reasonably request in connection with the administration or enforcement of this Security Agreement or related to the Collateral or any part thereof in order to carry out the terms of this Security Agreement, to perfect, protect, maintain the priority of or enforce the Administrative Agent’s security interest in the Collateral, subject only to Permitted Liens, or otherwise better to assure and confirm unto the Administrative Agent its rights, powers and remedies for the benefit of the Secured Parties hereunder. Without limiting the foregoing, each Grantor hereby irrevocably authorizes the Administrative Agent to file, without the signature of the Grantor appearing thereon, financing statements (including amendments thereto and initial financing statements in lieu of continuation statements) or other Perfection Documents (including copies thereof) showing such Grantor as “debtor” at such time or times and in all filing offices as the Administrative Agent may from time to time determine to be necessary or advisable to perfect or protect the rights of the Administrative Agent and the Secured Parties hereunder, or otherwise to give effect to the transactions herein contemplated. Each Grantor hereby irrevocably ratifies and acknowledges the Administrative Agent’s authority to have effected filings of Perfection Documents made by the Administrative Agent prior to the date of execution of this Security Agreement or Security Joinder Agreement by such Grantor, as applicable (with respect to each Grantor, its “Applicable Date”).

(b)      With respect to any and all Collateral, each Grantor agrees to do and cause to be done all things necessary to perfect, maintain the priority of and keep in full force the security interest granted in favor of the Administrative Agent for the benefit of the Secured Parties, including, but not limited to, the payment upon demand therefor by the Administrative Agent of all fees and expenses (including documentary stamp, excise or intangibles taxes) incurred in connection with the preparation, delivery, or filing of any Perfection Document or the taking of any Perfection Action to perfect, protect or enforce a security interest in Collateral in favor of the Administrative Agent for the benefit of the Secured Parties, subject only to Permitted Liens. All amounts not so paid when due shall constitute additional Secured Obligations.

(c)      Each Grantor agrees that, in the event any proceeds (other than goods) of Collateral shall be or become commingled with other property not constituting Collateral, then such proceeds may, to the extent permitted by law, be identified by application of the lowest intermediate balance rule to such commingled property.

5.        Receipt of Payment.    In the event an Event of Default shall occur and be continuing and a Grantor (or any of its Affiliates, Subsidiaries, stockholders, directors, officers, employees or agents) shall receive any proceeds of Collateral, including without limitation monies, checks, notes, drafts or any other items of payment, each Grantor shall hold all such items of payment in trust for the Administrative Agent for the benefit of the Secured Parties, and as the property of the Administrative Agent for the benefit of the Secured Parties, separate from the funds and other property of such Grantor, and no later than the first Business Day following the receipt thereof, at the election of the Administrative Agent, such Grantor shall cause such

Collateral to be forwarded to the Administrative Agent for its custody, possession and disposition on behalf of the Secured Parties in accordance with the terms hereof and of the other Loan Documents.

6.        Preservation and Protection of Collateral.

(a)      The Administrative Agent shall be under no duty or liability with respect to the collection, protection or preservation of the Collateral, or otherwise. Each Grantor shall be responsible for the safekeeping of its Collateral, and in no event shall the Administrative Agent have any responsibility for (i) any loss or damage thereto or destruction thereof occurring or arising in any manner or fashion from any cause, (ii) any diminution in the value thereof, or (iii) any act or default of any carrier, warehouseman, bailee or forwarding agency thereof or other Person in any way dealing with or handling such Collateral.

(b)      Each Grantor shall keep and maintain its tangible personal property Collateral in good operating condition and repair, ordinary wear and tear excepted.

(c)      Each Grantor agrees (i) to pay when due all taxes, charges and assessments against the Collateral in which it has any interest, unless (A) being contested in good faith by appropriate proceedings diligently conducted and against which adequate reserves have been established in accordance with GAAP and (B) all enforcement proceedings in the nature of levy or foreclosure are effectively stayed, except with respect to such claims the aggregate claimed amount of which does not exceed $1,000,000, and (ii) to cause to be terminated and released all Liens (other than Permitted Liens) on the Collateral. Upon the failure of any Grantor to so pay or contest the taxes, charges, or assessments required to be paid pursuant to the preceding sentence, or cause the Liens required to be terminated pursuant to the preceding sentence so to be terminated, the Administrative Agent at its option may pay or contest any of them or amounts relating thereto (the Administrative Agent having the sole right to determine the legality or validity and the amount necessary to discharge such taxes, charges, Liens or assessments) but shall not have any obligation to make any such payment or contest; provided that if any such taxes, charges or assessments are being contested in good faith by the applicable Grantor, the Administrative Agent will consult with such Grantor before making any such payment unless the Administrative Agent determines in good faith that payment prior to such consultation is advisable to protect the interest of the Secured Parties; provided further, that the Administrative Agent’s failure to so consult with such Grantor will not affect or limit the Administrative Agent’s security interest or other rights hereunder or the rights of the Secured Parties under the Loan Documents. All sums so disbursed by the Administrative Agent, including, to the extent payable pursuant to Section 11.04 of the Credit Agreement, fees, charges and disbursements of counsel for the Secured Parties (“Attorney Costs”), court costs, expenses and other charges related thereto, shall be payable on demand by the applicable Grantor to the Administrative Agent and shall be additional Secured Obligations secured by the Collateral.

7.        Status of Grantors and Collateral Generally.    Each Grantor represents and warrants to, and covenants with, the Administrative Agent for the benefit of the Secured Parties, with respect to itself and the Collateral as to which it has or acquires any interest, that:

(a)      It is at its Applicable Date (or as to Collateral acquired after its Applicable Date will be upon the acquisition of the same) and, except as permitted by the Credit Agreement and subsection (b) of this Section 7, will continue to be, the owner of the Collateral, free and clear of all Liens, other than the security interest hereunder in favor of the Administrative Agent for the benefit of the Secured Parties and Permitted Liens, and that it will at its own cost and expense defend such Collateral and any products and proceeds thereof against all claims and demands of all Persons (other than holders of Permitted Liens to the extent of their claims permitted under the Credit Agreement) at any time claiming the same or any interest therein adverse to the Secured Parties. After the occurrence and during the continuation of an Event of Default, upon the failure of any Grantor to so defend, the Administrative Agent may do so at its option but shall not have any obligation to do so. All sums so disbursed by the Administrative Agent, including reasonable Attorney Costs, court costs, expenses and other charges related thereto, shall be payable on demand by the applicable Grantor to the Administrative Agent and shall be additional Secured Obligations secured by the Collateral.

(b)      It shall not (i) sell, assign, transfer, lease, license or otherwise dispose of any of, or grant any option with respect to, the Collateral, except for dispositions permitted under the Credit Agreement, (ii) create or suffer to exist any Lien upon or with respect to any of the Collateral except for the security interests created by this Security Agreement and Permitted Liens, or (iii) take any other action in connection with any of the Collateral that would materially impair the value of the interest or rights of such Grantor in the Collateral taken as a whole or that would materially impair the interest or rights of the Administrative Agent for the benefit of the Secured Parties.

(c)      It has full power, legal right and lawful authority to enter into this Security Agreement (and any Security Joinder Agreement applicable to it) and to perform its terms, including the grant of the security interests in the Collateral herein provided for.

(d)      No authorization, consent, approval or other action by, and no notice to or filing with, any Governmental Authority or any other Person which has not been given or obtained, as the case may be, is required either (i) for the grant by such Grantor of the security interests granted hereby or for the execution, delivery or performance of this Security Agreement (or any Security Joinder Agreement) by such Grantor, or (ii) for the perfection of or the exercise by the Administrative Agent, on behalf of the Secured Parties, of its rights and remedies hereunder, except for action required by the UCC to perfect and exercise remedies with respect to the security interest conferred hereunder.

(e)      Schedule 7(e) attached hereto contains true and complete information as to each of the following: (i) the exact legal name of each Grantor as it appears in its Organization Documents as of its Applicable Date and at any time during the five (5) year period ending as of its Applicable Date (the “Covered Period”), (ii) the jurisdiction of formation and form of organization of each Grantor, and the identification number (if any) of such Grantor in its jurisdiction of formation, (iii) each address of the chief executive office of each Grantor as of its Applicable Date and at any time during the Covered Period, (iv) all trade names or trade styles used by such Grantor as of its Applicable Date and at any time during the Covered Period, (v) the address of each location within the United States of such Grantor at which any tangible personal property Collateral (including Account Records and Account Documents (as such terms are defined in Section 9(a)(i) hereof)) is located at its Applicable Date, (vi) with respect to each location described in clause (v) that is not owned beneficially and of record by such Grantor, the name and address of the owner thereof and (vii) the name of each Person other than such Grantor and each address within the United States of such Person at which any tangible personal property Collateral of such Grantor is held under any warehouse, consignment, bailment or other arrangement as of its Applicable Date. No Grantor shall change its name, change its jurisdiction of formation (whether by reincorporation, merger or otherwise), or change the location of its chief executive office, except in each case upon giving not less than fifteen (15) days’ prior written notice to the Administrative Agent and taking or causing to be taken at such Grantor’s expense all such Perfection Action, including the delivery of such Perfection Documents, as may be reasonably requested by the Administrative Agent to perfect or protect, or maintain the perfection and priority of, the Lien of the Administrative Agent for the benefit of the Secured Parties in Collateral contemplated hereunder. In the event that any Grantor shall utilize any additional location where tangible personal property Collateral (including Account Records and Account Documents, but excluding tangible personal property located on site in connection with the construction of homes), the book value of which exceeds $500,000 at such location, may be located, such Grantor shall provide the Administrative Agent with written notice thereof within thirty (30) days following such utilization of an additional location.

(f)      No Grantor shall engage in any consignment transaction in respect of any Equipment or Inventory, whether as consignee or consignor, other than consignments, to consignees disclosed to and acceptable to the Administrative Agent, by such Grantor as consignor of Inventory at no time having an aggregate value in excess of $5,000,000 and provided that the Grantor shall have caused at its expense to be prepared and executed such additional Perfection Documents and to be taken such other Perfection Action as the Administrative Agent may deem necessary or advisable to carry out the transactions contemplated by this Security Agreement.

(g)      No Grantor shall cause, suffer or permit any of the Equipment or Inventory having an aggregate value in excess of $5,000,000 (i) to be evidenced by any document of title (except for shipping documents as necessary or customary to effect the receipt of raw materials or components or the delivery of inventory to customers, in each case in the ordinary course of business) or (ii) to be in the possession, custody or control of any warehouseman or other bailee unless (A) such location and Person are set forth on Schedule 7(e) or the Administrative Agent shall have received not less than fifteen (15) days’ prior written notice of each such transaction, (B) unless otherwise agreed to by the Administrative Agent, the relevant Grantor shall use commercially reasonable efforts to provide to the Administrative Agent a duly executed acknowledgement of the security interest conferred hereunder (in form and substance satisfactory to the Administrative Agent) from such bailee, and (C) the Grantor shall have caused at its expense to be prepared and executed such additional Perfection Documents and to be taken such other Perfection Action as the Administrative Agent may deem necessary or advisable to carry out the transactions contemplated by this Security Agreement.

(h)      No Equipment or Inventory is or shall be located at any location that is leased by such Grantor from any other Person other than Equipment or Inventory the value of which, when aggregated with all other Equipment and Inventory kept at any location which is leased by all Grantors, is less than $20,000,000, unless (x) such location and lessor is set forth on Schedule 7(e) attached hereto or such Grantor provides not less than fifteen (15) days’ prior written notice thereof to the Administrative Agent, (y) the relevant Grantor shall use commercially reasonable efforts to obtain from such lessor a written acknowledgement of the Lien in favor of the Administrative Agent for the benefit of the Secured Parties conferred hereunder and waiver of its statutory and consensual liens and rights with respect to such Collateral, all in form and substance acceptable to the Administrative Agent, which such Grantor shall use commercially reasonable efforts to have delivered to the Administrative Agent prior to any Collateral being located at any such location other than with respect to Collateral so located on the Closing Date, in each case unless otherwise agreed to by the Administrative Agent, and (z) the Grantor shall have caused at its expense to be prepared and executed such additional Perfection Documents and to be taken such other Perfection Action as the Administrative Agent may deem necessary or advisable to carry out the transactions contemplated by this Security Agreement.

(i)      With respect to any property of a Grantor (other than property the granting of a Lien on which is expressly prohibited by Applicable Law) that (x) would constitute Collateral but for the operation of part (6) of the exclusionary paragraph immediately following Section 2(j) hereof, and (y) has a fair market value in excess of $15,000,000, the Grantor having rights in such property shall use commercially reasonable efforts to obtain such consents, waivers or approvals, the obtaining of which will result in such property constituting Collateral notwithstanding the operation of part (6) of such exclusionary paragraph.

8.        Inspection.    The Administrative Agent (by any of its officers, employees and agents), on behalf of the Secured Parties, shall have the right upon prior notice to an executive officer of any Grantor, and at any reasonable times during such Grantor’s usual business hours (and no more frequently than quarterly unless an Event of Default has occurred and is continuing), to inspect the Collateral, all records related thereto (and to make extracts or copies from such records), and the premises upon which any of the Collateral is located, to discuss such Grantor’s affairs and finances with any officer or any independent public accountant of such Grantor (other than any officer or any independent public accountant obligated on any Accounts (“Account Debtors”) except as expressly otherwise permitted in the Loan Documents) and to verify with any such officer or any such independent public accountant other than (except as expressly otherwise permitted in the Loan Documents) Account Debtors the amount, quality, quantity, value and condition of, or any other matter relating to, the Collateral and, if an Event of Default has occurred and is continuing, to discuss such Grantor’s affairs and finances with such Grantor’s Account Debtors and to verify the amount, quality, value and condition of, or any other matter relating to, the Collateral with such Account Debtors. Upon or after the occurrence and during the continuation of an Event of Default, the Administrative Agent may at any time and from time to time employ and maintain on such Grantor’s premises a custodian selected by the Administrative Agent who shall have full authority to do all acts necessary to protect the Administrative Agent’s (for the benefit of the Secured Parties) interest. All reasonable expenses incurred by the Administrative Agent, on behalf of the Secured Parties, by reason of the employment of such custodian shall be paid by such Grantor on demand from time to time and shall be added to the Secured Obligations secured by the Collateral.

9.        Specific Collateral.

(a)      Accounts.    With respect to its Accounts whether now existing or hereafter created or acquired and wheresoever located, each Grantor represents, warrants and covenants to the Administrative Agent for the benefit of the Secured Parties that:

(i)      Each Grantor shall keep accurate and complete records of its Accounts (“Account Records”) and from time to time, upon the request of the Administrative Agent, such Grantor shall promptly (but in no event later than ten (10) Business Days after such request) provide the Administrative Agent with a schedule of Accounts in form acceptable to the Administrative Agent describing all Accounts created or acquired by such Grantor (“Schedule of Accounts”); provided, however, that such Grantor’s failure to execute and deliver any such Schedule of Accounts shall not affect or limit the Administrative Agent’s security interest or other rights in and to any Accounts for the benefit of the Secured Parties. If requested by the Administrative Agent, each Grantor shall furnish the Administrative Agent with copies of proof of delivery and other documents relating to the Accounts so scheduled, including without limitation repayment histories and present status reports (collectively, “Account Documents”) and such other information relating to the status of then existing Accounts as the Administrative Agent shall reasonably request.

(ii)      The Accounts are genuine, are in all respects what they purport to be, are not evidenced by an instrument or document or, if evidenced by an instrument or document, are only evidenced by one original instrument or document.

(iv)     The Accounts cover bona fide sales and deliveries of Inventory and other dispositions of property usually dealt in by such Grantor, or the rendition by such Grantor of services, to an Account Debtor in the ordinary course of business.

(v)      The amounts of the face value of any Account shown or reflected on any Schedule of Accounts, invoice statement, or certificate delivered to the Administrative Agent, are actually owing to such Grantor and are not contingent for any reason, and except as may be stated in the Schedule of Accounts and reflected in the calculation of the face value of each respective invoice related thereto, there are no setoffs, discounts, allowances, claims, counterclaims or disputes of any kind or description in an amount greater than $1,000,000 in the aggregate, or greater than $500,000 individually, existing or asserted with respect thereto and such Grantor has not made any agreement with any Account Debtor thereunder for any deduction therefrom.

(vi)     Except for conditions generally applicable to such Grantor’s industry and markets, there are no facts, events, or occurrences known to such Grantor pertaining particularly to any Accounts which are reasonably expected to impair in any way the validity, collectibility or enforcement of Accounts that would reasonably be likely, in the aggregate, to have a Material Adverse Effect.

(b)      Inventory.    With respect to its Inventory whether now existing or hereafter created or acquired and wheresoever located, each Grantor represents, warrants and covenants to the Administrative Agent for the benefit of the Secured Parties that each Grantor shall keep accurate and complete records itemizing and describing the kind, type, location and quantity of Inventory, its cost therefor and the selling price of Inventory held for sale, and the daily withdrawals therefrom and additions thereto, and from time to time, upon the request of the Administrative Agent, such Grantor shall promptly (but in no event later than ten (10) Business Days after such request) provide the Administrative Agent with a current schedule of Inventory based upon its most recent physical inventory and its daily inventory records. Unless otherwise agreed to by the Administrative Agent, each Grantor shall conduct a physical inventory no less frequently than annually.

(c)      Equipment.    With respect to its Equipment whether now existing or hereafter created or acquired and wheresoever located, each Grantor represents, warrants and covenants to the Administrative Agent for the benefit of the Secured Parties that the Grantors shall maintain accurate, itemized records describing the kind, type, quality, quantity and value of its Equipment.

(d)      Investment Property.    With respect to its Investment Property whether now existing or hereafter created or acquired and wheresoever located, each Grantor represents, warrants and covenants to the Administrative Agent for the benefit of the Secured Parties that:

(i)      Schedule 9(d)    attached hereto contains a true and complete description of (x) the name and address of each securities intermediary with which such Grantor maintains a securities account in which Investment Property is or may at any time be credited or maintained, and (y) all other Investment Property of such Grantor granted under Section 2 of this Security Agreement. From time to time, upon the request of the Administrative Agent, such Grantor shall promptly (but in no event later than ten (10) Business Days after such request) provide the Administrative Agent with copies of each account agreement between the applicable securities intermediary and such Grantor and the most recent statement of account pertaining to such securities account (or a summary or summaries of the information in such account statements in form reasonably acceptable to the Administrative Agent).

(ii)      Without limiting the generality of the foregoing, no Grantor shall cause, suffer or permit any Investment Property having a value in excess of $1,000,000 in the aggregate to be credited to or maintained in any securities account not listed on Schedule 9(d) attached hereto except in each case upon giving not less than fifteen (15) days’ prior written notice to the Administrative Agent and taking or causing to be taken at such Grantor’s expense all such Perfection Action, including the delivery of such Perfection Documents, as may be reasonably requested by the Administrative Agent to perfect or protect, or maintain the perfection and priority of, the Lien of the Administrative Agent for the benefit of the Secured Parties in Collateral contemplated hereunder.

(iii)     So long as no Event of Default shall have occurred and be continuing, the registration of Investment Property in the name of a Grantor as record and beneficial owner shall not be changed and such Grantor shall be entitled to exercise all voting and other rights and powers pertaining to Investment Property for all purposes not inconsistent with the terms hereof.

(iv)     Upon the occurrence and during the continuance of any Event of Default, at the option of the Administrative Agent, all rights of the Grantors to exercise the voting or consensual rights and powers which it is authorized to exercise pursuant to clause (iii) immediately above shall cease and the Administrative Agent may thereupon (but shall not be obligated to), at its request, cause such Collateral to be registered in the name of the Administrative Agent or its nominee or agent for the benefit of the Secured Parties and/or exercise such voting or consensual rights and powers as appertain to ownership of such Collateral, and to that end each Grantor hereby appoints the Administrative Agent as its proxy, with full power of substitution, to vote and exercise all other rights as a shareholder with respect to such Investment Property upon the occurrence and during the continuance of any Event of Default, which proxy is coupled with an interest and is irrevocable until the Facility Termination Date (or such earlier date on which the Lien on the Investment Property granted by such Grantor is released in accordance with the terms of the Loan Documents), and each Grantor hereby agrees to provide such further proxies as the Administrative Agent may reasonably request to give effect to the foregoing appointment; provided, however, that the Administrative Agent in its discretion may from time to time refrain from exercising, and shall not be obligated to exercise, any such voting or consensual rights or such proxy.

(v)      Upon the occurrence and during the continuance of any Event of Default, all rights of the Grantors to receive and retain cash dividends and other distributions upon or in respect to Investment Property pursuant to clause (iii) above shall cease and shall thereupon be vested in the Administrative Agent for the benefit of the Secured Parties, and each Grantor shall, or shall cause, all such cash dividends and other distributions with respect to the Investment Property to be promptly delivered to the Administrative Agent (together, if the Administrative Agent shall request, with any documents related thereto) to be held, released or disposed of by it hereunder or, at the option of the Administrative Agent, to be applied to the Secured Obligations.

10.      Insurance.

(a)      Each Grantor will keep the Collateral continuously insured against such risks as are customarily insured against by businesses of like size and type engaged in the same or similar operations including (i) casualty insurance on the Inventory and the Equipment in an amount not less than the full insurable value thereof, against loss or damage by theft, fire, lightning and other hazards ordinarily included under uniform broad form standard extended coverage policies, limited only as may be provided in the standard broad form of extended coverage endorsement at the time in use in the states in which the Collateral is located, (ii) comprehensive general liability insurance against liability on account of damage to persons and property occurring with or about such Collateral, (iii) liability insurance with respect to the operation of its facilities under the workers’ compensation laws of the states in which such Collateral is located, and (iv) business interruption insurance, each of which policies of insurance will be with insurance companies satisfying the requirements of Section 7.07 of the Credit Agreement and shall be reasonably satisfactory to the Administrative Agent in all other respects (which insurance may be provided by blanket policies now or hereafter maintained by each or any Grantor).

(b)      Each insurance policy obtained in satisfaction of the requirements of Section 10(a) shall (i) provide that the insurer affording coverage will endeavor to mail thirty (30) days written notice to the Administrative Agent if the policy is to be cancelled, except for non-payment of premium, as to which such policies shall provide for at least fifteen (15) days’ prior written notice to the Administrative Agent, and (ii) name the Administrative Agent as additional insured party or loss payee, or both, as applicable, unless otherwise reasonably agreed to by the Administrative Agent.

(c)      The Net Proceeds (as defined in Section 10(d)) of the insurance carried pursuant to the provisions of Sections 10(a)(ii) and 10(a)(iii) shall be applied by such Grantor toward satisfaction of the claim or liability with respect to which such insurance proceeds may be paid.

(d)      To the extent the Net Proceeds of the insurance carried with respect to the Collateral pursuant to the provisions of Section 10(a)(i) hereof with respect to any occurrence shall exceed $2,000,000, such Net Proceeds shall be paid to such Grantor and held by such Grantor in a separate account and applied, as long as no Event of Default shall have occurred and be continuing, as follows: after any loss under any such insurance and payment of the proceeds of such insurance, each Grantor shall have a period of 270 days after payment of the insurance proceeds with respect to such loss to elect to either (x) repair or replace the Collateral so damaged, (y) deliver such Net Proceeds to the Administrative Agent, for the benefit of the Secured Parties, as additional Collateral or (z) apply such Net Proceeds to the acquisition of tangible assets constituting Collateral used or useful in the conduct of the business of such Grantor, subject to the provisions of this Security Agreement. If such Grantor elects to repair or replace the Collateral so damaged, such Grantor agrees the Collateral shall be repaired to a condition substantially similar to or of better quality or higher value than its condition prior to damage or replaced with Collateral in a condition substantially similar to or of better quality or higher value than the condition of the Collateral so replaced prior to damage. At all times during which an Event of Default shall have occurred and be continuing, the Administrative Agent shall be entitled to receive direct and immediate payment of the proceeds of such insurance and such Grantor shall take all action as the Administrative Agent may reasonably request to accomplish such payment. Notwithstanding the foregoing, after the occurrence and during the continuation of an Event of Default, in the event such Grantor shall receive any such proceeds, such Grantor shall immediately deliver such proceeds to such Administrative Agent for the benefit of the Secured Parties as additional Collateral, and pending such delivery shall hold such proceeds in trust for the benefit of the Secured Parties and keep the same segregated from its other funds. “Net Proceeds” when used in this Section 10(d) shall mean the gross insurance proceeds, award or other amount, less all taxes, fees and expenses (including Attorney Costs) incurred in the realization thereof.

(e)      In case of any material damage to, destruction or loss of, or claim or proceeding against, all or any material part of the Collateral pledged hereunder by a Grantor, such Grantor shall give prompt notice thereof to the Administrative Agent. Each such notice shall describe generally the nature and extent of such damage, destruction, loss, claim or proceeding. Subject to Section 10(d), each Grantor is hereby authorized and empowered to adjust or compromise any loss under any such insurance other than losses relating to claims made directly against any Secured Party as to which the insurance described in Section 10(a)(ii) or (iii) is applicable.

11.      Rights and Remedies Upon Event of Default.    Upon the occurrence and during the continuation of an Event of Default, the Administrative Agent shall have the following rights and remedies on behalf of the Secured Parties in addition to any rights and remedies set forth elsewhere in this Security Agreement or the other Loan Documents, all of which may be exercised with or, if allowed by law, without notice to a Grantor:

(a)      All of the rights and remedies of a secured party under the UCC or under other applicable law, all of which rights and remedies shall be cumulative, and none of which shall be exclusive, to the extent permitted by law, in addition to any other rights and remedies contained in this Security Agreement or any other Loan Document;

(b)      The right to foreclose the Liens and security interests created under this Security Agreement by any available judicial procedure or without judicial process;

(c)      The right to (i) require such Grantor or any bailee or other agent of such Grantor to assemble the Collateral and make it available to the Administrative Agent at a place to be designated by the Administrative Agent that is reasonably convenient to both parties and (ii) notify any or all Persons who have possession of or control over any Collateral of the occurrence of an Event of Default and other appropriate circumstances, and exercise control over and take possession or custody of any or all Collateral in the possession, custody or control of such other Persons;

(d)      The right to (i) exercise all of a Grantor’s rights and remedies with respect to the collection of Accounts and General Intangibles (collectively, “Payment Collateral”), including the right to demand payment thereof and enforce payment, by legal proceedings or otherwise; (ii) settle, adjust, compromise, extend or renew all or any Payment Collateral or any legal proceedings pertaining thereto; (iii) discharge and release all or any Payment Collateral; (iv) take control of any item of payment or proceeds referred to in Section 5 above; (v) prepare, file and sign a Grantor’s name on any proof of claim in bankruptcy, notice of Lien, assignment or satisfaction of Lien or similar document in any action or proceeding adverse to any obligor under any Payment Collateral or otherwise in connection with any Payment Collateral; (vi) endorse the name of a Grantor upon any document, instrument, invoice, freight bill, bill of lading or similar document or agreement relating to any Collateral; (vii) use the information recorded on or contained on a Grantor’s internet website or otherwise in any data processing equipment and computer hardware and software relating to any Collateral to which a Grantor has access; (viii) notify any or all Account Debtors or other obligor on any Payment Collateral that such Payment Collateral has been assigned to the Administrative Agent for the benefit of the Secured Parties and that Administrative Agent has a security interest therein for the benefit of the Secured Parties (provided that the Administrative Agent may at any time give such notice to an Account Debtor that is a department, agency or authority of the United States government), direct any such Account Debtor to make payment directly to the Administrative Agent or another Person designated by the Administrative Agent, for the benefit of the Secured Parties, and open any mail addressed to such Grantor at the address provided to Account Debtors in accordance with this subparagraph; each Grantor hereby agrees that any such notice, in the Administrative Agent’s sole discretion, may (but need not) be sent on such Grantor’s stationery, in which event such Grantor shall co-sign such notice with the Administrative Agent if requested to do so by the Administrative Agent; and (ix) do all acts and things and execute all documents necessary, in Administrative Agent’s reasonable judgment, to collect the Payment Collateral; and

(e)      The right to sell all or any Collateral in its then existing condition, or after any further manufacturing or processing thereof, at such time or times, at public or private sale or sales, with such notice as may be required by law, in lots or in bulk, for cash or on credit, with or without representations and warranties, all as the Administrative Agent, in its sole discretion, may deem advisable. The Administrative Agent shall have the right to conduct such sales on a Grantor’s premises or elsewhere and shall have the right to use a Grantor’s premises without charge for such sales for such time or times as the Administrative Agent may see fit. The Administrative Agent may, if it deems it reasonable, postpone or adjourn any sale of the Collateral from time to time by an announcement at the time and place of such postponed or adjourned sale, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Grantor agrees that the Administrative Agent has no obligation to preserve rights to the Collateral against prior parties or to marshal any Collateral for the benefit of any Person. The Administrative Agent for the benefit of the Secured Parties is hereby granted an irrevocable fully paid license or other right (including each Grantor’s rights under any license or any franchise agreement), each of which shall remain in full force and effect until the Facility Termination Date (or such earlier date on which the Lien on the applicable Collateral granted by the applicable Grantor is released in accordance with the terms of the Loan Documents), to use, without charge, each of the labels, patents, copyrights, names, trade secrets, trade names, trademarks and advertising matter, or any property of a similar nature owned or licensed by any Grantor, as it pertains to the Collateral, solely for the purpose of completing production of, advertising for sale and selling any Collateral. If any of the Collateral shall require repairs, maintenance, preparation or the like, or is in process or other unfinished state, the Administrative Agent shall have the right, but shall not be obligated, to perform such repairs, maintenance, preparation, processing or completion of manufacturing for the purpose of putting the same in such saleable form as the Administrative Agent shall deem appropriate, but the Administrative Agent shall have the right to sell or dispose of the Collateral without such processing and no Grantor shall have any claim against the

Administrative Agent for the value that may have been added to such Collateral with such processing. In addition, each Grantor agrees that in the event notice is necessary under applicable law, written notice mailed to such Grantor in the manner specified herein ten (10) days prior to the date of public sale of any of the Collateral or prior to the date after which any private sale or other disposition of the Collateral will be made shall constitute commercially reasonable notice to such Grantor. The Administrative Agent may purchase all or any part of the Collateral at public or, if permitted by law, private sale, free from any right of redemption which is hereby expressly waived by such Grantor and, in lieu of actual payment of such purchase price, may set off the amount of such price against the Secured Obligations.

The net cash proceeds resulting from the collection, liquidation, sale, or other disposition of the Collateral shall be applied first to the expenses (including all Attorney Costs) of retaking, holding, storing, processing and preparing for sale, selling, collecting, liquidating and the like, and then to the satisfaction of all Secured Obligations in accordance with the terms of Section 9.03 of the Credit Agreement. Each Grantor shall be liable to the Administrative Agent, for the benefit of the Secured Parties, and shall pay to the Administrative Agent, for the benefit of the Secured Parties, on demand any deficiency which may remain after such sale, disposition, collection or liquidation of the Collateral.

12.      Attorney-in-Fact.    Each Grantor hereby appoints the Administrative Agent as the Grantor’s attorney-in-fact for the purposes of carrying out the provisions of this Security Agreement and taking any action and executing any instrument which the Administrative Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest; provided, that the Administrative Agent shall have and may exercise rights under this power of attorney only upon the occurrence and during the continuance of an Event of Default. Without limiting the generality of the foregoing, upon the occurrence and during the continuance of an Event of Default, the Administrative Agent shall have the right and power:

(a)      to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

(b)      to receive, endorse and collect any drafts or other instruments and documents in connection with clause (a) above;

(c)      to endorse such Grantor’s name on any checks, notes, drafts or any other payment relating to or constituting proceeds of the Collateral which comes into the Administrative Agent’s possession or the Administrative Agent’s control, and deposit the same to the account of the Administrative Agent, for the benefit of the Secured Parties, on account and for payment of the Secured Obligations.

(d)      to file any claims or take any action or institute any proceedings that the Administrative Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Administrative Agent, for the benefit of the Secured Parties, with respect to any of the Collateral; and

(e)      to execute, in connection with any sale or other disposition of Collateral provided for herein, any endorsement, assignments, or other instruments of conveyance or transfer with respect thereto.

13.      Reinstatement.    Without limiting the provisions of Section 29, the granting of a security interest in the Collateral and the other provisions hereof shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Secured Obligations is rescinded or must otherwise be returned by any Secured Party or is repaid by any Secured Party in whole or in part upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Grantor or any other Loan Party (including in connection with a good faith settlement of any pending or threatened avoidance claim). The provisions of this Section 13 shall survive repayment of all of the Secured Obligations and the termination or expiration of this Security Agreement in any manner, including but not limited to termination upon occurrence of the Facility Termination Date.

14.      Certain Waivers by the Grantors.    Each Grantor waives to the extent permitted by applicable law (a) any right to require any Secured Party or any other obligee of the Secured Obligations to (x) proceed against any Person or entity, including without limitation any Loan Party, (y) proceed against or exhaust any Collateral or other collateral for the Secured Obligations, or (z) pursue any other remedy in its power; (b) any defense arising by reason of any disability or other defense of any other Person, or by reason of the cessation from any cause whatsoever of the liability of any other Person or entity; (c) any right of subrogation and (d) any right to enforce any remedy which any Secured Party or any other obligee of the Secured Obligations now has or may hereafter have against any other Person and any benefit of and any right to participate in any collateral or security whatsoever now or hereafter held by the Administrative Agent for the benefit of the Secured Parties. Each Grantor acknowledges and agrees that such Grantor’s liability hereunder or under any of the other Loan Documents shall not be released, discharged or impaired by any action, from time to time, of the Administrative Agent or any Secured Party or other obligee of the Secured Obligations, with or without notice to such Grantor, (i) taking and holding security, other than the Collateral herein described, for the payment of such Secured Obligations or any part thereof, and exchanging, enforcing, waiving and releasing the Collateral herein described or any part thereof or any such other security; and (ii) applying such Collateral or other security and directing the order or manner of sale thereof as such Secured Party or obligee in its discretion may determine.

The Administrative Agent may at any time deliver (without representation, recourse or warranty) the Collateral or any part thereof to a Grantor and the receipt thereof by such Grantor shall be a complete and full acquittance for the Collateral so delivered, and the Administrative Agent shall thereafter be discharged from any liability or responsibility therefor.

15.      Continued Powers.    Until the Facility Termination Date shall have occurred, the power of sale and other rights, powers and remedies granted to the Administrative Agent for the benefit of the Secured Parties hereunder shall continue to exist and may be exercised by the Administrative Agent at any time and from time to time irrespective of the fact that any part of the liability of any Grantor may have ceased; provided, however, that such powers and remedies granted to the Administrative Agent shall no longer exist with respect to any Collateral which is released by the Administrative Agent pursuant to Section 29 hereof.

16.      Other Rights.    The rights, powers and remedies given to the Administrative Agent for the benefit of the Secured Parties by this Security Agreement shall be in addition to all rights, powers and remedies given to the Administrative Agent or any Secured Party under any other Loan Document or by virtue of any statute or rule of law. Any forbearance or failure or delay by the Administrative Agent in exercising any right, power or remedy hereunder shall not be deemed to be a waiver of such right, power or remedy, and any single or partial exercise of any right, power or remedy hereunder shall not preclude the further exercise thereof; and every right, power and remedy of the Secured Parties shall continue in full force and effect until such right, power or remedy is specifically waived in accordance with the terms of the Credit Agreement.

17.      Anti-Marshaling Provisions.    The right is hereby given by each Grantor to the Administrative Agent, for the benefit of the Secured Parties, to make releases (whether in whole or in part) of all or any part of the Collateral agreeable to the Administrative Agent without notice to, or the consent, approval or agreement of other parties and interests, including junior lienors, which releases shall not impair in any manner the validity of or priority of the Liens and security interests in the remaining Collateral conferred hereunder, nor release any Grantor from personal liability for the Secured Obligations. Notwithstanding the existence of any other security interest in the Collateral held by the Administrative Agent, for the benefit of the Secured Parties, the Administrative Agent shall have the right to determine the order in which any or all of the Collateral shall be subjected to the remedies provided in this Security Agreement. Each Grantor hereby waives any and all right to require the marshaling of assets in connection with the exercise of any of the remedies permitted by applicable law or provided herein or in any other Loan Document.

18.      Entire Agreement.    This Security Agreement and each Security Joinder Agreement, together with the Credit Agreement and other Loan Documents, constitutes and expresses the entire understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior negotiations, agreements and understandings, inducements, commitments or conditions, express or implied, oral or written, except as contained in the Loan Documents. The express terms hereof and of the Security Joinder Agreements control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof or thereof. Neither this Security Agreement nor any Security Joinder Agreement nor any portion or provision hereof or thereof may be changed, altered, modified, supplemented, discharged, canceled, terminated, or amended orally or in any manner other than as provided in the Credit Agreement.

19.      Third Party Reliance.    Each Grantor hereby consents and agrees that all issuers of or obligors in respect of any Collateral, and all securities intermediaries, warehousemen, bailees, public officials and other Persons having any interest in, possession of, control over or right, privilege, duty or discretion in respect of, any Collateral shall be entitled to accept the provisions hereof and of the Security Joinder Agreements as conclusive evidence of the right of the Administrative Agent, on behalf of the Secured Parties, to exercise its rights hereunder or thereunder with respect to the Collateral, notwithstanding any other notice or direction to the contrary heretofore or hereafter given by any Grantor or any other Person to any of such Persons.

20.      Binding Agreement; Assignment.    This Security Agreement and each Security Joinder Agreement, and the terms, covenants and conditions hereof and thereof, shall be binding upon and inure to the benefit of the parties hereto, and to their respective successors and assigns, except that no Grantor shall be permitted to assign this Security Agreement, any Security Joinder Agreement or any interest herein or therein or, except as expressly permitted herein or in the Credit Agreement, in the Collateral or any part thereof or interest therein. Without limiting the generality of the foregoing sentence of this Section 20, each Grantor acknowledges and agrees to the assignment and participation provisions of the Credit Agreement, including Article X and Section 11.06 thereof. All references herein to the Administrative Agent and to the Secured Parties shall include any successor thereof or permitted assignee, and any other obligees from time to time of the Secured Obligations.

21.      Related Credit Arrangements.    All obligations of each Grantor under or in respect of Related Credit Arrangements shall be deemed to be Secured Obligations secured hereby, and each Lender or Affiliate of a Lender party to any such Related Credit Arrangement shall be deemed to be a Secured Party hereunder with respect to such Secured Obligations; provided, however, that such obligations shall cease to be Secured Obligations at such time, prior to the Facility Termination Date, as such Person (or Affiliate of such Person) shall cease to be a “Lender” under the Credit Agreement.

No Person who obtains the benefit of any Lien by virtue of the provisions of this Section shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and only to the extent expressly provided in the Loan Documents. Each Secured Party not a party to the Credit Agreement who obtains the benefit of this Security Agreement by virtue of the provisions of this Section shall be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of the Credit Agreement, and with respect to the actions and omissions of the Administrative Agent hereunder or otherwise relating hereto that do or may affect such Secured Party, the Administrative Agent and each of its Related Parties shall be entitled to all the rights, benefits and immunities conferred under Article X of the Credit Agreement.

22.      Severability.    The provisions of this Security Agreement are independent of and separable from each other. If any provision hereof shall for any reason be held invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of any other provision hereof, but this Security Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein.

23.      Counterparts.    This Security Agreement may be executed in any number of counterparts (including by facsimile) each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Security Agreement to produce or account for more than one such counterpart executed by the Grantor against whom enforcement is sought. Without limiting the foregoing provisions of this Section 23, the provisions of Section 11.10 of the Credit Agreement shall be applicable to this Security Agreement.

24.      Termination.    Subject to the provisions of Sections 13 and Section 29, this Security Agreement and each Security Joinder Agreement, and all obligations of the Grantors hereunder (excluding those obligations and liabilities that expressly survive such termination) shall terminate without delivery of any instrument or performance of any act by any party on the

Facility Termination Date. Upon such termination of this Security Agreement, the Administrative Agent shall, at the request and sole expense of the Grantors, promptly deliver to the Grantors any Collateral held by the Administrative Agent hereunder and execute and deliver to each Grantor such documents as such Grantor shall reasonably request to evidence such termination.

25.      Notices.    Any notice required or permitted hereunder shall be given (a) with respect to the Borrower, at the address for the giving of notice then in effect under the Credit Agreement, (b) with respect to any Grantor, at the address then in effect for the giving of notices to such Grantor under the Guaranty to which it is a party, and (c) with respect to the Administrative Agent or a Lender, at the Administrative Agent’s address indicated in Schedule 11.02 of the Credit Agreement. All such addresses may be modified, and all such notices shall be given and shall be effective, as provided in Section 11.02 of the Credit Agreement for the giving and effectiveness of notices and modifications of addresses thereunder.

26.      Joinder.    Each Person who shall at any time execute and deliver to the Administrative Agent a Security Joinder Agreement substantially in the form attached as Exhibit A hereto shall thereupon irrevocably, absolutely and unconditionally become a party hereto and obligated hereunder as a Grantor and shall have thereupon pursuant to Section 2 hereof granted a security interest in and collaterally assigned to the Administrative Agent for the benefit of the Secured Parties all Collateral in which it has at its Applicable Date or thereafter acquires any interest or the power to transfer, and all references herein and in the other Loan Documents to the Grantors or to the parties to this Security Agreement shall be deemed to include such Person as a Grantor hereunder. Each Security Joinder Agreement shall be accompanied by the Supplemental Schedules referred to therein, appropriately completed with information relating to the Grantor executing such Security Joinder Agreement and its property. Each of the applicable Schedules attached hereto shall be deemed amended and supplemented without further action by such information reflected on the Supplemental Schedules.

27.      Rules of Interpretation.    The rules of interpretation contained in Article I of the Credit Agreement shall be applicable to this Security Agreement and each Security Joinder Agreement and are hereby incorporated by reference. All representations and warranties contained herein shall survive the delivery of documents and any Credit Extensions referred to herein or secured hereby.

28.      Perfection Action; Perfection Documents.    Notwithstanding anything herein to the contrary, the Administrative Agent intends, unless and until there is a Default or Event of Default, to create, enforce, protect, perfect, or establish or maintain the priority of, the security interest of the Administrative Agent for the benefit of the Secured Parties in the Collateral solely through the filing or recordation of Perfection Documents; provided, however, that the Administrative Agent does not hereby waive or otherwise limit its right to take, or require any other Person to take, any other Perfection Action.

29.      Permitted Transactions.    If any Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by, and consummated in accordance with the terms of, the Credit Agreement or if, as a result of a transaction permitted by, and consummated in accordance with the terms of, the Credit Agreement (including, without limitation, a Disposition resulting in the Grantor no longer being a Subsidiary of the Borrower), any Grantor is no longer required by the terms of the Credit Agreement to be a Grantor hereunder or any Collateral is no longer required to be covered by a security interest hereunder, such portion of the Collateral or such Grantor, as the case may be, shall automatically be released from any Liens created hereby, all without delivery of any instrument or performance of any action by any party, and all rights to such Collateral shall revert to the resulting owner of such Collateral; provided that if after giving effect to any such transaction, any Person with any rights in such Collateral is required to be a Grantor hereunder or any such Collateral is otherwise required to be covered by a security interest hereunder, the release described in this Section 29 shall not apply to any such Collateral; provided further that in the event following any such transaction any Grantor shall thereafter acquire any interest in (or the power to transfer rights in) any asset that constituted Collateral hereunder prior to such a transaction and the release from the security interests hereunder, the pledge, assignment and security interest granted hereunder shall be deemed to automatically apply and attach to such asset and it shall from such time forward continue to constitute Collateral hereunder notwithstanding any prior release. The Administrative Agent will (other than in connection with sales of Inventory in the ordinary course of business), at the Grantors’ expense, execute and deliver to each Grantor such documents as each such Grantor shall reasonably request on reasonable advance notice to evidence the release of such item of Collateral from the pledge, assignment and security interest granted hereunder, provided that upon the request of the Administrative Agent such Grantor shall provide to the Administrative Agent a reasonably detailed description of the transaction giving rise to such release.

30.      Payments.    If any amount payable by any Grantor hereunder is not paid within five (5) days of the date due, whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

31.      Governing Law; Waivers.

  (a)      THIS SECURITY AGREEMENT AND EACH SECURITY JOINDER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE PERFORMED, IN SUCH STATE; PROVIDED THAT (i) WITH RESPECT TO THOSE INSTANCES IN WHICH THE APPLICABLE CHOICE OF LAWS RULES OF SUCH STATE, INCLUDING SECTION 9-301 OF THE UCC, REQUIRE THAT THE MANNER OF CREATION OF A SECURITY INTEREST IN SPECIFIC COLLATERAL OR THE MANNER OR EFFECT OF PERFECTION OR NONPERFECTION OR THE RULES GOVERNING PRIORITY OF SECURITY INTERESTS ARE TO BE GOVERNED BY THE LAWS OF ANOTHER JURISDICTION, THEN THE LAWS OF SUCH OTHER JURISDICTION SHALL GOVERN SUCH MATTERS, AND (ii) IN THOSE INSTANCES IN WHICH THE LAWS OF THE JURISDICTION IN WHICH COLLATERAL IS LOCATED GOVERN MATTERS PERTAINING TO THE METHODS AND EFFECT OF REALIZING ON COLLATERAL, SUCH LAWS SHALL BE GIVEN EFFECT WITH RESPECT TO SUCH MATTERS.

  (b)      EACH GRANTOR HEREBY EXPRESSLY AND IRREVOCABLY AGREES AND CONSENTS THAT ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR ANY SECURITY JOINDER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREIN OR THEREIN MAY BE INSTITUTED IN ANY STATE OR FEDERAL COURT SITTING IN THE COUNTY OF NEW YORK, STATE OF NEW YORK, UNITED STATES OF AMERICA AND, BY THE EXECUTION AND DELIVERY OF THIS SECURITY AGREEMENT OR A SECURITY JOINDER AGREEMENT, EXPRESSLY WAIVES ANY OBJECTION THAT IT MAY HAVE NOW OR HEREAFTER TO THE LAYING OF THE VENUE OR TO THE JURISDICTION OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND IRREVOCABLY SUBMITS GENERALLY AND UNCONDITIONALLY TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING.

  (c)      EACH GRANTOR AGREES THAT SERVICE OF PROCESS MAY BE MADE BY PERSONAL SERVICE OF A COPY OF THE SUMMONS AND COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING, OR BY REGISTERED OR CERTIFIED MAIL (POSTAGE PREPAID) TO THE ADDRESS OF SUCH PARTY PROVIDED IN SECTION 25 OR BY ANY OTHER METHOD OF SERVICE PROVIDED FOR UNDER THE APPLICABLE LAWS IN EFFECT IN THE STATE OF NEW YORK.

  (d)      NOTHING CONTAINED IN SUBSECTIONS (b) OR (c) HEREOF SHALL PRECLUDE THE ADMINISTRATIVE AGENT FROM BRINGING ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR ANY SECURITY JOINDER AGREEMENT OR THE OTHER LOAN DOCUMENTS IN THE COURTS OF ANY PLACE WHERE ANY OTHER PARTY OR ANY OF SUCH PARTY’S PROPERTY OR ASSETS MAY BE FOUND OR LOCATED.

  (e)      IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER OR RELATED TO THIS SECURITY AGREEMENT OR ANY SECURITY JOINDER AGREEMENT OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR THAT MAY IN THE FUTURE BE DELIVERED IN CONNECTION WITH THE FOREGOING, EACH PARTY HEREBY AGREES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY AND HEREBY EXPRESSLY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PERSON MAY HAVE TO TRIAL BY JURY IN ANY SUCH ACTION, SUIT OR PROCEEDING.

  (f)      EACH GRANTOR HEREBY EXPRESSLY WAIVES ANY OBJECTION IT MAY HAVE THAT ANY COURT TO WHOSE JURISDICTION IT HAS SUBMITTED PURSUANT TO THE TERMS HEREOF IS AN INCONVENIENT FORUM.

IN WITNESS WHEREOF, the parties have duly executed this Amended and Restated Security Agreement on the day and year first written above.

GRANTORS:

MUELLER WATER PRODUCTS, INC.

By:
Name: Walter A. Smith
Title: Senior Vice President and Treasurer

ANVIL 1, LLC
ANVIL 2, LLC
ANVIL INTERNATIONAL, LP
By: Anvil I, LLC, its General Partner
ANVILSTAR, LLC
FAST FABRICATORS, LLC
HENRY PRATT COMPANY, LLC
HENRY PRATT INTERNATIONAL, LLC
HERSEY METERS CO., LLC
HUNT INDUSTRIES, LLC
HYDRO GATE, LLC
JAMES JONES COMPANY, LLC
J.B. SMITH MFG CO., LLC
MCO 1, LLC
MCO 2, LLC
MILLIKEN VALVE, LLC
MUELLER CO. LTD.
By: MCO 1, LLC, its General Partner
MUELLER FINANCIAL SERVICES, LLC
MUELLER GROUP, LLC
MUELLER INTERNATIONAL, INC.
MUELLER INTERNATIONAL, L.L.C.
MUELLER INTERNATIONAL FINANCE, INC.
MUELLER INTERNATIONAL FINANCE, L.L.C.
MUELLER SERVICE CALIFORNIA, INC.
MUELLER SERVICE CO., LLC
UNITED STATES PIPE AND FOUNDRY COMPANY, LLC

By:
Name: Walter A. Smith
Title: Vice President

MUELLER GROUP CO-ISSUER, INC.

By:
Name: Walter A. Smith
Title: President

ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A., as Administrative Agent for the Lenders

By:

Name:

Title:

SCHEDULE 7(e)

Grantor Information8

I.	II.	III.	IV.	V.	VI.	VII.
Name	Jurisdiction of Formation/ Form of Equity/I.D. Number	Address of Chief Executive Office	Trade Styles	Collateral Locations (and Type of Collateral)[9]	Name and address of Owner of Collateral Location (If other than Grantor)	Relationship of Persons listed in Column VI to Grantor (e.g., lessor, warehousemen)
Mueller Water Products, Inc.	Delaware Corporation #4033400	1200 Abernathy Road Atlanta, GA 30328		1200 Abernathy Road Atlanta, GA 30328 (primary books and records, fixtures)	Northpark-600 Associates, L.L.C. 400 Northpark Town Center 1000 Abernathy Rd., Suite L-2 Atlanta, GA 30328	Landlord
Anvil 1, LLC	Delaware Limited Liability Company #4100970	1200 Abernathy Road Atlanta, GA 30328		None
Anvil 2, LLC	Delaware Limited Liability Company #4100931	1200 Abernathy Road Atlanta, GA 30328		None

8 Additional Grantor information set forth on Exhibit 1 attached hereto.

9 Type of Collateral at each location consists of fixtures, machinery, equipment and inventory unless specifically noted otherwise.

I.	II.	III.	IV.	V.	VI.	VII.
Name	Jurisdiction of Formation/ Form of Equity/I.D. Number	Address of Chief Executive Office	Trade Styles	Collateral Locations (and Type of Collateral)[9]	Name and address of Owner of Collateral Location (If other than Grantor)	Relationship of Persons listed in Column VI to Grantor (e.g., lessor, warehousemen)
Anvil International, LP	Delaware Limited Partnership #3067111	1200 Abernathy Road Atlanta, GA 30328		3131 West Thomas Road Phoenix, AZ 85017-5303; 11021 Clito Road Statesboro, GA 30549;

1201 West 96th Street Bloomington, MN 55431-2605;

1411 Lancaster Avenue Columbia, PA 17512-1939;

			Beck Manufacturing	9170 Molly Pitcher Highway South Greencastle, PA 17225-9712;

			Beck Manufacturing	330 E. 9th St. Waynesboro, PA 17268-2064;

2875/2870/2010 Old Jackson Rd. Henderson, TN 38340-3657;

6999 Old Clinton Road Houston, TX 77020-7547;

305 Simms St. Longview, TX 75604-5058;

				375 Gentry Drive, Aurora, OH 42202-7540;	Gentry Drive Partners, Ltd. 340 Harris Drive P.O. Box 404	Landlord

I.	II.	III.	IV.	V.	VI.	VII.
Name	Jurisdiction of Formation/ Form of Equity/I.D. Number	Address of Chief Executive Office	Trade Styles	Collateral Locations (and Type of Collateral)[9]	Name and address of Owner of Collateral Location (If other than Grantor)	Relationship of Persons listed in Column VI to Grantor (e.g., lessor, warehousemen)
			Beck Manufacturing	160 Frenchtown Road North Kingstown, RI;	Aurora, OH 44202 WREC Precision Park LLC P.O. Box 6187 Providence, RI	Landlord
				14103 Borate Street, Santa Fe Springs, CA 90670-5342;	02940 Pera Valley View, Inc. 1630 S. Sunkist St., Suite A Anaheim, CA 92806	Landlord
				750 Central Avenue University Park, IL;	Net Lease Investments, Inc. 3421 Manhattan Beach Avenue Manhattan Beach, CA 90266	Landlord
				1385 Greg Street, Suite 105, Sparks, NV 89431-6042	Northwestern Investment Management Co. d/b/a Sparks Industrial c/o: Trainor & Associates 50 E. Greg Street Suite 100 Sparks, NV 89431	Landlord

I.	II.	III.	IV.	V.	VI.	VII.
Name	Jurisdiction of Formation/ Form of Equity/I.D. Number	Address of Chief Executive Office	Trade Styles	Collateral Locations (and Type of Collateral)[9]	Name and address of Owner of Collateral Location (If other than Grantor)	Relationship of Persons listed in Column VI to Grantor (e.g., lessor, warehousemen)
				1313 and 1421 Avenue R Buildings III and IV, Grand Prairie, TX 75050-1604	Proterra Properties, Inc., as agent for Greenbriar Holdings Dallas, Ltd. P.O. Box 910725 Dallas, TX 75391	Landlord

			Merit Manufacturing	319 Circle of Progress Pottstown, PA 19464-3811

			Merit Manufacturing	350 Circle of Progress Pottstown, PA 19464-3811

			Merit Manufacturing	350 Circle of Progress Pottstown, PA 19464-3811

				110 Corporate Drive Portsmouth, NH (primary books and records, fixtures)	Pioneer New Hampshire LLC 210 Commerce Way Suite 100 Portsmouth, NH 03802	Landlord
AnvilStar, LLC	Delaware Limited Liability Company #3749592	1200 Abernathy Road Atlanta, GA 30328		None
Fast Fabricators, LLC	Delaware Limited Liability Company	1200 Abernathy Road Atlanta, GA 30328		6 Northwood Drive Bloomfield, CT	6-8 Northwood Road, LLC c/o Blake Johnson Property

I.	II.	III.	IV.	V.	VI.	VII.
Name	Jurisdiction of Formation/ Form of Equity/I.D. Number	Address of Chief Executive Office	Trade Styles	Collateral Locations (and Type of Collateral)[9]	Name and address of Owner of Collateral Location (If other than Grantor)	Relationship of Persons listed in Column VI to Grantor (e.g., lessor, warehousemen)
	#4254549				Management, LLC 6-8 Northwood Road, LLC 6-C Northwood Drive Bloomfield, CT 06002

				3387 Plumas-Arboga Road Marysville, CA 95901	Rios Partnership I, LLC 1727 7th Avenue Sacramento, CA 95818

				15467 Valencia Avenue Fontana, CA 92335	Mark E. Kirkland and Tanya L. Kirkland P. O. Box 1228 Fontana, CA 92334

				8 East Newberry Road Bloomfield, CT 06002	8 East Newberry Road, LLC 2 Mosey Drive Bloomfield, CT 06002
				1518 SW 12th Avenue Ocala, FL 34474	Pennco, LLC 1201 S.W. 17th St. Ocala, FL 34474

				1534 North Industrial Road Ottawa, KS 66067	Rees Family Limited Partnership c/o Ms. Carol Lynn

I.	II.	III.	IV.	V.	VI.	VII.
Name	Jurisdiction of Formation/ Form of Equity/I.D. Number	Address of Chief Executive Office	Trade Styles	Collateral Locations (and Type of Collateral)[9]	Name and address of Owner of Collateral Location (If other than Grantor)	Relationship of Persons listed in Column VI to Grantor (e.g., lessor, warehousemen)
Blaine 7446 Santa Fe Drive Overland Park, KS 66204

				164 Hamilton Court Louisville KY 40229	Riverton Partners c/o Kurt Broecker, General Partner 217 East Burnett Avenue, Louisville, KY 40208

Jane Rhawn P. O. Box 5127 Delanco, NJ 08075

200 Rhawn Street
				Delanco, NJ 08075	O’Neill Transfer & Storage Co., Inc. 4927 NW Front
				4729 NW Front Avenue Portland, OR 97210	Avenue, Portland, OR 97210

Aftermarket, LLC 2103 Bayberry Court
				1622 Two Notch Road Lexington, SC 29073	Columbia, SC 29206 ATTN: Beau Long

				800 Burlington Road Saginaw, TX 79764	Taylor Holdings, Inc.

I.	II.	III.	IV.	V.	VI.	VII.
Name	Jurisdiction of Formation/ Form of Equity/I.D. Number	Address of Chief Executive Office	Trade Styles	Collateral Locations (and Type of Collateral)[9]	Name and address of Owner of Collateral Location (If other than Grantor)	Relationship of Persons listed in Column VI to Grantor (e.g., lessor, warehousemen)
1200 Summitt Avenue, Suite 780, Fort Worth, TX 76102

				Lot 12A, Kerr’s Edgar Subdivision Saginaw, TX	Holloway Company, Inc. P. O. Box 79577 Saginaw, TX 76179

				11622 Lucky Hill Road Remington, VA 22734	T.P. Developed Parcel, LLC P. O. Box 1148 Culpeper, VA 22701
Henry Pratt Company, LLC	Delaware Limited Liability Company #2198696	1200 Abernathy Road Atlanta, GA 30328		401 S. Highland Avenue Aurora, IL 60506-5580 900 Depot Street Dixon, IL 61021-3549

255 Highland Aurora, IL 60506

403 Conkey Street Hammond, IN 46324
Henry Pratt International, LLC.	Delaware Limited Liability Company	1200 Abernathy Road Atlanta, GA 30328		None

I.	II.	III.	IV.	V.	VI.	VII.
Name	Jurisdiction of Formation/ Form of Equity/I.D. Number	Address of Chief Executive Office	Trade Styles	Collateral Locations (and Type of Collateral)[9]	Name and address of Owner of Collateral Location (If other than Grantor)	Relationship of Persons listed in Column VI to Grantor (e.g., lessor, warehousemen)
#3624310
Hersey Meters Co., LLC	Delaware Limited Liability Company #3078050	1200 Abernathy Road Atlanta, GA 30328		10230 Statesville Blvd. Cleveland, NC 27013-8103
Hunt Industries, LLC	Delaware Limited Liability Company #4100929	1200 Abernathy Road Atlanta, GA 30328		500 W. Eldorado Street Decatur, IL 62522 and 1200 Abernathy Road Atlanta, GA 30328 (primary books and records, fixtures)

1165 Park Avenue Murfreesboro, TN 37129-4911

				2561 S. Church Street Murfreesboro, TN 37129-4911	Michelle Hunt	Lessor
Hydro Gate, LLC	Delaware Limited Liability Company #3463120	1200 Abernathy Road Atlanta, GA 30328		1900 Billy Mitchell Blvd. Suite A Brownsville, TX 78521	Fresno Valves & Castings, Inc. P.O. Box 40 7736 E. Springfield Avenue Selma, CA 93662	Landlord
James Jones Company, LLC	Delaware Limited Liability	1200 Abernathy Road Atlanta, GA 30328		4127 Temple City Boulevard El Monte, CA 91731-1029

I.	II.	III.	IV.	V.	VI.	VII.
Name	Jurisdiction of Formation/ Form of Equity/I.D. Number	Address of Chief Executive Office	Trade Styles	Collateral Locations (and Type of Collateral)[9]	Name and address of Owner of Collateral Location (If other than Grantor)	Relationship of Persons listed in Column VI to Grantor (e.g., lessor, warehousemen)
Company
#4101154
J.B. Smith Mfg Co., LLC	Delaware Limited Liability Company #4101104	1200 Abernathy Road Atlanta, GA 30328		6618 Navigation Blvd. Houston, TX 77011-1342
MCO 1, LLC	Alabama Limited Liability Company # n/a	1200 Abernathy Road Atlanta, GA 30328		1200 Abernathy Road Atlanta, GA 30328 (primary books and records, fixtures)
MCO 2, LLC	Alabama Limited Liability Company # n/a	1200 Abernathy Road Atlanta, GA 30328		1200 Abernathy Road Atlanta, GA 30328 (primary books and records, fixtures)
Milliken Valve, LLC	Delaware Limited Liability Company #3615102	1200 Abernathy Road Atlanta, GA 30328		2625 Brodhead Road Bethlehem, PA 18020-8914	Bethlehem Crossings Lmtd. Partnership c/o: Opus East L.L.C. 2099 Gaither Road Rockville, MD 20850	Landlord

I.	II.	III.	IV.	V.	VI.	VII.
Name	Jurisdiction of Formation/ Form of Equity/I.D. Number	Address of Chief Executive Office	Trade Styles	Collateral Locations (and Type of Collateral)[9]	Name and address of Owner of Collateral Location (If other than Grantor)	Relationship of Persons listed in Column VI to Grantor (e.g., lessor, warehousemen)
Mueller Co. Ltd.	Alabama Limited Partnership # n/a	1200 Abernathy Road Atlanta, GA 30328		500 W. Eldorado Street Decatur, IL 62522 and 1200 Abernathy Road Atlanta, GA 30328 (primary books and records, fixtures)
455 Douglas Avenue Altamonte Springs, FL

1226 E. Garfield Street Decatur, IL 62526-4923

1401 Mueller Avenue Chattanooga, TN 37406-1344

620 Industrial Dr. SW Cleveland, TN 37311-8096

				155 Enterprise Drive Cleveland, TN 37311	C.H. Thirlwall 3351 FM 802 Brownsville, TX 78521	Lessor
				956 Industrial Boulevard Albertville, AL 35950-8730	Leggett & Platt, Inc.	Owner

				3351 FM 802 Brownsville, TX 78526-2834	3700 Modern Industries Parkway Chattanooga, TN 37419

McCullough Industries, Inc.

I.	II.	III.	IV.	V.	VI.	VII.
Name	Jurisdiction of Formation/ Form of Equity/I.D. Number	Address of Chief Executive Office	Trade Styles	Collateral Locations (and Type of Collateral)[9]	Name and address of Owner of Collateral Location (If other than Grantor)	Relationship of Persons listed in Column VI to Grantor (e.g., lessor, warehousemen)
Mueller Financial Services, LLC	Delaware Limited Liability Company #4037311	1200 Abernathy Road Atlanta, GA 30328		500 W. Eldorado Street Decatur, IL 62522 and 1200 Abernathy Road Atlanta, GA 30328 (primary books and records, fixtures)
Mueller Group, LLC	Delaware Limited Liability Company #3067786	1200 Abernathy Road Atlanta, GA 30328		500 W. Eldorado Street Decatur, IL 62522 and 1200 Abernathy Road Atlanta, GA 30328 (primary books and records, fixtures)
Mueller Group Co- Issuer, Inc.	Delaware Corporation #4033401	1200 Abernathy Road Atlanta, GA 30328		500 W. Eldorado Street Decatur, IL 62522 and 1200 Abernathy Road Atlanta, GA 30328 (primary books and records, fixtures)
Mueller International, Inc.	Delaware Corporation #3437273	1200 Abernathy Road Atlanta, GA 30328		500 W. Eldorado Street Decatur, IL 62522 and 1200 Abernathy Road Atlanta, GA 30328 (primary books and records, fixtures)
Mueller International, L.L.C.	Delaware Limited Liability Company #3459509	1200 Abernathy Road Atlanta, GA 30328		500 W. Eldorado Street Decatur, IL 62522 and 1200 Abernathy Road Atlanta, GA 30328

I.	II.	III.	IV.	V.	VI.	VII.
Name	Jurisdiction of Formation/ Form of Equity/I.D. Number	Address of Chief Executive Office	Trade Styles	Collateral Locations (and Type of Collateral)[9]	Name and address of Owner of Collateral Location (If other than Grantor)	Relationship of Persons listed in Column VI to Grantor (e.g., lessor, warehousemen)
(primary books and records, fixtures)
Mueller International Finance, Inc.	Delaware Corporation #3459441	1200 Abernathy Road Atlanta, GA 30328		500 W. Eldorado Street Decatur, IL 62522 and 1200 Abernathy Road Atlanta, GA 30328 (primary books and records, fixtures)
Mueller International Finance, L.L.C.	Delaware Limited Liability Company #3459504	1200 Abernathy Road Atlanta, GA 30328		500 W. Eldorado Street Decatur, IL 62522 and 1200 Abernathy Road Atlanta, GA 30328 (primary books and records, fixtures)
Mueller Service California, Inc.	Delaware Corporation #4238113	1200 Abernathy Road Atlanta, GA 30328		500 W. Eldorado Street Decatur, IL 62522 and 1200 Abernathy Road Atlanta, GA 30328 (primary books and records, fixtures)
Mueller Service Co., LLC	Delaware Limited Liability Company #2131785	1200 Abernathy Road Atlanta, GA 30328		806 Woodrow Wilson St. Unit #6 Plant City, FL	Crest Holding LLC 106 NW Drane St. Plant City, FL 33563	Landlord
				10424 W. McNab Road, B-7 Tamarac, FL	Industrial Development Co. of America, LLP	Landlord

I.	II.	III.	IV.	V.	VI.	VII.
Name	Jurisdiction of Formation/ Form of Equity/I.D. Number	Address of Chief Executive Office	Trade Styles	Collateral Locations (and Type of Collateral)[9]	Name and address of Owner of Collateral Location (If other than Grantor)	Relationship of Persons listed in Column VI to Grantor (e.g., lessor, warehousemen)
4100 N. Powerline Road, Suite B-2 Pompano Beach, FL 33073
United States Pipe and Foundry Company, LLC	Alabama Limited Liability Company # n/a	1200 Abernathy Road Atlanta, GA 30328		3300 First Avenue North Birmingham, AL 35222

1101 East Pearl Street Burlington, NJ 08016

1295 Whipple Road Union City, CA 94587

3000 – 30 Avenue North Birmingham, AL 35207

				1801 SW First Avenue Ft. Lauderdale, FL 33315	Florida East Coast Railway (same address)	Lessor

				500 W. 6th Street Alexandria, IN 46001	Sloss Industries (same address)	Bailee

				21778 Highview Avenue Lakeville, MN 55044	Progressive Rail Incorporated (same address)	Bailee

				12th Street Yard Kansas City, MO 64108	Central Missouri Reload, Inc. (same address)	Bailee

				9850 Havana Street Irondale, CO 80640	Cast Transportation (same address)	Bailee/Consignor

I.	II.	III.	IV.	V.	VI.	VII.
Name	Jurisdiction of Formation/ Form of Equity/I.D. Number	Address of Chief Executive Office	Trade Styles	Collateral Locations (and Type of Collateral)[9]	Name and address of Owner of Collateral Location (If other than Grantor)	Relationship of Persons listed in Column VI to Grantor (e.g., lessor, warehousemen)

				4295 Kearney Street Denver, CO 80216	Waterworks Sales Company (same address)	Bailee
				1820 South 35th Avenue Phoenix, AZ 85009	Precision Components, Inc. (same address)	Bailee

				13560 Whittram Avenue Fontana, CA 92335	Dalton Trucking, Inc. (same address)

SCHEDULE 9(d)

Investment Property

Securities Accounts			Other Investment Property
Name and Address of Securities Intermediary	Account Number	Name and Type of Issuer	Quantity of Shares or Other Interest	Certificate Number(s)
Fifth Third Bank 5050 Kingsley Drive Cincinnati, OH 45263	069-093688	Money Market Account
Fifth Third Bank 5050 Kingsley Drive Cincinnati, OH 45263	069-093696	Fifth Third Institutional
Fifth Third Bank 5050 Kingsley Drive Cincinnati, OH 45263	069-099368	Money Market Core

EXHIBIT A

Form of Security Joinder Agreement

SECURITY JOINDER AGREEMENT

THIS SECURITY JOINDER AGREEMENT (the “Security Joinder Agreement”), dated as of                          , 20     is made by and between                                         , a                          (the “Joining Grantor”), and BANK OF AMERICA, N.A., in its capacity as Administrative Agent (the “Administrative Agent”) under that certain Amended and Restated Credit Agreement (as amended, supplemented or restated from time to time, the “Credit Agreement”), dated as of May [    ], 2007, by and among MUELLER WATER PRODUCTS, INC. (the “Borrower”), the Lenders party thereto and the Administrative Agent. All capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement.

WHEREAS, the Joining Grantor is a Subsidiary and required by the terms of the Credit Agreement to become a “Guarantor” under the Credit Agreement and be joined as a party to the Security Agreement as a Grantor (as defined in the Security Agreement); and

WHEREAS, the Joining Grantor will materially benefit directly and indirectly from the credit facilities made available and to be made available to the Borrower by the Lenders under the Credit Agreement; and

NOW, THEREFORE, the Joining Grantor hereby agrees as follows with the Administrative Agent, for the benefit of the Secured Parties (as defined in the Security Agreement):

1.        Joinder.    The Joining Grantor hereby irrevocably, absolutely and unconditionally becomes a party to the Security Agreement as a Grantor and bound by all the terms, conditions, obligations, liabilities and undertakings of each Grantor or to which each Grantor is subject thereunder, including without limitation the grant pursuant to Section 2 of the Security Agreement of a security interest to the Administrative Agent for the benefit of the Secured Parties in the property and property rights constituting Collateral (as defined in Section 2 of the Security Agreement) of such Grantor or in which such Grantor has or may have or acquire an interest or the power to transfer rights therein, whether now owned or existing or hereafter created, acquired or arising and wheresoever located, as security for the payment and performance of the Secured Obligations (as defined in the Security Agreement), all with the same force and effect as if the Joining Grantor were a signatory to the Security Agreement.

2.        Affirmations.    The Joining Grantor hereby acknowledges and reaffirms as of the date hereof with respect to itself, its properties and its affairs each of the waivers, representations, warranties, acknowledgements and certifications applicable to any Grantor contained in the Security Agreement.

3.        Supplemental Schedules.    Attached to this Security Joinder Agreement are duly completed schedules (the “Supplemental Schedules”) supplementing as thereon indicated the respective Schedules to the Security Agreement. The Joining Grantor represents and warrants that the information contained on each of the Supplemental Schedules with respect to such Joining Grantor and its properties and affairs is true, complete and accurate as of the date hereof.

4.        Severability.    The provisions of this Security Joinder Agreement are independent of and separable from each other. If any provision hereof shall for any reason be held invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of any other provision hereof, but this Security Joinder Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein.

5.        Counterparts.    This Security Joinder Agreement may be executed in any number of counterparts each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Security Joinder Agreement to produce or account for more than one such counterpart executed by the Joining Grantor. Without limiting the foregoing provisions of this Section 5, the provisions of Section 11.10 of the Credit Agreement shall be applicable to this Security Joinder Agreement.

6.         Delivery.    The Joining Grantor hereby irrevocably waives notice of acceptance of this Security Joinder Agreement and acknowledges that the Secured Obligations are and shall be deemed to be incurred, and credit extensions under the Loan Documents made and maintained, in reliance on this Security Joinder Agreement and the Joining Grantor’s joinder as a party to the Security Agreement as herein provided.

7.        Governing Law; Venue; Waiver of Jury Trial.    The provisions of Section 31 of the Security Agreement are hereby incorporated by reference as if fully set forth herein.

[Signature page follows.]

IN WITNESS WHEREOF, the Joining Grantor has duly executed and delivered this Security Joinder Agreement as of the day and year first written above.

JOINING GRANTOR:

By:
Name:
Title:

Acknowledged and accepted:

BANK OF AMERICA, N.A.,
as Administrative Agent for the Secured Parties

By:
Name:
Title:

SUPPLEMENTAL

SCHEDULE 7(e)

Grantor Information

I.	II.	III.	IV.	V.	VI.	VII.
Name	Jurisdiction of Formation/ Form of Equity/I.D. Number	Address of Chief Executive Office	Trade Styles	Collateral Locations (and Type of Collateral)	Name and address of Owner of Collateral Location (If other than Grantor)	Relationship of Persons listed in VI to Grantor (e.g., lessor, warehousemen)

  Delivered pursuant to Security Joinder Agreement of                                                              .

  Applicable Date:                          , 20

SUPPLEMENTAL

SCHEDULE 9(d)

Investment Property

Securities Accounts			Other Investment Property
Name and Address of Securities Intermediary	Account Number	Name and Type of Issuer	Quantity of Shares or Other Interest	Certificate Number(s)

EXHIBIT H

FORM OF PLEDGE AGREEMENT

See attached.

H-1

Form of Pledge Agreement

AMENDED AND RESTATED SECURITIES PLEDGE AGREEMENT

THIS AMENDED AND RESTATED SECURITIES PLEDGE AGREEMENT (this “Pledge Agreement”) is made and entered into as of May 24, 2007 by MUELLER WATER PRODUCTS, INC., a Delaware corporation (“Mueller Water Products” and a “Pledgor”), MUELLER GROUP, LLC, a Delaware limited liability company (“Mueller Group”, a “Guarantor” and a “Pledgor”), EACH OF THE UNDERSIGNED SUBSIDIARIES OF THE BORROWER AND EACH OTHER PERSON WHO SHALL BECOME A PARTY HERETO BY EXECUTION OF A PLEDGE JOINDER AGREEMENT (each a “Guarantor” and, collectively with Mueller Group, the “Guarantors” and, the Guarantors collectively with Mueller Water Products, the “Pledgors”) and BANK OF AMERICA, N.A., a national banking association, as Administrative Agent (as defined in the Credit Agreement referred to below) for each of the Lenders now or hereafter party to the Credit Agreement referred to below (collectively with the Administrative Agent and certain other Persons parties to Related Credit Arrangements as more particularly described in Section 17, the “Secured Parties”). All capitalized terms used but not otherwise defined herein shall have the respective meanings assigned thereto in the Credit Agreement.

W I T N E S S E T H:

WHEREAS, Mueller Group entered into a certain Credit Agreement, dated as of October 3, 2005, with the lenders party thereto (the “Pre-Restatement Lenders”) and Administrative Agent (as amended prior hereto, the “Pre-Restatement Credit Agreement”), pursuant to which the Pre-Restatement Lenders made available a term loan facility and a revolving credit facility with a letter of credit and swing line sublimit for the benefit of Mueller Group; and

WHEREAS, as of the date of the Pre-Restatement Credit Agreement, each of certain Guarantors (i) were a direct or indirect Subsidiary of Mueller Group, (ii) materially benefited from the loans made and letters of credit issued thereunder and (iii) as collateral security for payment and performance of the respective obligations and liabilities of Mueller Group under the Pre-Restatement Credit Agreement pledged and granted to the Administrative Agent, for the benefit of the Pre-Restatement Lenders, a security interest in certain of its Voting Securities pursuant to the terms of that certain Securities Pledge Agreement dated as of October 3, 2005 (the “Pre-Restatement Pledge Agreement”); and

WHEREAS, as of the date of the Pre-Restatement Credit Agreement, Mueller Water Products (i) owned, and, as of the date hereof, Mueller Water Products owns, 100%, directly or indirectly, of the ownership interests of Mueller Group, (ii) materially benefited from the loans made and letters of credit issued thereunder and (iii) as collateral security for payment and performance of the respective obligations and liabilities of Mueller Group under the Pre-Restatement Credit Agreement pledged and granted to the Administrative Agent, for the benefit of the Pre-Restatement Lenders, a security interest in certain of its Voting Securities pursuant to the terms of that certain Pre-Restatement Pledge Agreement; and

WHEREAS, as collateral security for payment and performance of its obligations and liabilities under the Pre-Restatement Credit Agreement, Mueller Group pledged and granted to the Administrative Agent, for the benefit of the Pre-Restatement Lenders, a security interest in certain of its Voting Securities pursuant to the terms of that certain Pre-Restatement Pledge Agreement; and

WHEREAS, Mueller Group and Mueller Water Products have requested that the Administrative Agent and the Lenders amend and restate the Pre-Restatement Credit Agreement to provide, among other things, that Mueller Water Products be made the sole borrower by assignment from Mueller Group (in such capacity, the “Borrower”) pursuant to the terms of that certain Amended and Restated Credit Agreement dated as of May 24, 2007 among the Borrower, the Administrative Agent and the Lenders (as amended, amended and restated, modified, supplemented or replaced from time to time, the “Credit Agreement”); and

WHEREAS, each Subsidiary of the Borrower party hereto will materially benefit from the Loans and other credit facilities made or to be made available under the Credit Agreement, and in connection therewith and pursuant to the terms of the Credit Agreement each Subsidiary of the Borrower party hereto is a party (as signatory or by joinder) to a Guaranty pursuant to which it has guaranteed the full and prompt payment and performance of the Obligations and is required to execute and deliver this Pledge Agreement; and

WHEREAS, each Pledgor is required to enter into this Pledge Agreement pursuant to the terms of the Credit Agreement; and

WHEREAS, each of (i) the Borrower, as collateral security for the payment and performance of its Obligations, and the payment and performance of its obligations and liabilities (whether now existing or hereafter arising) hereunder or under any of the other Loan Documents to which it is now or hereafter becomes a party, and (ii) each other Pledgor, as collateral security for the payment and performance of its Guarantor’s Obligations (as defined in the Guaranty), and the payment and performance of its obligations and liabilities (whether now existing or hereafter arising) hereunder or under any of the other Loan Documents to which it is now or hereafter becomes a party (such obligations and liabilities of the Pledgors described in clauses (i) and (ii) being referred to as “Secured Obligations”), is willing to pledge and grant to the Administrative Agent for the benefit of the Secured Parties a security interest in the Pledged Interests (as defined below) and certain related property; and

WHEREAS, the Secured Parties are unwilling to enter into the Loan Documents unless each Pledgor enters into this Pledge Agreement;

NOW, THEREFORE, in order to induce the Administrative Agent and the Lenders to amend and restate the Pre-Restatement Credit Agreement by entering into the Credit Agreement and to continue to perform their obligations thereunder, all as provided under the Credit Agreement, THE PARTIES HERETO AGREE that the Pre-Restatement Pledge Agreement is hereby amended and restated by this Pledge Agreement, with the effect that the Pre-Restatement Pledge Agreement as so amended and restated is hereby continued by this Pre-Restatement Pledge Agreement, and this Pre-Restatement Pledge Agreement shall constitute neither a release nor novation of any obligation or liability arising thereunder, and such obligation shall continue in effect on the terms hereof, all as follows:

1.        Certain Definitions; Pledge of Pledged Interests; Other Collateral.

(a)      For purposes of this Pledge Agreement, the following terms will have the meanings ascribed thereto below:

(i)      “Pledged Interests” means, at any time, in each case, whether now existing or hereafter created or acquired, but in each case excluding the Voting Securities or Subsidiary Securities of any Unrestricted Subsidiary, (i) 65% of the Voting Securities (or if any Pledgor shall own less than 65% of such Voting Securities, then 100% of the Voting Securities owned by such Pledgor) and 100% of the other Subsidiary Securities of each of its Direct Foreign Subsidiaries identified on Schedule I hereto at any time (including as amended or replaced by any Pledge Agreement Supplement or Pledge Joinder Agreement), (ii) all of the Subsidiary Securities of each of its Domestic Subsidiaries identified on Schedule I hereto at any time (including as amended or replaced by any Pledge Agreement Supplement or Pledge Joinder Agreement), (iii) all of the Subsidiary Securities of any of its other Domestic Subsidiaries that is a Material Subsidiary, and (iv) 65% of the Voting Securities (or if any Pledgor shall own less than 65% of such Voting Securities, then 100% of the Voting Securities owned by such Pledgor) and 100% of the other Subsidiary Securities of each of its other Direct Foreign Subsidiaries that is a Material Subsidiary.

(ii)      “Pledged Subsidiaries” means, at any time, all Subsidiaries of Mueller Water Products whose Subsidiary Securities are or are required to be subject to this Pledge Agreement at such time.

(b)      As collateral security for the payment and performance by each Pledgor of its now or hereafter existing Secured Obligations, each Pledgor hereby grants, pledges and collaterally assigns to the Administrative Agent for the benefit of the Secured Parties a first priority security interest in all of the following items of property in which it now has or may at any time hereafter acquire an interest or the power to transfer rights therein, and wheresoever located:

(i)      the Pledged Interests; and

(ii)     all money, securities, security entitlements and other investment property, dividends, rights, general intangibles and other property at any time and from time to time (x) declared or distributed in respect of or in exchange for or on conversion of any Pledged Interest, or (y) by its or their terms exchangeable or exercisable for or convertible into any Pledged Interest; and

(iii)    all other property of whatever character or description, including money, securities, security entitlements and other investment property, and general intangibles hereafter delivered to the Administrative Agent in substitution for or as an addition to any of the foregoing; and

(iv)    all securities accounts to which may at any time be credited any or all of the foregoing or any proceeds thereof and all certificates and instruments representing or evidencing any of the foregoing or any proceeds thereof; and

(v)     all proceeds of any of the foregoing.

All such Pledged Interests, certificates, instruments, cash, securities, interests, dividends, rights and other property referred to in clauses (i) through (v) of this Section 1 are herein collectively referred to as the “Collateral”.

(c)      Subject to Section 10(a), each Pledgor agrees to deliver all certificates, instruments or other documents representing any Collateral to the Administrative Agent at such location as the Administrative Agent shall from time to time designate by written notice pursuant to Section 22 for its custody at all times until termination of this Pledge Agreement, together with such instruments of assignment and transfer as requested by the Administrative Agent.

(d)      Each Pledgor agrees to execute and deliver, or cause to be executed and delivered by other Persons, at Pledgor’s expense, all share certificates, documents, instruments, agreements, financing statements (and amendments thereto and continuations thereof), assignments, control agreements, or other writings as the Administrative Agent may reasonably request from time to time to carry out the terms of this Pledge Agreement or to protect or enforce the Administrative Agent’s Lien and security interest in the Collateral hereunder granted to the Administrative Agent for the benefit of the Secured Parties and further agrees to do and cause to be done upon the Administrative Agent’s reasonable request, at Pledgor’s expense, all things determined by the Administrative Agent to be necessary or advisable to perfect and keep in full force and effect the Lien in the Collateral hereunder granted to the Administrative Agent for the benefit of the Secured Parties, including the payment upon demand of all out-of-pocket fees and expenses incurred in connection with any filings made to perfect or continue the Lien and security interest in the Collateral hereunder granted in favor of the Administrative Agent for the benefit of the Secured Parties.

(e)      All filing fees, advances, charges, costs and expenses, including reasonable Attorney Costs, incurred or paid by the Administrative Agent or any Lender in exercising any right, power or remedy conferred by this Pledge Agreement, or in the enforcement thereof, shall become a part of the Secured Obligations secured hereunder and shall be paid to the Administrative Agent for the benefit of the Secured Parties by the Pledgor in respect of which the same was incurred immediately upon demand therefor.

(f)      Each Pledgor agrees to register and cause to be registered the interest of the Administrative Agent, for the benefit of the Secured Parties, in the Collateral on its own books and records and the registration books of each of the Pledged Subsidiaries.

2.        Status of Pledged Interests. Each Pledgor hereby represents, warrants and covenants to the Administrative Agent for the benefit of the Secured Parties, with respect to itself and the Collateral as to which it has or acquires any interest, that:

(a)      All of the Pledged Interests are, as of the date of execution of this Pledge Agreement or Pledge Joinder Agreement by each Pledgor pledging such Pledged Interests (such date as applicable with respect to each Pledgor, its “Applicable Date”), and shall at all times thereafter be validly issued and outstanding, fully paid and non-assessable and constitute (i) 65% of the issued and outstanding Voting Securities (or if any Pledgor shall own less than 65% of such Voting Securities, then 100% of the Voting Securities owned by such Pledgor) and 100% of the other issued and outstanding Subsidiary Securities of each Direct Foreign Subsidiary constituting a Pledged Subsidiary and (ii) all of the issued and outstanding Subsidiary Securities of all other Domestic Subsidiaries constituting Pledged Subsidiaries, and are accurately described on Schedule I.

(b)      The Pledgor is as at its Applicable Date and shall at all times thereafter (except as otherwise permitted by the Credit Agreement) be the sole registered and record and beneficial owner of the Pledged Interests, free and clear of all Liens, charges, equities, options, hypothecations, encumbrances and restrictions on pledge or transfer, including transfer of voting rights (other than the pledge hereunder and applicable restrictions pursuant to federal and state and applicable foreign securities laws). Without limiting the foregoing, the Pledged Interests are not and will not be subject to any voting trust, shareholders agreement, right of first refusal, voting proxy, power of attorney or other similar arrangement (other than the rights hereunder in favor of the Administrative Agent).

(c)      At no time shall any Pledged Interests (i) be held or maintained in the form of a security entitlement or credited to any securities account and (ii) which constitute a “security” (or as to which the related Pledged Subsidiary has elected to have treated as a “security”) under Article 8 of the Uniform Commercial Code of the State of New York or of any other jurisdiction whose laws may govern (the “UCC”) be maintained in the form of uncertificated securities. With respect to Pledged Interests that are “securities” under the UCC, or as to which the issuer has elected at any time to have such interests treated as “securities” under the UCC, such Pledged Interests are, and shall at all times be, represented by the share certificates listed on Schedule I hereto, which share certificates, with stock powers duly executed in blank by the Pledgor, have been delivered to the Administrative Agent or are being delivered to the Administrative Agent simultaneously herewith or, in the case of Additional Interests as defined in Section 21, shall be delivered pursuant to Section 21. In addition, with respect to all Pledged Interests, including Pledged Interests that are not “securities” under the UCC and as to which the applicable Pledged Subsidiary has not elected to have such interests treated as “securities” under the UCC, the Pledgor, at its Applicable Date, (i) authorizes the Administrative Agent to file Uniform Commercial Code financing statements (or appropriate amendments thereto) naming the Pledgor as “debtor” and naming the Administrative Agent for the benefit of the Secured Parties as “secured party,” in form, substance and number reasonably satisfactory to the Administrative Agent in all UCC filing offices and in all jurisdictions in which filing is necessary or advisable to perfect in favor of the Administrative Agent for the benefit of the Secured Parties the Lien on such Pledged Interests, and (ii) has paid (or shall pay in the case of any Additional Interests acquired after such Pledgor’s Applicable Date pursuant to Section 21)

all required filing fees. Without limiting the foregoing provisions of this Section 2(c), with respect to any Pledged Interests issued by any Direct Foreign Subsidiary, Pledgor shall deliver or cause to be delivered, (i) in addition to or in substitution for all or any of the foregoing items, as the Administrative Agent may elect, such other instruments, certificates, agreements, notices, filings, and other documents, and take or cause to be taken such other action, as the Administrative Agent may reasonably determine to be necessary or advisable under the laws of the jurisdiction of formation of such Direct Foreign Subsidiary, to grant, perfect and protect as a first priority lien in such Collateral in favor of the Administrative Agent for the benefit of the Secured Parties, and (ii) an opinion of counsel acceptable in form and substance to the Administrative Agent issued by a law firm acceptable to the Administrative Agent licensed to practice law in such foreign jurisdiction, addressing with respect to such Pledged Interests the matters described in Section 7.12(a)(viii) of the Credit Agreement to the extent applicable.

(d)      It has full corporate power, legal right and lawful authority to execute this Pledge Agreement (and any Pledge Joinder Agreement applicable to it) and to pledge, assign and transfer its Pledged Interests in the manner and form hereof.

(e)      The pledge, assignment and delivery of its Pledged Interests (along with undated stock powers executed in blank, financing statements and other agreements referred to in Section 2(c) hereof) to the Administrative Agent for the benefit of the Secured Parties pursuant to this Pledge Agreement (or any Pledge Joinder Agreement) creates or continues, as applicable, a valid and perfected first priority security interest in such Pledged Interests in favor of the Administrative Agent for the benefit of the Secured Parties, securing the payment of the Secured Obligations The Pledgor will defend the Secured Parties’ right, title and security interest in and to the Collateral against the claims and demands of all persons whomsoever.

(f)      Except as otherwise expressly provided herein or pursuant to a transaction permitted under the Credit Agreement, none of the Pledged Interests (nor any interest therein or thereto) shall be sold, transferred or assigned without the Administrative Agent’s prior written consent, which may be withheld for any reason.

(g)      It shall at all times cause the Pledged Interests of such Pledgor that constitute “securities” (or as to which the issuer elects to have treated as “securities”) under the UCC to be represented by the certificates now and hereafter delivered to the Administrative Agent in accordance with Sections 1, 2 and 21 hereof and that it shall cause each of the Pledged Subsidiaries as to which it is the Pledgor not to issue any Subsidiary Securities, or securities convertible into, or exchangeable or exercisable for, Subsidiary Securities, at any time during the term of this Pledge Agreement unless the Pledged Interests of such Pledged Subsidiary are issued solely to either (y) such Pledgor who shall, as soon as practicable but in any event within thirty (30) Business Days following such issuance, comply with Sections 2 and 21 hereof with respect to such property or (z) the Borrower or another Guarantor who shall, as soon as practicable but in any event within thirty (30) Business Days following such issuance, pledge such additional Subsidiary Securities to the Administrative Agent for the benefit of the Secured Parties pursuant to Section 21 or 23 hereof, as applicable, on substantially identical terms as are contained herein and deliver or cause to be delivered the appropriate documents described in Section 2(c) hereof to the Administrative Agent and take such further actions as the Administrative Agent may deem necessary in order to perfect a first priority security interest in such Subsidiary Securities.

(h)      The exact legal name and address, type of Person, jurisdiction of formation, jurisdiction of formation identification number (if any), and location of the chief executive office of such Pledgor are (i) with respect to each Pledgor granting a Lien to the Administrative Agent under a Security Instrument at the Closing Date, as specified on Schedule 3.03 to the Credit Agreement, and (ii) with respect to each other Pledgor, as specified on Schedule II attached hereto. No Pledgor shall change its name, jurisdiction of formation (whether by reincorporation, merger or otherwise), or the location of its chief executive office, except upon giving not less than fifteen (15) days’ prior written notice to the Administrative Agent and taking or causing to be taken all such action at such Pledgor’s expense as may be reasonably requested by the Administrative Agent to perfect or maintain the perfection of the Lien of the Administrative Agent in Collateral.

3.        Preservation and Protection of Collateral.

(a)      The Administrative Agent shall be under no duty or liability with respect to the collection, protection or preservation of the Collateral, or otherwise, beyond the use of reasonable care in the custody and preservation thereof while in its possession.

(b)      Each Pledgor agrees (i) to pay when due all taxes, charges and assessments against the Collateral in which it has an interest, unless (A) being contested in good faith by appropriate proceedings diligently conducted and against which adequate reserves have been established in accordance with GAAP and (B) all enforcement proceedings in the nature of levy or foreclosure are effectively stayed, except with respect to such claims the aggregate claimed amount of which does not exceed $1,000,000, and (ii) to cause to be terminated and released all Liens (other than Permitted Liens) on the Collateral. Upon the failure of any Pledgor to so pay or contest the taxes, charges, or assessments required to be paid pursuant to the preceding sentence, or cause the Liens required to be terminated pursuant to the preceding sentence so to be terminated, or upon the failure of any Pledgor to pay any amount pursuant to Section 1(e), the Administrative Agent at its option may pay or contest any of them or amounts relating thereto (the Administrative Agent having the sole right to determine the legality or validity and the amount necessary to discharge such taxes, charges, Liens or assessments) but shall not have any obligation to make any such payment or contest; provided that if any such taxes, charges or assessments are being contested in good faith by the applicable Pledgor, the Administrative Agent will consult with such Pledgor before making any such payment unless the Administrative Agent determines in good faith that payment prior to such consultation is advisable to protect the interest of the Secured Parties; provided further, that the Administrative Agent’s failure to so consult with such Pledgor will not affect or limit the Administrative Agent’s security interest or other rights hereunder or the rights of the Secured Parties under the Loan Documents. All sums so disbursed by the Administrative Agent, including reasonable Attorney Costs, court costs, expenses and other charges related thereto, shall be payable on demand by the applicable Pledgor to the Administrative Agent and shall be additional Secured Obligations secured by the Collateral.

(c)      Each Pledgor hereby (i) irrevocably authorizes the Administrative Agent to file, without the signature of the Pledgor appearing thereon, financing statements (including amendments thereto and continuations and copies thereof) showing such Pledgor as “debtor” at such time or times and in all filing offices as the Administrative Agent may from time to time determine to be necessary or advisable to perfect or protect the rights of the Administrative Agent and the Secured Parties hereunder, or otherwise to give effect to the transactions herein contemplated, and (ii) irrevocably ratifies and acknowledges all such actions taken by or on behalf of the Administrative Agent prior to the Applicable Date.

4.        Default.    Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent is given full power and authority, then or at any time thereafter, to sell, assign, deliver or collect the whole or any part of the Collateral, or any substitute therefor or any addition thereto, in one or more sales, with or without any previous demands or demand of performance or, to the extent permitted by law, notice or advertisement, in such order as the Administrative Agent may elect; and any such sale may be made either at public or private sale at the Administrative Agent’s place of business or elsewhere, either for cash or upon credit or for future delivery, at such price or prices as the Administrative Agent may reasonably deem fair; and the Administrative Agent or any other Secured Party may be the purchaser of any or all Collateral so sold and hold the same thereafter in its own right free from any claim of any Pledgor or right of redemption. Demands of performance, advertisements and presence of property and sale and notice of sale are hereby waived to the extent permissible by law. Any sale hereunder may be conducted by an auctioneer or any officer or agent of the Administrative Agent. Each Pledgor recognizes that the Administrative Agent may be unable to effect a public sale of the Collateral by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the “Securities Act”), and applicable state law, and may be otherwise delayed or adversely affected in effecting any sale by reason of present or future restrictions thereon imposed by governmental authorities, and that as a consequence of such prohibitions and restrictions the Administrative Agent may be compelled (i) to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof, or (ii) to seek regulatory approval of any proposed sale or sales, or (iii) to limit the amount of Collateral sold to any Person or group. Each Pledgor agrees and acknowledges that private sales so made may be at prices and upon terms less favorable to such Pledgor than if such Collateral was sold either at public sales or at private sales not subject to other regulatory restrictions, and that the Administrative Agent has no obligation to delay the sale of any of the Collateral for the period of time necessary to permit the Pledged Subsidiary to register or otherwise qualify the Collateral, even if such Pledged Subsidiary would agree to register or otherwise qualify such Collateral for public sale under the Securities Act or applicable state law. Each Pledgor further agrees, to the extent permitted by applicable law, that the use of private sales made under the foregoing circumstances to dispose of the Collateral shall be deemed to be dispositions in a commercially reasonable manner. Each Pledgor hereby acknowledges that a ready market may not exist for the Pledged Interests if they are not traded on a national securities exchange or quoted on an automated quotation system and agrees and acknowledges that in such event the Pledged Interests may be sold for an amount less than a pro rata share of the fair market value of the Pledged Subsidiary’s assets minus its liabilities. In addition to the foregoing, the Secured Parties may exercise such other rights and remedies as may be available under the Loan Documents, at law (including without limitation the UCC) or in equity.

5.        Proceeds of Sale.    The net cash proceeds resulting from the collection, liquidation, sale, or other disposition of the Collateral shall be applied first to the expenses (including all Attorney Costs) of retaking, holding, storing, processing and preparing for sale, selling, collecting, liquidating and the like, and then to the satisfaction of all Secured Obligations in accordance with the terms of Section 9.03 of the Credit Agreement.

6.        Presentments, Demands and Notices.    Except to the extent required by law, the Administrative Agent shall not be under any duty or obligation whatsoever to make or give any presentments, demands for performances, notices of nonperformance, protests, notice of protest or notice of dishonor in connection with any obligations or evidences of indebtedness held thereby as collateral, or in connection with any obligations or evidences of indebtedness which constitute in whole or in part the Secured Obligations secured hereunder.

7.        Attorney-in-Fact.    Each Pledgor hereby appoints the Administrative Agent as the Pledgor’s attorney-in-fact for the purposes of carrying out the provisions of this Pledge Agreement and taking any action and executing any instrument which the Administrative Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest; provided, that the Administrative Agent shall have and may exercise rights under this power of attorney only upon the occurrence and during the continuance of an Event of Default. Without limiting the generality of the foregoing, upon the occurrence and during the continuance of an Event of Default, the Administrative Agent shall have the right and power to receive, endorse and collect all checks and other orders for the payment of money made payable to any Pledgor representing any dividend, interest payment, principal payment or other distribution payable or distributable in respect to the Collateral or any part thereof and to give full discharge for the same.

8.        Reinstatement.    Without limiting the provisions of Section 25, the granting of a security interest in the Collateral and the other provisions hereof shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Secured Obligations is rescinded or must otherwise be returned by any Secured Party or is repaid by any Secured Party in whole or in part upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Pledgor or any other Loan Party (including in connection with a good faith settlement of any pending or threatened avoidance claim). The provisions of this Section 8 shall survive repayment of all of the Secured Obligations and the termination or expiration of this Pledge Agreement in any manner, including but not limited to termination upon occurrence of the Facility Termination Date.

9.        Waiver by the Pledgors.    Each Pledgor waives to the extent permitted by applicable law (a) any right to require any Secured Party or any other obligee of the Secured Obligations to (i) proceed against any Person or entity, including without limitation any Loan Party, (ii) proceed against or exhaust any Collateral or other collateral for the Secured Obligations, or (iii) pursue any other remedy in its power, (b) any defense arising by reason of any disability or other defense of any other Person, or by reason of the cessation from any cause whatsoever of the liability of any other Person or entity, (c) any right of subrogation, (d) any right to enforce any remedy which any Secured Party or any other obligee of the Secured Obligations now has or may hereafter have against any other Person and any benefit of and any right to participate in any collateral or security whatsoever now or hereafter held by the Administrative Agent for the benefit of the Secured Parties. Each Pledgor acknowledges and agrees that such Pledgor’s liability hereunder or under any of the other Loan Documents shall not be released, discharged or impaired by any action, from time to time, of the Administrative

Agent or any Secured Party or other obligee of the Secured Obligations, with or without notice to such Plegor, (x) taking and holding security, other than the Collateral herein described, for the payment of such Secured Obligations or any part thereof, and exchanging, enforcing, waiving and releasing the Collateral herein described or any part thereof or any such other security; and (y) applying such Collateral or other security and directing the order or manner of sale thereof as such Secured Party or obligee in its discretion may determine.

The Administrative Agent may at any time deliver (without representation, recourse or warranty) the Collateral or any part thereof to a Pledgor and the receipt thereof by such Pledgor shall be a complete and full acquittance for the Collateral so delivered, and the Administrative Agent shall thereafter be discharged from any liability or responsibility therefor.

10.      Dividends and Voting Rights.

(a)      All dividends and other distributions with respect to any of the Pledged Interests shall be subject to the pledge hereunder, provided, however, that cash dividends paid to a Pledgor as record owner of the Pledged Interests, to the extent permitted by the Credit Agreement to be declared and paid, may be retained by such Pledgor so long as no Event of Default shall have occurred and be continuing, free from any Liens hereunder.

(b)      So long as no Event of Default shall have occurred and be continuing, the registration of the Collateral in the name of a Pledgor as record and beneficial owner shall not be changed and such Pledgor shall be entitled to exercise all voting and other rights and powers pertaining to the Collateral for all purposes not inconsistent with the terms of the Loan Documents.

(c)      Upon the occurrence and during the continuance of any Event of Default, all rights of the Pledgors to receive and retain cash dividends and other distributions upon the Collateral pursuant to subsection (a) above shall cease and shall thereupon be vested in the Administrative Agent for the benefit of the Secured Parties, and each Pledgor shall promptly deliver, or shall cause to be promptly delivered, all such cash dividends and other distributions with respect to the Pledged Interests to the Administrative Agent (together, if the Administrative Agent shall request, with the documents described in Sections 1(d) and 2(c) hereof or other negotiable documents or instruments so distributed) to be held by it hereunder or, at the option of the Administrative Agent, to be applied to the Secured Obligations. Pending delivery to the Administrative Agent of such property, each Pledgor shall keep such property segregated from its other property and shall be deemed to hold the same in trust for the benefit of the Secured Parties.

(d)      Upon the occurrence and during the continuance of any Event of Default, at the option of the Administrative Agent, all rights of each of the Pledgors to exercise the voting or consensual rights and powers which it is authorized to exercise pursuant to subsection (b) above shall cease and the Administrative Agent may thereupon (but shall not be obligated to), at its request, cause such Collateral to be registered in the name of the Administrative Agent or its nominee or agent for the benefit of the Secured Parties and/or exercise such voting or consensual rights and powers as appertain to ownership of such Collateral, and to that end each Pledgor hereby appoints the Administrative Agent as its proxy, with full power of substitution, to vote and exercise all other rights as a shareholder with respect to such Pledged Interests hereunder upon the occurrence and during the continuance of any Event of Default, which proxy is coupled with an interest and is irrevocable until the Facility Termination Date (or such earlier date on which the Lien on the Pledged Interests granted by such Pledgor is released in accordance with the terms of the Loan Documents), and each Pledgor hereby agrees to provide such further proxies as the Administrative Agent may reasonably request to give effect to the foregoing appointment; provided, however, that the Administrative Agent in its discretion may from time to time refrain from exercising, and shall not be obligated to exercise, any such voting or consensual rights or such proxy.

11.       Continued Powers.    Until the Facility Termination Date shall have occurred, the power of sale and other rights, powers and remedies granted to the Administrative Agent for the benefit of the Secured Parties hereunder shall continue to exist and may be exercised by the Administrative Agent at any time and from time to time irrespective of the fact that any part of the liability of any Pledgor may have ceased; provided, however, that such powers and remedies granted to the Administrative Agent shall no longer exist with respect to any Collateral which is released by the Administrative Agent pursuant to Section 25 hereof.

12.      Other Rights.    The rights, powers and remedies given to the Administrative Agent for the benefit of the Secured Parties by this Pledge Agreement shall be in addition to all rights, powers and remedies given to the Administrative Agent or any Secured Party under any Related Agreement (as defined below) or by virtue of any statute or rule of law. Any forbearance or failure or delay by the Administrative Agent in exercising any right, power or remedy hereunder shall not be deemed to be a waiver of such right, power or remedy, and any single or partial exercise of any right, power or remedy hereunder shall not preclude the further exercise thereof; and every right, power and remedy of the Secured Parties shall continue in full force and effect until such right, power or remedy is specifically waived in accordance with the terms of the Credit Agreement. For purposes of this Pledge Agreement, “Related Agreements” shall mean the Loan Document and any other agreement or instrument creating, providing security for, or otherwise relating to any of the Secured Obligations.

13.      Anti-Marshaling Provisions.    The right is hereby given by each Pledgor to the Administrative Agent, for the benefit of the Secured Parties, to make releases (whether in whole or in part) of all or any part of the Collateral agreeable to the Administrative Agent without notice to, or the consent, approval or agreement of other parties and interests, including junior lienors, which releases shall not impair in any manner the validity of or priority of the Liens and security interests in the remaining Collateral conferred hereunder, nor release any Pledgor from personal liability for the Secured Obligations. Notwithstanding the existence of any other security interest in the Collateral held by the Administrative Agent, for the benefit of the Secured Parties, the Administrative Agent shall have the right to determine the order in which any or all of the Collateral shall be subjected to the remedies provided in this Pledge Agreement. Each Pledgor hereby waives any and all right to require the marshaling of assets in connection with the exercise of any of the remedies permitted by applicable law or provided herein or in any Related Agreement.

14.      Entire Agreement.    This Pledge Agreement and each Pledge Joinder Agreement, together with the Credit Agreement and other Loan Documents, constitutes and expresses the entire understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior negotiations, agreements and understandings, inducements, commitments or conditions, express or implied, oral or written, except as herein contained. The express terms hereof and of the Pledge Joinder Agreements control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof and thereof. Neither this Pledge Agreement nor any Pledge Joinder Agreement nor any portion or provision hereof or thereof may be changed, altered, modified, supplemented, discharged, canceled, terminated, or amended orally or in any manner other than as provided in the Credit Agreement.

15.      Further Assurances.    Each Pledgor agrees at its own expense to do such further acts and things, and to execute and deliver, and cause to be executed and delivered as may be necessary or advisable to give effect thereto, such additional conveyances, assignments, financing statements, control agreements, documents, certificates, stock powers, agreements and instruments, as the Administrative Agent may at any time reasonably request in connection with the administration or enforcement of this Pledge Agreement or any Pledge Joinder Agreement or related to the Collateral or any part thereof or in order better to assure and confirm unto the Administrative Agent its rights, powers and remedies for the benefit of the Secured Parties hereunder or thereunder. Each Pledgor hereby consents and agrees that the Pledged Subsidiaries and all other Persons, shall be entitled to accept the provisions hereof and of the Pledge Joinder Agreements as conclusive evidence of the right of the Administrative Agent, on behalf of the Secured Parties, to exercise its rights, privileges, and remedies hereunder and thereunder with respect to the Collateral, notwithstanding any other notice or direction to the contrary heretofore or hereafter given by any Pledgor or any other Person to any of such Pledged Subsidiaries or other Persons.

16.      Binding Agreement; Assignment.    This Pledge Agreement and each Pledge Joinder Agreement, and the terms, covenants and conditions hereof and thereof, shall be binding upon and inure to the benefit of the parties hereto, and to their respective successors and assigns, except that no Pledgor shall be permitted to assign this Pledge Agreement, any Pledge Joinder Agreement or any interest herein or therein or in the Collateral, or any part thereof or interest therein, or otherwise pledge, encumber or grant any option with respect to the Collateral, or any part thereof, or any cash or property held by the Administrative Agent as Collateral under this Pledge Agreement. Without limiting the generality of the foregoing sentence of this Section 16, each Pledgor acknowledges and agrees to the assignment and participation provisions of the Credit Agreement, including Article X and Section 11.06 thereof. All references herein to the Administrative Agent and to the Secured Parties shall include any successor thereof or permitted assignee, and any other obligees from time to time of the Secured Obligations.

17.      Related Credit Arrangements.    All obligations of each Pledgor under or in respect of Related Credit Arrangements to which any Lender or any Affiliate of any Lender is a party, shall be deemed to be Secured Obligations secured hereby, and each Lender or Affiliate of a Lender party to any such Related Credit Arrangement shall be deemed to be a Secured Party hereunder with respect to such Secured Obligations; provided, however, that such obligations shall cease to be Secured Obligations at such time, prior to the Facility Termination Date, as such Person (or Affiliate of such Person) shall cease to be a “Lender” under the Credit Agreement.

No Person who obtains the benefit of any Lien by virtue of the provisions of this Section shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and only to the extent expressly provided in the Loan Documents. Each Secured Party not a party to the Credit Agreement who obtains the benefit of this Pledge Agreement by virtue of the provisions of this Section shall be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of the Credit Agreement, and with respect to the actions and omissions of the Administrative Agent hereunder or otherwise relating hereto that do or may affect such Secured Party, the Administrative Agent and each of its Related Parties shall be entitled to all the rights, benefits and immunities conferred under Article X of the Credit Agreement.

18.      Severability.    The provisions of this Pledge Agreement are independent of and separable from each other. If any provision hereof shall for any reason be held invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of any other provision hereof, but this Pledge Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein.

19.      Counterparts.    This Pledge Agreement may be executed in any number of counterparts (including by facsimile) each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Pledge Agreement to produce or account for more than one such counterpart executed by the Pledgor against whom enforcement is sought. Without limiting the foregoing provisions of this Section 19, the provisions of Section 11.10 of the Credit Agreement shall be applicable to this Pledge Agreement.

20.      Termination.    Subject to the provisions of Section 8 and Section 25, this Pledge Agreement and each Pledge Joinder Agreement, and all obligations of the Pledgors hereunder (excluding those obligations and liabilities that expressly survive such termination) shall terminate without delivery of any instrument or performance of any act by any party on the Facility Termination Date. Upon such termination of this Pledge Agreement, the Administrative Agent shall, at the sole expense of the Pledgors, promptly deliver to the Pledgors the certificates evidencing its shares of Pledged Interests (and any other property received as a dividend or distribution or otherwise in respect of such Pledged Interests to the extent then held by the Administrative Agent as additional Collateral hereunder), together with any cash then constituting the Collateral not then sold or otherwise disposed of in accordance with the provisions hereof, and take such further actions (including the delivery of termination statements) at the request of the Pledgors as may be necessary to effect the same.

21.      Additional Interests.  If any Pledgor shall at any time acquire or hold any additional Pledged Interests, including any Pledged Interests issued by any Material Subsidiary not listed on Schedule I hereto which are required to be subject to a Lien pursuant to a Pledge Agreement by the terms hereof or of Article III, Section 7.12 or any other provision of the Credit Agreement (any such shares being referred to herein as the “Additional Interests”), such Pledgor shall deliver to the Administrative Agent for the benefit of the Secured Parties (i) a Pledge Agreement Supplement in the form of Exhibit A hereto with respect to such Additional Interests duly completed and executed by such Pledgor and (iii) any other document required in connection with such Additional Interests as described in Section 2(c). Each Pledgor shall comply with the requirements of this Section 21 as soon as practicable but in any event within thirty (30) Business Days following the acquisition of any such Additional Interests; provided, however, that the failure to comply with the provisions of this Section 21 shall not impair the Lien on Additional Interests conferred hereunder.

22.      Notices.    Any notice required or permitted hereunder shall be given (a) with respect to the Borrower, at the address of the Borrower indicated in Schedule 11.02 of the Credit Agreement, (b) with respect to each Subsidiary which is a Pledgor hereunder, at the address then in effect for the giving of notices to such Subsidiary under the Guaranty to which it is a party, and (c) with respect to the Administrative Agent or a Lender, at the Administrative Agent’s address indicated in Schedule 11.02 of the Credit Agreement. All such addresses may be modified, and all such notices shall be given and shall be effective, as provided in Section 11.02 of the Credit Agreement for the giving and effectiveness of notices and modifications of addresses thereunder.

23.      Joinder.    Each Person who shall at any time execute and deliver to the Administrative Agent a Pledge Joinder Agreement substantially in the form attached as Exhibit B hereto shall thereupon irrevocably, absolutely and unconditionally become a party hereto and obligated hereunder as a Pledgor and shall have thereupon pursuant to Section 1 hereof granted a security interest in and collaterally assigned and pledged to the Administrative Agent for the benefit of the Secured Parties all Pledged Interests which it has at its Applicable Date or thereafter acquires any interest or the power to transfer, and all references herein and in the other Loan Documents to the Pledgors or to the parties to this Pledge Agreement shall be deemed to include such Person as a Pledgor hereunder. Each Pledge Joinder Agreement shall be accompanied by the Supplemental Schedules referred to therein, appropriately completed with information relating to the Pledgor executing such Pledge Joinder Agreement and its property. Each of the applicable Schedules attached hereto shall be deemed amended and supplemented without further action by such information reflected on the Supplemental Schedules.

24.      Rules of Interpretation.    The rules of interpretation contained in Article I of the Credit Agreement shall be applicable to this Pledge Agreement and each Pledge Joinder Agreement and are hereby incorporated by reference. All representations and warranties contained herein shall survive the delivery of documents and any Credit Extensions referred to herein or secured hereby.

25.      Release of Security Interest in Collateral for Permitted Transactions.    If any Collateral shall be sold, transferred or otherwise disposed of by any Pledgor in a transaction permitted by, and consummated in accordance with the terms of, the Credit Agreement or if, as a result of a transaction permitted by, and consummated in accordance with the terms of, the Credit Agreement (including, without limitation, a Disposition resulting in the Pledgor no longer being a Subsidiary of the Borrower), any Pledgor is no longer required by the terms of the Credit Agreement to be a Pledgor hereunder or any Collateral is no longer required to be covered by a security interest hereunder, such portion of the Collateral or such Pledgor, as the case may be, shall automatically be released from any Liens created hereby, all without delivery of any instrument or performance of any action by any party, and all rights to such Collateral shall revert to the resulting owner of such Collateral; provided that if after giving effect to any such transaction, any Person with any rights in such Collateral is required to be a Pledgor hereunder or any such Collateral is otherwise required to be covered by a security interest hereunder, the release described in this Section 25 shall not apply to any such Collateral, provided further that in the event following any such transaction any Pledgor shall thereafter acquire any interest in (or the power to transfer rights in) any asset that constituted Collateral hereunder prior to such a transaction and the release from the security interests hereunder, the pledge, assignment and security interest granted hereunder shall be deemed to automatically apply and attach to such asset and it shall from such time forward continue to constitute Collateral hereunder notwithstanding any prior release. The Administrative Agent will, at the Pledgors’ expense, execute and deliver to each Pledgor such documents as each such Pledgor shall reasonably request on reasonable advance notice to evidence the release of such item of Collateral from the pledge, assignment and security interest granted hereunder, provided that upon the request of the Administrative Agent such Pledgor shall provide to the Administrative Agent a reasonably detailed description of the transaction giving rise to such release.

26.      Payments.    If any amount payable by any Pledgor hereunder is not paid within five days of the date due, whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

27.      Governing Law; Waivers.

(a)      THIS PLEDGE AGREEMENT AND EACH PLEDGE JOINDER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE PERFORMED, IN SUCH STATE.

(b)      EACH PLEDGOR HEREBY EXPRESSLY AND IRREVOCABLY AGREES AND CONSENTS THAT ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS PLEDGE AGREEMENT OR ANY PLEDGE JOINDER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREIN OR THEREIN MAY BE INSTITUTED IN ANY STATE OR FEDERAL COURT SITTING IN THE COUNTY OF NEW YORK, STATE OF NEW YORK, UNITED STATES OF AMERICA AND, BY THE EXECUTION AND DELIVERY OF THIS PLEDGE AGREEMENT OR A PLEDGE JOINDER AGREEMENT, EXPRESSLY WAIVES ANY OBJECTION THAT IT MAY HAVE NOW OR HEREAFTER TO THE LAYING OF THE VENUE OR TO THE JURISDICTION OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND IRREVOCABLY SUBMITS GENERALLY AND UNCONDITIONALLY TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING.

(c)      EACH PLEDGOR AGREES THAT SERVICE OF PROCESS MAY BE MADE BY PERSONAL SERVICE OF A COPY OF THE SUMMONS AND COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION

OR PROCEEDING, OR BY REGISTERED OR CERTIFIED MAIL (POSTAGE PREPAID) TO THE ADDRESS OF SUCH PLEDGOR PROVIDED IN SECTION 22 OR BY ANY OTHER METHOD OF SERVICE PROVIDED FOR UNDER THE APPLICABLE LAWS IN EFFECT IN THE STATE OF NEW YORK.

(d)      NOTHING CONTAINED IN SUBSECTIONS (b) OR (c) HEREOF SHALL PRECLUDE THE ADMINISTRATIVE AGENT FROM BRINGING ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS PLEDGE AGREEMENT OR ANY PLEDGE JOINDER AGREEMENT OR THE OTHER LOAN DOCUMENTS IN THE COURTS OF ANY PLACE WHERE ANY PLEDGOR OR ANY OF SUCH PLEDGOR’S PROPERTY OR ASSETS MAY BE FOUND OR LOCATED.

(e)      IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER OR RELATED TO THIS PLEDGE AGREEMENT OR ANY PLEDGE JOINDER AGREEMENT OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR THAT MAY IN THE FUTURE BE DELIVERED IN CONNECTION WITH THE FOREGOING, EACH PARTY HEREBY AGREES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THAT ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY AND HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PERSON MAY HAVE TO TRIAL BY JURY IN ANY SUCH ACTION, SUIT OR PROCEEDING.

(f)      EACH PLEDGOR HEREBY EXPRESSLY WAIVES ANY OBJECTION IT MAY HAVE THAT ANY COURT TO WHOSE JURISDICTION IT HAS SUBMITTED PURSUANT TO THE TERMS HEREOF IS AN INCONVENIENT FORUM.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties have duly executed this Amended and Restated Securities Pledge Agreement on the day and year first written above.

PLEDGORS:

MUELLER WATER PRODUCTS, INC.

By:
Name: Walter A. Smith
Title: Senior Vice President and Treasurer

MUELLER GROUP, LLC
MCO 1, LLC
MCO 2, LLC
MUELLER CO. LTD.
By: MCO 1, LLC, its General Partner
MUELLER INTERNATIONAL, INC.
MUELLER INTERNATIONAL FINANCE, INC.
ANVIL INTERNATIONAL, LP
By: Anvil I, LLC, its General Partner
HENRY PRATT COMPANY, LLC
HENRY PRATT INTERNATIONAL, LLC
ANVIL 1, LLC
ANVIL 2, LLC

By:
Name: Walter A. Smith
Title: Vice President

ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A., as Administrative Agent for the Lenders

By:

Name:

Title:

SCHEDULE I

Name of Pledgor	Name, Jurisdiction of Formation and Type of Entity of Pledged Subsidiary	Class or Type of Pledged Interest	Total Amount of Class or Type of Pledged Interests Authorized	Total Amount of Class or Type Outstanding	Total Amount Pledged	Certificate Number (if applicable)	Par Value (if applicable)	Name of Transfer Agent (if any)
Mueller Water Products, Inc.	Mueller Group, LLC (DE limited liability company)	Limited liability company interest	n/a	n/a	n/a	uncertificated	n/a

Mueller Group, LLC	Mueller International, Inc. (DE corporation)	Common stock	100	100	100	1	$0.01

Mueller Group, LLC	Mueller International Finance, Inc. (DE corporation)	Common stock	1,000	1,000	1,000	1	$0.01

Mueller Group, LLC	United States Pipe and Foundry Company, LLC (AL limited liability company)	Limited liability company interest	n/a	n/a	n/a	uncertificated	n/a

Name of Pledgor	Name, Jurisdiction of Formation and Type of Entity of Pledged Subsidiary	Class or Type of Pledged Interest	Total Amount of Class or Type of Pledged Interests Authorized	Total Amount of Class or Type Outstanding	Total Amount Pledged	Certificate Number (if applicable)	Par Value (if applicable)	Name of Transfer Agent (if any)
Mueller Group, LLC	Hunt Industries, LLC (DE limited liability company)	Limited liability company interest	n/a	n/a	n/a	uncertificated	n/a

Mueller Group, LLC	MCO 1, LLC (DE limited liability company)	Limited liability company interest	n/a	n/a	n/a	uncertificated	n/a

Mueller Group, LLC	MCO 2, LLC (DE limited liability company)	Limited liability company interest	n/a	n/a	n/a	uncertificated	n/a

Mueller Group, LLC	Fast Fabricators, LLC (DE limited liability company)	Limited liability company interest	n/a	n/a	n/a	uncertificated	n/a

Mueller Group, LLC	Mueller Group Co-Issuer, Inc. (DE corporation)	Common stock	1,000	1	1	1	$0.01

Name of Pledgor	Name, Jurisdiction of Formation and Type of Entity of Pledged Subsidiary	Class or Type of Pledged Interest	Total Amount of Class or Type of Pledged Interests Authorized	Total Amount of Class or Type Outstanding	Total Amount Pledged	Certificate Number (if applicable)	Par Value (if applicable)	Name of Transfer Agent (if any)
Mueller International, Inc.	Mueller International, L.L.C. (DE limited liability company)	Limited liability company interest	n/a	n/a	n/a	uncertificated	n/a

Mueller International Finance, Inc.	Mueller International Finance, L.L.C. (DE limited liability company)	Limited liability company interest	n/a	n/a	n/a	uncertificated	n/a

Mueller International Finance, Inc.	Mueller Financial Services, LLC (DE limited liability company)	Limited liability company interest	n/a	n/a	n/a	uncertificated	n/a

MCO 1, LLC	Mueller Co. Ltd. (AL limited partnership)	Limited partnership interest	n/a	n/a	n/a	uncertificated	n/a

MCO 2, LLC	Mueller Co. Ltd. (AL limited partnership)	Limited partnership interest	n/a	n/a	n/a	uncertificated	n/a

Name of Pledgor	Name, Jurisdiction of Formation and Type of Entity of Pledged Subsidiary	Class or Type of Pledged Interest	Total Amount of Class or Type of Pledged Interests Authorized	Total Amount of Class or Type Outstanding	Total Amount Pledged	Certificate Number (if applicable)	Par Value (if applicable)	Name of Transfer Agent (if any)
Mueller Co. Ltd.	Henry Pratt Company, LLC (DE limited liability company)	Limited liability company interest	n/a	n/a	n/a	uncertificated	n/a

Mueller Co. Ltd.	Hersey Meters Co., LLC (DE limited liability company)	Limited liability company interest	n/a	n/a	n/a	uncertificated	n/a

Mueller Co. Ltd.	James Jones Company, LLC (DE limited liability company)	Limited liability company interest	n/a	n/a	n/a	uncertificated	n/a

Mueller Co. Ltd.	Mueller Service Co., LLC (DE limited liability company)	Limited liability company interest	n/a	n/a	n/a	uncertificated	n/a

Mueller Co. Ltd.	Mueller Canada Holdings Corp. (CAN corporation)	Common stock	Unlimited	100,100	65,065	C-5	CAN $0.01

Mueller Co. Ltd.	Anvil 1, LLC (DE limited liability company)	Limited liability company interest	n/a	n/a	n/a	uncertificated	n/a

Name of Pledgor	Name, Jurisdiction of Formation and Type of Entity of Pledged Subsidiary	Class or Type of Pledged Interest	Total Amount of Class or Type of Pledged Interests Authorized	Total Amount of Class or Type Outstanding	Total Amount Pledged	Certificate Number (if applicable)	Par Value (if applicable)	Name of Transfer Agent (if any)
Mueller Co. Ltd.	Anvil 2, LLC (DE limited liability company)	Limited liability company interest	n/a	n/a	n/a	uncertificated	n/a

Mueller Co. Ltd.	Mueller Service California, Inc. (DE corporation)	Common stock	100	100	100	1	$0.01

Anvil 1, LLC	Anvil International, LP (DE limited partnership)	Limited partnership interest	n/a	n/a	n/a	uncertificated	n/a

Anvil 2, LLC	Anvil International, LP (DE limited partnership)	Limited partnership interest	n/a	n/a	n/a	uncertificated	n/a

Anvil International, LP	Anvil International LLC (DE limited liability company)	Limited liability company interest	n/a	n/a	n/a	uncertificated	n/a

Anvil International, LP	AnvilStar, LLC (DE limited liability company)	Limited liability company interest	n/a	n/a	n/a	uncertificated	n/a

Name of Pledgor	Name, Jurisdiction of Formation and Type of Entity of Pledged Subsidiary	Class or Type of Pledged Interest	Total Amount of Class or Type of Pledged Interests Authorized	Total Amount of Class or Type Outstanding	Total Amount Pledged	Certificate Number (if applicable)	Par Value (if applicable)	Name of Transfer Agent (if any)
Anvil International, LP	J.B. Smith Mfg Co., LLC (DE limited liability company)	Limited liability company interest	n/a	n/a	n/a	uncertificated	n/a

Henry Pratt Company, LLC	Henry Pratt International, LLC (DE limited liability company)	Limited liability company interest	n/a	n/a	n/a	uncertificated	n/a

Henry Pratt Company, LLC	Hydro Gate, LLC (DE limited liability company)	Limited liability company interest	n/a	n/a	n/a	uncertificated	n/a

Henry Pratt Company, LLC	Milliken Valve, LLC (DE limited liability company)	Limited liability company interest	n/a	n/a	n/a	uncertificated	n/a

Henry Pratt International, LLC	Jingman Pratt Valve Co., Ltd. (Peoples Republic of China limited liability company)	Limited liability company interest	n/a	n/a	n/a	uncertificated	n/a

SCHEDULE II

Name and Address of Pledgor	Type of Person	Jurisdiction of Formation of Pledgor	Jurisdiction of Formation Identification Number	Address of Chief Executive Office
Mueller Water Products, Inc. 1200 Abernathy Road Atlanta, GA 30328	Corporation	Delaware	4033400	1200 Abernathy Road Atlanta, GA 30328

Mueller Group, LLC 1200 Abernathy Road Atlanta, GA 30328	Limited Liability Company	Delaware	3067786	1200 Abernathy Road Atlanta, GA 30328

MCO 1, LLC 1200 Abernathy Road Atlanta, GA 30328	Limited Liability Company	Alabama	474-135	1200 Abernathy Road Atlanta, GA 30328

MCO 2, LLC 1200 Abernathy Road Atlanta, GA 30328	Limited Liability Company	Alabama	474-134	1200 Abernathy Road Atlanta, GA 30328

Mueller Co. Ltd. 500 1200 Abernathy Road Atlanta, GA 30328	Limited Partnership	Alabama	504-532	1200 Abernathy Road Atlanta, GA 30328

Mueller International, Inc. 1200 Abernathy Road Atlanta, GA 30328	Corporation	Delaware	3437273	1200 Abernathy Road Atlanta, GA 30328

Mueller International Finance, Inc. 1200 Abernathy Road Atlanta, GA 30328	Corporation	Delaware	3459441	1200 Abernathy Road Atlanta, GA 30328

Anvil International, LP 1200 Abernathy Road Atlanta, GA 30328	Limited Partnership	Delaware	3067111	1200 Abernathy Road Atlanta, GA 30328

Henry Pratt Company, LLC 1200 Abernathy Road Atlanta, GA 30328	Limited Liability Company	Delaware	2198696	1200 Abernathy Road Atlanta, GA 30328

Name and Address of Pledgor	Type of Person	Jurisdiction of Formation of Pledgor	Jurisdiction of Formation Identification Number	Address of Chief Executive Office
Henry Pratt International, LLC 1200 Abernathy Road Atlanta, GA 30328	Limited Liability Company	Delaware	3624310	1200 Abernathy Road Atlanta, GA 30328

Anvil 1, LLC 1200 Abernathy Road Atlanta, GA 30328	Limited Liability Company	Delaware	4100970	1200 Abernathy Road Atlanta, GA 30328

Anvil 2, LLC 1200 Abernathy Road Atlanta, GA 30328	Limited Liability Company	Delaware	4100931	1200 Abernathy Road Atlanta, GA 30328

EXHIBIT A

PLEDGE AGREEMENT SUPPLEMENT

THIS PLEDGE AGREEMENT SUPPLEMENT (as from time to time amended, revised, modified, supplemented or amended and restated, this “Supplement”), dated as of                  ,          is made by                             , a                      corporation (the “Pledgor”), and BANK OF AMERICA, N.A., a national banking association, as Administrative Agent for each of the Lenders (as described in the Pledge Agreement referred to below) now or hereafter party to the Credit Agreement (as defined in the Pledge Agreement referred to below). All capitalized terms used but not otherwise defined herein shall have the respective meanings assigned thereto in the Pledge Agreement (as defined below).

WHEREAS, the Pledgor is required under the terms of that certain Amended and Restated Securities Pledge Agreement dated as of May 27, 2007 executed by the Pledgor (among others), or to which the Pledgor has been joined as a party pursuant to a Pledge Joinder Agreement, in favor of the Administrative Agent for the benefit of the Secured Parties (as from time to time amended, revised, modified, supplemented or amended and restated, the “Pledge Agreement”), to cause certain Pledged Interests held by it and listed on Annex A to this Supplement (the “Additional Interests”) to be specifically identified as subject to the Pledge Agreement; and

WHEREAS, a material part of the consideration given in connection with and as an inducement to the execution and delivery of the Credit Agreement (as defined in the Pledge Agreement referred to above) by the Secured Parties was the obligation of the Pledgor to pledge to the Administrative Agent for the benefit of the Secured Parties the Additional Interests, whether then owned or subsequently acquired or created; and

WHEREAS, the Pledgor has acquired rights in the Additional Interests and desires to pledge, and evidence its prior pledge, to the Administrative Agent for the benefit of the Secured Parties all of the Additional Interests in accordance with the terms of the Credit Agreement and the Pledge Agreement;

NOW, THEREFORE, the Pledgor hereby agrees as follows with the Administrative Agent, for the benefit of the Secured Parties:

The Pledgor hereby reaffirms and acknowledges the pledge and collateral assignment to, and the grant of security interest in, the Additional Interests contained in the Pledge Agreement and pledges and collaterally assigns to the Administrative Agent for the benefit of the Secured Parties, and grants to the Administrative Agent for the benefit of the Secured Parties a first priority lien and security interest in, the Additional Interests and all of the following:

(a)      all money, securities, security entitlements and other investment property, dividends, rights, general intangibles and other property at any time and from time to time (x) declared or distributed in respect of or in exchange for or on conversion of any or all of the Additional Interests or (y) by its or their terms exchangeable or exercisable for or convertible into any Additional Interest or other Pledged Interest;

(b)      all other property of whatever character or description, including money, securities, security entitlements and other investment property, and general intangibles hereafter delivered to the Administrative Agent in substitution for or as an addition to any of the foregoing;

(c)      all securities accounts to which may at any time be credited any or all of the foregoing or any proceeds thereof and all certificates and instruments representing or evidencing any of the foregoing or any proceeds thereof; and

(d)      all proceeds of any of the foregoing.

The Pledgor hereby acknowledges, agrees and confirms by its execution of this Supplement that the Additional Interests constitute “Pledged Interests” under and are subject to the Pledge Agreement, and the items of property referred to in clauses (a) through (d) above (the “Additional Collateral”) shall collectively constitute “Collateral” under and are subject to the Pledge Agreement. Each of the representations and warranties with respect to Pledged Interests and Collateral contained in the Pledge Agreement is hereby made by the Pledgor with respect to the Additional Interests and the Additional Collateral, respectively. The Pledgor further represents and warrants that Annex A attached to this Supplement contains a true, correct and complete description of the Additional Interests, and that all other documents required to be furnished to the Administrative Agent pursuant to Section 2(c) of the Pledge Agreement in connection with the Additional Collateral have been delivered or are being delivered simultaneously herewith to the Administrative Agent. The Pledgor further acknowledges that Schedule I to the Pledge Agreement shall be deemed, as to it, to be supplemented as of the date hereof to include the Additional Interests as described on Annex A to this Supplement.

IN WITNESS WHEREOF, the Pledgor has caused this Supplement to be duly executed by its authorized officer as of the day and year first above written.

PLEDGOR:

By:

Name:

Title:

Acknowledged and accepted:

BANK OF AMERICA, N.A., as Administrative Agent for the Secured Parties

By:

Name:

Title:

ANNEX A

(to Pledge Agreement Supplement of                      dated                  , 20    )

Additional Interests

Name of Pledgor	Name, Jurisdiction of Formation and Type of Entity of Pledged Subsidiary	Class or Type of Pledged Interest	Total Amount of Class or Type of Pledged Interests Authorized	Total Amount of Class or Type Outstanding	Total Amount Pledged	Certificate Number (if applicable)	Par Value (if applicable)	Name of Transfer Agent (if any)

EXHIBIT B

PLEDGE JOINDER AGREEMENT

THIS PLEDGE JOINDER AGREEMENT (the “Pledge Joinder Agreement”), dated as of                  , 20     is made by and between                                         , a                              (the “Joining Pledgor”), and BANK OF AMERICA, N.A., in its capacity as Administrative Agent (the “Administrative Agent”) under that certain Amended and Restated Credit Agreement dated as of May 24, 2007 among MUELLER WATER PRODUCTS, INC. (the “Borrower”), the Administrative Agent and the Lenders (as from time to time amended, revised, modified, supplemented, or amended and restated, the “Credit Agreement”). All capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement.

WHEREAS, the Joining Pledgor is a Material Subsidiary and required by the terms of the Credit Agreement to become a “Guarantor” under the Credit Agreement and be joined as a party to the Pledge Agreement as a Pledgor (as defined in the Pledge Agreement); and

WHEREAS, the Joining Pledgor will materially benefit directly and indirectly from the credit facilities made available and to be made available to the Borrower by the Lenders under the Credit Agreement; and

NOW, THEREFORE, the Joining Pledgor hereby agrees as follows with the Administrative Agent, for the benefit of the Secured Parties (as defined in the Pledge Agreement):

1.        Joinder.    The Joining Pledgor hereby irrevocably, absolutely and unconditionally becomes a party to the Pledge Agreement as a Pledgor and bound by all the terms, conditions, obligations, liabilities and undertakings of each Pledgor or to which each Pledgor is subject thereunder, including without limitation the grant pursuant to Section 1 of the Pledge Agreement of a security interest to the Administrative Agent for the benefit of the Secured Parties in, and collateral assignment and pledge to the Administrative Agent of, the Pledged Interests and other property constituting Collateral (as defined in Section 1 of the Pledge Agreement) of such Pledgor or in which such Pledgor has or may have or acquire an interest or the power to transfer rights therein, whether now owned or existing or hereafter created, acquired or arising and wheresoever located, as security for the payment and performance of the Secured Obligations (as defined in the Pledge Agreement), all with the same force and effect as if the Joining Pledgor were a signatory to the Pledge Agreement.

2.        Affirmations.    The Joining Pledgor hereby acknowledges and reaffirms as of the date hereof with respect to itself, its properties and its affairs each of the waivers, representations, warranties, acknowledgements and certifications applicable to any Pledgor contained in the Pledge Agreement.

3.        Supplemental Schedules.    Attached to this Pledge Joinder Agreement are duly completed schedules (the “Supplemental Schedules”) supplementing as thereon indicated the respective Schedules to the Pledge Agreement. The Joining Pledgor represents and warrants that the information contained on each of the Supplemental Schedules with respect to such Joining Pledgor and its properties and affairs is true, complete and accurate as of its Applicable Date (as defined in the Pledge Agreement).

4.        Severability.    The provisions of this Pledge Joinder Agreement are independent of and separable from each other. If any provision hereof shall for any reason be held invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of any other provision hereof, but this Pledge Joinder Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein.

5.        Counterparts.    This Pledge Joinder Agreement may be executed in any number of counterparts each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Pledge Joinder Agreement to produce or account for more than one such counterpart executed by the Joining Pledgor. Without limiting the foregoing provisions of this Section 5, the provisions of Section 11.10 of the Credit Agreement shall be applicable to this Pledge Joinder Agreement.

6.        Delivery.    The Joining Pledgor hereby irrevocably waives notice of acceptance of this Pledge Joinder Agreement and acknowledges that the Secured Obligations are and shall be deemed to be incurred, and credit extensions under the Loan Documents made and maintained, in reliance on this Pledge Joinder Agreement and the Pledgor’s joinder as a party to the Pledge Agreement as herein provided.

7.        Governing Law; Venue; Waiver of Jury Trial.    The provisions of Section 27 of the Pledge Agreement are hereby incorporated by reference as if fully set forth herein.

IN WITNESS WHEREOF, the Joining Pledgor has duly executed and delivered this Pledge Joinder Agreement as of the day and year first written above.

JOINING PLEDGOR:

By:

Name:

Title:

SUPPLEMENTAL

SCHEDULE I

Name of Pledgor	Name, Jurisdiction of Formation and Type of Entity of Pledged Subsidiary	Class or Type of Pledged Interest	Total Amount of Class or Type of Pledged Interests Authorized	Total Amount of Class or Type Outstanding	Total Amount Pledged	Certificate Number (if applicable)	Par Value (if applicable)	Name of Transfer Agent (if any)

Delivered Pursuant to Pledge Joinder Agreement of:

Applicable Date:                          , 20

SUPPLEMENTAL

SCHEDULE II

Name and Address of Pledgor	Type of Person	Jurisdiction of Formation of Pledgor	Jurisdiction of Formation Identification Number	Address of Chief Executive Office

Delivered Pursuant to Pledge Joinder Agreement of:

Applicable Date:                          , 20

EXHIBIT I

FORM OF MORTGAGE

See attached.

I-1

Form of Mortgage

PREPARED BY AND WHEN

RECORDED MAIL TO:

Elizabeth W. Goode, Esq.

Helms Mulliss & Wicker, PLLC

201 North Tryon Street

Charlotte, North Carolina 28202

A CREDIT LINE DEED OF TRUST, MORTGAGE, OPEN-END MORTGAGE,

DEED OF TRUST, DEED TO SECURE DEBT, SECURITY AGREEMENT,

FIXTURE FILING, ASSIGNMENT OF LEASES AND RENTS

AND

FINANCING STATEMENT

Dated and effective as of                     , 2005

between

ANVIL INTERNATIONAL, INC.,

a Delaware corporation (formerly known as Supply Sales Co.),

Grantor

and

BANK OF AMERICA, N.A.,

as Agent

Beneficiary

IF THE STATE IS GEORGIA, THE MAXIMUM AMOUNT OF INDEBTEDNESS SECURED BY THIS INSTRUMENT AT ANY ONE TIME IS $            , THE MAXIMUM AMOUNT OF ORIGINAL PRINCIPAL INDEBTEDNESS.

IF THE PROPERTY TO BE ENCUMBERED BY THIS INSTRUMENT IS LOCATED IN PENNSYLVANIA, THE FOLLOWING SHALL BE APPLICABLE. THIS INSTRUMENT IS INTENDED TO BE AN OPEN END MORTGAGE AS DEFINED IN 42 PA.C.S.A. § 8143, AND SHALL BE ENTITLED TO THE BENEFITS OF SUCH STATUTE. THE MAXIMUM AMOUNT OF INDEBTEDNESS SECURED BY THIS INSTRUMENT AT ANY TIME IS $            , PLUS AMOUNTS PROVIDED IN SECTION 2.3(    ) OF THIS INSTRUMENT.

THIS INSTRUMENT SECURES FUTURE ADVANCES.

THIS INSTRUMENT SECURES DEBT WHICH INCLUDES FUTURE ADVANCES BY BENEFICIARY AND/OR CERTAIN SECURED CREDITORS TO GRANTOR, THE BORROWER AND/OR ANY OTHER LOAN PARTY INCLUDING, AMONG OTHER THINGS, TERM LOANS, SWING LINE LOANS, REVOLVING LOANS AND REIMBURSEMENT OF ADVANCES OR DRAWS MADE UNDER LETTERS OF CREDIT AND BANKERS’ ACCEPTANCES.

TO THE EXTENT THAT THIS DOCUMENT IS A DEED OF TRUST, THE TRUSTEE IS PRLAP, INC. OR THE INDIVIDUAL TRUSTEES, AS APPLICABLE.

THIS INSTRUMENT COVERS GOODS WHICH ARE OR ARE TO BECOME FIXTURES RELATED TO THE REAL ESTATE DESCRIBED HEREIN AND IS TO BE RECORDED IN THE DEED RECORDS AND IS ALSO TO BE INDEXED IN THE INDEX OF FINANCING STATEMENTS OR OF FIXTURE FILINGS. REFER TO PAGE TWO OF THIS INSTRUMENT FOR ADDITIONAL INFORMATION CONCERNING THE DEBTOR AND SECURED PARTY.

THIS INSTRUMENT ENCUMBERS REAL AND PERSONAL PROPERTY LOCATED

IN THE STATE OF ALABAMA AND OTHER STATES. NOTWITHSTANDING

ANYTHING TO THE CONTRARY HEREIN CONTAINED, THE RECOVERY OF

AGENT AS BENEFICIARY UNDER THIS DEED OF TRUST WITH

RESPECT TO THE MORTGAGED PROPERTY LOCATED IN ALABAMA

SHALL BE LIMITED TO THE PRINCIPAL AMOUNT OF $

TOGETHER WITH ACCRUED INTEREST ON SUCH AMOUNT AND

OTHER COSTS AND FEES OF RECOVERY AS PROVIDED HEREIN.

THIS IS A CREDIT LINE DEED OF TRUST

IF THE STATE IS TENNESSEE, THIS DEED OF TRUST

SECURES OBLIGATORY ADVANCES AND IS MADE FOR

COMMERCIAL PURPOSES, MAXIMUM PRINCIPAL

INDEBTEDNESS FOR TENNESSEE RECORDING

TAX PURPOSES IS $            .

NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN CONTAINED, MAXIMUM PRINCIPAL INDEBTEDNESS WITH RESPECT TO THE MORTGAGED PROPERTY LOCATED IN NORTH CAROLINA SHALL BE $1,195,000,000.

Table of Contents

(continued)

Table of Contents

(continued)

THIS INSTRUMENT IS A CREDIT LINE DEED OF TRUST, MORTGAGE, OPEN-END MORTGAGE, DEED OF TRUST, DEED TO SECURE DEBT, SECURITY AGREEMENT, FIXTURE FILING, ASSIGNMENT OF LEASES AND RENTS AND FINANCING STATEMENT OF BOTH REAL AND PERSONAL PROPERTY, INCLUDING GOODS THAT ARE OR ARE TO BECOME FIXTURES ON THE REAL PROPERTY DESCRIBED HEREIN, AND IS TO BE FILED FOR RECORD IN THE RECORDS WHERE MORTGAGES, DEEDS OF TRUST OR DEEDS TO SECURE DEBT OF REAL ESTATE ARE RECORDED. ADDITIONALLY, THIS INSTRUMENT SHOULD BE APPROPRIATELY INDEXED, NOT ONLY AS A MORTGAGE, DEED OF TRUST OR DEED TO SECURE DEBT, BUT ALSO AS A FINANCING STATEMENT OR FIXTURE FILING COVERING GOODS THAT ARE OR ARE TO BECOME FIXTURES ON THE REAL PROPERTY DESCRIBED HEREIN. THE NAMES OF THE GRANTOR (DEBTOR/MORTGAGOR) AND THE TRUSTEE AND BENEFICIARY (SECURED PARTY/MORTGAGEE), THE MAILING ADDRESS OF THE GRANTOR (DEBTOR/MORTGAGOR), THE MAILING ADDRESSES OF THE TRUSTEE AND BENEFICIARY (SECURED PARTY/MORTGAGEE), AND A STATEMENT INDICATING THE TYPES, OR DESCRIBING THE ITEMS OF COLLATERAL, ARE SET FORTH BELOW ON PAGE 2 AND IN SECTIONS 1.1 AND 8.1 OF THIS INSTRUMENT, RESPECTIVELY. THIS INSTRUMENT CONTAINS AFTER-ACQUIRED PROPERTY PROVISIONS AND SECURES OBLIGATIONS CONTAINING PROVISIONS FOR CHANGES IN INTEREST RATES, EXTENSIONS OF TIME FOR PAYMENT AND OTHER MODIFICATIONS IN THE TERMS OF THE OBLIGATIONS. NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN CONTAINED, TO THE EXTENT THE MORTGAGED PROPERTY IS LOCATED IN THE STATE OF ARIZONA, CALIFORNIA, NORTH CAROLINA, TENNESSEE OR TEXAS, THIS INSTRUMENT SHALL BE DEEMED TO BE AND SHALL BE ENFORCEABLE AS A DEED OF TRUST AND AS A SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND RENTS AND FINANCING STATEMENT. TO THE EXTENT THE MORTGAGED PROPERTY IS LOCATED IN THE STATE OF ALABAMA, ILLINOIS, MINNESOTA, NEW JERSEY OR PENNSYLVANIA, THIS INSTRUMENT SHALL BE DEEMED TO BE AND SHALL BE ENFORCEABLE AS AN OPEN-END MORTGAGE AND/OR MORTGAGE AND AS A SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND RENTS AND FINANCING STATEMENT. TO THE EXTENT THE MORTGAGED PROPERTY IS LOCATED IN THE STATE OF GEORGIA, THIS INSTRUMENT SHALL BE DEEMED TO BE AND SHALL BE ENFORCEABLE AS A DEED TO SECURE DEBT AND AS A SECURITY AGREEMENT AND ASSIGNMENT OF LEASES AND RENTS. THIS INSTRUMENT SECURES FUTURE ADVANCES MADE PURSUANT TO THE PROVISIONS HEREOF AND THE CREDIT AGREEMENT REFERRED TO BELOW.

THIS DEED OF TRUST IS BEING USED FOR MULTIPLE JURISDICTIONS AND TO THE EXTENT ANY PROVISION STATES THAT IT APPLIES TO THE MORTGAGED PROPERTY LOCATED IN A PARTICULAR STATE, SUCH PROVISION SHALL ONLY BE APPLICABLE TO THE MORTGAGED PROPERTY LOCATED IN SUCH STATE.

A CREDIT LINE DEED OF TRUST, MORTGAGE, OPEN-END MORTGAGE,

DEED OF TRUST, DEED TO SECURE DEBT, SECURITY AGREEMENT,

FIXTURE FILING, ASSIGNMENT OF LEASES AND RENTS AND

FINANCING STATEMENT

A POWER OF SALE HAS BEEN GRANTED IN THIS DEED OF TRUST. A POWER OF SALE MAY ALLOW THE BENEFICIARY TO TAKE THE MORTGAGED PROPERTY AND SELL IT WITHOUT GOING TO COURT IN A FORECLOSURE ACTION UPON DEFAULT BY THE GRANTOR UNDER THIS DEED OF TRUST.

THIS CREDIT LINE DEED OF TRUST, MORTGAGE, OPEN-END MORTGAGE, DEED OF TRUST, DEED TO SECURE DEBT, SECURITY AGREEMENT, FIXTURE FILING, ASSIGNMENT OF LEASES AND RENTS, AND FINANCING STATEMENT (hereinafter referred to as this “Deed of Trust” or this “Mortgage”), is entered into as of the 3rd day of October, 2005, by and among ANVIL INTERNATIONAL, INC., a Delaware corporation (formerly known as Supply Sales Co.), the mortgagor, grantor and trustor hereunder (herein called “Grantor”), whose address for all purposes hereunder is c/o Mueller Group, LLC, 500 W. Eldorado Street, Decatur, Illinois 62522; PRLAP, INC., a North Carolina corporation, the trustee hereunder to the extent that this Deed of Trust operates as a deed of trust (for all Deed of Trust States other than Arizona, California, Tennessee and Texas) (herein called “Trustee”), whose address for all purposes hereunder is 1400 Best Plaza Drive, Richmond, Virginia 23227; STEWART TITLE & TRUST OF PHOENIX, INC., a Delaware corporation, the individual trustee hereunder to the extent this Deed of Trust operates as a deed of trust in the State of Arizona (herein called the “Arizona Individual Trustee”), with an address of 244 W. Osborn, Phoenix, Arizona 85013; STEWART TITLE OF CALIFORNIA, INC., a California corporation, the individual trustee hereunder to the extent this Deed of Trust operates as a deed of trust in the State of California (herein called the “California Individual Trustee”), with an address of 7675 Mission Valley Road, San Diego, California 92108; KIM A. BROWN, a resident of Davidson County, Tennessee, the individual trustee hereunder to the extent this Deed of Trust operates as a deed of trust in the State of Tennessee (herein called the “Tennessee Individual Trustee”), with an address of Sherrard & Roe, P.L.C., Suite 2000, 424 Church Street, Nashville, Tennessee 37219; PRLAP, INC., a Texas corporation, the individual trustee hereunder to the extent this Deed of Trust operates as a deed of trust in the State of Texas (herein called the “Texas Individual Trustee”) whose address for all purposes hereunder is 901 Main Street, Bank of America Plaza, Dallas, Texas 75202-3714; and BANK OF AMERICA, N.A., a national banking association, acting in its capacity as Agent for the Secured Creditors (as defined herein), under the Credit Agreement defined herein, the mortgagee hereunder to the extent that this Deed of Trust operates as a mortgage, the grantee hereunder to the extent that this Deed of Trust operates as a deed to secure debt and the beneficiary hereunder to the extent this Deed of Trust operates as a deed of trust (herein called “Beneficiary”, which term shall include each of its successors and assigns), whose address for all purposes hereunder is 100 N. Tryon Street, 14th Floor, NC1-007-14-24, Charlotte, North Carolina 28255, Attention: Agency Management Officer. Beneficiary shall hold the interests and exercise the rights granted hereunder in trust as Agent for the benefit of and as security for the Secured Creditors, as more fully provided in the Credit Agreement. The Grantor is a subsidiary of the Borrower (as defined in Section 1.1) and will materially benefit from the Loans to be advanced under the Credit Agreement. This Deed of Trust secures the Obligations (as defined below in Section 1.1) and any modifications, extensions and renewals of the Obligations, it being the intention of the parties hereto that this Deed of Trust shall be deemed an open and continuing lien instrument to secure all such Obligations now existing or hereafter arising regardless of the extinguishment and payment of any one or more obligations owed to the Secured Creditors. This Deed of Trust secures future advances and re-advances made by the Secured Creditors to the Borrower, the Grantor or to any other Loan Party under the Credit Agreement and the other Loan Documents and hereunder, and each future advance and re-advance, whether or not evidenced by a note, and each note or other instrument evidencing the same, shall be secured hereby. All provisions of this Deed of Trust shall apply to each future advance and re-advance as well as to all other Obligations secured hereby, whether or not evidenced by a note, and all such advances and re-advances and other Obligations, and any modifications, extensions and renewals of the Obligations shall have the same lien priority as if made on the date this Deed of Trust is recorded.

This Deed of Trust secures the Obligations, and any modifications, extensions and renewals of the Obligations, which shall be construed in all cases to consist of, among other obligations, the covenants of the Grantor or any other Loan Party set forth in, and the amounts advanced to or for the account, use or benefit of the Borrower or the Grantor or any other Loan Party from time to time pursuant to the Loan Documents (as defined below), the aggregate amount of the Secured Indebtedness (as defined below) actually outstanding at any particular time being subject to fluctuations up or down due to further advances and re-advances of loan proceeds and/or future repayments of such loan proceeds from time to time over the term of such Secured Indebtedness and/or changes in the rate of interest charged in respect of Secured Indebtedness bearing interest at a floating rate (all of which advances, re-advances and repayments are hereby declared to be contemplated by the Grantor and the Beneficiary at the time this Deed of Trust is executed).

WITNESSETH:

ARTICLE I

DEFINITIONS

1.1      Definitions:    As used herein, the following terms shall have the following meanings:

Agent:    Initially Bank of America, N.A. in its capacity as Administrative Agent for the Secured Creditors and any successor Administrative Agent pursuant to the Credit Agreement and such Administrative Agent’s successors.

Arizona Individual Trustee:    Stewart Title & Trust of Phoenix, Inc., a Delaware corporation, whose address is 244 W. Osborn, Phoenix, Arizona 85013, and any successor or substitute Arizona Individual Trustee to the extent and subject to the limitations described in Section 9.9 hereof.

Assignment:    The assignment and delivery to Beneficiary as security for the payment and performance of the Obligations of all of the rights, titles, interests and estates of Grantor in and to all of the following: (a) the Leases, (b) the Rents, (c) the Fixtures and (d) the Personalty.

Bankers’ Acceptance:    As defined in the Credit Agreement.

Bankruptcy Code:    The Bankruptcy Code, 11 U.S.C. § 101, et seq., as the same may be amended from time to time.

Beneficiary:    Bank of America, N.A., as Agent for the Secured Creditors, and, if Bank of America, N.A. is not permitted to act as Beneficiary in any State, then in that State the Individual Beneficiary to the extent and solely for the purpose described in Section 9.8, and each of their successors and assigns.

Borrower:    Mueller Group, LLC, a Delaware limited liability company, its successors and assigns, in its capacity as Borrower under the Credit Agreement.

Buildings:    Any and all buildings, parking structures, utility sheds, workrooms, air conditioning towers, open parking areas, and other structures or improvements, and any and all additions, alterations, betterments or appurtenances thereto, now or at any time hereafter situated, placed or constructed upon the Land or any part thereof.

California Individual Trustee:    Stewart Title of California, Inc., a California corporation, whose address is 7675 Mission Valley Road, San Diego, California 92108, and any successor or substitute California Individual Trustee to the extent and subject to the limitations described in Section 9.9 hereof.

Commitments:    The commitments by the Lenders to make the term loans, swing line loans and the revolving loans as set forth in the Credit Agreement (which includes commitments to issue Letters of Credit and Bankers’ Acceptances as more particularly set forth therein).

Credit Agreement:    The Credit Agreement dated as of October 3, 2005, among the Borrower, the Lenders, and the Agent, which agreement is incorporated by reference in this Deed of Trust and which provides for the making of term loans, swing line loans and revolving loans and the issuance of, and participation in, Letters of Credit and Bankers’ Acceptances as contemplated therein (as the same may be amended, modified, extended, renewed, restated, supplemented and/or amended and restated from time to time), provided, however, that references herein to sections or provisions of, schedules or exhibits to, or capitalized terms or phrases contained in, the Credit Agreement shall have the respective meanings defined or provided in the Credit Agreement as it exists on the date hereof, and as it may be amended, modified, extended, renewed, restated, supplemented and/or amended and restated from time to time.

Debtor Relief Laws:    As defined in the Credit Agreement.

Deed to Secure Debt State:    Any state defined as a “Deed to Secure Debt State” in Section 2.3 hereof.

Deed of Trust State:    Any state defined as a “Deed of Trust State” in Section 2.3 hereof.

Default:    As defined in the Credit Agreement.

Default Rate:    As defined in the Credit Agreement.

Environmental Laws:    As defined in the Credit Agreement.

Equipment:    All of the Grantor’s right, title and interest in and to all “equipment”, as such term is defined in Article 9 of the UCC (as defined below), now or hereafter existing, now owned or hereafter acquired by the Grantor, which are now or hereafter located or to be located upon, within or about the Land and the Buildings, or which are used in or related to the operation of the Mortgaged Property, including, but not limited to, all machinery, equipment, furnishings, fixtures, electrical equipment, vehicles and computer and other electronic data-processing and other office equipment, any movable walls and partitions and any and all additions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

Event of Default:    As defined in the Credit Agreement.

Exhibits:    The exhibits attached hereto and incorporated herein by this reference.

Expenses:    All out-of-pocket costs and expenses (including reasonable fees and expenses of counsel and court costs) incurred and all advances made, by the Beneficiary and/or Trustee, as applicable, or any trustee, co-trustee or agent of the Beneficiary and/or Trustee pursuant to the provisions of, or in furtherance of the Beneficiary’s and/or Trustee’s duties or rights under, the Loan Documents, including, without limitation, expenses of retaking, holding, preparing for sale or lease, selling and/or leasing the Mortgaged Property, but excluding any of the same specifically described in the Loan Documents as being the responsibility of the Beneficiary.

Facility Termination Date:    As defined in the Credit Agreement.

Financing Statement:    As defined in Section 8.5 below.

Fixtures:    Goods (as defined in the UCC) now owned or the ownership of which is hereafter acquired by Grantor which is so related to the Land and Buildings forming part of the Mortgaged Property that it is deemed a fixture or real property under the laws of the State, including, without limitation, all building or construction materials intended for construction, reconstruction, alteration or repair of or installation on the Mortgaged Property, construction equipment, appliances, machinery, plant equipment, fittings, apparatuses, fixtures and other items now owned or the ownership of which is hereafter acquired by Grantor and now or hereafter attached to, installed on or in, or used in connection with (temporarily or permanently), any of the Buildings or the Land, or which in some fashion are deemed to be fixtures to the Land or Buildings under the laws of the State, including, but not limited to, the items described in the definition of Equipment, furnaces, boilers, heaters, engines, devices for the operation of pumps, pipes, plumbing, cleaning, call and sprinkler systems, fire and theft protection apparatus and equipment, water tanks, air and water pollution control, waste disposal, heating, ventilating, plumbing, lighting, refrigerating, laundry, incinerating, air conditioning and air cooling equipment and systems, gas and electric machinery, appurtenances and equipment, pollution control equipment, disposals, dishwashers, refrigerators and ranges, recreational equipment and facilities of all kinds, carpet, moveable or immoveable walls or partitions, built-in oxygen and vacuum systems and water, gas, electrical, storm and sanitary sewer facilities, utility lines and equipment (whether owned individually or jointly with others, and, if owned jointly, to the extent of Grantor’s interest therein) and all other utilities whether or not situated in easements, all water tanks, water supply, water power sites, fuel stations, fuel tanks, fuel supply, and all other structures, together with all accessions, appurtenances, additions, replacements, betterments and substitutions for any of the foregoing and the proceeds thereof. Notwithstanding the foregoing, “Fixtures” shall not include any property which tenants are entitled to remove pursuant to their Leases.

Governmental Authority:    As defined in the Credit Agreement.

Grantor:    The above-defined Grantor and any and all subsequent owners of the Mortgaged Property.

Hazardous Materials:    As defined in the Credit Agreement.

Highest Lawful Rate:    As defined in Section 10.23 hereof.

Impositions:    All real estate and personal property taxes; water, gas, sewer, electricity and other utility rates and charges; charges for any easement, license or agreement maintained for the benefit of the Mortgaged Property; and all other taxes, standby fees, levies, claims, charges and assessments, general and special, ordinary and extraordinary, foreseen and unforeseen of any kind and nature whatsoever which at any time prior to or after the execution hereof may be assessed, levied or imposed upon the Mortgaged Property or the Rents or the ownership, use, occupancy or enjoyment thereof, and any interest, costs or penalties with respect to any of the foregoing.

Indebtedness:    As defined in the Credit Agreement.

Individual Beneficiary:    Any individual who shall be hereafter named of record as Individual Beneficiary, and who shall be co-Beneficiary hereunder to the extent and subject to the limitations described in Section 9.8 hereof.

Individual Trustees:    To the extent the Mortgaged Property is located in the State of Arizona, the Arizona Individual Trustee; to the extent the Mortgaged Property is located in the State of California, the California Individual Trustee; to the extent the Mortgaged Property is located in the State of Tennessee, the Tennessee Individual Trustee; and to the extent the Mortgaged Property is located in the State of Texas, the Texas Individual Trustee.

Inventory:    All of the Grantor’s right, title and interest, whether now owned or hereafter acquired, in and to all inventory in all of its forms, wherever located, now or hereafter existing, including, but not limited to, (i) goods in which the Grantor has an interest in mass or a joint or other interest or right of any kind (including, without limitation, goods in which the Grantor has an interest or right as consignee or consignor) and (ii) goods that are returned to or repossessed by the Grantor, and all accessions thereto and products thereof and documents therefor.

Land:    The real estate owned in fee by the Grantor and described in Exhibit “A” attached hereto, and all rights, titles and interests appurtenant thereto.

Laws:    As defined in the Credit Agreement.

L/C-BA Obligations:    As defined in the Credit Agreement.

L/C Issuer:    Each of Bank of America and JPMorgan Chase Bank, N.A., each in its capacity as an issuer of Letters of Credit and Bankers’ Acceptances in accordance with the Credit Agreement, or any successor issuer of Letters of Credit and Bankers’ Acceptances thereunder. At any time there is more than one L/C Issuer, all singular references to the L/C Issuer shall mean any L/C Issuer, either L/C Issuer, each L/C Issuer, the L/C Issuer that has issued the applicable Letter of Credit, or both L/C Issuers, as the context may require.

Leases:    Any and all leases, subleases, licenses, concessions or other agreements (written or verbal, now or hereafter in effect) through which Grantor directly or indirectly grants a possessory interest in and to, or the right to occupy and use, all or any portion of the Mortgaged Property that constitutes real property together with any renewals or extensions thereof and all leases, subleases, licenses, concessions or other agreements in substitution therefor.

Lenders:    As defined in the Credit Agreement, and specifically the L/C Issuer and any successor L/C Issuer, the Swing Line Lender and any successor Swing Line Lender and each other lender which may hereafter become a party to the Credit Agreement pursuant to the terms thereof.

Letter of Credit:    As defined in the Credit Agreement.

Loan:    As defined in the Credit Agreement.

Loan Documents:    As defined in the Credit Agreement, which includes without limitation the Guaranty executed by the Grantor and other Guarantors and any Related Credit Arrangements.

Loan Parties:    Collectively, the Borrower, each Guarantor, including without limitation the Grantor, and each other Person providing Collateral (as defined in the Credit Agreement) pursuant to a Security Instrument.

Material Adverse Effect:    As defined in the Credit Agreement.

Mechanic’s Liens:    As defined in Section 4.4 hereof.

Mortgage State:    Each state defined as a “Mortgage State” in Section 2.3 hereof.

Mortgaged Property or Mortgaged Properties:    The Land, Buildings, Fixtures, Personalty, Leases and Rents together with:

(i)      all rights, privileges, tenements, licenses, hereditaments, rights-of-way, easements, utility use, air rights, appendages, division rights, and appurtenances in any way appertaining thereto, and all right, title, interest or estate of Grantor in and to any streets, ways, alleys, roadbeds, inclines, tunnels, culverts, strips or gores of land adjoining or serving the Land or any part thereof;

(ii)     all betterments, additions, alterations, appurtenances, substitutions, replacements and revisions thereof and thereto and all reversions and remainders therein;

(iii)    all of Grantor’s right, title and interest in and to any awards, remuneration, settlements or compensation hereafter to be made by any insurer, governmental authority or other person or entity as a result of the destruction, loss, theft, taking by eminent domain or other involuntary conversion of whatever nature (whether occurring prior to or after the date of this Deed of Trust) of any of the Land, Buildings, Fixtures, Leases, Rents or Personalty, including those for any condemnation and vacation of, or change of grade in, any streets affecting the Land or the Buildings;

(iv)    any and all other security and collateral of any nature whatsoever, now or hereafter given by Grantor to secure the payment and performance of the Obligations;

(v)     all water and water rights (whether riparian, appropriative, or otherwise and whether or not appurtenant) in or hereafter relating to or used in connection with the Land, including, without limitation, any surface water management permits, any consumption use permits or general permits;

(vi)    any right, title, interest or estate hereafter acquired by Grantor in any of the foregoing and in and to the Land, Buildings, Fixtures, Personalty (except as otherwise provided herein), Leases and Rents. To the extent permitted by law, all of the Fixtures are to be deemed and held to be a part of and affixed to the Land. In the event the estate of the Grantor in and to any of the Land and Buildings is a leasehold estate, this conveyance shall include and the lien, security interest and assignment created hereby shall encumber and extend to all other, further or additional title, estates, interest or rights which may exist now or at any time be acquired by Grantor in or to any portion of the property demised under the lease creating such leasehold estate and including Grantor’s rights, if any, to purchase the property demised under such lease and, if fee simple title to any of such property shall ever become vested in Grantor, such fee simple interest shall be encumbered by this Deed of Trust in the same manner as if Grantor had fee simple title to such property as of the date of execution hereof;

(vii)    all of Grantor’s right, title and interest in and to any and all funds deposited by or on behalf of Grantor with any city, county, public body or agency, irrigation, sewer or water district or company, gas or electric company, telephone company, and any other body or agency for the installation, or to secure the installation, of any utility pertaining to the Land, Buildings, Fixtures and all betterments, additions, alterations, appurtenances, substitutions, replacements and revisions thereof and thereto;

(viii)   all of Grantor’s right, title and interest in and to (i) all oil, gas and other minerals located in, on or under the Land, (ii) all oil, gas or mineral leases, royalty agreements and other contracts that have been or in the future are entered into with respect to the Land or with respect to any oil, gas or other minerals located in, on or under the Land (“Mineral Leases”), and (iii) all rents, profits, royalties and income at any time arising from the Mineral Leases or from the sale of oil, gas or other minerals located in, on or under the Land;

(ix)     all shrubs, trees, plants, lawn and other landscaping; and

(x)      all proceeds and products of the foregoing. As used in this Deed of Trust, the term “Mortgaged Property”, including each component thereof, shall be expressly interpreted as meaning all or, where the context permits or requires, any portion of the above, and all or, where the context permits or requires, any interest of Grantor therein.

Notes:    The Notes as defined in the Credit Agreement, and any notes issued in replacement, substitution, renewal or refinance of the same.

Obligations:    All advances to, and debts, liabilities, obligations, covenants and duties of any Loan Party arising under any Loan Document or otherwise with respect to any Loan, Letter of Credit or Bankers’ Acceptance, or arising under any Related Credit Arrangement, including, without limitation, the Secured Indebtedness, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. To the extent the State is Minnesota, the foregoing definition of the Obligations is subject to the limitations set forth in Section 6.1(d)(vi)(D)(2). To the extent the State is Tennessee, the foregoing definition of the Obligations is subject to the limitations set forth in Section 2.3(g). To the extent the State is California, the foregoing definition is subject to the limitations set forth in Section 2.3(h).

Parcel:    A single parcel of real property identified as a unit in Exhibit “A” hereto. For purposes of legal description and real property title records, a Parcel may be comprised of more than one lot.

Permitted Encumbrances:    Those title exceptions which specifically relate to the Mortgaged Property and are shown in Schedule B, Part I on Stewart Title Guaranty Insurance Company Loan Proforma Policy, submitted to and approved by Agent, the Liens permitted by Subsections 8.01(a), (c), (d), (g) and (i) of the Credit Agreement, and such other title exceptions submitted in writing to, and approved by Agent.

Personalty:    All of the right, title and interest of Grantor in and to all tangible and intangible personal property including all furniture, furnishings, Equipment, machinery, goods, tools, supplies, appliances, construction contracts, architect’s contracts, technical services agreements, contract rights, franchises, licenses, certificates, operating rights, approvals, consents, authorizations and permits, and all other personal property (other than Inventory, accounts receivable, and Fixtures) of any kind or character (as defined in and subject to the provisions of the UCC) which are now or hereafter located or to be located upon, within or about the Land and the Buildings, or which are used in or related to the construction of the Buildings or the use, occupancy or operation of the Mortgaged Property, together with all accessories, replacements and substitutions thereto or therefor and the proceeds thereof; and all insurance proceeds and condemnation proceeds received by Grantor with respect to the Mortgaged Property to the extent provided herein, all of which, including replacements thereof and additions thereto and proceeds thereof, shall, to the fullest extent permitted by law and for the purposes of this Deed of Trust, be deemed to be part and parcel of, and appropriated to the use of, the real property described herein, and, whether affixed or annexed thereto or not, be deemed conclusively to be real property and conveyed by this Deed of Trust. Grantor agrees to execute and deliver, from time to time, such further instruments and documents as may be required by Beneficiary to confirm the lien of this Deed of Trust on any of the foregoing properties or interests therein. Furthermore, with respect to any of the above-described personal property represented by a contract, agreement or other instrument or consisting of a permit, certificate or similar item issued by a governmental authority, then, to the extent that the granting of the lien or security interest or exercise of Beneficiary’s rights under this Deed of Trust would constitute a breach or violation of the terms of such instrument, or any Law applicable to such permit, certificate or similar item that would impose material liability on the Grantor or that would result in a revocation or forfeiture of such item of personal property, such personal property shall not constitute “Personalty” hereunder.

Related Credit Arrangements:    Collectively, Related Swap Contracts and Related Treasury Management Arrangements.

Related Swap Contract:    All Swap Contracts that are entered into or maintained with a Lender or Affiliate of a Lender that are not prohibited by the express terms of the Loan Documents.

Related Treasury Management Arrangements:    All arrangements for the delivery of treasury management services to or for the benefit of any Loan Party which are entered into or maintained with a Lender or Affiliate of a Lender and which are not prohibited by the express terms of the Loan Documents.

Rents:    All of the rents, revenues, income, proceeds, profits, security and other types of deposits, and other benefits paid or payable and to become due or payable to Grantor by parties to the Leases for using, leasing, licensing, possessing, operating from, residing in, selling or otherwise enjoying any portion or portions of the Mortgaged Property.

Required Lenders:    As defined in the Credit Agreement.

Restoration Work:    As defined in Section 4.8 hereof.

Secured Creditors:    Collectively, the Agent, the Lenders, and specifically including the L/C Issuer and the Swing Line Lender or any successor L/C Issuer or successor Lender making Swing Line Loans, and each of their successors or assigns and each Lender or an Affiliate of a Lender party to any Related Credit Arrangement.

Secured Indebtedness:    (a) Subject to Subsections 2.3(g), (h) and Section 6.1(d)(vi)(D)(2) below, the principal, interest, premium (if any) and other sums (including, without limitation the L/C-BA Obligations) owing or payable by the Grantor or the Borrower pursuant to the Loan Documents, which includes present advances, re-advances and future advances to be incurred within the terms specified in the Credit Agreement, including without limitation, indebtedness to the Lenders under the Credit Agreement in the maximum principal amount of One Billion One Hundred Ninety-Five Million Dollars ($1,195,000,000.00) outstanding at any one time as evidenced by the Notes and the Credit Agreement; (b) any and all additional advances made by Beneficiary to protect or preserve the Mortgaged Property (as defined above) or the security title, security interest and lien hereof on the Mortgaged Property or to repair or maintain the Mortgaged Property, or to complete improvements on the Mortgaged Property (whether or not Grantor remains the owner of the Mortgaged Property at the time of such advances and whether or not the Beneficiary or the Lenders remain the owner of the Obligations and this Deed of Trust) in accordance with the provisions hereof; and (c) any and all expenses incident to effecting the collection, performance and/or satisfaction of the Obligations secured hereby and the foreclosure hereof by action in court or by exercise of the power of sale herein contained. The Credit Agreement provides that the interest rate and the payment terms of the indebtedness may be adjusted as provided therein.

State:    The State in which the Mortgaged Property is situated. For example, with respect to the portion of the Mortgaged Property situated in California, the term “State” shall mean the State of California.

Subsidiary:    As defined in the Credit Agreement.

Swap Contract:    means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

Tennessee Individual Trustee:    Kim A. Brown, a resident of Nashville, Davidson County, Tennessee, whose address is Sherrard & Roe, P.L.C., Suite 2000, 424 Church Street, Nashville, Tennessee, 37219, and any successor or substitute Tennessee Individual Trustee to the extent and subject to the limitations described in Section 9.9 hereof.

Texas Individual Trustee:    PRLAP, Inc., a Texas corporation, whose address is 901 Main Street, Bank of America Plaza, Dallas, Texas 75202-3714, and any successor or substitute Texas Individual Trustee, to the extent and subject to the limitations described in Section 9.9 hereof.

Transfer:    As defined in Section 5.3 below.

Trustee:    PRLAP, Inc., a North Carolina corporation, its successors and assigns, or the Individual Trustees, as applicable and any successor Trustee hereunder.

UCC:    The Uniform Commercial Code as adopted in the State.

1.2      Defined Terms:    The terms “Administrative Agent,” “Affiliate”, “Business Day,” “GAAP,” “Lien,” and “Person,” together with any other capitalized term used herein but not otherwise defined herein, shall have the same respective meanings given to them in the Credit Agreement as it existed on the date hereof, and as it may be amended, modified, extended, renewed, restated, supplemented and/or amended and restated from time to time.

ARTICLE II

GRANT

2.1      Grant:    NOW THEREFORE, for and in consideration of Ten Dollars ($10.00), and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Grantor, and to secure the Grantor’s and the other Loan Parties’ full and faithful performance and satisfaction of the Obligations, Grantor, intending to be legally bound hereby, has GIVEN, ALIENATED, REMISED, GRANTED, BARGAINED, MORTGAGED, SOLD, RELEASED, CONVEYED, ASSIGNED, TRANSFERRED, WARRANTED, SET OVER AND CONFIRMED WITH MORTGAGE COVENANTS and by these presents does GIVE, ALIENATE, REMISE, GRANT, BARGAIN, MORTGAGE, SELL, RELEASE, CONVEY, ASSIGN, TRANSFER, WARRANT, SET OVER AND CONFIRM WITH MORTGAGE COVENANTS AND GRANT A SECURITY INTEREST IN unto Trustee, its successors in trust and its assigns forever, in trust, for the benefit of Beneficiary to the extent the Mortgaged Property is situated in a Deed of Trust State, or unto Beneficiary to the extent the Mortgaged Property is situated in a Deed of Trust State, or unto Beneficiary to the extent the Mortgaged Property is situated in a Mortgage State or a Deed to Secure Debt State, with POWER OF SALE and right to entry and possession for the benefit of Beneficiary, all of the Mortgaged Property, whether now owned or hereafter acquired, subject only to the Permitted Encumbrances, TO HAVE AND TO HOLD the Mortgaged Property and (except as otherwise set forth herein) all parts, rights, members and appurtenances thereof for the use, benefit and behoof of the Trustee and its successors and assigns in trust, for the benefit of Beneficiary to the extent the Mortgaged Property is situated in a Deed of Trust State, or for the use, benefit and behoof of the Beneficiary and its successors and assigns to the extent the Mortgaged Property is situated in a Mortgage State or a Deed to Secure Debt State, in fee simple forever, hereby releasing and waiving all rights under and by virtue of the homestead exemption laws of the State, to the extent permitted by the applicable Laws of such State; and Grantor hereby absolutely and irrevocably assigns to Beneficiary the Leases and Rents for the purposes and upon the terms and conditions herein set forth; and Grantor does hereby bind itself, its successors and assigns to FOREVER WARRANT AND DEFEND the title to the Mortgaged Property and every part thereof, subject only to the Permitted Encumbrances, unto Trustee, in trust, for the benefit of Beneficiary to the extent the Mortgaged Property is situated in a Deed of Trust State, or unto Beneficiary to the extent the Mortgaged Property is situated in a Mortgage State or a Deed to Secure Debt State, against every person whomsoever lawfully claiming or to claim the same or any part thereof.

2.2      Defeasance and Reconveyance:

(a)      If the Secured Indebtedness shall have been paid in full and all the other Obligations shall have been performed and discharged in full, and all of the Commitments shall have been terminated in whole, and the Facility Termination Date has occurred, then with respect to Mortgaged Property located in any State except a Deed to Secure Debt State, the liens, security interests, estates and rights granted by this Deed of Trust shall terminate; whereupon (i) with respect to any Deed of Trust State except Tennessee and Texas and upon surrender to Trustee of this Deed of Trust for cancellation (which shall be made promptly upon request by Grantor), if required by applicable Laws,

Beneficiary shall execute a request for reconveyance and thereafter the Trustee shall reconvey, without warranty, the Mortgaged Property, or that portion thereof then held hereunder; and (ii) with respect to any Mortgage State, Tennessee and Texas, the Beneficiary promptly shall execute such documents in recordable form as may be necessary to release and/or satisfy the Mortgaged Property, or that portion thereof then held hereunder, from the lien of and security interests created or purported to be created by this Deed of Trust; and

(b)      with respect to the Mortgaged Property located in a Deed to Secure Debt State, the Beneficiary shall cancel and surrender this Deed of Trust.

To the extent permitted by applicable Laws, any reconveyance delivered hereunder may describe the grantee as “the person or persons legally entitled thereto.” Neither Beneficiary (nor Trustee, if applicable) shall have any duty to determine the rights of persons claiming to be rightful grantees of any reconveyance. Each reconveyance of Mortgaged Property or portions thereof shall also operate as a reassignment of all future rents, issues and profits appertaining to the Parcel(s) or portions thereof covered by such reconveyance to the person or persons legally entitled thereto, unless its reconveyance expressly provides otherwise.

2.3      Provisions Concerning Particular States:    Notwithstanding anything to the contrary herein contained:

(a)      if the State is Alabama, Illinois, Minnesota, New Jersey or Pennsylvania (each, a “Mortgage State”), this instrument shall be deemed to be and shall be enforceable as a mortgage or open-end mortgage, and as an assignment of leases and rents, security agreement and financing statement;

(b)      if the State is Arizona, California, North Carolina, Tennessee or Texas (each, a “Deed of Trust State”), this instrument shall be deemed to be and shall be enforceable as a deed of trust and as an assignment of leases and rents, security agreement and financing statement;

(c)      if the State is Georgia (a “Deed to Secure Debt State”), (i) this instrument shall be deemed to be and shall be enforceable as (A) a deed passing title to the Beneficiary in the portion of the Mortgaged Property located in the Deed to Secure Debt State, made under those provisions of the existing Laws of the Deed to Secure Debt State relating to deeds to secure debt, and not as a mortgage, and given to secure the Obligations and (B) an assignment of leases and rents and security agreement given to secure the Obligations, and (ii) the aggregate principal amount of the Indebtedness secured hereby shall not exceed One Billion One Hundred Ninety-Five Million and No/100 Dollars ($1,195,000,000.00) at any time plus (a) interest and fees, (b) the amount of additional advances made by Beneficiary to protect and preserve the Mortgaged Property or the lien created hereby, to pay taxes and insurance premiums and to repair, maintain and complete improvements on the Mortgaged Property and (c) all expenses incident to collection;

(d)      if the State is Illinois, pursuant to Illinois Revised Statutes 205 ILCS 5/5d and 765 ILCS 5/11, the parties intend that this Deed of Trust will secure, in addition to the other Obligations described herein, a revolving credit consisting of existing indebtedness as well as future advances (whether or not now outstanding, whether obligatory or made at the option of the Secured Creditors). It is anticipated that amounts advanced under the Credit Agreement may be repaid and reborrowed from time to time, provided that the maximum principal indebtedness outstanding at any one time under the Credit Agreement and secured hereby shall not exceed One Billion One Hundred Ninety-Five Million and No/100 Dollars ($1,195,000,000.00), exclusive of disbursements made for the payment of taxes, special assessments, or insurance on the real property subject to this Deed of Trust, with interest on such disbursements.

(e)      If the State is North Carolina the following provisions shall apply: This Deed of Trust shall secure present and future obligations which may be incurred hereunder, including, but not limited to, periodic advances and readvances on a revolving basis which will be made from time to time, it being understood and agreed by the parties hereto that all future advances and readvances on a revolving basis shall be secured to the same extent as the original advances made under the Credit Agreement. The amount of present obligations secured hereby is $                                        . The maximum principal amount, including present and future obligations, which may be secured hereby at any one time is One Billion One Hundred Ninety-Five Million and No/100 Dollars ($1,195,000,000.00). The time period within which such future obligations may be incurred is the period between the date of this Deed of Trust and the date fifteen (15) years from the date hereof. It shall not be necessary at the time any future advance is made or obligation incurred for Grantor to execute any form of written instrument or notation stipulating that such advance or obligation is secured by this Deed of Trust.

(f)      If the State is Pennsylvania, the following provisions shall apply: This Deed of Trust is an OPEN-END MORTGAGE as defined in 42 Pa. Con. Stat. Ann. § 8143 and secures advances made pursuant to the Notes and other Loan Documents. The maximum total principal indebtedness outstanding hereunder at any one time and secured hereby may not exceed One Billion One Hundred Ninety-Five Million and No/100 Dollars ($1,195,000,000.00), plus accrued and unpaid interest and protective advances made by Beneficiary pursuant to the terms of the Notes and other Loan Documents. The Deed of Trust secures, and the Loan Documents executed in connection herewith evidence, the obligation of Grantor to repay protective advances made by Beneficiary pursuant to this Deed of Trust and the other Loan Documents for, among other things, payment of taxes, assessments, maintenance charges, insurance premiums, costs incurred for the protection of the Mortgaged Property or the lien of the Deed of Trust, costs incurred by Beneficiary by reason of the occurrence of an Event of Default, and advances made to complete construction of any improvements at the Mortgaged Property. Beneficiary’s address for receiving notices under 42 Pa. Con. Stat. Ann. § 8143 shall be Bank of America, 100 N. Tryon Street, NC1-007-14-24, 14th Floor, Charlotte, North Carolina 28255, Attention: Agency Services. Grantor waives all of Grantor’s rights under 42 Pa. Con. Stat. Ann. § 8143(c).

(g)      If the State is Tennessee (i) in addition to all other indebtedness secured by this Deed of Trust, this Deed of Trust shall also secure all future advances made by Beneficiary or any of the Secured Creditors to the Borrower or the Grantor for any purpose to the same extent as if such advances were made at the execution of this Deed of Trust, and (ii) any disbursements made by Beneficiary or Secured Creditors for the payment of taxes, liens or insurance on the Mortgaged Property encumbered by this Deed of Trust, together with interest on such disbursements.

(h)      If the State is California, notwithstanding anything herein to the contrary, (i) neither the terms “Obligations” nor “Secured Indebtedness” nor “Loan Documents” shall include the Related Credit Arrangements or any debts, liabilities or obligations thereunder, and (ii) the term “Secured Creditors” shall not include any Affiliates of the Lenders party to Related Credit Arrangements (other than in their capacities as Lenders).

Wherever herein contained, the phrase “Trustee and Beneficiary, as applicable” or any similar phrase (1) shall be deemed to refer to Beneficiary (as mortgagee) to the extent the Mortgaged Property is situated in any Mortgage State and Trustee shall have no rights, powers or obligations in those States, (2) shall be deemed to refer to Beneficiary (as grantee) to the extent the Mortgaged Property is situated in a Deed to Secure Debt State and Trustee shall have no right, power or obligations in those states, and (3) to the extent the Mortgaged Property is situated in any Deed of Trust State, shall be deemed to refer to (a) Trustee or the applicable individual trustee for the benefit of Beneficiary and (b) if the context so requires or permits; and if Beneficiary so elects, Beneficiary.

2.4      Credit Agreement:    The Credit Agreement includes term loans, swing line loans, revolving loans, and in connection therewith there may be repayments and disbursements of principal from time to time. It is expressly agreed that the outstanding principal balance of the Indebtedness evidenced by the Notes and governed by the Credit Agreement may, from time to time, be reduced to a zero balance without such repayment operating to extinguish and release the lien, security titles and security interests created by this Deed of Trust. This Deed of Trust shall remain in full force and effect as to any subsequent future advances and re-advances made after the zero balance without loss of priority until the Obligations are paid in full and fully performed and satisfied, all of the Commitments shall have been terminated in whole, the Facility Termination Date has occurred, and the Credit Agreement and all other agreements between the Borrower and the Secured Creditors for further advances have been terminated. Grantor waives the operation of any applicable statute, law or regulation having a contrary effect.

ARTICLE III

WARRANTIES AND REPRESENTATIONS

For the consideration aforesaid and to protect the security of this Deed of Trust, Grantor hereby unconditionally warrants and represents to Beneficiary as follows:

3.1      Title to Mortgaged Property and Lien of this Instrument:    Grantor has good and record and marketable (or, if the State is Texas, Grantor has good and indefeasible) title in fee to the Land, Buildings and Fixtures and good title to the Personalty and Leases, in all cases free and clear of any Liens and claims of Liens except the Permitted Encumbrances. This Deed of Trust constitutes a valid lien and valid deed of trust, mortgage or deed to secure debt on the Grantor’s fee interests in the Land, the Buildings and the Fixtures, and a valid security agreement which creates a valid security interest in and to, and a valid assignment of, the Fixtures, Personalty, Leases and Rents, all in accordance with the terms hereof, in each case subject only to the Permitted Encumbrances.

3.2      Intentionally Omitted.

3.3      Intentionally Omitted.

3.4      Powers of Termination and Rights of Reverter:    With respect to any fee-owned Parcel of Mortgaged Property subject to a right of reverter or power of termination, no event has occurred or is threatened, or is likely to occur by virtue of the performance by Grantor of any of its Obligations under any of the Loan Documents, which would enable the beneficiary of such right or power to cause such reversion or termination.

3.5      Wetlands:    GRANTOR SHALL BE SOLELY RESPONSIBLE FOR AND AGREES TO INDEMNIFY TRUSTEE, BENEFICIARY AND EACH SECURED CREDITOR, PROTECT AND DEFEND WITH COUNSEL REASONABLY ACCEPTABLE TO BENEFICIARY, AND HOLD TRUSTEE, BENEFICIARY AND EACH SECURED CREDITOR HARMLESS FROM AND AGAINST ANY CLAIMS (INCLUDING WITHOUT LIMITATION THIRD PARTY CLAIMS FOR PERSONAL INJURY OR REAL OR PERSONAL PROPERTY DAMAGE), ACTIONS, ADMINISTRATIVE PROCEEDINGS (INCLUDING INFORMAL PROCEEDINGS) JUDGMENTS, DAMAGES, PUNITIVE DAMAGES, PENALTIES, FINES, COSTS, LIABILITIES (INCLUDING SUMS PAID IN SETTLEMENTS OF CLAIMS), INTEREST OR LOSSES, REASONABLE ATTORNEYS’ FEES (INCLUDING ANY FEES AND EXPENSES INCURRED IN ENFORCING THIS INDEMNITY), CONSULTANT FEES, AND EXPERT FEES THAT ARISE DIRECTLY OR INDIRECTLY FROM OR IN CONNECTION WITH THE PRESENCE ON THE MORTGAGED PROPERTY OF WETLANDS, TIDELANDS OR SWAMP AND OVERFLOW LANDS, OR ANY BREACH OF THE FOREGOING REPRESENTATION AND WARRANTY. THE PROVISIONS OF THIS SECTION 3.5 SHALL SURVIVE THE TERMINATION AND RECONVEYANCE OF THIS DEED OF TRUST. THE FOREGOING INDEMNITY SHALL INCLUDE WITHOUT LIMITATION OF THE FOREGOING INDEMNITY, THE INDEMNITY OF EACH OF THE PARTIES

INDEMNIFIED HEREIN WITH RESPECT TO CLAIMS, DEMANDS, LOSSES, DAMAGES (INCLUDING CONSEQUENTIAL DAMAGES) LIABILITIES, CAUSES OF ACTION, JUDGMENTS, PENALTIES, COSTS AND EXPENSES (INCLUDING REASONABLE ATTORNEYS’ FEES AND COURT COSTS) AND MATTERS WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF THE NEGLIGENCE (WHETHER SOLE, CONTRIBUTORY, COMPARATIVE, OR OTHERWISE) OF SUCH AND/OR ANY OTHER INDEMNIFIED PARTY OR FOR WHICH SUCH INDEMNIFIED PARTY MAY HAVE STRICT LIABILITY.

3.6      Intentionally Omitted.

3.7      Property Condition:    Except as otherwise disclosed to the Beneficiary in writing, and except as would not reasonably be expected to have a Material Adverse Effect (a) the Mortgaged Property is not part of a larger tract of Mortgaged Property owned by Grantor or any of its affiliates or any Guarantor, is not otherwise included under any unity of title or similar covenant with other Mortgaged Property not owned by Grantor, and constitutes a separate tax lot or lots with a separate tax assessment or assessments for the Mortgaged Property and Buildings, independent of those for any other property or improvements; (b) the Mortgaged Property complies with all Laws, including all subdivision and platting requirements, without reliance on any adjoining or neighboring property; (c) the Buildings comply with all Laws regarding access and facilities for handicapped or disabled persons; (d) Grantor has not directly or indirectly conveyed, assigned or otherwise disposed of or transferred (or agreed to do so) any development rights, air rights or other similar rights, privileges or attributes with respect to the Mortgaged Property, including those arising under any zoning or property use ordinance or other Laws; (e) all utility services necessary for the use of the Mortgaged Property and the Buildings and the operation thereof for their intended purpose are satisfactory for the current use of the Mortgaged Property; (f) except as otherwise provided for in the Loan Documents, the Grantor has made no contract or arrangement of any kind the performance of which by the other party thereto would give rise to a lien on the Mortgaged Property; (g) the current and anticipated use of the Mortgaged Property complies with all applicable zoning ordinances, regulations and restrictive covenants affecting the Mortgaged Property without the existence of any variance, non-complying use, nonconforming use or other special exception, all use restrictions of any Governmental Authority having jurisdiction have been satisfied, and no violation of any Laws or regulation exists with respect thereto.

ARTICLE IV

AFFIRMATIVE COVENANTS

Grantor hereby unconditionally covenants and agrees with Beneficiary as follows:

4.1      Payment and Performance:    Grantor will satisfy and perform the Obligations, including the payment of any sums required thereby, in the manner required under this Deed of Trust, the Credit Agreement and the other Loan Documents.

4.2      Compliance with Laws:    Beneficiary and any other person or entity designated by Beneficiary, including but not limited to any receiver, any representative of a Governmental Authority, and any environmental consultant, shall have the right, but not the obligation, to enter upon any of the Mortgaged Property during normal business hours or at any time in the event of an emergency (including without limitation in connection with any securitization, participation or transfer of any of the Loan Documents or in connection with the exercise of any remedies set forth in this Deed of Trust or the other Loan Documents) to assess any and all aspects of the environmental condition of any of the Mortgaged Property and its use, including but not limited to conducting any environmental assessment or audit (the scope of which shall be determined in Beneficiary’s reasonable discretion) and taking samples of soil, groundwater or other water, air, or building materials, and conducting other invasive testing. Grantor shall cooperate with and provide reasonable access to Beneficiary and any such person or entity designated by Beneficiary. If an Event of Default shall have occurred and be continuing, any such assessment and investigation shall be at Grantor’s sole cost and expense.

4.3      Lien Status:    Grantor will defend and protect the lien, security title and security interest status of this Deed of Trust subject only to the Permitted Encumbrances. If Grantor shall fail to satisfy its obligations under this Section 4.3, Beneficiary shall have the rights granted by Section 10.7 hereof to take such actions as Beneficiary deems necessary to defend and protect the lien, security title and security interest status of this Deed of Trust, subject as aforesaid. Grantor shall reimburse Beneficiary for any losses or Expenses incurred by Beneficiary if an interest in the Mortgaged Property, other than as permitted hereunder, is claimed by others.

4.4      Payment of Impositions and Other Amounts:

(a)      Grantor will duly pay and discharge, or cause to be paid and discharged, the Impositions before the earlier of (i) the day any fine, penalty, interest or late payment charge may be added thereto or imposed thereon or (ii) the day any Lien may be filed for the non-payment thereof; provided, however, that (1) Grantor may, if permitted by applicable Laws and in full compliance therewith, pay the Impositions in installments whether or not interest shall accrue on the unpaid balance of such Impositions, and (2) unless an Event of Default, or any material Default, has occurred and is continuing, Grantor shall not be required to pay and discharge or to cause to be paid and discharged any such Impositions so long as (u) the validity or amount thereof shall be contested diligently and in good faith by appropriate proceedings, (v) the Mortgaged Property shall then be in no danger of being sold, forfeited or lost pursuant to such contest, and (w) adequate reserves have been set aside by Grantor to pay the Impositions, and any fine, penalty, interest or cost that may be added thereto or imposed thereon, in accordance with GAAP, consistently applied by Grantor in connection therewith.

(b)      Notwithstanding the foregoing subsection (a), but subject to subsection (c) below, Grantor (i) shall pay all lawful claims and demands of mechanics, materialmen, laborers and others with respect to the Mortgaged Property before the earlier of the day any Lien or claim of Lien may be filed for the non-payment thereof, provided, such payment shall not be overdue for a period of more than thirty (30) days; and (ii) shall not create or suffer or permit any mechanic’s liens or claims of lien, materialmen’s liens or claims of lien, or other liens or claims for lien made by parties claiming to have provided labor or materials with respect to the Mortgaged Property (which liens and claims of lien are herein referred to as “Mechanic’s Liens”) to attach to or be filed against the Mortgaged Property, whether such Mechanic’s Liens are inferior or superior to the lien of this Deed of Trust, except to the extent permitted by subsection (c) below.

(c)      Notwithstanding the foregoing prohibition against Mechanic’s Liens against the Mortgaged Property, Grantor, or any party obligated to Grantor to do so, may in good faith and with reasonable diligence by appropriate proceedings contest the validity or amount of any Mechanic’s Lien and defer payment and discharge thereof during the pendency of such contest, provided: (i) that such contest shall have the effect of preventing the sale or forfeiture of the affected Parcels and any part thereof, or any interest therein, to satisfy any such Mechanic’s Lien; (ii) that, within twenty (20) days after Grantor has been notified of the filing of any Mechanic’s Lien, any affidavit claiming a Mechanic’s Lien or any notice of intention to file a Mechanic’s Lien, in each case in an amount in excess of $2,000,000, Grantor shall have notified Beneficiary in writing of Grantor’s intention to contest such Mechanic’s Lien or to cause such other party to contest such Mechanic’s Lien; (iii) that to the extent required by applicable Laws in connection with such contest, Grantor shall deposit with the court or other applicable Person such bonds or other security as is so required; and (iv) that adequate reserves have been set aside by Grantor, in accordance with GAAP, to pay in full such Mechanic’s Lien and all interest which may be due in connection therewith.

4.5      Repair:    Except as would not reasonably be expected to have a Material Adverse Effect, Grantor will maintain and preserve the Mortgaged Property in good working order, repair, operating condition and appearance, and will make all repairs, replacements, renewals, additions, betterments, improvements and alterations thereof and thereto, interior and exterior, structural and non-structural, ordinary and extraordinary, foreseen and unforeseen, which are necessary to keep same in such order and condition.

4.6      Insurance:    Grantor will maintain or cause to be maintained upon and relating to the Mortgaged Property policies of liability and casualty insurance in amounts and otherwise in accordance with Section 7.07 of the Credit Agreement and this Section 4.6.

(a)      If, and to the extent that, the Mortgaged Property is located within an area that has been or is hereafter designated or identified as an area having special flood hazards as defined in the Federal Flood Disaster Protection Act of 1973, as such act may from time to time be amended and in effect, or pursuant to any other national or state program of flood insurance, the Grantor shall carry flood insurance with respect to the Mortgaged Property in an amount not less than the maximum amount available under the Flood Disaster Protection Act of 1973 and the regulations issued pursuant thereto, as amended from time to time, in form complying with the “insurance purchase” requirement of that Act.

(b)      Each liability insurance policy required as set forth in Section 7.07 of the Credit Agreement shall name Beneficiary as an additional insured party with respect to the Mortgaged Property, and each casualty insurance policy shall name Beneficiary as a mortgagee and loss payee in a standard mortgagee endorsement, as its interest may appear, and shall provide by way of endorsements, riders or otherwise that (i) proceeds will be payable to Beneficiary as its interest may appear; (ii) Beneficiary will be loss payee for all proceeds payable if the proceeds payable are equal to or greater than $5,000,000 in amount on a per occurrence or claim basis; (iii) such insurance policy shall be renewed, if renewal is available, and shall not be canceled and further, shall not be endorsed, altered or reissued to effect a change in coverage in any manner materially adverse to the Beneficiary, for any reason and to any extent whatsoever unless such insurer shall have first given Beneficiary fifteen (15) days’ prior written notice thereof; (iv) such insurance policy shall not be impaired by any act or neglect of Grantor or any use of the Mortgaged Property for purposes more hazardous than are permitted by such policy; and (v) Beneficiary may, but shall not be obliged to, make premium payments to prevent any nonrenewal, cancellation, endorsement, alteration or reissuance and such payments shall be accepted by the insurer to prevent same.

(c)      Beneficiary shall be furnished with an original certificate of insurance and if requested by Beneficiary a certified copy of the original policy and satisfactory evidence of renewal thereof not less than fifteen (15) days prior to the expiration of the initial or each preceding renewal policy together with receipts or other evidence that the premiums thereon have been paid, with the original of each renewal policy or a certificate with a duplicate of such renewal policy to follow as soon as available or, in any such case, an appropriate broker’s certificate in respect thereto. In addition, Grantor will promptly comply with any and all requirements of any insurer of any portion of the Mortgaged Property and any and all rules and regulations of any insurance commission or board of fire underwriters having jurisdiction over the Mortgaged Property.

(d)      Without limiting any of the other provisions of this Section 4.6, all losses under, and the proceeds payable under, any policies of insurance that Grantor may elect to obtain, whether or not required hereunder, which insure, cover or relate to the Mortgaged Property, or any portion thereof, or any use or operation or business carried out thereon shall be payable to Beneficiary and, shall be applied in the same manner and to the same extent as provided herein with respect to any insurance required to be carried by Grantor under this Deed of Trust.

4.7      Restoration Following Casualty:    If any acts or occurrences of any kind or nature, ordinary or extraordinary, foreseen or unforeseen, shall result in damage to or loss or destruction of the Mortgaged Property, and the reasonably estimated cost to repair such damage is in excess of $5,000,000, Grantor will give prompt notice thereof to Beneficiary. If (a) no

Event of Default shall have occurred and be continuing and (b) the Beneficiary will not incur any liability to any other person as a result of any use by Beneficiary or Grantor or release of insurance proceeds to Grantor, then Grantor will so certify to Beneficiary, and will certify that it will, and shall, within 90 days following reaching an agreement with the insurer under the casualty insurance policy relating thereto with regard to the disbursement of insurance proceeds commence and thereafter continue diligently to completion, to restore, repair, replace and rebuild such Mortgaged Property as nearly as possible to its condition and character immediately prior to such damage, loss or destruction with such alterations, modifications and/or betterments reasonably deemed necessary or desirable by Grantor in its business judgment. If the conditions set forth in such certificate of Grantor are not in all material respects satisfied with respect to a casualty, or if Grantor fails to deliver such a certificate to Beneficiary within 180 days following the casualty, or if Grantor shall otherwise fail to restore, repair, replace or rebuild such Mortgaged Property as provided herein, the insurance proceeds related thereto shall be promptly paid to Beneficiary and applied to the outstanding balance of the Obligations.

4.8      Application of Proceeds:    Insurance proceeds to be used for repair or restoration work (“Restoration Work”), which proceeds are equal to or greater than $5,000,000 on a per occurrence or claim basis, initially shall be paid to Beneficiary, and Beneficiary may at Beneficiary’s option, either endorse such proceeds to Grantor or elect to control the disbursement of same by paying such proceeds to Grantor from time to time as the Restoration Work progresses, subject to the following conditions: (a) each request for payment by Grantor shall be made on at least ten (10) days prior notice to Beneficiary and shall be accompanied by a certificate by an officer of Grantor, stating that: (i) all of the Restoration Work done to date has been completed in substantial compliance with the plans and specifications, if any, therefor; and (ii) the sum requested is justly required to reimburse Grantor for payments by Grantor to, or is justly due to, the contractor, subcontractors, materialmen, laborers, engineers, architects or other Persons rendering services or materials for the Restoration Work; (b) an Event of Default has not occurred and is not continuing since the hazard, casualty or contingency giving rise to payment of the insurance proceeds occurred; (c) in the case of the request for the final disbursement, such request is accompanied by a copy of any certificates of occupancy or other certificate if required by any Law to render occupancy of the damaged portion of the Mortgaged Property lawful; and (d) if, in Beneficiary’s reasonable judgment, the amount of such insurance proceeds will not be sufficient to complete the Restoration Work (which determination may be made prior to or from time to time during the performance of the Restoration Work), Grantor shall maintain adequate reserves in conformity with GAAP equal to an amount of money which when added to such insurance proceeds will be sufficient, in Beneficiary’s reasonable judgment, to complete the Restoration Work. Insurance proceeds to be used for Restoration Work, which proceeds are less than $5,000,000 on a per occurrence or claim basis, initially shall be paid to Grantor and shall be used by Grantor to perform such Restoration Work in accordance with its certificate delivered pursuant to Section 4.7. In the event Grantor elects to restore, repair, replace or rebuild the Mortgaged Property and subsequently fails to comply in any material respect with any of the conditions set forth herein to disbursement of insurance proceeds, any proceeds remaining to be disbursed, whether held by Grantor, Beneficiary or an insurance company, shall be paid to Beneficiary and, at its option, applied to the outstanding balance of the Obligations.

4.9      Intentionally Omitted.

4.10    Leases:

(a)      Grantor shall keep, observe and perform, or cause to be kept, observed and performed, using its “reasonable” commercial business judgment, all of the material terms, covenants, provisions and agreements imposed upon or assumed by Grantor under any Leases, now or hereafter in effect, including any amendments or supplements to such Leases covering any part of the Mortgaged Property that is affected by the terms, covenants, provisions and agreements imposed upon or assumed by Grantor in such Leases;

(b)      If Grantor shall, in any manner, fail to comply with subsection (a) above, Grantor agrees that upon the occurrence and during the continuance of an Event of Default, Beneficiary may (but shall not be obligated to) take, upon ten (10) days’ written notice to Grantor (or upon lesser notice, or without notice, if Beneficiary reasonably deems that the same is required to protect its interest in the Mortgaged Property), any action which Beneficiary shall reasonably deem necessary or desirable to keep, observe and perform or cause to be kept, observed or performed any such terms, covenants, provisions or agreements and to enter upon the Mortgaged Property and take all action thereon as may be necessary therefor, or to prevent or cure any default by Grantor in the performance of or compliance with any of Grantor’s covenants or obligations under said Leases. Beneficiary may rely on any notice of default received from any tenant unless, in connection with any such default or alleged default Grantor in good faith notifies Beneficiary of Grantor’s election to contest such default by appropriate procedures and diligently pursues such contest. Grantor shall promptly deliver to Beneficiary a copy of any notice relating to defaults received from any tenant that is a party, or the trustee, receiver or successor for or to a party, to any of said Leases. Beneficiary may expend such sums of money as are reasonable and necessary for any such purposes, and Grantor hereby agrees to pay to Beneficiary, immediately upon demand, all sums so expended by Beneficiary, together with interest thereon from the date of such payment at the Default Rate, and until so paid by Grantor, all sums so expended by Beneficiary and the interest thereon shall be added to the Obligations secured by the lien and legal operation and effect of this Deed of Trust; and

(c)      Grantor will not, without the prior written consent of the Beneficiary, amend, modify, terminate or cancel any of the Leases of any part of the Mortgaged Property except in accordance with Grantor’s customary business practices.

4.11    Intentionally Omitted.

4.12    Taxes:    Grantor shall pay, together with interest, fines, and penalties, if any, any documentary stamp, recording, transfer, mortgage, intangibles (including without limitation all recurring intangible taxes) or other taxes or fees whatsoever due under the Laws of the State in connection with the making, execution, delivery, filing of record, recordation, assignment, release, or discharge of any of the Loan Documents or in connection with any advances made thereunder. This obligation shall survive the repayment of the Obligations and shall continue for so long as Beneficiary could be assessed for such taxes or fees, or for penalties or interest with respect to such taxes or fees.

4.13    Collection Costs:    In the event a Default or an Event of Default has occurred, whether or not an action or other proceeding is subsequently commenced, as well as for any legal advice sought in response to or in connection with any request made by the Grantor for any review or approval by the Beneficiary, any forbearance, any modification or interpretation of the Loan Documents, or any estoppel statement (other than to the extent that certain types of fees or charges may be limited by statutory provisions, such as California Civil Code Section 2924c and 2924d), or in the event that this Deed of Trust is foreclosed, or in the event this Deed of Trust is put into the hands of an attorney for collection, suit, action or foreclosure, or in the event of the foreclosure of any mortgage prior to or subsequent to this Deed of Trust, in which proceeding Beneficiary is made a party, or in the event of the bankruptcy of the Grantor or the Borrower or any other Loan Party, or an assignment by the Grantor or the Borrower or any other Loan Party for the benefit of creditors, Grantor, its successors and assigns, shall be chargeable with and agrees to pay all costs of legal advice or counsel and of collection and defense, including an amount as attorneys’ fees not to exceed such amount as may be permitted by the Laws of the applicable State including reasonable actual attorneys’ fees for all appellate proceedings and post-judgment action involved therein, which shall be due and payable at once together with all required service or use taxes; the payment of which charges, fees and taxes together with all costs and expenses, shall be secured hereby, and may be recovered in any suit or action hereupon or hereunder.

4.14    Intentionally Omitted.

4.15    Intentionally Omitted.

4.16    Creation and Recordation of Additions and Betterments:    Grantor shall arrange for timely recording or filing, as required, of all documents having to do with additions to or betterments of any portion of the Mortgaged Property, and the covenants and agreements set forth in this Deed of Trust shall apply to all such additions and betterments.

4.17    Consents:    Grantor will obtain and maintain the consent or approval of any Person whose consent or approval is required to the granting of a Lien on any interest in the Mortgaged Property to the Beneficiary.

4.18    Intentionally Omitted.

4.19    Intentionally Omitted.

4.20    Proceeds of Sales of Assets:    Subject to Laws, all proceeds of any sale of all or any part of the Mortgaged Property shall be applied in accordance with the Credit Agreement.

4.21    Change of Name or Address:    Within ten (10) days following any change in Grantor’s name or address (as specified in the Loan Documents), Grantor shall give written notice of such change to Beneficiary, and shall promptly execute (and acknowledge, as necessary) all documents and agreements reasonably required by Beneficiary or the Secured

Creditors to confirm or maintain the security interests granted herein or in the other Loan Documents.

4.22    Environmental Assessment Reports:    The Grantor agrees, upon reasonable request of the Beneficiary, in the event Beneficiary has reason to believe that a change in the environmental condition of the Mortgaged Property has occurred, to provide the Beneficiary (at the Grantor’s expense) with a current environmental assessment report of the Mortgaged Property within a reasonable time after such request. Such assessment report shall be in a form satisfactory to the Beneficiary and from an environmental engineer or consultant reasonably satisfactory to the Beneficiary.

4.23    Transfer of License:    If Beneficiary acquires title to the Mortgaged Property, Grantor shall execute, deliver and file or use its best efforts to cause the tenant under the Lease of the Mortgaged Property to execute, deliver and file all documents and statements requested by Beneficiary to effect the transfer of the licenses and other governmental authorizations necessary for the continued use and operation of the Mortgaged Property, subject to any required approval of governmental regulatory authorities, and shall provide to Beneficiary all information and records required in connection therewith.

4.24    Operation of Mortgaged Property:    Grantor will comply with the requirements set forth in the Credit Agreement as to the operation of the Mortgaged Property.

ARTICLE V

NEGATIVE COVENANTS

Grantor hereby covenants and agrees with Beneficiary that, until all of the Obligations shall have been fully paid, performed, satisfied and discharged, all of the Commitments shall have been terminated in whole and the Facility Termination Date has occurred:

5.1      Use Violations:    Grantor will not use, maintain, operate or occupy, or allow the use, maintenance, operation or occupancy of, any portion of the Mortgaged Property in any manner which would result in a violation of Section 4.2 above or make void, voidable or cancelable, or substantially increase the premium of, any insurance then in force with respect thereto.

5.2      Waste:    Grantor will not commit or permit any waste of the Mortgaged Property or permit any nuisance to be maintained thereon.

5.3      Transfer of Mortgaged Property; Partial Release:    Except as expressly permitted in Section 8.05 of the Credit Agreement, Grantor will not, without the prior written consent of Beneficiary in accordance with the Credit Agreement, permit any of the Mortgaged Property to be sold, transferred, conveyed, mortgaged, pledged, encumbered, disposed of, leased or removed at any time (any or all of the foregoing being referred to herein as a “Transfer”). If such Transfer is consented to by Beneficiary or is otherwise permitted pursuant to Section 8.05 of the Credit Agreement, then, upon compliance with the conditions imposed by Beneficiary and the Credit Agreement and upon at least ten (10) days’ prior notice to Beneficiary, Grantor shall have the right to obtain from the Trustee and the Beneficiary, as applicable, the release or reconveyance of such transferred portions of the Mortgaged Property. As a condition of any such release or reconveyance, (i) Grantor shall pay all trustees’ fees, recording fees, escrow fees, attorneys’ fees and other costs and expenses incurred by Beneficiary and/or Trustee in connection with any release or reconveyance given hereunder; and (ii) Grantor shall deliver to Beneficiary such evidence as Beneficiary reasonably requests that (A) such release or reconveyance of any portion of the Mortgaged Property can be done in compliance with all applicable subdivision and other Laws and regulations, and (B) Beneficiary’s and the Secured Creditors’ rights and remedies with respect to the remaining Mortgaged Property under the Loan Documents will not be impaired by such release or reconveyance.

5.4      Rights of Reverter and Powers of Termination:    With respect to any fee-owned Parcel of Mortgaged Property subject to a right of reverter or power of termination, and so long as such right or power is or may be enforceable, Grantor:

(a)      will not take or omit to take any action or change the use of such Parcel or otherwise so as to enable the beneficiary of such right or power to enforce or obtain the benefit of such reversion or termination; and

(b)      will not file for or otherwise initiate any proceedings to abandon such Parcel.

ARTICLE VI

DEFAULT AND FORECLOSURE

6.1      Remedies:    If an Event of Default shall have occurred, and all or any portion of the Obligations then remaining unpaid shall have been declared due and payable in accordance with the Loan Documents, then, without notice or demand, which are hereby expressly waived to the extent permitted under applicable Laws, the Trustee or Beneficiary, as applicable, may exercise any or all of the following rights, remedies and recourses:

(a)      Entry Upon Mortgaged Property:    Except to the extent prohibited by applicable Laws, enter upon all or any part of the Mortgaged Property and take exclusive possession thereof and of all books, records and accounts relating thereto. If Grantor remains in possession of all or any part of the Mortgaged Property after an Event of Default and without Beneficiary’s prior written consent thereto, Trustee or Beneficiary, as applicable, may invoke any and all legal remedies to dispossess Grantor, including without limitation one or more actions for forcible entry and detainer, trespass to try title and writ of restitution. Nothing contained in the foregoing sentence shall, however, be construed to impose any greater obligation or any prerequisites to acquiring possession of the Mortgaged Property after an Event of Default than would have existed in the absence of such sentence.

(b)      Operation of Mortgaged Property:

(i)      To the extent permitted by applicable Laws, by itself or by the appointment of a receiver in accordance with applicable Laws, hold, lease, manage, operate or otherwise use or permit the use of all or any portion of the Mortgaged Property, either by itself or by other persons, firms or entities, in such manner, for such time and upon such other terms as Trustee or Beneficiary, as applicable, may deem to be prudent and reasonable under the circumstances (making such repairs, alterations, additions and improvements thereto and taking any and all other action with reference thereto, from time to time, as Beneficiary shall reasonably deem necessary or desirable), and apply all Rents and other amounts collected by Trustee or Beneficiary in connection therewith in accordance with the provisions of Section 6.6 below.

(ii)     To the extent permitted by applicable Laws, as attorney-in-fact or agent of the Grantor, or in its own name as Beneficiary or by the appointment of a receiver in accordance with applicable Laws and under the powers herein granted, hold, operate, manage, and control all or any portion of the Mortgaged Property and conduct the business, if any, thereof, either personally or by its agents, and to exercise the powers described in Section 8.3 hereof. Such remedies may be exercised cumulatively and concurrently, and in this respect Beneficiary shall be entitled to avail itself of the benefits and rights stated in Section 6.3 below.

(c)      Foreclosure: Institute a proceeding, judicial or otherwise, for the complete foreclosure of this Deed of Trust to the fullest extent permitted by applicable Laws; or (ii)

institute a proceeding or proceedings, judicial or otherwise, for the partial foreclosure of this Deed of Trust, as permitted by applicable Laws for the portion of the Obligations then due and payable, with this Deed of Trust then continuing unimpaired and without loss of priority so as to secure the balance of the Obligations.

(d)      Special State Provisions:

(i)      Alabama.    To the extent the Mortgaged Property is situated in the State of Alabama, the following provisions shall apply in addition to all other rights and remedies hereunder: Upon the occurrence of an Event of Default, the Beneficiary may, at its option, enter upon and take possession of the Mortgaged Property and after, or without, taking such possession of the same, sell the Mortgaged Property at public outcry, in front of the front or main courthouse door of the county wherein the Land is located, to the highest bidder for cash, either in person or by auctioneer, after first giving notice of the time, place, and terms of such sale, together with a description of the property to be sold, by publication once a week for three (3) successive weeks in a newspaper published in said county, and, upon the payment of the purchase money, the Beneficiary or any person conducting said sale for it is authorized and empowered to execute to the purchaser at said sale a deed to the real estate so purchased in the name and on behalf of Grantor, and the certificate of the holder of the mortgage indebtedness, appointing said auctioneer to make such sale, shall be prima facie evidence of his authority in the real estate, or the equity of redemption from this Deed of Trust may be foreclosed by suit in any court of competent jurisdiction as now provided by applicable Laws in the case of past due mortgages. The Beneficiary, or the then holder of the Obligations hereby secured, may bid at such sale and become the purchaser of the Mortgaged Property if the highest bidder therefor, all in accordance with Section 35-10-11, et seq., Code of Alabama 1975. The proceeds of any such sale shall be applied (A) to the expenses incurred in making the sale and in all prior efforts to effect collection of the indebtedness(es) secured hereby, including a reasonable attorney’s fee, or reasonable attorneys’ fees, as permitted by applicable Laws for such services as may be, or have been, necessary in any one or more of the foreclosure of this Deed of Trust, of the collection of said Obligations, and of the pursuit of any efforts theretofore directed to that end, including, but without limitation to, the defense of any proceedings instituted by the Grantor, or anyone liable for said indebtedness(es) or interested in the Mortgaged Property to prevent or delay, by any means, the exercise of said power of sale on the foreclosure of this Deed of Trust; (B) to the payment of whatever sum or sums Beneficiary may have paid out or become liable to pay, in carrying out the provisions of this Deed of Trust, together with interest thereon; (C) to the payment and satisfaction of the Obligations and interest thereon specifically referred to hereinabove to the day of sale and any other indebtedness secured by this Deed of Trust; and (D) the balance, if any, shall be paid over to Grantor, or Grantor’s successors or assigns, or persons legally entitled thereto. In any event, the purchaser under any foreclosure sale, as provided herein, shall be under no obligation to see to the proper application of the purchase money.

(ii)     Arizona.    To the extent the Mortgaged Property is situated in the State of Arizona, the following provisions shall apply in addition to all other rights and remedies hereunder:

 (A)      If an Event of Default shall have occurred, without further notice, Beneficiary may declare all sums hereby to be immediately due and payable in full, and may accelerate all such indebtedness, and Beneficiary shall have the right to cause Trustee to sell the Mortgaged Property or any part thereof as set forth herein and as provided by Arizona Revised Statutes, Sections 33-807 et seq. To invoke the power of sale hereunder, Beneficiary or its agent shall execute a Statement of Breach or Nonperformance and deliver the same to Trustee. Trustee shall thereafter record and give notice of Trustee’s sale in the manner required by Arizona Revised Statutes, Section 33-808 and, after the lapse of such time as may then be required by law, Trustee shall sell the Mortgaged Property in the manner required by law at public auction at the time and place fixed by it in such notice to the highest bidder for cash in lawful money of the United States, payable at the time provided by applicable law or by a credit bid of Beneficiary. Trustee in its discretion may postpone or continue the sale from time to time and from place to place by giving notice of postponement or continuance by public declaration at the time and place last appointed for the sale. Trustee shall deliver to any purchaser its deed conveying the property so sold, but without any covenant or warranty, expressed or implied. Any person, including Grantor, Trustee or Beneficiary, may purchase the Mortgaged Property at such sale. The purchaser at the Trustee’s sale shall be entitled to immediate possession of the Mortgaged Property as against Grantor, Trustee or other persons in possession and shall have a right to the summary proceedings to obtain possession provided in Arizona Revised Statutes, Section 12-1271, together with costs and reasonable attorneys’ fees. Each provision of law relating to deeds of trust is and shall remain applicable to the respective rights and obligations of Grantor, Beneficiary and Trustee, and no term or provision hereof shall limit or restrict such rights or obligations. The omission of any express provision restating the applicable law herein shall not constitute or render the same inapplicable or waive the same. After deducting all costs, fees and expenses of Trustee and of this trust, including, without limitation, the cost of any environmental survey or study and the cost of evidence of title in connection with any Trustee’s sale and reasonable attorneys’ fees of Beneficiary and Trustee, Trustee shall apply the proceeds of sale to payment of all sums then secured hereby and all other sums due under the terms hereof, with accrued interest; and the remainder, if any, to the person or persons legally entitled thereto, or as provided in Arizona Revised Statutes, Section 33-812. To the fullest extent permitted by law, an action may be maintained by Beneficiary to recover a deficiency judgment for any balance due hereunder. In any action by Beneficiary to recover a deficiency judgment for any balance due under the Notes upon the foreclosure of this Deed of

Trust or in any action to recover the Obligations secured hereby, and as a material inducement to making the loan evidenced by the Notes, Grantor acknowledges and agrees that the successful bid amount made at any judicial or non-judicial foreclosure sale, if any, shall be conclusively deemed to constitute the fair market value of the Mortgaged Property, that such bid amount shall be binding against Grantor in any proceeding seeking to determine or contest the fair market value of the Mortgaged Property and that such bid amount shall be the preferred alternative means of determining and establishing the fair market value of the Mortgaged Property. Grantor hereby waives and relinquishes any right to have the fair market value of the Mortgaged Property determined by a judge or jury in any action seeking a deficiency judgment or any action on the Obligations secured hereby, including, without limitation, a hearing to determine fair market value pursuant to Arizona Revised Statutes, Sections 12-1566, 33-814, 33-725 and 33-727. In lieu of sale pursuant to the power of sale conferred hereby, this Deed of Trust may be foreclosed in the same manner provided by law for the foreclosure of mortgages on real property. In any such judicial foreclosure, Beneficiary shall recover its reasonable attorneys’ fees together with all costs and expenses, including without limitation, all court costs, experts’ fees, cost of evidence of title and cost of any environmental survey or study. Beneficiary shall have all rights and remedies available to it hereunder and at law or in equity, and all remedies shall be cumulative and may be pursued concurrently or consecutively to the extent permitted by law.

 (B)      If an Event of Default shall have occurred Beneficiary may at any time, without notice, either by person, agent or a receiver to be appointed by a court, and without regard to the adequacy of any security for the Obligations or the solvency of the Grantor, enter upon, take possession of and manage the Mortgaged Property or any part thereof, in his own name sue for or otherwise collect Rents, including that past due and unpaid, and apply the same to costs and expenses of operation and collection including receiver’s fees and reasonable attorneys’ fees of Beneficiary and Trustee and upon any Obligation, in such order as Beneficiary may determine. The entering upon and taking possession of the Mortgaged Property, the collection of such Rents, and the application thereof as aforesaid, shall not cure or waive any default or notice of Trustee’s sale hereunder or invalidate any act done pursuant to such notice. Beneficiary expressly shall have all rights provided for in Arizona Revised Statutes, Section 33-702B and Arizona Revised Statutes, Section 33-807 or such similar provisions as may be enacted hereafter.

 (C)      If an Event of Default shall occurred, Grantor agrees that a receiver may be appointed upon the application of Beneficiary to take charge of the Mortgaged Property and to do such things as shall be authorized by the court, and that all costs and expenses of the receiver or of the receivership, less any income derived from the Mortgaged Property collected by such receiver, together with such receiver’s own compensation, shall be secured by this Deed of Trust. Beneficiary’s right to a receiver shall be absolute and unconditional once a Default exists, and such receiver may be obtained in an action to appoint such receiver, in any judicial foreclosure, any suit for specific performance or in any other lawsuit to enforce this Deed of Trust in any manner. Notwithstanding the foregoing, Grantor agrees that Beneficiary shall have the absolute and unconditional right to the appointment of a receiver in any independent and/or separate action brought by Beneficiary regardless of whether Beneficiary seeks any relief in such action other than the appointment of a receiver. In that respect, Grantor waives any express or implied requirement under common law or Arizona Revised Statutes, Sections 12-1241 or 33-702 that a receiver may be appointed only ancillary to other judicial or non-judicial relief.

 (D)      At any time or from time to time, without liability therefore and without notice, upon written request of Beneficiary, without affecting the personal liability of any person for payment of the Obligations secured hereby, Trustee may reconvey without warranty any part of the Mortgaged Property, consent to the making of any map or plat thereof, join in granting any easement thereon or in any extension agreement or agreement subordinating the lien or charge hereof. Such actions shall not affect the priority of this Deed of Trust over any other Encumbrance unless expressly so intended and stated in writing. Time is of the essence hereof. Acceptance of payment of money after its due date shall not constitute any waiver under this Deed of Trust, the Notes or Beneficiary’s right to require prompt payment of all other sums when due. No extension of time for payment or renewal of Obligations or the release from any personal liability of any person directly or contingently liable for any indebtedness secured hereby shall affect the lien or priority of this Deed of Trust. The taking by Beneficiary of any other collateral for the Obligations shall in no way affect or impair the lien or priority of the Deed of Trust and Beneficiary may resort for the payment of the Obligations in such order and manner as Beneficiary may determine. Any forbearance by Beneficiary in exercising any remedy or right hereunder shall not be a waiver of or preclude the subsequent exercise of any such remedy or right. Grantor hereby waives trial by jury in any litigation arising out of or in any way related to or connected with the loan secured hereby or this Deed of Trust to the fullest extent permitted by applicable law.

 (E)      The term “Beneficiary” shall include the Agent, acting on behalf of the owners and holders of the Notes and other Obligations secured hereby whether or not named as Beneficiary herein. The term “Grantor” shall mean all persons named as Grantor herein, whether one or more, and Grantor’s obligations shall be joint and several. “Trustee” shall include all successor trustees. Any Grantor that has signed this Deed of Trust as a surety or accommodation party or that has subjected its property to this Deed of Trust to secure the debt of another expressly waives the benefits of Arizona Revised Statutes, Sections 12-1641, 12-1642, 12-1643 and 44-142 and Arizona Rules of Civil Procedure, Rule 17(f) or such similar provisions as may be enacted or adopted hereafter.

 (F)      Trustee accepts this Deed of Trust when this Deed of Trust, duly executed and acknowledged, is made a public record as provided by law. Trustee may, but is not obligated to, notify any party hereto of any pending sale under any other Deed of Trust or of any action or proceeding in which Grantor, Beneficiary or Trustee shall be a party, unless brought by Trustee. Beneficiary may appoint a successor or Trustee in the manner prescribed by law. Grantor and Beneficiary authorize Trustee, in the event any demand or notice is made or tendered to it concerning this Deed of Trust or the Mortgaged Property, to hold any money and documents and to withhold action or performance until an action shall be brought in a court of competent jurisdiction to determine the rights asserted or the propriety of the demand, notice or action requested and Trustee shall be without liability or responsibility for awaiting such court action. A successor Trustee herein shall, without conveyance from the predecessor Trustee, succeed to all its predecessor’s title, estate, rights, powers and duties. Trustee may resign at any time by mailing or delivering notice thereof to Beneficiary and Grantor and, having so resigned, shall be relieved of all further liability and responsibility to Grantor, Beneficiary or otherwise hereunder. Trustee shall not be liable for any action taken in its discretion and in good faith or upon advice of counsel or upon any information supplied or direction given by Beneficiary.

 (G)      This Deed of Trust, together with the Notes, other Loan Documents, and any other contract, instrument or agreement executed by Grantor and/or Beneficiary which now or at any time secures the Obligations, constitutes the entire understanding of the parties, each of whom has been, or has had the opportunity to be, represented by counsel of each party’s choosing, and have been bargained for and are negotiated agreements that set forth the entire agreement with respect to the terms thereof, and there are no oral or written statements, representations, agreements or understandings which modify, amend or vary, or purport to modify, amend or vary any of the terms of such documents.

 (H)      Notwithstanding any provision hereof to the contrary, the parties intend that this document constitute security for the payment and performance of the Obligations as provided elsewhere herein, and shall be a “deed of trust” as defined in Arizona Revised Statutes, Section 33-801. If despite that intention a court of competent jurisdiction shall determine that this document does not qualify as a “trust deed” or “deed of trust” within the meaning and purview of Chapter 6.1, Title 33, Arizona Revised Statutes, then, ab initio, this instrument shall be deemed a realty mortgage under Arizona Revised Statutes, Section 33-702, and shall be enforceable as such, the Grantor shall be deemed a “mortgagor”, the Beneficiary shall be deemed a “mortgagee”, the Trustee shall have no capacity but shall be disregarded and all references to the “Trustee” herein shall be deemed to refer to the “mortgagee” to the extent not consistent with interpreting this instrument as though it were a realty mortgage. As a realty mortgage, Grantor as mortgagor shall be deemed to have conveyed the Mortgaged Property ab initio to the Beneficiary as mortgagee, such conveyance as a security to be void upon condition that Grantor pay and perform all its Obligations.

(I)      Any person or legal entity appointed as the trustee or the successor trustee of this Deed of Trust shall satisfy the qualifications set forth in Arizona Revised Statutes, Section 33-803. Any appointment of a successor trustee by the Beneficiary shall be in accordance with Arizona Revised Statutes, Section 33-804.

(iii)    California.    To the extent the Mortgaged Property is situated in the State of California, the following provisions shall apply in addition to all other rights and remedies hereunder:

 (A)      Beneficiary may elect to cause the Mortgaged Property or any part thereof to be sold under the power of sale herein granted in any manner permitted by applicable law. In connection with any sale or sales hereunder, Beneficiary may elect to treat any of the Mortgaged Property which consists of a right in action or which is property that can be severed from the real property covered hereby or any improvements thereon without causing structural damage thereto as if the same were personal property, and dispose of the same in accordance with applicable law, separate and apart from the sale of real property. Any sale of any personal property hereunder shall be conducted in any manner permitted by Section 9601 of Division 9 of the California Uniform Commercial Code (“CUCC”), or any other applicable section of the CUCC. Where the Mortgaged Property consists of real and personal property or fixtures, whether or not such personal property is located on or within the real property, Beneficiary may elect in its discretion to exercise its rights and remedies against any or all of the real property, personal property, and fixtures in such order and manner as is now or hereafter permitted by applicable law.

 (B)      Without limiting the generality of the foregoing, Beneficiary may, in its sole and absolute discretion and without regard to the adequacy of its security, elect to proceed against any or all of the real property, personal property and fixtures in any manner permitted under Section 9604(a) of the CUCC; and if the Beneficiary elects to proceed in the manner permitted under Section 9604(a)(1)(B) of the CUCC, the power of sale herein granted shall be exercisable with respect to all or any of the real property, personal property and fixtures covered hereby, as designated by Beneficiary, and the Trustee is hereby authorized and empowered to conduct any such sale of any real property, personal property and fixtures in accordance with the procedures applicable to real property.

 (C)      Where the Mortgaged Property consists of real property and personal property, any reinstatement of any Obligations secured hereby, following default and an election by the Beneficiary to accelerate the maturity of said Obligation, which is made by Grantor or any other person or entity permitted to exercise the right of reinstatement under Section 2924c of the California Civil Code or any successor statute, shall, in accordance with the terms of Section 9604(a)(3)(C) of the CUCC, not prohibit the Beneficiary from conducting a sale or other disposition of any personal property or fixtures or from otherwise proceeding against or continuing to proceed against any personal property or fixtures in any manner permitted by the CUCC; nor shall any such reinstatement invalidate, rescind or otherwise affect any sale, disposition or other proceeding held, conducted or instituted with respect to any personal property or fixtures prior to such reinstatement or pending at the time of such reinstatement. Any sums paid to Beneficiary in effecting any reinstatement pursuant to Section 2924c of the California Civil Code shall be applied to the Obligations and to the Beneficiary’s and Trustee’s reasonable costs and expenses in the manner required by Section 2924c.

 (D)      Should Beneficiary elect to sell any portion of the Mortgaged Property which is real property or which is personal property or fixtures that Beneficiary has elected under Section 9604(a)(1)(B) of the CUCC to sell together with real property in accordance with the laws governing a sale of real property, Beneficiary or Trustee shall give such notice of default and election to sell as may then be required by law. Thereafter, upon the expiration of such time and the giving of such notice of sale as may then be required by law, and without the necessity of any demand on Grantor, Trustee, at the time and place specified in the notice of sale, shall sell said real property or part thereof at public auction to the highest bidder for cash in lawful money of the United States (or cash equivalents acceptable to Trustee to the extent permitted by applicable law), payable at the time of sale. Trustee may, and upon request of Beneficiary shall, from time to time, postpone any sale hereunder by public announcement thereof at the time and place noticed therefor.

 (E)      If the Mortgaged Property consists of several lots, parcels or items of property, Beneficiary may: (i) designate the order in which such lots, parcels or items shall be offered for sale or sold, or (ii) elect to sell such lots, parcels or items through a single sale, or through two or more successive sales, or in any other manner Beneficiary deems in its best interest. Any person, including Grantor, Trustee or Beneficiary, may purchase at any sale hereunder, and Beneficiary shall have the right to purchase at any sale hereunder by crediting upon the bid price the amount of all or any part of the Obligations hereby secured. Should Beneficiary desire that more than one sale or other disposition of the Mortgaged Property be conducted, Beneficiary may, at its option, cause the same to be conducted simultaneously, or successively, on the same day, or at such different days or times and in such order as Beneficiary may deem to be in its best interests, and no such sale shall terminate or otherwise affect the lien of this Deed of Trust on any part of the Mortgaged Property not sold until all of the Obligations secured hereby have been fully paid. In the event Beneficiary elects to dispose of the Mortgaged Property through more than one sale, Grantor agrees to pay the costs and expenses of each such sale and of any judicial proceedings wherein the same may be made, including reasonable compensation to Trustee and Beneficiary, their agents and counsel, and to pay all expenses, liabilities and advances made or incurred by Trustee in connection with such sale or sales, together with interest on all such advances made by Trustee at the Default Rate.

 (F)      Upon any sale hereunder, Trustee shall execute and deliver to the purchaser or purchasers a deed or deeds conveying the property so sold, but without any covenant or warranty whatsoever, express or implied, whereupon such purchaser or purchasers shall be let into immediate possession; and the recitals in any such deed or deeds of facts, such as default, the giving of notice of default and notice of sale, and other facts affecting the regularity or validity of such sale or disposition, shall be conclusive proof of the truth of such facts and any such deed or deeds shall be conclusive against all persons as to such facts recited therein.

 (G)      Each Lease of a real property interest in the Land or the Improvements, or any part thereof, entered into after the date hereof (collectively the “Real Property Leases”), shall make provision for the attornment of the lessee thereunder to any person succeeding to the interest of Grantor as the result of any foreclosure or conveyance in lieu of foreclosure hereunder, said provision to be in form and substance approved by Beneficiary. Without limiting the foregoing entered into by Beneficiary and subject to any non-disturbance agreement entered into by Beneficiary, at any time prior to the consummation of any foreclosure sale under this Deed of Trust or within thirty (30) days following any foreclosure sale, Beneficiary (if prior to or at the consummation of the foreclosure sale) or the purchaser at the foreclosure sale (if after the foreclosure sale) may elect, by written notice to any one or more lessees of the Mortgaged Property or by announcement at the foreclosure sale, to declare that the Real Property Lease of such lessee(s) shall be prior and superior to the lien of this Deed of Trust and to recognize the right of any such lessee(s) to continue to occupy their leased premises following foreclosure of this Deed of Trust strictly in accordance with the terms of the applicable lease(s) (excluding the effect of any amendment or modification to any such Real Property Lease which has not been approved by Beneficiary in writing), but only upon and subject to the condition that such lessee(s) shall not be in default under the applicable Real Property Lease(s) and shall attorn to Beneficiary or such purchaser, as applicable, in which event such Real Property Lease(s) shall survive such foreclosure sale and shall be and remain in full force and effect; provided that nothing herein shall be construed to require Beneficiary or such purchaser to elect to recognize any Real Property Lease or lessee, nor shall Beneficiary or such purchaser, by reason of making any election to recognize any Real Property Lease or lessee, assume any liability or responsibility to the lessee to cure any default of the prior landlord thereunder or to perform any obligation of the prior landlord under the applicable Real Property Lease which accrued or was otherwise required to be performed prior to the acquisition of fee title to the Mortgaged Property by Beneficiary or such purchaser upon foreclosure of this Deed of Trust. In the absence of either an election by Beneficiary to declare a Real Property Lease to be prior and superior to this Deed of Trust, or the execution by Beneficiary of a subordination and nondisturbance agreement with respect to a Real Property Lease, such Real Property Lease shall, if entered into or materially amended after the recordation of this Deed of Trust, be junior and subordinate to the lien of this Deed of Trust and shall terminate effective as of the date of any foreclosure sale hereunder.

(iv)      Georgia.    To the extent that the Mortgaged Property is situated in the State of Georgia, the following provisions shall apply in addition to all other rights and remedies hereunder: Such foreclosure proceedings shall include, without limitation, non-judicial foreclosure pursuant to a private power of sale in accordance with Official Code of Georgia § 44-14-160 et seq., as amended, modified and/or superseded from time to time, in accordance with the following: upon the occurrence of an Event of Default, the Beneficiary shall have the right to sell the Mortgaged Property situated in the State of Georgia or any part of the Mortgaged Property situated in the State of Georgia at public sale or sales before the door of the courthouse of the county in which such Mortgaged Property or any part of such Mortgaged Property is situated, to the highest bidder for cash, in order to pay the Obligations secured hereby and accrued interest thereon and insurance premiums, liens, assessments, taxes and charges, including utility charges, if any, with accrued interest thereon, and all expenses of the sale and of all proceedings in connection therewith, including reasonable attorneys’ fees, if incurred, after advertising the time, place and terms of sale once a week for four (4) weeks immediately preceding such sale (but without regard to the number of days) in a newspaper in which Sheriff’s sales are advertised in said county. At any such public sale, the Beneficiary may execute and deliver to the purchaser a conveyance of the Mortgaged Property or any part of such Mortgaged Property in fee simple, with full warranties of title (or without warranties if the Beneficiary shall so elect) and to this end, Grantor hereby constitutes and appoints the Beneficiary the agent and attorney-in-fact of Grantor to make such sale and conveyance, and thereby to divest Grantor of all right, title, interest, equity and equity of redemption that Grantor may have in and to such Mortgaged Property and to vest the same in the purchaser or purchasers at such sale or sales, and all the acts and doings of said agent and attorney-in-fact are hereby ratified and confirmed and any recitals in said conveyance or conveyances as to facts essential to a valid sale shall be binding upon Grantor. The aforesaid power of sale and agency hereby granted are coupled with an interest and are irrevocable, are granted as cumulative of the other remedies provided hereby or by law for collection of the Obligations secured hereby and shall not be exhausted by one experience thereof but may be exercised until full payment of all Obligations secured hereby. In the event of any such foreclosure sale by Beneficiary, Grantor shall be deemed a tenant holding over and shall forthwith deliver possession to the purchaser or purchasers at such sale or be summarily dispossessed according to provisions of Laws applicable to tenants holding over. In addition to and cumulative of the remedies provided in this subsection (d)(iv), the Beneficiary may foreclose or cause to be foreclosed the lien, security title and security interest of this instrument, in whole or in part, through judicial foreclosure or in any other manner as may at any time be authorized under the Laws of the State of Georgia. Beneficiary may adjourn from time to time any sale by it to be made under or by virtue of this Deed of Trust by announcement at the time and place appointed for such sale or for such adjourned sale or sales; and, except as otherwise provided by any provision of applicable Laws, Beneficiary, without further notice or publication, may make such sale at the time and place to which the same shall be so adjourned. Upon the completion of any sale or sales made by Beneficiary under or by virtue of this subsection (d)(iv), Beneficiary, or an officer of any court empowered to do so, shall execute and deliver to the accepted purchaser or purchasers a good and sufficient instrument, or good and sufficient instruments, conveying, assigning and transferring all estate, right, title and interest in and to the property and rights sold. Beneficiary is hereby irrevocably appointed the true and lawful attorney of Grantor, in its name and stead, to make all necessary conveyances, assignments, transfers and deliveries of the Mortgaged Property and rights so sold and for that purpose Beneficiary may execute all necessary instruments of conveyance, assignment and transfer, and may substitute one or more persons with like power, Grantor hereby ratifying and confirming all that its said attorney or such substitute or substitutes shall lawfully do by virtue hereof. Any such sale or sales made under or by virtue of this subsection (d)(iv), whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, shall operate to divest all the estate, right, title, interest, claim and demand whatsoever, whether at law or in equity, of Grantor in and to the properties and rights so sold, and shall be a perpetual bar both at law and in equity against Grantor and against any and all persons claiming or who may claim the same, or any part thereof from, through or under Grantor. Upon any sale made under or by virtue of this subsection (d)(iv) (whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale) Beneficiary may bid for and acquire the Mortgaged Property or any part thereof and in lieu of paying cash therefor may make settlement for the purchase price by crediting upon the Obligations the net sales price after deducting therefrom the expenses of the sale and the costs of the action and any other sums which Beneficiary is authorized to deduct under this Deed of Trust. No recovery of any judgment by Beneficiary and no levy of an execution under any judgment upon the Mortgaged Property or upon any other property of Grantor shall affect in any manner or to any extent, the lien and title of this Deed of Trust upon the Mortgaged Property or any part thereof, or any liens, titles, rights, powers and remedies of Beneficiary hereunder, but such liens, titles, rights, powers and remedies of Beneficiary shall continue unimpaired as before. Grantor agrees to the fullest extent permitted by applicable Laws, that upon the occurrence of an Event of Default, neither Grantor nor anyone claiming through or under it shall or will set up, claim or seek to take advantage of any appraisement, valuation, stay, extension, homestead, exemption or redemption Laws now or hereafter in force, in order to prevent or hinder the enforcement or foreclosure of this Deed of Trust, or the absolute sale of the Mortgaged Property, or the final and absolute putting into possession thereof, immediately after such sale, of the purchasers thereat, and Grantor, for itself and all who may at any time claim through or under it, hereby waives to the full extent that it may lawfully so do, the benefit of all such Laws, and any and all right to have the assets comprised in the security intended to be created hereby marshalled upon any foreclosure of the lien or title hereof. Beneficiary, at its option, is authorized to foreclose this Deed of Trust subject to the rights of any tenants of the Mortgaged Property, and the failure to make any such tenants parties to any such foreclosure proceedings and to foreclose their rights will not be, nor be asserted to be by Grantor, a defense to any proceedings instituted by Beneficiary to collect the sums secured hereby.

(v)      Illinois.    To the extent the Mortgaged Property is situated in the State of Illinois, the following provisions shall apply. In addition to all other rights and remedies hereunder:

 (A)      The Beneficiary shall have the benefit of all of the provisions of the Illinois Mortgage Foreclosure Law, 735 ILCS 5/15-1101 et seq. (1994) (the “Act”), including all amendments thereto which may become effective from time to time after the date hereof. In the event any provision of the Act which is specifically referred to herein may be repealed, Beneficiary shall have the benefit of such provision as most recently existing prior to such repeal, as though the same were incorporated herein by express reference.

 (B)      Wherever provision is made in the Deed of Trust for insurance policies to bear mortgage clauses or other loss payable clauses or endorsements in favor of the Beneficiary, or to confer authority upon the Beneficiary to settle or participate in the settlement of losses under policies of insurance or to hold and disburse or otherwise control use of insurance proceeds, from and after the entry of judgment of foreclosure, all such rights and powers of the Beneficiary shall continue in the Beneficiary as judgment creditor or mortgagee until confirmation of sale.

  (C)      (a) All advances, disbursements and expenditures made or incurred by the Beneficiary before and during a foreclosure, and before and after judgment of foreclosure, and at any time prior to sale, and, where applicable, after sale, and during the pendency of any related proceedings, for the following purposes, in addition to those otherwise authorized by this Deed of Trust or by the Act (collectively, the “Protective Advances”), shall have the benefit of all applicable provisions of the Act, including those provisions of the Act hereinbelow referred to:

all advances by the Beneficiary in accordance with the terms of the Deed of Trust to: (1) preserve, maintain, repair, restore or rebuild the improvements upon the Mortgaged Property; (2) preserve the lien of the Deed of Trust or the priority thereof; or (3) enforce the Deed of Trust, as referred to in Subsection (b)(5) of Section 15-1302 of the Act.

(vi)     Minnesota.    To the extent the Mortgaged Property is situated in the State of Minnesota, the following provisions shall apply in addition to all other rights and remedies hereunder:

  (A)      Upon the occurrence of an Event of Default, the Beneficiary may (and is hereby authorized and empowered to) foreclose this Deed of Trust by action or advertisement, pursuant to the statutes of the State of Minnesota in such case made and provided, power being expressly granted to sell the Mortgaged Property at public auction and convey the same to the purchaser in fee simple and, out of the proceeds arising from such sale, to pay all Obligations with interest, and all legal costs and charges of such foreclosure and the maximum attorneys’ fees permitted by law, which costs, charges and fees the Grantor agrees to pay.

  (B)      Upon the occurrence of any Event of Default, the Beneficiary may, in addition to all other rights in the Deed of Trust, at its option, at any time:

  (1)      in the name, place and stead of the Grantor and without becoming a mortgagee in possession (a) enter upon, manage and operate the Mortgaged Property or retain the services of one or more independent contractors to manage and operate all or any part of the Mortgaged Property; (b) make, enforce, modify and accept surrender of the Leases; (c) obtain or evict tenants, collect, sue for, fix or modify the Rents and enforce all rights of the Grantor under the Leases; and (d) perform any and all other acts that may be necessary or proper to protect the security of this Deed of Trust;

  (2)      without regard to waste, adequacy of the security or solvency of the Grantor, apply for, and the Grantor hereby consents to, the appointment of a receiver of the Mortgaged Property, whether or not foreclosure proceedings have been commenced, and whether or not a foreclosure sale has occurred. The receiver shall have authority to make Leases for terms which extend beyond the receivership; and

   (3)      with or without exercising the rights set forth above, give or require the Grantor to give notice to any or all tenants under the Leases authorizing and directing them to pay all Rents under the Leases directly to the Beneficiary.

  (C)      The exercise of any of the foregoing rights or remedies and the application of the Rents pursuant to this Section, shall not cure or waive any Event of Default (or notice of default) or invalidate any act done pursuant to such notice.

  (D)      Future Advances.

   (1)      To the extent that this Deed of Trust secures future advances other than the advances evidenced by the Notes, the amount of such advances is not currently known. The acceptance of this Deed of Trust by the Beneficiary, however, constitutes an acknowledgment that the Beneficiary is aware of the provisions of Minnesota Statutes § 287.05, Subd. 5, and intends to comply with the requirements contained therein.

   (2)      The maximum principal amount of indebtedness secured by this Deed of Trust at any one time shall be $5,000,000.00 plus amounts exempt from or not subject to mortgage registry tax (“MRT”) and amounts on which MRT has been paid.

   (3)      The representations contained in this Section are made solely for the benefit of county recording authorities in determining MRT payable as a prerequisite to the recording of this Deed of Trust. The Grantor acknowledges that such representations do not constitute or imply an agreement by the Beneficiary to make any future advances to Grantor.

  (E)      Anything in the Deed of Trust to the contrary notwithstanding, all Rents collected by the Beneficiary or the receiver each month shall be applied as follows:

   (1)      to payment of all reasonable fees of the receiver approved by the court;

  (2)      to payment of all tenant security deposits then owing to tenants under any of the Leases pursuant to the provisions of Minn. Stat. §504B.178;

  (3)      to payment of all prior or current real estate taxes and special assessments with respect to the Mortgaged Property, or if this Deed of Trust or any other instrument relating to the Obligations requires periodic escrow payments for such taxes and assessments, to the escrow payments then due;

  (4)      to payment of all premiums then due for the insurance required with respect to the Mortgaged Property, or if this Deed of Trust or any other instrument relating to the Obligations requires periodic escrow payments for such premiums, to the escrow payments then due;

  (5)      to payment of expenses incurred for normal maintenance of the Mortgaged Property;

  (6)      if received prior to any foreclosure sale of the Mortgaged Property pursuant to this Deed of Trust, to the Beneficiary for payment of the Obligations, but no such payment made after acceleration of the indebtedness secured hereby shall affect such acceleration;

  (7)      if received during or with respect to the period of redemption after a foreclosure sale of the Mortgaged Property pursuant to this Deed of Trust:

  (a)      if the purchaser at the foreclosure sale is not the Beneficiary, first to the Beneficiary to the extent of any deficiency of the sale proceeds to repay the indebtedness secured hereby, second to the purchaser as a credit to the redemption price, but if the Mortgaged Property is not redeemed, then to the purchaser of the Mortgaged Property;

  (b)      if the purchaser at the foreclosure sale is the Beneficiary, to the Beneficiary to the extent of any deficiency of the sale proceeds to repay the indebtedness secured hereby and the balance to be retained by the Beneficiary as a credit to the redemption price, but if the Mortgaged Property is not redeemed, then to the Beneficiary, whether or not any such deficiency exists.

  (F)      The rights and powers of the Beneficiary and receivers under this Deed of Trust and the application of rents under this Section shall continue until expiration of the redemption period from any foreclosure sale, whether or not any deficiency remains after a foreclosure sale.

  (G)      Grantor represents and warrants that as of the date of this Deed of Trust, the Mortgaged Property is not in agricultural use as defined in Minn. Stat. § 40A.02, Subd. 3 and is not used for agricultural purposes.

(vii)    North Carolina.    To the extent the Mortgaged Property is situated in the State of North Carolina, the following provisions shall apply in addition to all other rights and remedies hereunder:

  (A)      Power of Sale.    The Trustee is hereby granted a POWER OF SALE and may sell the Mortgaged Property (together with the Leases, Rents and Personalty related thereto), or such part or parts thereof or interests therein as the Trustee or Beneficiary, as the case may be, may select after first having given such notice of hearing as to commencement of foreclosure proceedings and obtained such findings or leave of court as then may be required by applicable Laws and then having given such notice and advertised the time and place of such sale in such manner as then may be provided by applicable Laws, and upon such sale and any resale and upon compliance with the Laws then relating to foreclosure proceedings, to convey title to the purchaser.

  (B)      Proceeds of Sale.    Following a foreclosure sale, the Trustee shall deliver to the purchaser the Trustee’s deed (and bill of sale as to any personalty) conveying that portion of the Mortgaged Property so sold without any covenant or warranty, expressed or implied. The recitals in the Trustee’s deed shall be prima facie evidence of the statements made therein. The Trustee shall apply the proceeds of such sale in the following order: (a) to all costs and expenses of the sale, including but not limited to, reasonable Trustee’s fees of not more than one percent (1%) of the gross sales price and costs of title evidence; (b) to all sums secured by this Deed of Trust; and (c) the excess, if any, to the Person or Persons legally entitled thereto.

  (C)      Trustee’s Fees.    If a foreclosure proceeding is commenced by the Trustee but terminated prior to its completion, the Trustee’s fees will be reasonable based on standard hourly rates actually incurred.

(viii)    Pennsylvania.    To the extent the Mortgaged Property is situated in the Commonwealth of Pennsylvania, the following provisions shall apply. In addition to all other rights and remedies hereunder:

  (A)      Beneficiary may (1) institute and maintain an action of mortgage foreclosure against any or all of the Mortgaged Property, (2) institute and maintain an action on the Loan Documents, (3) sell any of the Mortgaged Property, or (4) take such other action at law or in equity for the enforcement of any Loan Document as the law may allow. Beneficiary may proceed in any such action to final judgment and execution thereon for (1) all sums due herein or under any Loan Document, together with interest on such sums as provided herein, all costs of suit and reasonable attorneys’ fees, or, at Beneficiary’s option (2) all amounts due under the Loan Documents without acceleration, together with interest as provided herein, all costs of suit and reasonable attorneys’ fees. Interest at the Default Rate shall be due on any judgment obtained by Beneficiary from the date of judgment until actual payment is made of the full amount of the judgment by the Sheriff or otherwise.

  (B)      Beneficiary may, without releasing Grantor from any obligation under any Loan Document or under any Lease or waiving any Event of Default: (i) collect (or, continue to collect) any or all of the Rents, including any Rents past due and unpaid, (ii) perform any obligation or exercise any right or remedy of Grantor under any Lease, or (iii) enforce any obligation of any tenant of any of the Mortgaged Property. Beneficiary shall not be obligated to do any of the foregoing, even if Beneficiary may have performed any obligation or exercised any remedy of landlord or have enforced any obligation of a tenant. Beneficiary may exercise any right under this paragraph whether or not Beneficiary shall have entered into possession of any of the Mortgaged Property; and nothing herein contained shall be construed as constituting Beneficiary a “mortgagee in possession,” unless Beneficiary shall have entered into and shall remain in actual possession of the Mortgaged Property. Grantor hereby authorizes and instructs each and every present and future tenant of any of the Mortgaged Property to perform all obligations (in addition to the payment of Rents) of that tenant for the direct benefit of Beneficiary, as if Beneficiary were the landlord under the Lease with that tenant, immediately upon receipt of a demand by Beneficiary to perform such obligations. No tenant shall have any responsibility to ascertain whether such demand is permitted hereunder or whether an Event of Default shall have occurred; Grantor hereby waives any right, claim or demand it may now or hereafter have against any such tenant by reason of such performance of obligations for the benefit of Beneficiary; and any such performance for the benefit of Beneficiary shall discharge the obligations of the tenant to make such performance for the benefit of Grantor. Grantor shall indemnify Beneficiary and hold Beneficiary harmless from any and all liability under any Lease and from any and all claims and demands which may be asserted against Beneficiary by reason of any alleged obligations to perform any provision of any Lease.

  (C)      Beneficiary may, without releasing Grantor from any obligation under any Loan Document or under any Lease or waiving any Event of Default, enter upon and take possession of any of the Mortgaged Property, with or without legal action and by force if necessary, or have a receiver appointed without proof of depreciation or inadequacy of the value of the Mortgaged Property or other security, proof of the insolvency of Grantor or proof of fraud or waste. Beneficiary or said receiver may manage and operate any of the Mortgaged Property; make, cancel, enforce or modify Leases or any other contract relating to the operation or management of any of the Mortgaged Property; obtain and evict tenants; establish or change the amount of any Rents; make additions, repairs, improvements and/or alterations to any of the Mortgaged Property; and perform any other acts which Beneficiary deems proper to protect the security of this Deed of Trust. Any Lease or other contract made by Beneficiary shall survive the cure of any Event of Default or payment of the Obligations, except to the extent that such Lease or contract provides otherwise. Beneficiary may apply the Rents received by Beneficiary to the payment of any or all of the following, in such order and amounts as Beneficiary, in its sole discretion, may elect: all costs and expenses, whenever and by whomever incurred, of operation, alteration and management of the Mortgaged Property and of collection of the Rents (including attorneys’ fees, administration expenses, management fees and brokers’ commissions), liens on any of the Mortgaged Property, Impositions, claims, insurance premiums, other carrying charges, invoices of persons who have supplied goods or services to or for the benefit of any of the Mortgaged Property, costs and expenses of maintenance, repair, restoration, alteration or improvement of any of the Mortgaged Property, or the Obligations. Beneficiary may, in its sole discretion, determine the method by which, and extent to which, the Rents will be collected and obligations of tenants and other contract parties enforced; and Beneficiary may waive or fail to enforce any right or remedy of the landlord under a Lease or of Grantor or Beneficiary under any other contract. Beneficiary shall not be accountable for any Rents or other sums it does not actually receive. Grantor hereby appoints Beneficiary as its attorney-in-fact to perform all acts which Grantor is required or permitted to perform under any and all Leases.

  (D)      Beneficiary may disaffirm and cancel any Lease which is subordinate to this Mortgage at any time before the expiration of sixty days after Beneficiary acquires the legal title to the Mortgaged Property by any transfer pursuant to the exercise of a remedy hereunder or otherwise, even though Beneficiary shall have enforced such Lease, collected Rents thereunder or taken any action that might be deemed by law to constitute an affirmance of the Lease. Such disaffirmance shall be made by notice addressed to the tenant at the Mortgaged Property or, at Beneficiary’s option, such other address of the tenant as may be provided in that tenant’s Lease.

  (E)      Beneficiary may take possession of any of the Mortgaged Property and may sell such property pursuant to the provisions of the applicable Uniform Commercial Code and exercise such other rights and remedies with respect to such property as may be provided to a secured party by said Code. Grantor shall, if Beneficiary so requests, assemble any such property and make it available to Beneficiary at a place or places designated by Beneficiary.

(ix)      Tennessee.    To the extent the Mortgaged Property is situated in the State of Tennessee, the following provisions shall apply in addition to all other rights and remedies hereunder: Upon the occurrence of an Event of Default and at the request of Beneficiary, Trustee, or his successor or substitute, after publishing notice of the time and place of sale at least three (3) different times in some newspaper published in a county in which the Mortgaged Property is located, the first of which publications shall be at least twenty (20) days prior to said sale, shall proceed to sell the Mortgaged Property, at public auction for cash. Any sale made by Trustee hereunder may be as an entirety or in such parcels as Beneficiary may request. To the extent permitted by applicable Laws, any sale may be adjourned by announcement at the time and place appointed for such sale without further notice except as may be required by applicable Laws. The sale by Trustee of less than the whole of the Mortgaged Property shall not exhaust the power of sale herein granted, and Trustee is specifically empowered to make successive sale or sales under such power until the whole of the Mortgaged Property shall be sold; and, if the proceeds of such sale of less than the whole of the Mortgaged Property shall be less than the aggregate of the indebtedness secured hereby and the expense of executing this trust as provided herein, this Deed of Trust and the lien hereof shall remain in full force and effect as to the unsold portion of the Mortgaged Property just as though no sale had been made; provided, however, that Grantor shall never have any right to require the sale of less than the whole of the Mortgaged Property but Beneficiary shall have the right, at its sole election, to request Trustee to sell less than the whole of the Mortgaged Property. Trustee may, after any request or direction by Beneficiary, sell not only the real property but also the Personalty and other interests which are a part of the Mortgaged Property, or any part thereof, as a unit and as a part of a single sale, or may sell any part of the Mortgaged Property separately from the remainder of the Mortgaged Property. It shall not be necessary for Trustee to have taken possession of any part of the Mortgaged Property or to have present or to exhibit at any sale any of the Personalty. If the Mortgaged Property is located in two or more counties, it may all be sold in one of the counties if Trustee so elects. Otherwise, the sale shall occur in the county in which the Mortgaged Property is located unless Trustee, in his reasonable discretion, elects to conduct the sale elsewhere. The sale shall be held at such location in the county as the foreclosure notice may specify. The power of sale granted herein shall not be exhausted by any sale held hereunder by Trustee or his substitute or successor, and such power of sale may be exercised from time to time and as many times as Beneficiary may deem necessary until all of the Mortgaged Property has been duly sold and all of the Obligations have been fully paid, performed and satisfied. In the event any sale hereunder is not completed or is defective in the opinion of Beneficiary, such sale shall not exhaust the power of sale hereunder and Beneficiary shall have the right to cause a subsequent sale or sales to be made hereunder. Any and all statements of fact or other recitals made in any deed or deeds or other conveyances given by Trustee or any successor or substitute appointed hereunder as to nonpayment of the Obligations or as to the occurrence of any Default, or as to Beneficiary’s having declared all of said Obligations to be due and payable, or as to the request to sell, or as to notice of time, place and terms of sale and the properties to be sold having been duly given, or as to the refusal, failure or inability to act as Trustee or any substitute or successor trustee, or as to the appointment of any substitute or successor trustee, or as to any other act or thing having been duly done by Beneficiary or by such Trustee, substitute or successor, shall be taken as prima facie evidence of the truth of the facts so stated and recited. Trustee is hereby released from all obligations imposed by statute which can be waived, including any requirement of qualification or bond. It is agreed that Beneficiary, in the event of any sale of the Mortgaged Property, may bid and buy as any third person might, but Beneficiary shall not be required to present cash at the sale except to the extent, if any, by which Beneficiary’s bid exceeds the amount of the Obligations, including all expenses of collection and sale provided for herein. Trustee may delegate, in his sole discretion, any authority possessed under this Deed of Trust, including the authority to conduct a foreclosure sale. Without limiting the foregoing, Trustee may retain a professional auctioneer to preside over the bidding, and the customary charge for the auctioneer’s services shall be paid from sale proceeds as an expense of sale. If prior to or at any foreclosure sale a third party represents to the Trustee in writing that such party holds the next junior lien to this Deed of Trust (whether by judgment lien, junior deed of trust, or otherwise), the Trustee may disburse surplus proceeds to such third party in an amount not to exceed the amount of lien alleged by the third party in its written statement to the Trustee. A foreclosure sale may be adjourned by Trustee and may be reset at a later time and/or date by announcement at the time and place of the originally advertised sale and without any further publication. The foreclosure sale of the Mortgaged Property shall be conducted for cash to be tendered upon the conclusion of the bidding; provided, however, (i) Trustee may accept a check issued or certified by a local bank as consideration for the sale and (ii) if, in his sole discretion, Trustee announces before or after bidding that, upon the failure of the high bidder to complete the sale for cash within one (1) hour, the Mortgaged Property may be sold to the second highest bidder, and if the high bidder should subsequently fail to complete the purchase within that time, then Trustee may, at his option, close the sale of the Mortgaged Property to the second highest bidder. Beneficiary or Trustee may, after default, advise third parties of the amount (or estimated amount) of principal, interest and expenses that will be outstanding as of the date of any foreclosure sale and may share any other available information regarding the Mortgaged Property. Following the occurrence of an Event of Default hereunder, any “release” provision included herein or in any other document whereby Beneficiary agreed to release all or part of the Mortgaged Property upon the payment of less than all of the Obligations shall become void and Beneficiary shall no longer be obligated to release any of the Mortgaged Property until all of the Obligations have been paid, performed and satisfied in full. Grantor agrees that Grantor will not bid at any sale hereunder and will not allow others to bid on Grantor’s behalf unless, at the time of sale, Grantor has cash sufficient to pay at the sale the amount of his bid.

(x)      Texas.    To the extent the Mortgaged Property is situated in the State of Texas, the following provisions shall apply in addition to all other rights and remedies hereunder: Such foreclosure proceedings shall include without limitation non-judicial foreclosure pursuant to a power of private sale in accordance with Section 51.002 of the Texas Property Code, as amended, supplemented and/or superseded from time to time, in accordance with the following: upon the occurrence of an Event of Default, it shall thereupon, or at any time thereafter, be the duty of the Trustee, at the request of Beneficiary (which request is hereby conclusively presumed), to enforce this Deed of Trust by selling, in one or more sales as Trustee may elect, the Mortgaged Property situated in the State of Texas and then subject to the lien hereof; and after advertising the time, place and terms of the sale of the Mortgaged Property then subject to the lien hereof, and mailing and filing notices as required by Section 51.002 of the Texas Property Code, as then amended, supplemented and/or superseded, and otherwise complying with said statute, the Trustee shall sell the Mortgaged Property then subject to the lien hereof, at public auction in accordance with such notices on the first Tuesday in any month between the hours of 10:00 a.m. and 4:00 p.m. to the highest bidder for cash in lawful money of the United States, selling all of the Mortgaged Property as an entirety or in such parcels as the Trustee may elect, and make due conveyance to the purchaser or purchasers, with general warranty binding Grantor, its successors and assigns. The Beneficiary may, at its option, accomplish all or any of the aforesaid in such manner as permitted or required by Section 51.002, Property Code of the State of Texas relating to the sale of real estate or by Chapter 9 of the Texas Business and Commerce Code relating to the sale of collateral after default by a debtor (as said section and chapter now exist or may be hereinafter amended or succeeded), or by any other present or subsequent articles or enactments relating to same. In the event of a foreclosure of the Mortgaged Property, the Grantor expressly acknowledges and agrees that the fair market value of the Mortgaged Property shall be deemed to be the value determined by an appraisal obtained by the Beneficiary prior to or on such foreclosure date. The Grantor expressly waives any right or remedy set forth in Section 51.003, Property Code of the State of Texas with respect to such fair market value. The recitals in the conveyance to the purchaser or purchasers of the Mortgaged Property shall be full and conclusive evidence of the truth of the matter therein stated, and all prerequisites to such sale shall be presumed to have been performed and such sale and conveyance shall be conclusive against Grantor, its successors and assigns. Said sale shall forever be a bar against the Grantor, its successors and assigns, and all other persons claiming under the Grantor. This Deed of Trust shall be effective as a mortgage as well as a deed of trust and upon the occurrence of an Event of Default may be foreclosed as to any of the Mortgaged Property in any manner permitted by applicable Laws. To the extent, if any, required to cause this Instrument to be so effective as a mortgage, as well as a deed of trust, Grantor hereby mortgages the Mortgaged Property to Trustee and Beneficiary. In addition to and cumulative of the remedies provided in this subsection (d)(x), the Beneficiary may foreclose or cause to be foreclosed the lien and security interest of this Deed of Trust, in whole or in part, through judicial foreclosure or in any other manner as may at any time be authorized under the Laws of the State of Texas. Beneficiary shall have the right to bid for the Mortgaged Property situated in Texas and to become the purchaser at any sale made pursuant to this subsection (d)(x), if it is the highest bidder therefor, and in lieu of paying cash therefor may make settlement for the purchase price by crediting against the Obligations the amount of the bid made, after deducting therefrom the expenses of the sale, the cost of any enforcement proceeding hereunder and any other sums which Trustee or Beneficiary is authorized to deduct under the terms hereof, to the extent necessary to satisfy such bid. If foreclosure is commenced by the Trustee, the Beneficiary may at any time before the sale direct the Trustee to abandon the sale, and may at any time or times thereafter direct the Trustee to again commence foreclosure; or, irrespective of whether foreclosure is commenced by the Trustee, the Beneficiary may at any time after an Event of Default institute suit for foreclosure of the lien of this Deed of Trust. If Beneficiary should institute suit for foreclosure of the lien of this Deed of Trust, Beneficiary may at any time before the entry of final judgment dismiss the same, and require the Trustee to sell all or any part of the Mortgaged Property situated in Texas in accordance with the provisions of this Deed of Trust. No single sale or series of sales by the Trustee or by any substitute or successor Trustee under this Deed of Trust and no judicial foreclosure shall extinguish the lien or exhaust the power of sale under this Deed of Trust except with respect to the items of property sold, but such lien and power shall exist for so long as, and may be exercised in any manner provided by law or as provided in this Deed of Trust as often as the circumstances require to give Beneficiary full relief hereunder. Grantor agrees for itself and its trustees, receivers, successors and assigns that if any of them shall hold possession of the Mortgaged Property or any part thereof subsequent to foreclosure of the lien hereof, Grantor, or the parties so holding possession, shall become and be considered as tenants at will of the purchaser or purchasers at such foreclosure sale or sales; and any such tenant failing or refusing to surrender possession upon demand shall be guilty of forcible detainer and shall be liable to such purchaser or purchasers for rental on said premises, and shall be subject to eviction and removal, forcible or otherwise, with or without process of law, all damages which may be sustained by any such tenant as a result thereof being hereby expressly waived.

No remedy herein conferred upon or reserved to the Beneficiary is intended to be exclusive of any other remedy, but every remedy herein provided shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity, or by statute; and every power and remedy given by this Deed of Trust to the Beneficiary may be exercised from time to time and as often as may be deemed expedient. No delay or omission by the Beneficiary to exercise any right or power arising from any default shall impair any such right or power or shall be construed to be a waiver of any default or an acquiescence therein. In case the Beneficiary shall have proceeded to enforce any right under this Deed of Trust by foreclosure, entry or otherwise, and such proceeding shall have been discontinued or abandoned because of waiver or for any other reason, or shall have been determined adversely, then, and in such and every case, the Grantor and the Beneficiary shall severally and respectively be restored to their former positions and rights hereunder in respect of the Mortgaged Property, and all rights, remedies and powers of the Beneficiary shall continue as though no such proceedings had been taken.

(e)      Sale:    To the extent permitted by applicable Laws, sell or offer for sale the Mortgaged Property, in such portions, order and parcels as Trustee or Beneficiary, as the case may be, may determine, with or without having first taken possession of same, to the highest bidder for cash in lawful money of the United States at public auction in accordance with applicable Laws, or the UCC, and in the event of a sale, by foreclosure or otherwise, of less than all of the Mortgaged Property, this Deed of Trust shall continue as a lien and security interest on the remaining portion of the Mortgaged Property. Trustee or Beneficiary, as the case may be, may postpone any sale by public announcement at the time and place noticed for the sale. If the Mortgaged Property consists of several lots, Parcels or items of property, Trustee or Beneficiary, as the case may be, may, in its sole discretion and to the extent permitted by applicable Laws: (i) designate the order in which such lots, parcels or items shall be offered for sale or sales, or (ii) elect to sell such lots, parcels or items through a single sale, or through two or more successive sales or in any other manner Trustee or Beneficiary, as the case may be, deems in its best interest. Should Trustee or Beneficiary, as the case may be, desire that more than one sale or other disposition of the Mortgaged Property or any portion thereof be conducted simultaneously, or successively, on the same day, or at such different days or times and in such order as Trustee or Beneficiary, as the case may be, may deem to be in its best interests, no such sale shall terminate or otherwise affect the lien and security interest of this Deed of Trust on any part of the Mortgaged Property not sold until all the Obligations have been fully satisfied and all Commitments of the Lenders under the Credit Agreement have been fully terminated, and the Facility Termination Date has occurred. Grantor shall pay the Expenses of any sale of the Mortgaged Property, whether one or more, and of any judicial proceedings wherein the same may be made, including reasonable compensation to Trustee and Beneficiary, their agents and counsel, and shall pay all expenses, liabilities and advances made or incurred by Trustee or Beneficiary, as the case may be, in connection with such sale or sales, together with interest on all such advances made by Trustee or Beneficiary, as the case may be, at the Default Rate. Upon any sale hereunder, Trustee or Beneficiary, as the case may be, shall execute and deliver to the purchaser or purchasers a deed or deeds conveying the property so sold, but without any covenant or warranty whatsoever, express or implied, whereupon such purchaser or purchasers shall be let into immediate possession; and the recitals in any such deed or deeds of facts, such as default, the giving of notice of default and notice of sale, and other facts affecting the regularity or validity of such sale or disposition, shall be conclusive proof of the truth of such facts; and any such deed or deeds shall be conclusive against all persons as to such facts recited therein.

(f)      Trustee or Receiver:    Prior to, upon or at any time after, commencement of foreclosure of the lien, security title and security interest provided for herein or any legal proceedings pursuant hereto, make application to a court of competent jurisdiction for appointment of a receiver of the Mortgaged Property. Such application may be made as a matter of strict right and without notice to Grantor (unless notice is required by applicable Laws and such right of notice may not be waived) or regard to the adequacy of the Mortgaged Property or insolvency of the Borrower, the Grantor or any other Loan Party or any person who may be legally or equitably liable to pay the Obligations and without giving bond to Grantor (unless bond is required by applicable Laws and such right of bond may not be waived), and Grantor does hereby irrevocably consent to such appointment. Any such receiver shall have all the usual powers and duties of receivers in similar cases, including the full power to rent, maintain and otherwise operate the Mortgaged Property all upon such terms as may be approved by the court, and shall apply the Rents in accordance with the provisions of this Deed of Trust.

  (g)      Separate Sales:    To the extent permitted by applicable Laws, the Mortgaged Property may be sold in one or more Parcels and in such manner and order as Trustee and Beneficiary, as applicable, in their sole discretion, may elect, it being expressly understood and agreed that the right of sale arising out of any Event of Default shall not be exhausted by any one or more sales.

  (h)      Other:    Exercise any and all other rights, remedies and recourses granted under the Loan Documents or now or hereafter existing in equity or at law, by virtue of statute or otherwise, including, without limitation, the right, in the Deed of Trust States, to bring an action in any court of competent jurisdiction to foreclose this instrument as a realty mortgage or enforce any of the terms hereof.

  (i)      Remedies Cumulative, Concurrent and Nonexclusive:    Trustee and Beneficiary shall have all rights, remedies and recourses granted in the Loan Documents and available at law or equity (including specifically those granted by the UCC in effect and applicable to the Mortgaged Property) and, except as limited by applicable Laws, the same (a) shall be cumulative and concurrent; (b) may be pursued separately, successively or concurrently against Grantor the Borrower and/or any of the other Loan Parties or against all or any portion of the Mortgaged Property, at the sole discretion of Trustee or Beneficiary, as the case may be; (c) may be exercised as often as occasion therefor shall arise, it being agreed by Grantor that the exercise or failure to exercise any of same shall in no event be construed as a waiver or release thereof or of any other right, remedy or recourse; and (d) are intended to be, and shall be nonexclusive.

  (j)      Collection of Costs and Expenses:    The Trustee and the Beneficiary shall be entitled to receive all costs and expenses of the sale or repossession of the Mortgaged Property including the Trustee’s fees and reasonable attorneys’ fees or receivers reasonable fee or commission, if any, title and abstracting charges, reasonable attorneys’ fees and a reasonable auctioneer’s fees, and all other costs and expenses incurred in exercising its remedies hereunder.

6.2      No Conditions Precedent to Exercise of Remedies:  Neither Grantor nor any of the other Loan Parties shall be relieved of any obligation it has under the Loan Documents by reason of (i) the release, regardless of consideration, of any of the Mortgaged Property or any other collateral held pursuant to the Loan Documents or the addition of any other property to the Mortgaged Property or any other such collateral; (ii) any agreement or stipulation between any subsequent owner of all or any portion of the Mortgaged Property and Beneficiary extending, renewing, rearranging or in any other way modifying the terms of the Loan Documents without first having obtained the consent of, given notice to or paid any consideration to the Grantor or any of the other Loan Parties, and in such event the Grantor shall continue to be liable to make payment according to the terms of any such extension or modification agreement unless expressly released and discharged in writing by Beneficiary; or (iii) any other acts or occurrence, save and except the full payment and performance of all of the Obligations, and the termination of the Commitments of the Lenders under the Credit Agreement and the occurrence of the Facility Termination Date.

6.3      Release of and Resort to Collateral:    To the fullest extent permitted by applicable Laws, Beneficiary may release, regardless of consideration, any part of the Mortgaged Property without, as to the remainder, in any way impairing, affecting, subordinating or releasing the lien or security interest created in or evidenced by the Loan Documents or their stature as a first and prior lien and security interest in and to the Mortgaged Property. For payment of the Obligations, to the fullest extent permitted by applicable Laws, Beneficiary may resort to any other security therefor held by Trustee in such order and manner as Beneficiary may elect, and such resort may be taken concurrently or successively and in one or several consolidated or independent judicial actions or lawfully taken non-judicial proceedings, or both.

6.4      Waivers:    To the extent not prohibited by applicable Laws, Grantor hereby irrevocably and unconditionally WAIVES and RELEASES (a) all benefits that might accrue to Grantor by virtue of any present or future law exempting the Mortgaged Property from attachment, levy or sale on execution or providing for any appraisement, valuation, homestead exemption, stay of execution, exemption from civil process, redemption or extension of time for payment; (b) except as otherwise provided in the Loan Documents, all notices of any demand, presentment, Event of Default, intent to accelerate or acceleration or the election by Trustee or Beneficiary, as applicable, to exercise or the actual exercise of any right, remedy or recourse provided for under the Loan Documents; (c) any right to a marshalling of assets or a sale in inverse order of alienation; (d) any restrictions or conditions upon the exercise by the Trustee or the Beneficiary, as applicable, of the remedies set forth in Section 6.1; (e) in Illinois, any equity of redemption, statutory right of redemption and all other rights and exemptions of every kind; (f) in Tennessee and Texas, the exemption of homestead; and (g) in Tennessee, the equity and statutory rights of redemption. The Grantor expressly waives and relinquishes any right or remedy that it may have or be able to assert by reason of the provisions of Chapter 34 of the Business and Commerce Code of the State of Texas pertaining to the rights and remedies of sureties. The Grantor waives any right or remedy which Grantor may have or be able to assert pursuant to (i) the rights or remedies set forth in North Carolina Gen. Stat. § 26.7, et seq. and (ii) the provisions of North Carolina Gen. Stat. § 45-45.1. Furthermore, Grantor, for itself and for all persons now or hereafter claiming through or under it or who may at any time hereafter become holders of liens junior to the lien of this Deed of Trust, hereby expressly waives and releases all rights to direct the order in which any of the Mortgaged Property shall be sold in the event of any sale or sales pursuant hereto and to have any of the Mortgaged Property and/or any other property now or hereafter constituting security for any of the Obligations marshaled upon any foreclosure of this Deed of Trust or upon the foreclosure or exercise of remedies with respect to any other security for any of the Obligations.

6.5      Discontinuance of Proceedings:    To the extent permitted by applicable Laws, in case Trustee or Beneficiary, as the case may be, shall have proceeded to invoke any right, remedy or recourse permitted under the Loan Documents and shall thereafter elect to discontinue or abandon same for any reason, Trustee or Beneficiary, as the case may be, shall have the unqualified right so to do and, in such an event, the Grantor, the Borrower, the other Loan Parties, Trustee and Beneficiary shall be restored to their former positions with respect to the Loan Documents, the Mortgaged Property and otherwise, and the rights, remedies, recourses and powers of Trustee and Beneficiary shall continue as if same had never been invoked.

6.6      Application of Proceeds:

  (a)      To the extent permitted by applicable Laws, all proceeds received from the sale or other dispositions of the Mortgaged Property, including but not limited to, the Rents and other income generated by the holding, leasing, operating or other use of the Mortgaged Property, pursuant to Article 6 of this Deed of Trust shall be applied by the Trustee and/or Beneficiary (or the receiver, if one is appointed), as applicable, to the extent that funds are so available therefrom, in accordance with the following priorities:

  First:      to the costs and expenses of the sale or possession of the Mortgaged Property including the Trustee’s or receiver’s reasonable fee or commission, if any, title and abstracting charges, reasonable attorneys’ fees and a reasonable auctioneer’s fee if such expense has been incurred; and

  Second:      to the payment and satisfaction of the Obligations, including without limitation any obligation relating to indemnification for environmental liabilities or obligations, in accordance with the provisions set forth in Section 9.03 of the Credit Agreement.

  (b)      If the Trustee and/or Beneficiary shall be ordered, in connection with any bankruptcy, insolvency or reorganization of the Grantor or any other Loan Party, to restore or repay to or for the account of the Grantor or any other Loan Party or any of their creditors any amount theretofore received under this Section 6.6, the amount for such restoration or repayment shall be deemed to be an Obligation so as to place the Trustee and/or Beneficiary in the position they would have been in had such amount never been received by any party hereto.

6.7      Cooperation:    If an Event of Default shall occur, Grantor will use its best efforts to cooperate with Trustee and Beneficiary and promptly do all things reasonably required of it toward obtaining all necessary authority and permission from any governmental authority or otherwise to accomplish any disposition, abandonment or change in use of the Mortgaged Property (or any portion thereof) as Trustee or Beneficiary, as the case may be, may request in connection with the exercise of its rights and powers hereunder and under the other Loan Documents. Without limiting the generality of the foregoing, following an Event of Default and reasonable advance notice to Grantor, Grantor agrees to relocate operations located on the

Mortgaged Property to accommodate the disposition, abandonment, change in use or foreclosure by Trustee or Beneficiary, as the case may be, of any portion thereof, provided that such relocation does not materially violate any Laws applicable to Grantor or the Mortgaged Property.

ARTICLE VII

CONDEMNATION

7.1      General:    Promptly following the date on which an executive officer of Grantor obtains knowledge of the institution or the threatened institution of any proceeding for the condemnation of all or any material portion of the Mortgaged Property, Grantor shall notify Trustee and Beneficiary of such fact. Grantor shall then, unless Beneficiary waives this requirement, file or defend its claim in respect of such proceeding and prosecute same with due diligence to its final disposition. Grantor may be the nominal party in such proceeding but Beneficiary shall be entitled to participate in same and to be represented therein by counsel of its own choice, and Grantor will deliver or cause to be delivered to Beneficiary such instruments as may be reasonably requested by it from time to time to permit such participation. All proceeds received from any such condemnation proceeding shall be paid to Beneficiary and applied to reduce the outstanding balance of the Obligations.

7.2      Rebuilding, Restoration and Repair:    If (a) no Event of Default shall have occurred and be continuing, (b) only a portion of the Mortgaged Property is taken, (c) Grantor elects to rebuild, restore or repair the remaining portion of the Mortgaged Property, and (d) the Beneficiary will not incur any liability to any other person as a result of such use or release of condemnation proceeds, then Grantor will so certify to Beneficiary, and will certify that it will and shall continue diligently to completion to restore, repair, replace and rebuild such Mortgaged Property as nearly as possible to its condition and character immediately prior to such condemnation (taking into account the portion of the property condemned), with such alterations, modifications and/or betterments reasonably deemed necessary or desirable by Grantor in its business judgment. Grantor shall thereafter commence the rebuilding, restoration or repair within a reasonable time period after the date of the disbursement of the award or settlement, and complete same within a reasonable time thereafter. In the event each of the conditions set forth above in the first sentence of this Section are satisfied except that the cost of rebuilding, restoration or repair is in excess of $5,000,000, the above provisions shall apply except that the proceeds shall initially be paid to Beneficiary and Beneficiary may at Beneficiary’s option, either endorse such proceeds to Grantor or control the disbursement of same in accordance with Section 4.8 (with all references to insurance proceeds being revised to be condemnation proceeds). Upon completion of such rebuilding, restoration and repair in accordance with the preceding provisions, Grantor may apply such amount or settlement to the costs of such rebuilding, restoration or repair. If (i) there is a total condemnation of the Mortgaged Property, or (ii) if Grantor elects not to rebuild, restore or repair as specified above, or (iii) the requirements set forth above for rebuilding, restoration or repair after a partial condemnation are not complied with in all material respects, then Grantor shall pay to Beneficiary such award or settlement to be applied to reduce the outstanding balance of the Obligations. At all times during which an Event of Default shall have occurred and be continuing, Beneficiary shall be entitled to receive direct and immediate payment of the proceeds of such condemnation and Grantor shall take all action as the Beneficiary may reasonably request to accomplish such payment. In the event Grantor shall receive any such proceeds during the occurrence and continuance of an Event of Default, Grantor shall immediately deliver the proceeds to Beneficiary for the benefit of the Secured Creditors and pending such delivery, shall hold such proceeds in trust for the benefit of the Secured Creditors and keep the same segregated from its other funds.

7.3      California Provisions:    Grantor hereby specifically, unconditionally and irrevocably waives all rights of a property owner granted under California Code of Civil Procedure Section 1265.225(a), which provide for allocation of condemnation proceeds between a property owner and a lienholder, and any other law or successor statute of similar import, to the extent that any of such rights might be inconsistent in any respect with the agreements of the parties set forth herein with respect to the occurrence of any condemnation or eminent domain affecting any portion of the Mortgaged Property or the right of any party to receive any proceeds thereof.

ARTICLE VIII

SECURITY AGREEMENT AND ASSIGNMENT OF LEASES AND RENTS

8.1      Assignment:    (a) Grantor agrees that the indebtedness and obligations secured by this Deed of Trust are further secured by security interests in all fixtures, equipment, and other property covered by the UCC, if any, which are used upon, in, or about the Mortgaged Property (or any part) or which are used by Grantor or any other person in connection with the Mortgaged Property. Grantor grants to Beneficiary a valid and effectual security interest in all such personal property, together with all replacements, additions, and proceeds. Grantor agrees that all property of every nature and description covered by the lien and charge of this Deed of Trust together with all such property and interests covered by this security interest are encumbered as a unit, and upon a default by Grantor, all of the Mortgaged Property, at Beneficiary’s option, may be foreclosed upon or sold in the same or different proceedings or at the same or different time, subject to the provisions of applicable law. The filing of any financing statement relating to any such property or rights or interests will not be construed to diminish or alter any of Beneficiary’s rights or priorities under this Deed of Trust. This Deed of Trust constitutes a financing statement and, to the extent required under A.R.S. § 47-9501(A)(1)(b) because portions of the Property may constitute fixtures, this Deed of Trust is to be filed in the office where a mortgage for the Land would be recorded. Beneficiary also will be entitled to proceed against all or portions of the Mortgaged Property in accordance with the rights and remedies available under A.R.S. § 47-9604(A).

(b)      Subject to the terms and conditions hereinafter set forth, Grantor as debtor does hereby irrevocably transfer, assign and deliver unto Beneficiary as secured party for its benefit and the ratable benefit of the Secured Creditors, as security for the payment and performance of the Obligations, and grant a security interest in, all of the right, title and interest of Grantor in and to all of the following (collectively, the “Collateral”) to the extent not validly made part of the real property encumbered by this Deed of Trust as provided in the definition of Personalty above:

(a)	The Leases;

(b)	The Rents;

(c)	The Fixtures; and

(d)	The Personalty.

This assignment of rentals and any other assignments required by the provisions hereof shall terminate and become null and void upon release of this Deed of Trust.

The Grantor authorizes Beneficiary to file, in form and substance satisfactory to Beneficiary, such financing statements and such further assurances as required by applicable Laws or as Beneficiary may, from time to time, consider reasonably necessary to create, perfect and preserve Beneficiary’s security interest herein granted, and Grantor will (or Beneficiary at its option may) cause such statements and assurances to be recorded and filed at such times and places as may be required or permitted by applicable Laws to so create, perfect and preserve such security interest. Grantor authorizes Beneficiary to file one or more financing statements, without the signature of Grantor, covering the Collateral.

Trustee and Beneficiary shall have, and Grantor grants to Trustee and Beneficiary, all the rights, remedies and recourses with respect to the Personalty, Fixtures, Leases and Rents afforded a secured party by the aforesaid UCC in addition to, and not in limitation of, the other rights, remedies and recourses afforded by the Loan Documents and at law.

This Deed of Trust shall be effective as a Financing Statement filed as a fixture filing from the date of its filing for record covering the Fixtures and Personalty and is to be filed for record in the real estate records of each county where any part of the Mortgaged Property (including Fixtures) is situated. The record owner of the real property described in Exhibit A is Grantor. The addresses of Grantor, as Debtor, and Beneficiary, as Secured Party, are as set forth herein. The above described goods are or are to become fixtures related to the Land and Improvements of which the Grantor is record title owner or lessee. This Deed of Trust shall also be effective as a financing statement covering the Collateral and may be filed in any other appropriate filing or recording office.

This instrument covers goods that are or are to become fixtures on the Land described herein. This instrument shall be deemed to be a fixture filing and financing statement and for such purpose the following information is set forth:

(1)	Name and Address of Debtor: as set forth on page 2 hereof.

(2)	Name and Address of Secured Party: as set forth on page 2 hereof.

(3)	The mailing address of the Grantor/Debtor is the address of Grantor set forth on page 2 hereof.

(4)	The mailing address of the Beneficiary/Secured Party is set forth on page 2 hereof.

(5)	Description of the types (or items) of property covered by this financing statement: as set forth in Section 1.1 and this Section 8.1.

(6)	Description of real estate to which collateral is attached or upon which it is located: as set forth on Exhibit “A”.

(7)

A carbon, photographic or other reproduction of this Deed of Trust or of any financing statement relating to this Deed of Trust shall be sufficient as a financing statement for any of the purposes referred to herein. Grantor is an organization that is a corporation organized under the Laws of the State of Delaware. Grantor’s organization identification number is 3067111.

(8)	The record owner of the real estate to which the Collateral is attached or upon which it is located is Grantor.

8.2      Collection of Rents:    Grantor absolutely, presently, unconditionally and irrevocably assigns to Beneficiary, with or without taking possession of the Land or the Buildings, the Rents, and hereby authorizes and empowers Beneficiary to collect the Rents as the same shall become due, and does hereby irrevocably direct each and all of the lessees, sublessees, licensees, or other occupants of the Mortgaged Property to pay to Beneficiary, upon demand by Beneficiary, the Rents, provided that prior to the occurrence of an Event of Default and so long as no Event of Default is continuing, Grantor shall have a license to collect and receive all Rents, which license shall be terminable in the sole and absolute discretion of Beneficiary, without regard to the adequacy of its security and without notice to or demand on Grantor, upon the occurrence of any Event of Default. Upon the termination of Grantor’s license to collect the Rents, Grantor shall immediately turn over or cause to be turned over to Beneficiary, or its agent or designee, promptly upon receipt or collection, all Rents previously paid to Grantor or any managing or collection agent of Grantor and not theretofore expended for the Mortgaged Property, as well as all Rents which are collected or received by Grantor or any managing or collection agent of Grantor after the termination of Grantor’s license to collect the Rents. Any such Rents not turned over to Beneficiary as required hereby shall be deemed to be held by Grantor in trust for Beneficiary. The foregoing assignment shall not impose upon Beneficiary any duty to produce Rents from the Mortgaged Property, and shall not cause Beneficiary to be a “mortgagee-in-possession” for any purpose. Without limiting the application of the provisions of real property law to the aforesaid assignment of the Rents to Beneficiary, Beneficiary is hereby expressly granted a first priority security interest in all of such items included as Rents for which perfection of a lien or charge thereon may be governed by the provisions of Article 9/Division 9 of the UCC. Without limiting any other provisions of this Deed of Trust, Beneficiary shall be entitled to enforce this assignment of Rents and to exercise all rights and remedies in accordance with any applicable provisions of law, including without limitation Section 2938 of the California Civil Code.

8.3      Beneficiary’s Powers of Attorney:    Grantor does hereby irrevocably constitute and appoint Beneficiary, while this Deed of Trust remains in force and effect and an Event of Default shall have occurred and is continuing, its true and lawful attorney-in-fact, coupled with an interest and with full power of substitution, delegation and revocation, for Grantor and in its name, place and stead, to enter and take possession of the Mortgaged Property after an Event of Default by actual physical possession without the commencement of any action to foreclose this Deed of Trust or to exercise any power of sale Beneficiary may have hereunder and to do and perform any or all of the following actions, as fully as Grantor could do if personally present, hereby ratifying and confirming all that Beneficiary, as attorney or its substitute, shall lawfully do or cause to be done by virtue hereof:

  (a)      to enter into subordination and non-disturbance agreements with respect to any Leases or with any of the tenants or lessees under any of the Leases;

  (b)      to demand, collect, sue for, attach, levy, recover, receive, compromise and adjust, and make, execute and deliver receipts, releases, discharges or other instruments for all Rents, issues, and other amounts that may hereafter become due, owing or payable with respect to the Mortgaged Property or any part thereof from any present or future tenants, lessees, sublessees, licensees or other occupants thereof;

  (c)      to institute, prosecute to completion, or compromise and settle, all summary proceedings, actions for rent or for removing any and all tenants, lessees, sublessees, licensees or other occupants of the Mortgaged Property or any part or parts thereof;

  (d)      to enforce or enjoin or restrain the violation of any of the terms, provisions and conditions of any of the Leases;

  (e)      to pay, from and out of any Rents and issues collected in respect of the Mortgaged Property or any part thereof, or from or out of any other funds, any taxes, assessments, water rates, sewer rates, or other government charges levied, assessed, or imposed against the Mortgaged Property, or any portion thereof, and also any and all other charges, costs and expenses which it may be reasonably necessary or advisable for Beneficiary to pay in the management or operation of the Mortgaged Property, including commissions for renting the Mortgaged Property or any portion thereof, management and consulting fees, and legal expenses incurred in enforcing claims, drafting and negotiating documents or for any other services that may be required;

  (f)      to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

  (g)      to receive, indorse, and collect any drafts or other instruments, documents and chattel paper, in connection with subsection (f) above;

  (h)      to file any claims or take any action or institute any proceedings which the Beneficiary may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Beneficiary with respect to any of the Collateral, including without limitation the execution, delivery and filing of financing statements, continuation statements, affidavits or other security instruments and agreements necessary to perfect, confirm and continue in effect the lien of this Deed of Trust with respect to the Collateral; and

  (i)      to generally do, execute, and perform any other act, deed, matter or thing whatsoever that ought to be done, executed and performed in and about or with respect to the Mortgaged Property, the Leases and the Personalty, as fully as Grantor might do; provided, however, that this Assignment shall not operate to place upon Beneficiary any responsibility or obligation to take any of the above actions or any action whatsoever with respect to the operation, control, care, management or repair of the Mortgaged Property, and that any action taken or failure or refusal to act by Beneficiary under this Deed of Trust shall be at Beneficiary’s election and without any liability on its part.

8.4      Grantor Remains Liable:    Anything herein to the contrary notwithstanding:

  (a)      Grantor shall remain liable under the Leases to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Deed of Trust had not been executed;

  (b)      the exercise by the Beneficiary of any of the rights hereunder shall not release the Grantor from any of its duties or obligations under any of the Leases; and

  (c)      the Beneficiary shall not have any obligation or liability under any of the Leases to any person or entity under this Deed of Trust nor shall the Beneficiary be obligated to perform any of the obligations or duties of the Grantor thereunder or to take any action to collect or enforce any claims thereunder.

8.5      Grantor’s Representations and Warranties:    Grantor represents and warrants that:

  (a)      This Deed of Trust creates a valid security interest in the Collateral as security for the payment and performance of the Obligations. Upon the filing of financing statements (the “Financing Statement”) under the UCC naming the Grantor as debtor and the Beneficiary as secured party and covering the Collateral, such security interests shall be perfected under the UCC and such security interests are not subject to any prior lien, or to any agreement purporting to grant to any Person, other than the Beneficiary, a security interest in any of the Collateral, in each case other than with respect to the Permitted Encumbrances. No further filings, recordings or other actions are necessary to perfect or maintain the priority of such security interests other than the filing of UCC continuation statements on or prior to the date required by applicable Laws. The Financing Statements are in appropriate form and have been duly filed pursuant to the UCC; and

  (b)      The chief place of business and chief executive office of the Grantor are located at the address first specified above for the Grantor.

8.6      Grantor’s Covenants:    Grantor covenants and agrees with respect to the Collateral that:

  (a)      It will cause the security interest in the Collateral to remain a continuously perfected, first priority security interest free and clear of any liens (other than the Beneficiary’s lien hereunder and the Permitted Encumbrances), and from time to time, at its own expense, the Grantor will promptly execute and deliver all further instruments and documents and take all further action, that may be necessary or desirable, or that the Beneficiary may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Beneficiary to otherwise enforce its rights and remedies hereunder with respect to the Collateral. Without limiting the generality of the foregoing or of Section 4.3 hereof, the Grantor will: (i) execute and file such financing or continuation statements, or amendments thereto, and such other collateral assignments, security agreements, instruments or notices, as may be necessary or desirable, or as the Beneficiary may reasonably request, in order to perfect and preserve the security interests granted or purported to be granted hereby, and (ii) defend the title to the Collateral and the Beneficiary’s lien thereon and security interest therein against the claim of any person, firm, corporation, or other entity claiming against or through Grantor and will maintain and preserve such lien and security interest so long as this Deed of Trust shall remain in effect;

  (b)      It authorizes the Beneficiary to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of the Grantor where permitted by applicable Laws; and

  (c)      It will furnish to the Beneficiary from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Beneficiary may reasonably request, all in reasonable detail.

8.7      Effect of Release of Mortgaged Property:    The Grantor hereby consents to, and hereby agrees that the rights of the Beneficiary and the security interests hereunder, and the obligations of the Grantor hereunder, to the fullest extent permitted by applicable Laws, shall not be affected by any and all releases of any of the Mortgaged Property from the liens or security interests created by this Deed of Trust or otherwise, whether for purposes of sales or other dispositions of assets or for some other purpose, except to the extent expressly provided herein, by any agreement extending the time or otherwise altering the terms of payment of all or any part of the indebtedness secured hereby, or subordinating, modifying or waiving any obligation, or subordinating, modifying or otherwise dealing with the lien or charge hereof, each such agreement to be in writing to be binding and effective, by exercising or refraining from exercising or waiving any right Beneficiary may have hereunder, or by accepting additional security of any kind or additional parties to the Obligations secured hereby or instruments creating or evidencing such.

8.8      Hold Harmless:    GRANTOR HEREBY AGREES TO INDEMNIFY AND HOLD THE TRUSTEE, THE BENEFICIARY, AND THE SECURED CREDITORS HARMLESS (A) FOR, FROM AND AGAINST ANY AND ALL LIABILITY, LOSS, DAMAGE AND EXPENSE, INCLUDING REASONABLE ATTORNEYS’ FEES, WHICH IT MAY OR SHALL INCUR UNDER OR IN CONNECTION WITH THE EXERCISE BY BENEFICIARY OF ITS RIGHTS HEREUNDER IN RESPECT OF ANY OF THE LEASES, OR BY REASON OF ANY ACTION TAKEN OR EXPENSES PAID OR INCURRED BY BENEFICIARY UNDER AND IN ACCORDANCE WITH THE TERMS OF THIS DEED OF TRUST, AND (B) AGAINST AND FROM ANY AND ALL CLAIMS AND DEMANDS WHATSOEVER WHICH MAY BE ASSERTED AGAINST GRANTOR BY REASON OF ANY ALLEGED OBLIGATIONS OR UNDERTAKING ON ITS PART TO PERFORM OR DISCHARGE ANY OF THE TERMS, COVENANTS AND CONDITIONS CONTAINED IN ANY OF THE LEASES. SHOULD BENEFICIARY PAY OR INCUR ANY SUCH LIABILITY, LOSS, DAMAGE OR EXPENSE, THE AMOUNT THEREOF, TOGETHER WITH INTEREST THEREON FROM THE DATE OF SUCH PAYMENT AT THE DEFAULT RATE, SHALL BE PAYABLE BY GRANTOR TO BENEFICIARY IMMEDIATELY UPON DEMAND THEREFOR; AND UNTIL SO PAID BY GRANTOR, ALL SUMS SO EXPENDED BY BENEFICIARY, AND INTEREST THEREON, SHALL BE ADDED TO THE OBLIGATIONS AND SECURED BY THE LIEN AND LEGAL OPERATION AND EFFECT OF THIS DEED OF TRUST. AT ITS OPTION, BENEFICIARY MAY REIMBURSE ITSELF THEREFOR OUT OF ANY RENTS WHICH IT HAS COLLECTED OR MAY COLLECT. THE FOREGOING INDEMNITY SHALL INCLUDE WITHOUT LIMITATION OF THE FOREGOING INDEMNITY, THE INDEMNITY OF EACH OF THE PARTIES INDEMNIFIED HEREIN WITH RESPECT TO CLAIMS, DEMANDS, LOSSES, DAMAGES (INCLUDING CONSEQUENTIAL DAMAGES) LIABILITIES, CAUSES OF ACTION, JUDGMENTS, PENALTIES, COSTS AND EXPENSES (INCLUDING REASONABLE ATTORNEYS’ FEES AND COURT

COSTS) AND MATTERS WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF THE NEGLIGENCE (WHETHER SOLE, CONTRIBUTORY, COMPARATIVE, OR OTHERWISE) OF SUCH AND/OR ANY OTHER INDEMNIFIED PARTY OR FOR WHICH SUCH INDEMNIFIED PARTY MAY HAVE STRICT LIABILITY.

ARTICLE IX

CONCERNING THE TRUSTEE IN EACH DEED OF TRUST STATE

9.1      No Required Action:    Trustee shall not be required to take any action toward the execution and enforcement of the trust hereby created or to institute, appear in or defend any action, suit or other proceeding in connection therewith where in his opinion such action will be likely to involve him in expense or liability, unless requested to do so by a written instrument signed by Beneficiary and, if Trustee so requests, unless Trustee is tendered security and indemnity satisfactory to it against any and all costs, expense and liabilities arising therefrom. Trustee shall not be responsible for the execution, acknowledgment or validity of the Loan Documents or for the proper authorization thereof, or for the sufficiency of the lien and security interest purported to be created hereby, and makes no representation in respect thereof or in respect of the rights, remedies and recourses of Beneficiary.

9.2      Certain Rights:    With the approval of Beneficiary, Trustee shall have the right to take any and all of the following actions: (a) to select, employ and consult with counsel (who may be, but need not be, counsel for Beneficiary) upon any matters arising hereunder, including the preparation, execution and interpretation of the Loan Documents, and shall be fully protected in relying as to legal matters on the advice of counsel; (b) to execute any of the trusts and powers hereof and to perform any duty hereunder either directly or through its agents or attorneys; (c) to select and employ, in and about the execution of its duties hereunder, suitable accountants, engineers and other experts, agents and attorneys-in-fact, either corporate or individual, not regularly in the employ of Trustee, and Trustee shall not be answerable for any act, default or misconduct of any such accountant, engineer or other expert, agent or attorney-in-fact, if selected with reasonable care, or be otherwise responsible or accountable under any circumstances whatsoever, except for Trustee’s gross negligence or bad faith; and (d) to take any and all other lawful action as Beneficiary may instruct Trustee to take to protect or enforce Beneficiary’s rights hereunder. Trustee shall not be personally liable, except for its gross negligence or misconduct, in case of entry by it, or anyone entering by virtue of the owners herein granted to it, upon the Mortgaged Property for debts contracted or liability or damages incurred in the management or operation of the Mortgaged Property. Trustee shall have the right to rely on any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by it hereunder believed by it in good faith to be genuine. Trustee shall be entitled to reimbursement for reasonable expenses incurred by it in the performance of its duties hereunder and to reasonable compensation for such of its services hereunder as shall be rendered. Grantor will, from time to time, pay the reasonable compensation due to Trustee hereunder and reimburse Trustee for, and save it harmless against, any and all liability and expenses which may be incurred by it in the performance of its duties.

9.3      Retention of Moneys:    All moneys received by Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other moneys (except to the extent required by applicable Laws) and Trustee shall be under no liability for interest on any moneys received by it hereunder.

9.4      Successor Trustees:    Trustee may resign by the giving of sixty (60) days written notice of such resignation in recordable form to Beneficiary. If Trustee shall resign or become disqualified from acting in the execution of this trust, or shall fail or refuse to execute the same when requested by Beneficiary so to do, or if, for any reason and without cause, Beneficiary shall prefer to appoint a substitute trustee or trustees to act instead of the aforenamed Trustee, or any successor or substitute trustee, Beneficiary shall have full power to appoint a substitute trustee or trustees and, if preferred, several substitute trustees in succession, in each case who meet the applicable Laws, who shall succeed to all the estates, properties, rights, powers and duties of the aforenamed Trustee. Such appointment may be executed by any authorized agent or officer of Beneficiary, and if such Beneficiary be a corporation and such appointment be executed in its behalf by any officer of such corporation, such appointment shall be conclusively presumed to be executed with authority and shall be valid and sufficient without proof of any action by the Board of Directors or any superior officer of the corporation. Such appointment shall be duly recorded in the appropriate real estate records at any time before or, if permitted by applicable law, upon sale of Mortgaged Property by the successor appointed thereby. Grantor hereby ratifies and confirms any and all acts which the aforementioned Trustee, or his successor or successors in this trust, lawfully does by virtue hereof. Grantor shall reimburse Beneficiary and/or Trustee for any Expenses incurred pursuant to the provisions of this Section 9.4.

9.5      Perfection of Appointment:    Should any deed, conveyance or instrument of any nature be required from Grantor by any successor Trustee to more fully and certainly vest in and confirm to such new Trustee such estates, rights, powers and duties, then, upon request by such Trustee, any and all such deeds, conveyances and instruments shall be made, executed, acknowledged and delivered and shall be caused to be recorded and/or filed by Grantor and Grantor shall pay for any Expenses incurred by Trustee pursuant to this Section 9.5.

9.6      Succession Instruments:    Any new Trustee appointed pursuant to any of the provisions hereof shall, without any further act, deed or conveyance, become vested with all the estates, properties, rights, powers and trusts of its predecessor in the rights hereunder with like effect as if originally named as Trustee herein; but nevertheless, upon the written request of Beneficiary or of the successor Trustee, the Trustee ceasing to act shall execute and deliver an instrument in recordable form transferring to such successor Trustee, upon the trusts herein expressed, all the estates, properties, rights, powers and trusts of the Trustee so ceasing to act, and shall duly assign, transfer and deliver any of the property and moneys held by such Trustee to the successor Trustee so appointed in its place.

9.7      No Representation by Trustee:    By accepting or approving anything required to be observed, performed or fulfilled or to be given to Trustee or Beneficiary pursuant to the Loan Documents, including but not limited to, any officer’s certificate, balance sheet, statement of profit and loss or other financial statement, survey, appraisal or insurance policy, neither Trustee nor Beneficiary shall be deemed to have warranted, consented to, or affirmed the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision or condition thereof, and such acceptance or approval thereof shall not be or constitute any warranty, consent or affirmation with respect thereto by Trustee or Beneficiary.

9.8      Individual Beneficiary:

  (a)      Individual Beneficiary has been designated as co-Beneficiary hereunder so that if the State is a state in which, under any present or future Laws, Beneficiary may be deemed to be incompetent or unqualified to enforce its rights for itself and as agent for the Secured Creditors because it is deemed to be acting as trustee for the Secured Creditors under State Laws, then all the acts required to be performed in such jurisdiction, in the enforcement of Beneficiary’s rights hereunder, shall and will be performed by Individual Beneficiary, acting alone. Therefore, notwithstanding any other term or provision hereof or in any Loan Document to the contrary, Beneficiary alone shall have and exercise the rights and powers granted herein and in each of the Loan Documents and shall be charged with the performance of the duties herein and therein declared on the part of Beneficiary to be had and exercised or to be performed; provided, however, that if Beneficiary deems it necessary or desirable for Individual Beneficiary to act in a State, Individual Beneficiary shall have and exercise the rights and powers granted herein and therein and shall be charged with the performance of the duties herein and therein declared on the part of Beneficiary to be had and exercised or to be performed, but only in such particular jurisdiction. The foregoing shall not relieve Beneficiary from any liability or obligation of Beneficiary to any party under the Loan Documents.

  (b)      Individual Beneficiary may execute and deliver, on behalf of Beneficiary any writing, document or instrument which Beneficiary directs Individual Beneficiary to execute and deliver, including, without limitation, any writing, document or instrument of a purely ministerial nature.

  (c)      No action taken under this Section shall release Beneficiary from its obligations hereunder or under the Loan Documents.

  (d)      The authority granted Individual Beneficiary hereby shall not give Individual Beneficiary any rights under any of the Loan Documents, except as expressly set forth in this Section 9.8.

9.9      Individual Trustees:    Individual Trustees have been designated hereunder so that (a) if the State is Arizona, and Trustee is deemed to be incompetent or unqualified to enforce its rights for itself and as trustee for the Secured Creditors, then all the acts required to be performed in such State, in the enforcement of Trustee’s rights hereunder, shall and will be performed by Arizona Individual Trustee, acting alone; (b) if the State is California, and Trustee is deemed to be incompetent or unqualified to enforce its rights for itself and as trustee for the Secured Creditors, then all the acts required to be performed in such State, in the enforcement of Trustee’s rights hereunder, shall and will be performed by California Individual Trustee, acting alone; (c) if the State is Tennessee, and Trustee is deemed to be incompetent or unqualified to enforce its rights for itself and as trustee for the Secured Creditors, then all the acts required to be performed in such State, in the enforcement of Trustee’s rights hereunder, shall and will be performed by Tennessee Individual Trustee, acting alone; and (d) if the State is Texas, and Trustee is deemed to be incompetent or unqualified to enforce its rights for itself and as trustee for the Secured Creditors, then all the acts required to be performed in such State, in the enforcement of Trustee’s rights hereunder, shall and will be performed by Texas Individual Trustee, acting alone.

9.10    Mortgage States and Deed to Secure Debt States:    Notwithstanding anything to the contrary in this Deed of Trust, the provisions of this Article IX regarding the Trustee shall not apply to any portion of the Mortgaged Property located within a Mortgage State or a Deed to Secure Debt State.

ARTICLE X

MISCELLANEOUS

10.1    Performance at Grantor’s Expense:    The cost and expense of performing or complying with any and all of the Obligations shall be borne solely by Grantor and/or the other Loan Parties, and no portion of such cost and expense shall be, in any way or to any extent, credited against any installment on or portion of the Secured Indebtedness which may be payable by Grantor, the Borrower and/or the other Loan Parties pursuant to the Loan Documents.

10.2    Survival of Obligations:    Each and all of the Obligations shall survive the execution and delivery of the Loan Documents and the consummation of the loans called for therein and shall continue in full force and effect with respect to Grantor until the Obligations shall have been paid, performed and satisfied in full, and all of the Commitments have been terminated and the Facility Termination Date shall have occurred.

10.3    Further Assurances:    Grantor, upon the request of Trustee or Beneficiary, will execute, acknowledge, and record and/or file such further instruments and do such further acts as may be reasonably necessary, desirable or proper to carry out more effectively the purpose of the Loan Documents and to subject to the liens and security interests thereof any property intended by the terms thereof to be covered thereby, including specifically but without limitation, any renewals, additions, substitutions, replacements, betterments or appurtenances to the then Mortgaged Property.

10.4    Recording and Filing:    Grantor will cause this Deed of Trust and all amendments and supplements thereto and supplements therefor to be recorded, filed, re-recorded and refiled in such manner and in such places as required by applicable Laws or as Trustee or Beneficiary shall reasonably request, and will pay all such recording, filing, re-recording and refiling taxes, fees and other charges.

10.5    Notices:    All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows:

(a)	if to the Grantor:

c/o Mueller Group, LLC

500 W. Eldorado Street

Decatur, Illinois 62522

Attention: Walter A. Smith, Treasurer

Telephone: (217) 423-4471

Telefacsimile: (217) 425-7382

(b)	if to the Beneficiary:

Bank of America, N.A.

100 N. Tryon Street, NC1-007-14-24; 14th Floor

Charlotte, North Carolina 28255

Attention: Cindy K. Fisher, Agency Management Officer

Telephone: (704) 387-5452

Telefacsimile: (704) 409-0180

with a copy to:

Helms Mulliss & Wicker, PLLC

201 North Tryon Street

Charlotte, North Carolina 28202

Attention: W. Kent Walker Jr., Esq.

Telephone:       (704) 343-2000

Telefacsimile:  (704) 343-2300

(c)	If to the Trustee:

PRLAP, Inc.

1400 Best Plaza Drive

Richmond, Virginia 23277

(d)	if to the Arizona Individual Trustee:

Stewart Title & Trust of Phoenix, Inc.

244 W. Osborn

Phoenix, Arizona 85013

(e)	if to the California Individual Trustee:

Stewart Title of California, Inc.

7675 Mission Valley Road

San Diego, California 92108

(f)	if to the Tennessee Individual Trustee:

Kim A. Brown

Sherrard & Roe, P.L.C.

Suite 2000

424 Church Street

Nashville, Tennessee 37219

(g)	if to the Texas Individual Trustee:

PRLAP, Inc.

901 Main Street

Bank of America Plaza

Dallas, Texas 75202-3714

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient).

10.6    No Waiver; Remedies:    The Beneficiary’s failure, at any time or times hereafter, to require strict performance by the Grantor of any provision of this Deed of Trust shall not waive, affect or diminish any right of the Beneficiary or Trustee thereafter to demand strict compliance and performance therewith, and the Beneficiary’s or Trustee’s single or partial exercise of any right, remedy, power or privilege hereunder shall not preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege. The rights, remedies, powers or privileges herein provided are cumulative and not exclusive of any rights, remedies, powers or privileges provided by applicable Laws. Any suspension or waiver by the Beneficiary or Trustee of a default by the Grantor under this Deed of Trust or under any of the other Loan Documents shall not suspend, waive or affect any other default thereunder, whether the same is prior or subsequent thereto and whether of the same or of a different kind of character. None of the undertakings, agreements, warranties, covenants and representations of the Grantor contained in this Deed of Trust and no default by the Grantor under this Deed of Trust shall be deemed to have been suspended or waived unless such suspension or waiver is in writing signed by an officer of the Beneficiary, and directed to the Grantor specifying such suspension or waiver.

10.7    Beneficiary’s and Secured Creditors’ Right to Perform the Obligations:

  (a) If Grantor shall fail, refuse or neglect to make any payment or perform any act required of it by this Deed of Trust (including the Grantor’s obligation under Section 4.3 hereof to defend the first lien status of this Deed of Trust), then at any time thereafter, upon reasonable notice to Grantor and without waiving or releasing any other right, remedy or recourse Beneficiary may have because of same, Beneficiary may (but shall not be obligated to) make such payment or perform such act for the account of and at the expense of Grantor, and shall have the right to enter upon or in the Land and Buildings for such purpose and to take all such action thereon and with respect to the Mortgaged Property as it may deem reasonably necessary or appropriate. In its exercise of its rights under this Section 10.7, if Beneficiary shall elect to pay any Imposition or other sums due with reference to the Mortgaged Property, Beneficiary may do so in reliance on any bill, statement or assessment procured from the appropriate governmental authority or other issuer thereof without inquiring into the accuracy or validity thereof subject to any other applicable terms and provisions set forth herein. Similarly, in making any payments to protect the security intended to be created by the Loan Documents, Beneficiary shall not be bound to inquire into the validity of any apparent or threatened adverse title, lien, encumbrance, claim or charge before making an advance for the purpose of preventing or removing the same subject to any other applicable terms and provisions set forth herein. GRANTOR SHALL INDEMNIFY, DEFEND AND HOLD BENEFICIARY HARMLESS FOR, FROM AND AGAINST ALL LOSSES, EXPENSES, DAMAGE, CLAIMS AND CAUSES OF ACTION, INCLUDING REASONABLE ATTORNEY’S FEES, INCURRED OR ACCRUING BY REASON OF ANY ACTS PERFORMED BY BENEFICIARY PURSUANT TO THE PROVISIONS OF THIS SECTION 10.7. ALL SUMS PAID BY BENEFICIARY PURSUANT TO THIS SECTION 10.7 AND ALL OTHER SUMS EXPENDED BY BENEFICIARY TO WHICH IT SHALL BE ENTITLED TO BE INDEMNIFIED, TOGETHER WITH INTEREST THEREON AT THE DEFAULT RATE FROM THE DATE OF SUCH PAYMENT OR EXPENDITURE, SHALL CONSTITUTE ADDITIONS TO THE OBLIGATIONS, AND SHALL BE SECURED BY THE LOAN DOCUMENTS AND GRANTOR COVENANTS AND AGREES TO PAY THEM TO THE ORDER OF BENEFICIARY UPON DEMAND. THE FOREGOING INDEMNITY SHALL INCLUDE WITHOUT LIMITATION OF THE FOREGOING INDEMNITY, THE INDEMNITY OF EACH OF THE PARTIES INDEMNIFIED HEREIN WITH RESPECT TO CLAIMS, DEMANDS, LOSSES, DAMAGES (INCLUDING CONSEQUENTIAL DAMAGES) LIABILITIES, CAUSES OF ACTION, JUDGMENTS, PENALTIES, COSTS AND EXPENSES (INCLUDING REASONABLE ATTORNEYS’ FEES AND COURT COSTS) AND MATTERS WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF THE NEGLIGENCE (WHETHER SOLE, CONTRIBUTORY, COMPARATIVE, OR OTHERWISE) OF SUCH AND/OR ANY OTHER INDEMNIFIED PARTY OR FOR WHICH SUCH INDEMNIFIED PARTY MAY HAVE STRICT LIABILITY.

  (b)      Any reference in this Deed of Trust to amounts advanced by or owed to Beneficiary shall be deemed to refer equally to amounts advanced by or owed to the Trustee or the Secured Creditors, and wherever Beneficiary is required or permitted to advance funds, such funds may be advanced by the Trustee or the Secured Creditors with the same effect as if advanced by Beneficiary.

10.8    Covenants Running with the Land:    All Obligations are intended by the parties to be, and shall be construed as, covenants running with the Mortgaged Property until such Mortgaged Property has been released from the lien of this Deed of Trust.

10.9    Successors and Assigns:  All of the terms of this Deed of Trust shall apply to, be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

10.10  Severability:    This Deed of Trust is intended to be performed in accordance with, and only to the extent permitted by, applicable Laws. If any provision of this Deed of Trust or the application thereof to any person or circumstance shall, for any reasons and to any extent, be invalid or unenforceable, then neither the remainder of this Deed of Trust nor the application of such provision to other persons or circumstances nor the other instruments referred to above shall be affected thereby, but rather shall be enforced to the greatest extent permitted by applicable Laws.

10.11  Entire Agreement and Modification:

  (a)      The Loan Documents contain the entire agreement between the parties relating to the subject matter hereof and thereof and all prior agreements relative thereto which are not contained herein or therein are terminated. This Deed of Trust may not be amended, revised, waived, discharged, released or terminated orally but only by a written instrument or instruments executed by the party against which enforcement of the amendment, revision, waiver, discharge, release or termination is asserted. Any alleged amendment, revision, waiver, discharge, release or termination which is not so documented shall not be effective as to any party. In the event of a conflict between the covenants contained herein and the covenants contained in the Credit Agreement, the more specific covenants contained herein shall govern with respect to the Mortgaged Property.

  (b)      If any court disregards the express, specific intent and agreement of the parties that New York law shall apply to the Obligations, as described in Section 10.12 below, and proceeds to apply Texas law, the following provision shall apply: A LOAN AGREEMENT IN WHICH THE AMOUNT INVOLVED EXCEEDS $50,000.00 IN VALUE IS NOT ENFORCEABLE UNLESS THE AGREEMENT IS IN WRITING AND SIGNED BY THE PARTY TO BE BOUND OR BY THAT PARTY’S AUTHORIZED REPRESENTATIVE. THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE DETERMINED SOLELY FROM WRITTEN AGREEMENTS, DOCUMENTS, AND INSTRUMENTS, AND ANY PRIOR WRITTEN AGREEMENTS, DOCUMENTS, AND INSTRUMENTS, AND ANY PRIOR ORAL AGREEMENTS BETWEEN THE PARTIES ARE SUPERSEDED BY AND MERGED INTO SUCH WRITINGS. THIS AGREEMENT (AS AMENDED IN WRITING FROM TIME TO TIME IN ACCORDANCE WITH THE TERMS HEREOF) AND THE OTHER WRITTEN LOAN DOCUMENTS EXECUTED BY GRANTOR AND ANY OTHER LOAN PARTY, AND BENEFICIARY (OR BY GRANTOR FOR THE BENEFIT OF BENEFICIARY) REPRESENT THE FINAL AGREEMENT BETWEEN GRANTOR AND ANY OTHER LOAN PARTY AND BENEFICIARY AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BY THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. THIS PARAGRAPH IS INCLUDED HEREIN PURSUANT TO SECTION 26.02 OF THE TEXAS BUSINESS AND COMMERCE CODE, AS AMENDED FROM TIME TO TIME.

10.12  APPLICABLE LAW:    THE PARTIES TO THIS DEED OF TRUST AGREE THAT THEIR RIGHTS AND OBLIGATIONS UNDER THIS DEED OF TRUST SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS-OF LAW RULES AND PRINCIPLES THEREOF. THE PARTIES FURTHER AGREE AND STIPULATE THAT THIS DEED OF TRUST AND THE LOAN DOCUMENTS WERE

NEGOTIATED PRIMARILY IN NEW YORK AND THAT NEW YORK HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTIONS SECURED BY THIS DEED OF TRUST. NOTWITHSTANDING THE FOREGOING, THE PARTIES AGREE THAT:

  (A)      THE PROCEDURES GOVERNING THE LIEN CREATION PERFECTION AND THE ENFORCEMENT BY BENEFICIARY OF THE PROVISIONAL REMEDIES AGAINST GRANTOR, INCLUDING BY WAY OF ILLUSTRATION BUT NOT LIMITATION, ACTIONS FOR REPLEVIN, FOR CLAIM AND DELIVERY OF PROPERTY, FOR INJUNCTIVE RELIEF OR FOR THE APPOINTMENT OF A RECEIVER AND THE REQUIREMENTS NECESSARY TO CREATE OR GRANT, PERFECT OR FORECLOSE ON, OR DETERMINE THE PRIORITY OF, THE LIEN AND SECURITY INTEREST OF THIS DEED OF TRUST, SHALL BE GOVERNED BY THE LAWS OF THE STATE IN WHICH THE MORTGAGED PROPERTY IS LOCATED;

  (B)      OTHER THAN AS SET FORTH IN SUBSECTION (A) ABOVE, TRUSTEE AND BENEFICIARY SHALL COMPLY WITH THE APPLICABLE LAWS OF THE STATE, TO THE EXTENT REQUIRED IN CONNECTION WITH THE POWER OF SALE OR THE FORECLOSURE OF THE SECURITY INTERESTS AND LIENS CREATED HEREBY PROVIDED, HOWEVER, THAT THIS SUBSECTION SHALL IN NO EVENT BE CONSTRUED TO PROVIDE THAT THE SUBSTANTIVE LAWS OF SUCH STATE SHALL APPLY TO THE OBLIGATIONS SECURED BY THIS DEED OF TRUST WHICH ARE AND SHALL CONTINUE TO BE GOVERNED BY THE SUBSTANTIVE LAWS OF NEW YORK. THE PARTIES FURTHER AGREE THAT BENEFICIARY MAY ENFORCE ITS RIGHTS UNDER THIS DEED OF TRUST AND THE LOAN DOCUMENTS, INCLUDING BUT NOT LIMITED TO, ITS RIGHT TO SUE GRANTOR, THE BORROWER AND THE OTHER LOAN PARTIES, TO COLLECT ANY OUTSTANDING INDEBTEDNESS OR TO OBTAIN A JUDGMENT FOR ANY DEFICIENCY FOLLOWING FORECLOSURE, IN ACCORDANCE WITH THE LAWS OF NEW YORK. NOTHING IN THE FOREGOING SHALL BE CONSTRUED TO PROVIDE THAT THE SUBSTANTIVE LAWS OF THE STATE, INCLUDING WITHOUT LIMITATION THE PROVISIONS OF SECTIONS 580A, 580B, 580D AND 726 OF THE CALIFORNIA CODE OF CIVIL PROCEDURE (REGARDLESS OF WHETHER SAID SECTIONS OF THE CALIFORNIA CODE ARE DEEMED TO BE PROCEDURAL OR SUBSTANTIVE) WITH RESPECT TO THE APPLICABLE PORTION OF THE MORTGAGED PROPERTY LOCATED IN CALIFORNIA, SHALL APPLY TO THE OBLIGATIONS SECURED BY OR EVIDENCED BY THIS DEED OF TRUST AND THE LOAN DOCUMENTS;

  (C)      GRANTOR HEREBY ACKNOWLEDGES, WARRANTS AND REPRESENTS THAT IT IS SOPHISTICATED, KNOWLEDGEABLE AND EXPERIENCED IN COMMERCIAL TRANSACTIONS SIMILAR TO THE TRANSACTION EMBODIED IN THIS DEED OF TRUST AND THE LOAN DOCUMENTS; IT, THE BORROWER AND THE OTHER LOAN PARTIES HAVE BEEN FULLY, COMPLETELY AND ADEQUATELY REPRESENTED AND

ADVISED BY COMPETENT COUNSEL AND OTHER CONSULTANTS RETAINED FOR SUCH PURPOSES IN CONNECTION WITH ALL ASPECTS (INCLUDING BUSINESS AND LEGAL) OF THE TRANSACTIONS UNDER THIS DEED OF TRUST AND THE LOAN DOCUMENTS; ALL PARTIES TO SUCH TRANSACTION HAVE EQUAL BARGAINING STRENGTH; AND, BASED ON THE FOREGOING, THE PARTIES HAVE SELECTED THE LAW OF THE STATE OF NEW YORK TO GOVERN THIS DEED OF TRUST AND THE LOAN DOCUMENTS AS HEREIN SPECIFIED; AND

  (D)      TO THE EXTENT PERMITTED BY APPLICABLE LAWS, THE TERMS AND CONDITIONS IMPLIED IN MORTGAGES BY VIRTUE OF ANY PRESENT OR FUTURE STATUTE IN FORCE IN NEW YORK SHALL FOR THE PURPOSES OF THIS DEED OF TRUST BE NEGATED OR VARIED ONLY SO FAR AS THEY ARE INCONSISTENT WITH THE TERMS AND CONDITIONS HEREOF AND ARE OTHERWISE HEREBY VARIED SO AS TO BECOME CONSISTENT WITH THIS DEED OF TRUST.

10.13  No Partnership; Control in Grantor:    Except to the extent occurring as a matter of law (a) nothing contained in this Deed of Trust is intended to, or shall be construed as, creating to any extent and in any manner whatsoever, any partnership, joint venture, or association between Grantor, Trustee and Beneficiary, or in any way make Beneficiary or Trustee co-principals with Grantor with reference to all or any portion of the Mortgaged Property, and any inferences to the contrary are hereby expressly negated; (b) notwithstanding anything contained herein which may be to the contrary, this Deed of Trust, the Loan Documents, any agreement, deed of trust or other document referred to herein by reference, whether specifically or generally, and the transactions contemplated hereby do not and will not constitute or create indirect, actual or practical ownership of the Mortgaged Property or Grantor by Beneficiary, or control, affirmative or negative, direct or indirect, by Beneficiary over the programming, management, or any other aspect of the day-to-day operation of the Mortgaged Property or Grantor, which control remains in Grantor, its shareholders and board of directors if Grantor is a corporation; or its members if Grantor is a limited liability company; and (c) Beneficiary’s activities in connection with this Deed of Trust and the Loan Documents shall not be “outside the scope of the activities of a lender of money” within the meaning of any applicable statutes, as amended or recodified from time to time, and Beneficiary does not intend to ever assume any responsibility to any person for the quality, suitability, safety or condition of the Mortgaged Property. Beneficiary shall not be directly or indirectly liable or responsible for any loss, claim, cause of action, liability, indebtedness, damage or injury of any kind or character to any person or property arising from any construction, or occupancy or use of, any of the Mortgaged Property, whether caused by or arising from: (i) any defect in any building, structure, grading, fill, landscaping or other improvements-thereon or in any on-site or off-site improvement or other facility therein or thereon; (ii) any act or omission of Grantor or any of its agents, employees, independent contractors, licensees or invitees; (iii) any accident in or on any of the Mortgaged Property or any fire, flood or other casualty or hazard thereon; (iv) the failure of Grantor, any of its licensees, employees, invitees, agents, independent contractors or other representatives to maintain the Mortgaged Property in a safe condition; and (v) any nuisance made or suffered on any part of the Mortgaged Property.

10.14  Headings:    The Article, Section and Subsection titles hereof are inserted for convenience of reference only and shall in no way alter, modify or define, or be used in construing, the text of such Articles, Sections or Subsections.

10.15  Intentionally Omitted.

10.16  Pronouns and Plurals: All pronouns used herein shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the context may require, and the singular form of nouns, pronouns and verbs shall include the plural, and vice versa, whichever the context may require.

10.17  WAIVER OF TRIAL BY JURY: TO THE EXTENT PERMITTED UNDER THE LAWS OF THE STATE IN WHICH THE APPLICABLE PORTION OF THE MORTGAGED PROPERTY IS SITUATED, GRANTOR AND THE BENEFICIARY EACH HEREBY WAIVES AND SHALL WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS DEED OF TRUST.

10.18  Assignment:    Beneficiary may in connection with an assignment permitted under Section 10.06 of the Credit Agreement assign or transfer all or any portion of its rights under this Deed of Trust in which event Beneficiary shall be relieved from further liability hereunder as set forth in Section 10.06 of the Credit Agreement.

10.19  No Merger:    So long as this Deed of Trust is an encumbrance upon the Mortgaged Property, there shall be no merger of the interest of any lessor or any lessee under any Lease or sublease.

10.20  Enforceability of Lien:    In the event that any part of the Obligations cannot be lawfully secured by this Deed of Trust, or the lien or security interest hereof cannot be lawfully enforced to pay any part of the Obligations, then and in either such event, at the option of Beneficiary, all payments on the Obligations shall be deemed to have been first applied against the unsecured part of the Obligations.

10.21  Intentionally Omitted.

10.22  Best Efforts/Approvals:

  (a)      Whenever referenced in this Deed of Trust, the term “best efforts” shall not be interpreted as requiring the expenditure of unreasonable sums of money, in view of the objectives sought.

  (b)      Whenever the consent or approval of Beneficiary is required or requested hereunder, such consent or approval may be given, withheld or conditioned by Beneficiary in its sole and absolute discretion, except to the extent expressly provided otherwise in this Deed of Trust.

10.23  Usury Savings Clause:

  (a)      Nothing contained herein or in the Loan Documents shall be deemed to require the payment of interest or other charges by Grantor, the Borrower or any other Loan Party in excess of the amount Beneficiary and the Secured Creditors may lawfully charge under the applicable usury Laws (the “Highest Lawful Rate”). In the event Beneficiary shall collect monies which are deemed to constitute interest which would increase the effective interest rate to a rate in excess of that permitted to be charged by applicable Laws, all such sums deemed to constitute interest in excess of the legal rate shall, upon such determination, at the option of Beneficiary, be returned to the Grantor or the Borrower or credited against the principal balance of any Obligation secured hereby then outstanding.

  (b)      If any court disregards the express, specific intent and agreement of the parties that New York law shall apply to the Obligations, as described in Section 10.12 above, and proceeds to apply Texas law, then in determining whether or not the interest paid or payable, under any specific contingency, exceeds the Highest Lawful Rate, the Grantor, Borrower, the other Loan Parties and the Beneficiary shall (a) characterize any nonprincipal payment as an expense, fee or premium rather than as interest, (b) exclude voluntary prepayments and the effect thereof; and (c) spread the total amount of interest throughout the entire contemplated term of the Notes; provided that, if the Notes are paid and performed in full prior to the end of the full contemplated term of the Notes, and if the interest received by the Beneficiary and the Secured Creditors for the actual period of existence of the Notes exceeds the Highest Lawful Rate, the Beneficiary and the Secured Creditors shall refund to the Grantor and Borrower the amount of such excess, and, in such event, neither the Beneficiary nor Secured Creditors shall be subject to any penalties provided by any Laws for contracting for, charging, taking, reserving, or receiving interest in excess of the Highest Lawful Rate. To the extent that the Beneficiary and the Secured Creditors are relying on Article 5069-1.04, as amended, of the Revised Civil Statutes of Texas to determine the Highest Lawful Rate, the Beneficiary and Secured Creditors will use the indicated “weekly ceiling” from time to time in effect as provided in Chapter 303 (including without limitation Sections 303.301, 303.304, 303.305 and 303.306) of the Texas Finance Code, as amended. To the extent United States federal law permits the Beneficiary and Secured Creditors to contract for, charge or receive a greater amount of interest, the Beneficiary and Secured Creditors will rely on the United States federal law instead of Article 5069-1.04, as amended, for the purpose of determining the Highest Lawful Rate. Additionally, to the extent permitted by applicable Laws now or hereafter in effect, the Beneficiary may, at its option and from time to time, implement any other method of computing the Highest Lawful Rate under Article 5069-1.04, as amended, or under other applicable Laws, by giving the Grantor and Borrower the notice required by applicable Laws now or hereafter in effect. In no event shall the provisions of Ch. 15 of Article 5069 of the Revised Civil Statutes of Texas (which regulates certain revolving credit loan accounts and revolving tri-party accounts) apply to the Loan. The terms and provisions of this paragraph 10.23 shall control and supersede every other provision of all agreements between the Grantor and Borrower, the other Loan Parties, the Beneficiary and Secured Creditors in the event of a conflict in such provisions.

  (c)      To the extent the Mortgaged Property is located in the State of Arizona, for the purposes of A.R.S. § 44-1201, the rate of interest contracted for in writing shall be the rate stated in the Notes together with any other fees, costs, or any other sums or things of value paid or payable by Grantor to Beneficiary, whether pursuant to the Notes, this Deed of Trust, any of the other Loan Documents, or any other document or instrument in any way pertaining to this lending transaction, that may be deemed to be interest for the purpose of any law of the State of Arizona, or any other applicable law, that may limit the maximum amount of interest to be charged with respect to this lending transaction, and any other items paid to Beneficiary that are, or are deemed by a court of competent jurisdiction to be, interest or in the nature of interest.

  (d)      It is expressly stipulated and agreed to be the intent of Grantor and Beneficiary at all times to comply with applicable state law or applicable United States federal law (to the extent that it permits Beneficiary to contract for, charge, take, reserve, or receive greater amount of interest than under state law) and that this Section 10.23 shall control every other covenant and agreement in this Deed of Trust, the Notes, and the other Loan Documents. If applicable state or federal law should at any time be judicially interpreted so as to render usurious any amount charged, taken, reserved, or received with respect to the Obligations, or if Beneficiary’s exercise of the option to accelerate the maturity date, or if any prepayment by Grantor, results in Grantor having paid any interest in excess of that permitted by applicable law, then it is Beneficiary’s express intent that all such excess amounts theretofore collected by Beneficiary shall be credited to the principal balance of the Notes and all other Obligations, and that the provisions of this Deed of Trust, the Notes, and the other Loan Documents shall immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new documents, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder. All sums paid or agreed to be paid to Beneficiary for the use, forbearance, or detention of the Obligations shall, to the extent not prohibited by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the loan(s) under the Loan Documents until payment in full so that the rate or amount of interest on account of such Obligations does not exceed the maximum lawful rate from time-to-time in effect and applicable to such Obligations for so long as such Obligations are outstanding.

10.24  Payment of Prior Encumbrances:    If any or all of the proceeds of the Obligations (including, without limitation the Secured Indebtedness) have been used to extinguish, extend or renew any indebtedness heretofore existing against the Mortgaged Property or to satisfy any indebtedness or obligation secured by a lien or encumbrance of any kind (including liens securing the payment of any Impositions), such proceeds have been advanced by Beneficiary at Grantor’s request, and, to the extent of such funds so used, the Obligations (including without limitation the Secured Indebtedness) in this Deed of Trust shall be subrogated to and extend to all of the rights, claims, liens, titles and interests heretofore existing against the Mortgaged Property to secure the indebtedness or obligation so extinguished, paid, extended or renewed, and the former rights, claims, liens, title and interests, if any, shall not be waived but rather shall be continued in full force and effect and in favor of the Beneficiary and shall be merged with the lien and security for the repayment of and satisfaction of the Obligations (including without limitation the repayment of all Secured Indebtedness).

10.25  Replacement of Notes:    Any one or more of the financial institutions which are or become a party to the Credit Agreement as Lenders may from time to time be replaced and, accordingly, one or more of the Notes may from time to time be replaced in accordance with the Credit Agreement. As the indebtedness secured by this Deed of Trust shall remain the same, such replacement of the Notes shall not be construed as a novation and shall not affect, diminish or abrogate Grantor’s liability under this Deed of Trust or the priority of this Deed of Trust.

10.26  Related Credit Arrangements:    All obligations of any Credit Party under or in respect of Related Credit Arrangements to which any Lender or any Affiliate of any Lender is a party, shall be deemed to be Obligations secured hereby, and each Lender or Affiliate of a Lender party to any such Related Credit Arrangements shall be deemed to be a Secured Creditor hereunder with respect to such Obligations; provided, however, that such obligations shall cease to be Obligations at such time, prior to the Facility Termination Date, as such Person (or Affiliate of such Person) shall cease to be a “Lender” under the Credit Agreement.

No Person who obtains the benefit of any Lien by virtue of the provisions of this Section shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Mortgaged Property (including the release or impairment of any Mortgaged Property) other than in its capacity as Lender and only to the extent expressly provided in the Loan Documents. Each Secured Creditor not a party to the Credit Agreement who obtains the benefit of this Deed of Trust by virtue of the provisions of this Section shall be deemed to have acknowledged and accepted the appointment of the Beneficiary to the terms of the Credit Agreement, and that with respect to the actions and omissions of the Beneficiary hereunder or otherwise relating hereto that do or may affect such Secured Creditor, the Beneficiary and each of its Related Parties shall be entitled to all the rights, benefits and immunities conferred under Article X of the Credit Agreement.

10.27  [Intentionally Omitted.]

10.28  Illinois Waiver of Redemption:    To the extent the Mortgaged Property is located in the State of Illinois, the Grantor acknowledges that the Mortgaged Property does not constitute agricultural real estate, as said term is defined in Section 15-1201 of the Act or residential real estate as defined in Section 15-1219 of the Act. Pursuant to Section 15-1601(b) of the Act, the Grantor hereby waives any and all right of redemption.

10.29  Illinois Limitation on Indebtedness:    To the extent the Mortgaged Property is located in the State of Illinois, notwithstanding anything in this Deed of Trust to the contrary, the total principal indebtedness outstanding at any one time and secured hereby shall not exceed three times the original principal amount of the Loan, plus all interest thereon. This limitation shall only apply to the Mortgaged Property located in the State of Illinois.

10.30  California Waivers:    To the extent the Mortgaged Property is located in the State of California, the following provisions shall apply. For the purposes of this Section 10.30, the references to “guarantor” shall be to the Grantor herein, the references to “debtor” shall be to the

Borrower as defined herein and the references to the “Creditor” shall be to the Beneficiary herein:

(a)      The guarantor/Grantor waives all rights and defenses that the guarantor/Grantor may have because the debtor’s/Borrower’s debt is secured by real property. This means, among other things:

  (i)      The creditor/Beneficiary may collect from the guarantor/Grantor without first foreclosing on any real or personal property collateral pledged by the debtor/Borrower.

  (ii)      If the creditor/Beneficiary forecloses on any real property collateral pledged by the debtor/Borrower:

  (A)      The amount of the debt may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price.

  (B)      The creditor/Beneficiary may collect from the guarantor/Grantor even if the creditor, by foreclosing on the real property collateral, has destroyed any right the guarantor/Grantor may have to collect from the debtor/Borrower.

  This is an unconditional and irrevocable waiver of any rights and defenses the guarantor/Grantor may have because the debtor’s/Borrower’s debt is secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d, or 726 of the California Code of Civil Procedure.

(b)      The guarantor/Grantor waives all rights and defenses arising out of an election of remedies by the creditor/Beneficiary, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed the guarantor/Grantor’s rights of subrogation and reimbursement against the principal by the operation of Section 580d of the California Code of Civil Procedure or otherwise.

10.31  Service Charges:    Grantor further agrees to pay all charges of Beneficiary, and its agent or designee, for any other service rendered Grantor, or on its behalf, connected with this Deed of Trust or the Obligations secured hereby, including without limitation the delivery to an escrow holder of a request for full or partial reconveyance of this Deed of Trust, transmitting to an escrow holder moneys secured hereby, changing its records pertaining to this Deed of Trust and Obligations secured hereby to show a new owner of the Mortgaged Property, and replacing an existing policy of insurance held hereunder with another such policy.

10.32  Statute of Limitations:    The pleading of any statute of limitations as a defense to any and all Obligations secured by this Deed of Trust is hereby waived to the fullest extent permitted by law.

10.33  Waiver for Deed of Trust:    If any Obligation now or hereafter secured by this Deed of Trust provides for any charge of any nature for or in respect of the prepayment of any such Obligation, including without limitation any termination payment that may be owing under or with respect to any Related Credit Arrangements, Grantor agrees to pay said charge, including without limitation any such termination payment, if for any reason any such Obligation shall be paid prior to the stated maturity date thereof, even if and notwithstanding that an Event of Default shall have occurred and Beneficiary or any other Secured Creditor, by reason thereof, shall have declared any or all Obligations secured hereby immediately due and payable, and whether or not said payment is made prior to or at any foreclosure sale held under or by virtue of this Deed of Trust.

Grantor hereby expressly (a) waives any and all rights it may have under California Civil Code § 2954.10 to prepay any Obligation, in whole or in part, without penalty, upon acceleration of the maturity date of such Obligation, and (b) agrees that if, for any reason, a prepayment is made of any Obligation, including without limitation an Obligation arising under any Related Credit Arrangement, and whether such prepayment is voluntary or is made upon or following any acceleration of the maturity date of any Obligation by Beneficiary or any other Secured Creditor, on account of any default by Grantor, then Grantor shall be obligated to pay, concurrently therewith, as a prepayment premium, the applicable sum specified in the Obligation which is being prepaid, which shall include without limitation any termination payment required to be made under any Related Credit Arrangement. By initialing this provision in the space provided below, Grantor hereby declares that the agreement of the Secured Creditors to make the loans, extend the credits, and/or provide any Related Credit Arrangement referred to or provided for herein, at the interest rates and upon the terms and conditions set forth herein and therein, constitutes adequate consideration, given individual weight by Grantor, for this waiver and agreement.

INITIALS: Grantor

10.34  Statutory Notice-Insurance:    To the extent the Mortgaged Property is located in the State of Illinois, the following provisions shall apply: The following is added pursuant to 815 ILCS 180/10. For purposes hereof, “Borrower” shall mean Grantor and “Bank” shall mean Beneficiary:

UNLESS YOU (BORROWER) PROVIDE US (BANK) WITH EVIDENCE OF THE INSURANCE COVERAGE REQUIRED BY YOUR AGREEMENT WITH US, WE MAY PURCHASE INSURANCE AT YOUR EXPENSE TO PROTECT OUR INTERESTS IN YOUR MORTGAGED PROPERTY. THIS INSURANCE MAY, BUT NEED NOT, PROTECT YOUR INTERESTS. THE COVERAGE THAT WE PURCHASE MAY NOT PAY ANY CLAIM THAT YOU MAKE OR ANY CLAIM THAT IS MADE AGAINST YOU IN CONNECTION WITH THE MORTGAGED PROPERTY. YOU MAY LATER CANCEL ANY INSURANCE PURCHASED BY US, BUT ONLY AFTER PROVIDING US WITH EVIDENCE THAT YOU

HAVE OBTAINED INSURANCE AS REQUIRED BY OUR AGREEMENT. IF WE PURCHASE INSURANCE FOR THE MORTGAGED PROPERTY, YOU WILL BE RESPONSIBLE FOR THE COSTS OF THAT INSURANCE, INCLUDING INTEREST AND ANY OTHER CHARGES WE MAY IMPOSE IN CONNECTION WITH THE PLACEMENT OF THE INSURANCE, UNTIL THE EFFECTIVE DATE OF THE CANCELLATION OR EXPIRATION OF THE INSURANCE. THE COSTS OF THE INSURANCE MAY BE MORE THAN THE COST OF INSURANCE YOU MAY BE ABLE TO OBTAIN ON YOUR OWN.

10.35  Indebtedness Secured Hereby Not Limited by Statement for Tax and Registration Authorities:    Any legend appearing on the face hereof and any affidavit that may be submitted to recording authorities herewith pursuant to any requirement of taxation or registration authorities is included for the benefit of such authorities only and does not affect the terms of Beneficiary’s agreement with Borrower as provided by this deed of trust and by other Loan Documents pertaining to the Obligations secured hereby or the priority of the lien of this Deed of Trust or any advances made hereunder.

10.36  SPECIAL GEORGIA PROVISIONS; WAIVER OF GRANTOR’S RIGHTS:      NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN CONTAINED, TO THE EXTENT THE MORTGAGED PROPERTY IS SITUATED IN THE STATE OF GEORGIA, THE FOLLOWING PROVISIONS SHALL APPLY: BY EXECUTION OF THIS DEED OF TRUST AND BY INITIALING THIS SECTION 10.36, GRANTOR EXPRESSLY: (A) ACKNOWLEDGES THE RIGHT TO ACCELERATE THE INDEBTEDNESS EVIDENCED BY THE NOTES AND THE POWER OF ATTORNEY GIVEN HEREIN TO GRANTEE TO SELL THE SECURED PROPERTY BY NONJUDICIAL FORECLOSURE UPON DEFAULT BY GRANTOR WITHOUT ANY JUDICIAL HEARING AND WITHOUT ANY NOTICE (EXCEPT AS OTHERWISE PROVIDED HEREIN); (B) EXCEPT TO THE EXTENT PROVIDED OTHERWISE HEREIN, WAIVES ANY AND ALL RIGHTS WHICH GRANTOR MAY HAVE UNDER THE CONSTITUTION OF THE UNITED STATES (INCLUDING THE FIFTH AND FOURTEENTH AMENDMENTS THEREOF), THE VARIOUS PROVISIONS OF THE CONSTITUTIONS FOR THE SEVERAL STATES, OR BY REASON OF ANY OTHER APPLICABLE LAWS, TO NOTICE AND TO JUDICIAL HEARING PRIOR TO THE EXERCISE BY GRANTEE OF ANY RIGHT OR REMEDY HEREIN PROVIDED TO GRANTEE; (C) ACKNOWLEDGES THAT GRANTOR HAS READ THIS DEED OF TRUST AND ITS PROVISIONS HAVE BEEN EXPLAINED FULLY TO GRANTOR AND GRANTOR HAS CONSULTED WITH COUNSEL OF GRANTOR’S CHOICE PRIOR TO EXECUTING THIS DEED OF TRUST; AND (D) ACKNOWLEDGES THAT ALL WAIVERS OF THE AFORESAID RIGHTS OF GRANTOR HAVE BEEN MADE KNOWINGLY, INTENTIONALLY AND WILLINGLY BY GRANTOR AS PART OF A BARGAINED FOR LOAN TRANSACTION:

INITIALED BY GRANTOR:

By:

TO THE EXTENT THE APPLICABLE PORTION OF THE MORTGAGED PROPERTY IS SITUATED IN THE STATE OF CALIFORNIA GRANTOR HEREBY REQUESTS THAT A COPY OF ANY NOTICE OF DEFAULT AND NOTICE OF SALE AS MAY BE REQUIRED BY LAW BE MAILED TO GRANTOR AT THE ABOVE ADDRESS BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED.

Grantor hereby acknowledges that it has received a copy of this Deed of Trust free of charge.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

WITNESS THE EXECUTION OF THIS CREDIT LINE DEED OF TRUST, MORTGAGE, OPEN-END MORTGAGE, DEED OF TRUST, DEED TO SECURE DEBT, SECURITY AGREEMENT, FIXTURE FILING, ASSIGNMENT OF LEASES AND RENTS AND FINANCING STATEMENT as of the date first above written.

a corporation

By:	(SEAL)

Name:

Title:

SIGNED, SEALED AND DELIVERED IN THE PRESENCE OF:

Print Name:

Print Name:

This Instrument prepared by and when recorded mail to:

Elizabeth W. Goode, Esq.
Helms Mulliss & Wicker, PLLC
201 North Tryon Street
Charlotte, North Carolina 28202

The address of the Beneficiary is Bank of America, N.A., as Agent, 101 North Tryon Street, 15th Floor, NC1-001-15-04, Charlotte, North Carolina 28255 Attention: Agency Services

By:

State of	)

) ss.
County of	)

On this          day of                     , in the year 2005, before me personally came                                          and                                          in the City/County of                     ,                     , personally known to me or proved to me on the basis of satisfactory evidence to be the persons who executed the within instrument as the                      and                      of                                         , the corporation described in and which executed the within instrument, and acknowledged to me that they executed the within instrument on behalf of said corporation pursuant to a resolution of its board of directors.

In Witness Whereof, I have hereunto set my hand and affixed my official seal the day and the year in this certificate first above written.

Name:

Notary Public,	,

County,

My Commission Expires:

My County of Residence:

(AFFIX NOTARIAL SEAL)

This Instrument prepared by and

when recorded mail to:

Elizabeth W. Goode, Esq.

Helms Mulliss & Wicker, PLLC

201 North Tryon Street

Charlotte, North Carolina 28202

EXHIBIT A

Land

[Noted: For Illinois Legal Descriptions:

Permanent Index Number:

Property Address:	]

[For CA Legal Description: Need APN Number]